UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

HANGER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

10910 Domain Drive, Suite 300
Austin, TX 78578
(512) 777-3800
MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
August 26, 2022
Dear Stockholder:
You are cordially invited to attend a special meeting of stockholders of Hanger, Inc., a Delaware corporation (“Hanger,” the “Company,” “we” or “us”), to be held on September 30, 2022 at 10:00 A.M., local time, at The Westin Austin at The Domain, 11301 Domain Drive, Austin, Texas 78758.
At the special meeting, you will be asked to consider and vote on three matters:

(i)
a proposal to adopt and approve the Agreement and Plan of Merger, dated July 21, 2022 (as it may be amended or restated from time to time, the “Merger Agreement”), by and among Hero Parent, Inc., a Delaware corporation (“Parent”), Hero Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Hanger, and the transactions contemplated thereby, including the Merger (as defined below). Parent and Merger Sub are indirect subsidiaries of funds managed and advised by Patient Square Capital, LP. Pursuant to the terms of the Merger Agreement, and upon the satisfaction or waiver of the conditions to closing set forth therein, Parent will acquire Hanger in a cash merger with Merger Sub merging with and into Hanger (the “Merger”) and Hanger surviving the Merger as a wholly owned subsidiary of Parent;

(ii)
a proposal to adjourn the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the special meeting; and

(iii)
a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger.

If the Merger is completed, you will be entitled to receive $18.75 in cash, without interest and subject to all applicable withholding taxes, for each share of Hanger common stock (the “Merger Consideration”) you own (unless you have properly demanded appraisal for your shares in accordance with, and have complied in all respects with, Section 262 of the General Corporation Law of the State of Delaware). The Merger Consideration represents a premium of approximately 29% over the 30 calendar day volume-weighted average price ending July 20, 2022 and a premium of approximately 26% over the closing price of Hanger common stock on July 20, 2022, the latest trading day before the Merger Agreement was entered into and announced.
After reviewing and considering the terms and conditions of the Merger and the factors more fully described in the enclosed proxy statement, our board of directors unanimously (i) determined and declared that the Merger Agreement, the ancillary agreements to which Hanger is a party and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Hanger and its stockholders, (ii) approved the Merger Agreement, the ancillary agreements to which Hanger is a party and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement, including the Merger, be submitted to the stockholders of Hanger for its adoption and approval and (iv) recommended that Hanger’s stockholders adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.
Our board of directors unanimously recommends that you vote: (i) “FOR” the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger; (ii) “FOR” the proposal to adjourn the special meeting to a later date or dates if necessary; and (iii) “FOR” the non-binding, advisory proposal to approve certain compensation that will or may become payable to our named executive officers in connection with the Merger.
The accompanying proxy statement contains, among other things, detailed information about Hanger, the special meeting, the Merger, the Merger Agreement and the Merger-related compensation. We encourage you to read the accompanying proxy statement, including its appendices and all documents incorporated by reference therein, carefully and in their entirety.
Your vote is very important, regardless of the number of shares of Hanger common stock that you own. We cannot complete the Merger unless the Merger Agreement is adopted and approved by the affirmative vote of the holders of a majority of the shares of Hanger common stock outstanding and entitled to vote on the matter as of the record date. The failure of any stockholder of record to vote in person by ballot at the special meeting or to submit a signed proxy card will have the same effect as a vote “AGAINST” the Merger Agreement. If you hold your shares in “street name,” the failure to either instruct your broker, bank or nominee on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Agreement.
We hope that you will be able to attend the special meeting. However, whether or not you plan to attend in person, please vote as soon as possible via the Internet, by telephone, or, if you receive a paper proxy voting card or voting instruction form in the mail with the accompanying proxy statement, complete, sign, date and return the proxy card enclosed or, if your shares are held in “street name” through a broker, bank or nominee, please instruct your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee, as promptly as possible. Submitting a signed proxy card by mail will ensure your shares are represented at the special meeting. If your shares are held in “street name” through a broker, bank or nominee, you may provide voting instructions through your broker, bank or nominee by completing and returning the voting instruction form provided by your broker, bank or nominee, or electronically over the Internet or by telephone through your broker, bank or nominee if such a service is provided. To provide voting instructions over the Internet or by telephone through your broker, bank or nominee, you should follow the instructions on the voting instruction form provided by your broker, bank or nominee.
On behalf of the board of directors and management of Hanger, I extend our appreciation for your continued support and your consideration of this matter.
Sincerely, Christopher Begley Chairman of the Board
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document or the accompanying proxy statement, including the Merger, passed upon the merits or fairness of such transactions or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.
This proxy statement is dated August 26, 2022, and was first mailed to stockholders of Hanger on or about August 26, 2022.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON September 30, 2022
Notice is hereby given that a special meeting of stockholders of Hanger, Inc., a Delaware corporation (“Hanger,” the “Company,” “we” or “us”), will be held on September 30, 2022 at 10:00 A.M., local time, at The Westin Austin at The Domain, 11301 Domain Drive, Austin, Texas 78758, for the following purposes:

1.
The Merger Proposal.   To adopt and approve the Agreement and Plan of Merger, dated July 21, 2022 (as it may be amended or restated from time to time, the “Merger Agreement”), by and among Hero Parent, Inc., a Delaware corporation (“Parent”), Hero Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Hanger, and the transactions contemplated thereby, including the Merger (as defined below). Parent and Merger Sub are indirect subsidiaries of funds managed and advised by Patient Square Capital, LP. Pursuant to the terms of the Merger Agreement, and upon the satisfaction or waiver of the conditions to closing set forth therein, Parent will acquire Hanger in a cash merger with Merger Sub merging with and into Hanger (the “Merger”) and Hanger surviving the Merger as a wholly owned subsidiary of Parent. A copy of the Merger Agreement is attached as Appendix A to the accompanying proxy statement and is incorporated by reference therein;

2.
The Adjournment Proposal.   To approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the special meeting; and

3.
The Compensation Proposal.   To approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger.

Only stockholders of record as of the close of business on August 24, 2022 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof.
The accompanying proxy statement contains, among other things, detailed information about the Merger Proposal, the Adjournment Proposal and the Compensation Proposal. We encourage you to read the accompanying proxy statement, including its appendices and all documents incorporated by reference therein, carefully and in their entirety.
The affirmative vote of the holders of a majority of the shares of Hanger common stock outstanding and entitled to vote on the matter as of the record date is required to approve the Merger Proposal. The affirmative vote of the holders of a majority of the shares of Hanger common stock represented in person or by proxy at the special meeting and entitled to vote thereon is required to approve both the Adjournment Proposal and the Compensation Proposal.
Your vote is very important, regardless of the number of shares of Hanger common stock that you own.    The failure of any stockholder of record to vote via telephone, Internet, in person by ballot at the special meeting or to submit a signed proxy card will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares in “street name,” you should instruct your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee. The failure to do so will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” each of the Merger Proposal, the Adjournment Proposal and the Compensation Proposal.
The presence at the special meeting, in person or by proxy, of the holders of record of a majority in voting power of the shares of outstanding Hanger common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Abstentions will be counted as present for purposes of determining the existence of a quorum. Shares held in “street name” for which the applicable broker, bank or nominee receives no instructions regarding how to vote on any of the proposals before the special meeting will not be counted as present at the special meeting for quorum purposes.
Stockholders who do not vote in favor of and do not otherwise consent in writing to the Merger Proposal and who otherwise meet the requirements of Section 262 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), will have the right to seek appraisal of the fair value of their shares of Hanger common stock, as determined in accordance with Section 262 of the DGCL. In addition to not voting in favor of and not otherwise consenting in writing to the Merger Proposal, any stockholder wishing to exercise its appraisal rights must deliver a written demand for appraisal to Hanger before the vote on the Merger Proposal and must comply in all respects with the requirements of Section 262 of the DGCL, the text of which is attached as Appendix B to the accompanying proxy statement and is incorporated by reference therein.
Our board of directors unanimously recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.
By Order of the Board of Directors,
Thomas E. Hartman
Senior Vice President, General Counsel & Secretary
Austin, Texas
August 26, 2022

YOUR VOTE IS IMPORTANT
Ensure that your shares of Hanger common stock are voted at the special meeting by submitting your proxy card by mail, vote via telephone or Internet or, if your shares of Hanger common stock are held in “street name” through a broker, bank or nominee, by instructing your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee, as promptly as possible. If you fail to submit a proxy, vote in person at the special meeting or instruct your broker, bank or nominee how to vote your shares, it will have the same effect as voting “AGAINST” the Merger Proposal but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal.
If your shares of Hanger common stock are registered directly in your name:   You are a stockholder of record and you may submit a proxy to vote your shares of Hanger common stock by mail, telephone or Internet. Please follow the instructions on the enclosed form of proxy.
If your shares of Hanger common stock are held in the name of a broker, bank or nominee:   You will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares of Hanger common stock. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares of Hanger common stock in your account. Your broker, bank or nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.
If you are a stockholder of record and you fail to submit a signed proxy card, vote via telephone or Internet, or attend the special meeting and vote in person by ballot, or if you hold your shares through a bank, broker or nominee and you fail to provide voting instructions to your bank, broker or nominee, then your shares of Hanger common stock will not be counted for purposes of determining whether a quorum is present at the special meeting. A stockholder providing a proxy may revoke it at any time before 11:59 p.m., Eastern Time, the day before the special meeting if such revocation is exercised by providing written notice of revocation to our Secretary, by voting in person at the special meeting or by providing a proxy of a later date, pursuant to the instructions set forth in “The Special Meeting — Revocability of Proxies” on page 25 of the accompanying proxy statement. Attendance at the special meeting alone will not revoke a submitted proxy.
We encourage you to read the accompanying proxy statement, including its appendices and all documents incorporated by reference therein, carefully and in their entirety. If you have any questions concerning the Merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Hanger common stock, please contact our proxy solicitor:
1407 Broadway, 27th Floor
New York, NY 10018
proxy@mackenziepartners.com
(212) 929-5500
Toll-Free: (800) 322-2885
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE VOTE VIA TELEPHONE OR INTERNET OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD OR VOTING INSTRUCTION FORM FURNISHED BY YOUR BROKER, BANK OR NOMINEE, AS PROMPTLY AS POSSIBLE.

i

APPENDICES

ii

SUMMARY
This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you as a holder of Hanger common stock or that you should consider before voting on the Merger Proposal. To better understand the Merger Proposal, you should read this proxy statement, including its appendices and the documents incorporated by reference herein, carefully and in their entirety. You may obtain the documents and information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information” on page 106 of this proxy statement. The Merger Agreement is attached as Appendix A to this proxy statement and is incorporated by reference herein. You should read the Merger Agreement, carefully and in its entirety, as it is the legal document that governs the Merger.
Parties Involved in the Merger (page 30)
Hanger, Inc.
10910 Domain Drive, Suite 300
Austin, Texas 78758
(512) 777-3800
corporate.hanger.com
Hanger, a Delaware corporation, is a leading national provider of products and services that assist in enhancing or restoring the physical capabilities of patients with disabilities or injuries, and we and our predecessor companies have provided orthotic and prosthetic (“O&P”) services for nearly 160 years. We provide O&P services, distribute O&P devices and components, manage O&P networks, and provide therapeutic solutions to patients and businesses in acute, post-acute, and clinic settings.
We operate through two segments — Patient Care and Products & Services. Our Patient Care segment is primarily comprised of Hanger Clinic, which specializes in comprehensive, outcomes-based design, fabrication, and delivery of custom O&P devices through 760 patient care clinics and 115 satellite locations in 47 states and the District of Columbia, as of December 31, 2021. We also provide payor network contracting services to other O&P providers through this segment.
Our Products & Services segment is comprised of our distribution services and therapeutic solutions businesses. As a leading provider of O&P products in the United States, we engage in the distribution of a broad catalog of branded and private label O&P devices, products, and components to independent O&P providers nationwide. The other business in our Products & Services segment is our therapeutic solutions business, which develops specialized rehabilitation technologies and provides evidence-based clinical programs for post-acute rehabilitation to patients at approximately 4,000 skilled nursing and post-acute providers nationwide
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “HNGR.”
Our principal executive offices are located at 10910 Domain Drive, Suite 300, Austin, Texas 78758, and our telephone number is (512) 777-3800. For more information about Hanger, please visit our website, corporate.hanger.com. Our website address is provided as an inactive textual reference only. The information contained on (or accessible through) our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the Securities and Exchange Commission (the “SEC”). See “Where You Can Find More Information” on page 106 of this proxy statement.
Hero Parent, Inc.
c/o Patient Square Capital, LP
2884 Sand Hill Road, Suite 100
Menlo Park, California 94025
(650) 677-8000
Parent is a Delaware corporation that was formed by affiliates of Patient Square Capital, LP (“Patient Square”) solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated thereby and the related financing transactions.

Hero Merger Sub, Inc.
c/o Patient Square Capital, LP
2884 Sand Hill Road, Suite 100
Menlo Park, California 94025
(650) 677-8000
Merger Sub is a Delaware corporation that was formed by Parent solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated thereby and the related financing transactions. Upon consummation of the Merger, Merger Sub will cease to exist, and Hanger will continue as the surviving corporation and as a wholly owned subsidiary of Parent.
The Special Meeting (page 23)
Date, Time and Place
A special meeting of our stockholders will be held on September 30, 2022 at 10:00 A.M., local time, at The Westin Austin at The Domain, 11301 Domain Drive, Austin, Texas 78758.
Record Date; Shares Entitled to Vote
You are entitled to vote at the special meeting if you owned shares of Hanger common stock at the close of business on August 24, 2022 (the “Record Date”). You will have one vote at the special meeting for each share of Hanger common stock you owned at the close of business on the Record Date.
Purpose
At the special meeting, we will ask our stockholders of record as of the Record Date to vote on the following proposals:
(i)
to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Merger Proposal”);

(ii)
to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the special meeting (the “Adjournment Proposal”); and

(iii)
to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger (the “Compensation Proposal”).

Quorum
As of the Record Date, there were 39,123,266 shares of Hanger common stock outstanding and entitled to be voted at the special meeting. A quorum of stockholders is necessary to hold a special meeting. The holders of record of a majority in voting power of the shares of outstanding Hanger common stock entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, 19,561,634 shares of Hanger common stock must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum. Abstentions will be counted as present for purposes of determining the existence of a quorum. Shares held in “street name” for which the applicable broker, bank or nominee receives no instructions regarding how to vote on any of the proposals before the special meeting will not be counted as present at the special meeting for quorum purposes. Failure of a quorum to be represented at the special meeting may result in an adjournment of the special meeting and may subject us to additional expense.
Required Vote
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of Hanger common stock outstanding and entitled to vote on the matter as of the Record Date (the

“Company Stockholder Approval”). Approval of both the Adjournment Proposal and the Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Hanger common stock represented in person or by proxy at the special meeting and entitled to vote thereon.
Stock Ownership of Our Directors and Executive Officers
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote an aggregate of 1,528,572 shares of Hanger common stock (excluding any shares that would be delivered upon the vesting, exercise or conversion, as applicable, of Company Options, Company RSUs or Company PRSUs), representing approximately 3.9% of the outstanding shares of Hanger common stock.
Our directors and executive officers have informed us that they currently intend to vote all of their shares of Hanger common stock: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.
Voting
Any Hanger stockholder of record entitled to vote at the special meeting may submit a proxy by returning a signed proxy card by mail, voting via telephone or Internet, or may attend the special meeting and vote in person. If you are a beneficial owner and hold your shares of Hanger common stock in “street name” through a broker, bank or nominee, you should instruct your broker, bank or nominee on how you wish to vote your shares of Hanger common stock using the instructions provided by your broker, bank or nominee. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on certain “routine” matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares of Hanger common stock.
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by signing another proxy card with a later date and returning it to us or voting via telephone or Internet before 11:59 p.m., Eastern Time, the day before the special meeting, by providing written notice of revocation to Thomas E. Hartman, our Senior Vice President, General Counsel and Secretary, before your proxy is exercised or by attending the special meeting and voting in person pursuant to the instructions set forth in “The Special Meeting — Revocability of Proxies” on page 25 of this proxy statement. If you hold your shares of common stock in “street name,” you should contact your broker, bank or nominee for instructions regarding how to change your vote.
The failure of any stockholder of record to submit a signed proxy card, vote via telephone or Internet or vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares of Hanger common stock in “street name,” the failure to instruct your broker, bank or nominee on how to vote your shares on any of the proposals will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal. A “broker non-vote” results when banks, brokers and nominees return a valid proxy voting upon a matter or matters for which the applicable stock exchange rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the proposal and have not received specific voting instructions from the beneficial owner of such shares. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on certain “routine” matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. Hanger does not expect any broker non-votes at the special meeting as the proposals in this proxy statement are non-routine matters. Broker non-votes will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” each of the Merger Proposal, the Adjournment Proposal and the Compensation Proposal.

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this proxy statement, including the Merger, passed upon the merits or fairness of such transactions, or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.
Expenses of Proxy Solicitation (page 25)
Our board of directors (the “Board”) is soliciting your proxy, and Hanger will bear the cost of soliciting proxies. We have engaged the services of MacKenzie Partners, Inc. (“MacKenzie”) to solicit proxies for the special meeting. In connection with its retention, MacKenzie has agreed to provide consulting, analytic and proxy solicitation services in connection with the special meeting. We have agreed to pay MacKenzie a fee of approximately $20,000, plus reasonable out-of-pocket expenses for its services, and we will indemnify MacKenzie for certain losses arising out of its proxy solicitation services. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees, or representatives of MacKenzie, in person or by telephone, email, fax, over the Internet or other means of communication, and we may pay persons holding shares of Hanger common stock on behalf of others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers or employees for their services in connection with solicitation of proxies.
Certain Effects of the Merger on Hanger (page 31)
Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Hanger, with Hanger continuing as the surviving corporation and as a wholly owned subsidiary of Parent. As a result of the Merger, Hanger will cease to be a publicly traded company and will cease to be listed on the NYSE and its shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation and instead will only be entitled to receive the Merger Consideration described in “The Merger — Merger Consideration” on page 31 of this proxy statement (unless you are entitled to and have properly demanded appraisal for your shares in accordance with, and have complied in all respects with, Section 262 of the DGCL, in which case you will be entitled only to those rights granted under Section 262 of the DGCL as described in “The Merger — Appraisal Rights” on page 63 of this proxy statement and Appendix B to this proxy statement).
The effective time of the Merger (the “Effective Time”) will occur upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, or at such later date and time as we, Parent and Merger Sub may agree and specify in the certificate of merger.
Effect on Hanger if the Merger is Not Completed (page 31)
If the Merger Proposal is not approved by the stockholders of Hanger or if the Merger is not completed for any other reason, you will not receive any payment for your shares of Hanger common stock. Instead, we will remain a public company, Hanger common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to be obligated to file periodic reports with the SEC. Under specified circumstances, we may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described in “The Merger Agreement — Termination Fees” on page 97 of this proxy statement.
Merger Consideration (page 75)
At the Effective Time, each share of Hanger common stock issued and outstanding (other than (i) shares held by Hanger as treasury stock or held directly by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Hanger, Parent or Merger Sub and (ii) shares of Hanger common stock held by stockholders who have not voted in favor of the adoption and approval of the Merger Agreement, including the Merger, or consented thereto in writing and who have properly exercised and validly perfected appraisal rights for such shares in accordance with, and who have complied with, Section 262 of the DGCL (the “Dissenting Shares”)) will be converted automatically into the right to receive $18.75 per share in cash, without interest, subject to any withholding of taxes required by applicable law (the “Merger Consideration”). All shares of Hanger common stock converted into the right to receive the Merger

Consideration will automatically be cancelled and cease to exist as of the Effective Time, and will thereafter represent only the right to receive the Merger Consideration.
As described further in “The Merger Agreement — Exchange and Payment Procedures” on page 76 of this proxy statement, at or prior to the Effective Time, Parent will appoint a nationally recognized bank or trust company, reasonably acceptable to Hanger, to act as the paying agent to make payments of the Merger Consideration to Hanger stockholders (the “Paying Agent”) and deposit, or cause to be deposited, with the Paying Agent cash sufficient to pay the aggregate Merger Consideration. Following the completion of the Merger, holders of record of shares of Hanger common stock formerly represented by one or more stock certificates will provide the Paying Agent with such stockholder’s stock certificates and other items specified by the Paying Agent, including a letter of transmittal, and the Paying Agent will promptly pay the stockholder the Merger Consideration to which such stockholder is entitled. Stockholders who hold shares of Hanger common stock in book-entry form (other than shares held through the Depository Trust Company) will not be required to deliver stock certificates to the Paying Agent, but will be required to deliver an executed letter of transmittal and other items specified by the Paying Agent to the Paying Agent to receive the Merger Consideration to which they are entitled. Holders of shares of Hanger common stock in book-entry form who hold such shares through The Depository Trust Company will not be required to deliver an executed letter of transmittal to the Paying Agent to receive the Merger Consideration to which they are entitled.
After the completion of the Merger, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Hanger stockholder (except that stockholders who hold Dissenting Shares will not have the right to receive the Merger Consideration but will instead have the right to receive a payment for the “fair value” of their Dissenting Shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law, as described in “The Merger — Appraisal Rights” on page 63 of this proxy statement and Appendix B to this proxy statement).
Treatment of Equity and Equity-Based Awards (page 54)
The Merger Agreement provides, at the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, Hanger or any holder of securities of Hanger, for the following treatment with respect to equity and equity-based awards relating to Hanger common stock:
Stock Options
Each option to purchase shares of Hanger common stock (each, a “Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time will automatically be cancelled and be converted into the right to receive (without interest) an amount in cash (less any applicable tax withholdings) equal to the product of (x) the total number of shares of Hanger common stock underlying the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Option (less any taxes required to be withheld under applicable law). If the exercise price of a Company Option is equal to or greater than the Merger Consideration, then such Company Option will be cancelled for no consideration.
Restricted Stock Units and Performance-Based Restricted Stock Units
Each outstanding award of (i) Hanger restricted stock units, deferred restricted stock units or performance-based restricted stock units, in each case that at such time is subject solely to service-based vesting conditions (collectively, the “Company RSUs”), will become fully vested and will automatically be cancelled and be converted into the right to receive (without interest) an amount in cash (less any applicable tax withholdings) equal to (x) the total number of shares of Hanger common stock underlying such award of Company RSUs, multiplied by (y) the Merger Consideration, and (ii) Hanger performance-based restricted stock units that at such time is subject to performance-based vesting conditions (collectively, the “Company PRSUs”) will become vested as to the number of shares of Hanger common stock subject to such award that would vest based on target level achievement of all performance targets (without application of any modifier) and will, after giving effect to such vesting, automatically and without any required action on the part of the holder thereof or Hanger, be cancelled and converted into the right to receive (without interest)

an amount in cash (less any applicable withholding taxes) equal to (x) the number of vested shares of Hanger common stock underlying such award of Company PRSUs, multiplied by (y) the Merger Consideration, and the unvested portion of such Company PRSUs will be cancelled for no consideration.
Recommendation of Our Board of Directors and Reasons for the Merger (page 40)
The Board, after consulting with its financial advisor and outside legal counsel and carefully reviewing and considering various factors described in “The Merger — Recommendation of Our Board of Directors and Reasons for the Merger” on page 40 of this proxy statement, unanimously (i) determined and declared that the Merger Agreement, the ancillary agreements to which Hanger is a party and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Hanger and its stockholders, (ii) approved the Merger Agreement, the ancillary agreements to which Hanger is a party and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement, including the Merger, be submitted to the stockholders of Hanger for its adoption and approval and (iv) recommended that Hanger’s stockholders adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger (the “Company Board Recommendation”).
The Board unanimously recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.
Fairness Opinion of BofA Securities, Inc. (page 45)
In connection with the Merger, BofA Securities, Inc. (“BofA Securities”), Hanger’s financial advisor, delivered to the Board a written opinion, dated July 21, 2022, as to the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration to be received by holders of Hanger common stock (other than Dissenting Shares). The full text of the written opinion, dated July 21, 2022, of BofA Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Appendix C to this proxy statement and is incorporated by reference herein in its entirety. BofA Securities provided its opinion to the Board (in its capacity as such) for the benefit and use of the Board in connection with and for purposes of its evaluation of the Merger Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspect of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Hanger or in which Hanger might engage or as to the underlying business decision of Hanger to proceed with or effect the Merger. BofA Securities’ opinion does not address any other aspect of the Merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Merger or any other matter.
Interests of the Directors and Executive Officers of Hanger in the Merger (page 54)
When considering the recommendation of the Board that you vote “FOR” the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these interests in, among other matters, approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted and approved by the stockholders of Hanger. These interests include the following:

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Executive Severance Agreements with Hanger.   We have entered into severance agreements with each of our executive officers which include severance benefits that, upon our termination of the executive officer’s employment without “cause” or, by each executive officer other than Ms. Adams, for “good reason”, provide for (i) certain severance payments and (ii) certain reimbursement for COBRA coverage and other employee benefits, as described in “The Merger — Interests of the Directors and Executive Officers of Hanger in the Merger — Severance and Other Termination Benefits” on page 55 of this proxy statement;

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Accelerated Equity Award Vesting.   Certain of our directors and executive officers hold equity awards, the treatment of which is described in “The Merger — Interests of the Directors and Executive Officers of Hanger in the Merger — Treatment of Equity and Equity-Based Awards” on page 54 of this proxy statement;

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Transaction Bonus Pool.   Hanger has approved an award pool of $350,000 to be paid in the form of cash bonuses to certain employees, with individual amounts to be determined by Hanger prior to the closing of the Merger, as described in “The Merger — Interests of the Directors and Executive Officers of Hanger in the Merger — Transaction Bonus Pool” on page 57 of this proxy statement;

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Indemnification Rights.   Our directors and executive officers are entitled to continued indemnification pursuant to the Merger Agreement and our organizational documents, as well as directors’ and officers’ liability insurance to be maintained by the surviving corporation; and

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Compensation Arrangements with Parent.   Parent held introductory discussions with certain members of Hanger’s management team in which Parent indicated that (i) it intends to provide for an equity pool of up to approximately 12% of the equity of Parent or one or more of its affiliates for the granting of new equity awards to Hanger employees after the closing of the Merger and (ii) it expects members of Hanger’s management team to use a portion of the proceeds they receive from the Merger to purchase equity of Parent or one or more of its affiliates, on customary terms, each as described in “The Merger — Interests of the Directors and Executive Officers of Hanger in the Merger — Compensation Arrangements with Parent” on page 60 of this proxy statement.

If the Merger Proposal is approved by our stockholders and the Merger is completed, any vested shares of Hanger common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of Hanger common stock held by all other stockholders entitled to receive the Merger Consideration.
These interests are discussed in more detail in “The Merger — Interests of the Directors and Executive Officers of Hanger in the Merger” on page 54 of this proxy statement.
Financing of the Merger (page 60)
We anticipate that the total funds needed to complete the Merger, including the funds needed to pay Hanger stockholders and holders of other equity-based interests the amounts due to them under the Merger Agreement, will be approximately $1.25 billion based upon (i) the consideration payable under the Merger Agreement, (ii) the repayment and termination of Hanger’s existing credit agreement and (iii) fees, commissions and expenses in connection with the foregoing, which will be funded through a combination of the following:
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a debt financing in an aggregate principal amount of up to approximately $945 million (the “Debt Financing” and the commitments therefor, the “Debt Financing Commitments”), consisting of (i) senior secured credit facilities in an aggregate principal amount of up to $685 million (comprised of an initial $550 million first lien term loan facility, a $35 million delayed draw first lien term loan facility and a $100 million super senior secured revolving credit facility) and (ii) a senior secured second lien term loan facility in an aggregate principal amount of $260 million (comprised of an initial $245 million second lien term loan facility and a $15 million delayed draw second lien term loan facility), as set forth in the debt commitment letter related thereto (the “Debt Commitment Letter”); and

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a cash equity investment by Patient Square Equity Partners, LP, a Delaware limited partnership (“Patient Square Equity”), in an aggregate amount of $410 million (the “Equity Financing” and the commitments therefor, the “Equity Financing Commitment”), as set forth in the equity commitment letter related thereto (the “Equity Commitment Letter” and, together with the Debt Commitment Letter, the “Commitment Letters”).

The funding of the Debt Financing and the Equity Financing (collectively, the “Financing”) is subject to the satisfaction of the conditions set forth in the Debt Commitment Letter and the Equity Commitment Letter under which the Debt Financing and the Equity Financing will be provided, respectively. The obligation of the parties to complete the Merger is not subject to a financing condition. However, the failure of Parent to obtain the Financing (or to secure alternative financing) would likely result in the failure of the Merger to be completed. If Hanger terminates the Merger Agreement due to Parent’s failure to complete the Merger when the closing conditions have been satisfied, subject to the requirements described in the Merger Agreement, Parent would be obligated to pay to Hanger a $45 million reverse termination fee. See the section entitled “The Merger — Financing of the Merger” on page 60 of this proxy statement. For a description of the circumstances in which the reverse termination fee would be paid to Hanger, see the section entitled “The Merger Agreement — Termination Fees” on page 97 of this proxy statement.
Limited Guaranty (page 62)
To induce Hanger to enter into the Merger Agreement, Patient Square Equity entered into a limited guaranty in favor of Hanger pursuant to which Patient Square Equity absolutely and irrevocably guaranteed to Hanger, on the terms and conditions set forth in the limited guaranty, the due, prompt and faithful payment of (i) the reverse termination fee payable by Parent to Hanger, if and when due in accordance with the Merger Agreement, (ii) if Parent fails to timely pay the reverse termination fee to Hanger, the obligation to reimburse Hanger for all reasonable and documented out-of-pocket expenses incurred in the collection of the reverse termination fee up to $1,000,000 in the aggregate and interest on such unpaid reverse termination fee, (iii) subject to the limitations set forth in the Merger Agreement, any monetary damages awarded to Hanger pursuant to a final and non-appealable order by a court of competent jurisdiction in respect of any Willful and Material Breach (as defined in “The Merger Agreement — Termination of the Merger Agreement” on page 95 of this proxy statement) by Parent or Merger Sub of the Merger Agreement, and (iv) any reimbursement and/or indemnification obligations of Parent to Hanger and its subsidiaries and each of their respective directors, officers and other representatives that may arise pursuant to the Merger Agreement with respect to the Debt Financing (collectively, the “Guaranteed Obligations”); provided, that the maximum amount payable by Patient Square Equity under the limited guaranty may not exceed $50 million.
Transaction Litigation (page 63)
Following the announcement of the Merger on July 21, 2022, two substantially similar actions have been filed by purported Hanger stockholders against Hanger and our board of directors, and Hanger has received one demand letter. On August 9, 2022, a lawsuit styled Stein v. Hanger, Inc. et al., Civil Action No. 22-cv-6775 was filed in the United States District Court for the Southern District of New York. On August 17, 2022, a lawsuit styled Singh v. Hanger, Inc. et al., Civil Action No. 22-cv-07023 was filed in the United States District Court for the Southern District of New York. The complaints and demand letter assert similar claims against Hanger and our board of directors under Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated under the Exchange Act. The complaints and demand letter allege, among other things, that the preliminary proxy statement filed August 5, 2022 with the SEC misstated or omitted material information regarding the financial projections, the financial analyses performed by Hanger’s financial advisor, potential conflicts of interest of our board of directors and management and the sales process leading up to the Merger. The complaints seek to enjoin the Merger unless and until the alleged omitted material information is disclosed, rescission of the Merger Agreement and/or rescissory damages, compensatory damages, attorneys’ fees and other litigation costs. Hanger believes the lawsuits and the demand letter are without merit and intends to vigorously defend against them. Additional lawsuits and demand letters arising out of or relating to the Merger Agreement or the Merger may be filed or made in the future, which could prevent or delay completion of the Merger and result in additional costs to the Company. If additional similar complaints or demands are filed or made, absent new or different allegations that are material, the Company will not necessarily announce them.
Appraisal Rights (page 63)
If the Merger is approved by our stockholders and becomes effective, holders of Dissenting Shares will be entitled to statutory appraisal rights pursuant to Section 262 of the DGCL. This means that such stockholders are entitled to seek appraisal of their Dissenting Shares and to receive payment in cash for the “fair value” of such Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The ultimate amount holders receive in an appraisal proceeding may be less than, equal to or more than the amount such holders would have received under the Merger Agreement. For a description of the rights of holders of Dissenting Shares and of the procedures to be followed to assert such rights and obtain payment of the fair value of such Dissenting

Shares, see Section 262 of the DGCL, which is attached as Appendix B to this proxy statement, as well as the information set forth below.
TO PROPERLY EXERCISE YOUR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER, YOU MUST DELIVER A WRITTEN DEMAND FOR APPRAISAL IN ACCORDANCE WITH THE REQUIREMENTS OF SECTION 262 OF THE DGCL TO HANGER BEFORE THE VOTE IS TAKEN ON THE MERGER PROPOSAL AT THE SPECIAL MEETING, MUST NOT VOTE, IN PERSON OR BY PROXY, IN FAVOR OF THE MERGER PROPOSAL, MUST CONTINUE TO HOLD YOUR SHARES OF HANGER COMMON STOCK OF RECORD FROM THE DATE OF MAKING THE DEMAND FOR APPRAISAL THROUGH THE EFFECTIVE TIME AND MUST COMPLY WITH THE OTHER REQUIREMENTS OF SECTION 262 OF THE DGCL. MERELY VOTING AGAINST, OR ABSTAINING FROM VOTING OR FAILING TO VOTE WITH RESPECT TO, THE MERGER PROPOSAL WILL NOT PRESERVE YOUR RIGHT TO APPRAISAL UNDER SECTION 262 OF THE DGCL. BECAUSE A PROXY THAT IS SIGNED AND SUBMITTED BUT DOES NOT OTHERWISE CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED IN FAVOR OF THE MERGER PROPOSAL, IF YOU SUBMIT A PROXY AND WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU MUST INCLUDE VOTING INSTRUCTIONS TO VOTE YOUR SHARES OF HANGER COMMON STOCK AGAINST, OR ABSTAIN WITH RESPECT TO, THE MERGER PROPOSAL. NEITHER VOTING AGAINST THE MERGER PROPOSAL, NOR ABSTAINING FROM VOTING OR FAILING TO VOTE ON THE MERGER PROPOSAL, WILL IN AND OF ITSELF CONSTITUTE A WRITTEN DEMAND FOR APPRAISAL SATISFYING THE REQUIREMENTS OF SECTION 262 OF THE DGCL. THE WRITTEN DEMAND FOR APPRAISAL MUST BE IN ADDITION TO AND SEPARATE FROM ANY PROXY OR VOTE ON THE MERGER PROPOSAL. IF YOU HOLD YOUR SHARES OF HANGER COMMON STOCK THROUGH A BANK, BROKERAGE FIRM OR NOMINEE AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH BANK, BROKERAGE FIRM OR NOMINEE. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES OF HANGER COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A NOMINEE OR INTERMEDIARY, YOU MUST ACT PROMPTLY TO CAUSE THE HOLDER OF RECORD TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO DEMAND YOUR APPRAISAL RIGHTS. IF YOU HOLD YOUR SHARES OF HANGER COMMON STOCK THROUGH A BANK OR BROKERAGE FIRM WHO IN TURN HOLDS THE SHARES THROUGH A CENTRAL SECURITIES DEPOSITORY NOMINEE, SUCH AS THE DEPOSITORY TRUST COMPANY, A DEMAND FOR APPRAISAL OF SUCH SHARES MUST BE MADE BY OR ON BEHALF OF THE DEPOSITORY NOMINEE AND MUST IDENTIFY THE DEPOSITORY NOMINEE AS THE HOLDER OF RECORD. IN VIEW OF THE COMPLEXITY OF SECTION 262 OF THE DGCL, STOCKHOLDERS WHO MAY WISH TO PURSUE APPRAISAL RIGHTS SHOULD PROMPTLY CONSULT THEIR LEGAL AND FINANCIAL ADVISORS.
U.S. Federal Income Tax Consequences of the Merger (page 69)
The receipt of cash in exchange for shares of Hanger common stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. holder (as defined in “The Merger — U.S. Federal Income Tax Consequences of the Merger — Tax Consequences to U.S. Holders” on page 70 of this proxy statement) in exchange for such U.S. holder’s shares of Hanger common stock in the Merger will generally result in the recognition of taxable gain or loss in an amount equal to the difference, if any, between the cash such U.S. holder receives in the Merger (including any cash required to be withheld for tax purposes) and such U.S. holder’s adjusted basis in such surrendered shares. Gain or loss will be determined separately for each block of shares of Hanger common stock (that is, shares acquired for the same cost in a single transaction). A non-U.S. holder (as defined in “The Merger — U.S. Federal Income Tax Consequences of the Merger — Tax Consequences to Non-U.S. Holders” on page 71 of this proxy statement) will generally not be subject to U.S. federal income tax with respect to the exchange of Hanger common stock for cash in the Merger unless such non-U.S. holder has certain connections to the United States or Hanger is, or was during the relevant period, a U.S. real property holding corporation. Stockholders should refer to “The Merger — U.S. Federal Income Tax Consequences of the Merger” on page 69 of this proxy statement, and consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Regulatory Approvals Required for the Merger (page 72)
Under the Merger Agreement, the Merger cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or been terminated. In addition, the Merger cannot be completed until the applicable waiting period under Washington Revised Code 19.390.010, et. seq., a statute pertaining to certain health care transactions in the State of Washington, has expired. Hanger and Parent agreed to make the required filings as promptly as practicable after the date of the Merger Agreement. Hanger and Parent filed their respective pre-merger HSR Act notifications on August 2, 2022 with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) under the HSR Act. Hanger submitted its HSR Act notification form to the Washington Attorney General on August 2, 2022.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement.
No Solicitation of Other Offers; Change of Board Recommendation (page 83)
Except as expressly permitted by the Merger Agreement, we have agreed that we will, and will cause our subsidiaries and instruct our representatives to, cease and cause to be terminated any discussions or negotiations with any third party relating to any Acquisition Proposal (as defined in “The Merger Agreement — No Solicitation of Other Offers; Change of Board Recommendation” on page 83 of this proxy statement), request the prompt return or destruction of all non-public information concerning Hanger and its subsidiaries and cease providing any further information with respect to Hanger and its subsidiaries or any Acquisition Proposal to any such third party or its representatives.
Under the Merger Agreement, subject to certain exceptions, we have agreed that we will not, and will cause our subsidiaries and instruct our representatives not to, directly or indirectly:
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solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

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furnish to any third party any non-public information relating to Hanger and its subsidiaries or afford to any third party access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Hanger or its subsidiaries, in any such case with the intent to induce, or that could reasonably be expected to result in, the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; or

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participate or engage in any discussions or negotiations with any third party with respect to an Acquisition Proposal.

Except as expressly permitted by the Merger Agreement, as described below, neither the Board nor any committee thereof will:
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approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal;

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withdraw, change or qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation;

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approve or cause Hanger to enter into any merger agreement, letter of intent or other similar agreement relating to any Acquisition Proposal;

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fail to include the Company Board Recommendation in this proxy statement; or

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resolve or agree to do any of the foregoing.

We refer to any event in the foregoing first, second, fourth or fifth bullets (to the extent related to one of the first two bullets) as a “Change of Board Recommendation.”
If, prior to the receipt of the Company Stockholder Approval, we receive a bona fide written Acquisition Proposal from a third party (other than as a result of a breach of the “no solicitation” provisions of the Merger Agreement) that the Board (or any duly authorized committee thereof) determines in good faith (after consultation with and advice from its financial advisors and outside counsel) constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in “The Merger Agreement — No Solicitation of Other Offers; Change of Board Recommendation” on page 83 of this proxy statement), Hanger may subject to the entry into, and solely in accordance with, a confidentiality agreement that contains confidentiality provisions that are no less favorable in the aggregate to Hanger than its confidentiality agreement with Patient Square, furnish to such third party and its representatives any non-public information relating to Hanger or its subsidiaries or afford to such third party and its representatives access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Hanger or its subsidiaries and participate or engage in discussions or negotiations with such third party and its representatives and otherwise facilitate or assist such third party and its representatives making such Acquisition Proposal. Hanger must provide to Parent and Merger Sub any non-public information that is provided to any third party and its representatives given such access that was not previously made available to Parent or Merger Sub as promptly as reasonably practicable after it is provided or made available to such third party.
The Board may effect a Change of Board Recommendation with respect to such Superior Proposal and/or terminate the Merger Agreement in accordance with its terms, only if it has provided Parent at least five days’ prior written notice of Hanger’s intention to take such action and (i) during the five days, if requested by Parent, Hanger has engaged in good faith negotiations regarding any amendment to the Merger Agreement and (ii) the Board will have considered in good faith any adjustments and/or proposed amendments to the Merger Agreement and will have determined in good faith that the Superior Proposal would continue to constitute a Superior Proposal if the proposed amendments to the Merger Agreement were to be given effect (as described in “The Merger Agreement — No Solicitation of Other Offers; Change of Board Recommendation” on page 83 of this proxy statement). The Board (or any duly authorized committee thereof) will not be permitted to terminate the Merger Agreement for a Superior Proposal unless Hanger pays the termination fee described in “The Merger Agreement — Termination Fees” on page 97 of this proxy statement.
At any time prior to receipt of the Company Stockholder Approval, the Board may effect a Change of Board Recommendation if the Board (or a duly authorized committee thereof) determines, in good faith, after consultation with outside counsel, that an Intervening Event (as defined in “The Merger Agreement — No Solicitation of Other Offers; Change of Board Recommendation” on page 83 of this proxy statement) has occurred and is continuing, and that the failure to effect a Change of Board Recommendation in response to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, subject to compliance with certain notice and other requirements as set forth in the Merger Agreement (see “The Merger Agreement — No Solicitation of Other Offers; Change of Board Recommendation” on page 83 of this proxy statement).
For a further discussion of the limitations on solicitation of Acquisition Proposals from third parties and the Board’s ability to make a Change of Board Recommendation with respect to the Merger Proposal, see “The Merger Agreement — No Solicitation of Other Offers; Change of Board Recommendation” on page 83 of this proxy statement.
Conditions to the Closing of the Merger (page 93)
The parties expect to complete the Merger in the fourth quarter of 2022. However, it is possible that factors outside of each party’s control could require them to complete the Merger at a later time or not to complete it at all. The following are some of the conditions that must be satisfied or, where permitted by law, waived before the Merger may be completed:

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the Company Stockholder Approval having been obtained;

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the consummation of the Merger not being restrained, enjoined or prohibited by any law or order (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other governmental entity;

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any applicable waiting period under the HSR Act, together with any extensions thereof as well as any timing agreements made with the FTC or the DOJ having the purpose or effect of committing a party not to close any of the transactions contemplated by the Merger Agreement (the “Transactions”) before a certain date or event, having expired or been terminated;

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the waiting period under the Washington Revised Code 19.390.010 et. seq., a statute pertaining to certain health care transactions in the State of Washington, having expired;

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the accuracy of the representations and warranties of Hanger, on the one hand, and Parent and Merger Sub, on the other hand, in the Merger Agreement, subject in some instances to materiality or “material adverse effect” qualifiers, at and as of the effective date of the Merger (except for representations and warranties that relate to a specific date or time);

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the performance or compliance in all material respects by Hanger, on the one hand, and Parent and Merger Sub, on the other hand, of or with their respective covenants and agreements required to be performed or complied with by them under the Merger Agreement on or before the closing date of the Merger; and

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a Company Material Adverse Effect (as defined in “The Merger Agreement — Representations and Warranties” on page 77 of this proxy statement) not having occurred and be continuing.

Termination of the Merger Agreement (page 95)
The Merger Agreement may be terminated at any time prior to the Effective Time, or such earlier time specified below, in the following ways (subject to certain limitations and exceptions):
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By mutual written consent of Hanger and Parent.

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By either Parent or Hanger:

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if the Company Stockholder Approval is not obtained upon a vote taken at the special meeting or any adjournment or postponement thereof;

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if any court of competent jurisdiction or other governmental entity of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions, and such order or other action has become final and non-appealable, or any law has been enacted, entered or enforced that is continuing and remains in effect and that prohibits, makes illegal or enjoins the consummation of the Transactions; or

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if the Effective Time has not occurred on or before October 19, 2022, which date will be automatically extended to December 18, 2022, if necessary, to obtain required antitrust approvals (such date, as may be automatically extended, the “Outside Date”).

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By Parent:

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at any time prior to receipt of the Company Stockholder Approval, if (i) the Board has effected a Change of Board Recommendation or (ii) Hanger has entered into a merger agreement or other similar agreement relating to a Superior Proposal; or

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if (i) Hanger has breached or failed to perform any of its representations, warranties or covenants contained in the Merger Agreement such that a condition to the obligations of Parent or Merger Sub to complete the Merger is not reasonably capable of being satisfied while such breach or failure to perform is continuing, (ii) Parent has delivered to Hanger written notice of such breach or failure to perform and (iii) either such breach or failure to perform is not capable of cure in a manner sufficient to allow satisfaction of the related closing conditions prior to the applicable Outside Date or at least 30 days have elapsed since the date of delivery of such written notice to Hanger and such breach or failure to perform has not been cured in all material respects.
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By Hanger:

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at any time prior to the receipt of the Company Stockholder Approval, if the Board determines to accept, and Hanger concurrently enters into a definitive agreement with respect to, a Superior Proposal (if Hanger complied with the “no solicitation” provisions of the Merger Agreement), provided that Hanger will, prior to or concurrently with such termination, pay the termination fee to Parent, as described in “The Merger Agreement — Termination Fees” on page 97 of this proxy statement;

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if (i) Parent or Merger Sub has breached or failed to perform any of its representations, warranties or covenants contained in the Merger Agreement such that a condition to the obligations of Hanger to complete the Merger is not reasonably capable of being satisfied while such breach or failure to perform is continuing, (ii) Hanger has delivered to Parent written notice of such breach or failure to perform and (iii) either such breach or failure to perform is not capable of cure in a manner sufficient to allow satisfaction of the related closing conditions prior to the applicable Outside Date or at least 30 days have elapsed since the date of delivery of such written notice to Parent and such breach or failure to perform has not been cured in all material respects; or

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if (i) all the conditions to the obligations of Parent and Merger Sub to complete the Merger have been satisfied or waived (other than the conditions that by their nature are to be satisfied at closing, but which will then be capable of satisfaction if the closing were to occur on such date), (ii) Parent fails to consummate the closing of the Merger, (iii) Hanger has delivered an irrevocable written notice to Parent stating that, if Parent performs its obligations under the Merger Agreement and the Financing contemplated by the Commitment Letters are funded, the closing will occur and (iv) Parent fails to consummate the Transactions within three business days.

Termination Fees (page 97)
Under the Merger Agreement, Hanger may be required to pay to Parent a termination fee of $23 million if the Merger Agreement is terminated under specified circumstances, and, Parent may be required to pay to Hanger a reverse termination fee of $45 million if the Merger Agreement is terminated under specified circumstances. See “The Merger Agreement — Termination Fees” on page 97 of this proxy statement for a discussion of the circumstances under which either party will be required to pay a termination fee or reverse termination fee, as applicable. In no event will either Hanger or Parent be required to pay a termination fee or reverse termination fee, as applicable, more than once.
Specific Performance (page 98)
In addition to any other remedy to which they are entitled, the parties will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to specific performance as to its terms, and the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and will waive, in any action for specific performance, the defense of adequacy of a remedy at law. Hanger’s or Parent’s pursuit of specific performance will not preclude the pursuing party from the right to pursue any other right or remedy to which such party may be entitled; provided, however, under no circumstances will Hanger or any of its affiliates be permitted or entitled to seek or receive both a grant of specific performance, on the one hand, and payment of all or a portion of the Parent reverse termination fee or any other monetary damages from Parent or any of Parent’s related parties, on the other hand.
Notwithstanding the foregoing, Hanger will have the right to enforce Parent’s obligation to cause the Equity Financing to be funded and to consummate the transactions contemplated by the Merger Agreement, only if, (i) all conditions to the obligations of Parent and Merger Sub to complete the Merger have been satisfied or waived (other than the conditions that by their terms are to be satisfied at closing, all of which would be satisfied if the closing of the Merger would occur as of such date ), (ii) Hanger has irrevocably confirmed in writing that, if specific performance is granted and the Financing is funded, the closing will occur, (iii) the Debt Financing (or any replacement debt financing) has been funded or will be funded at the closing of the Merger if the Equity Financing is funded (or in the case any alternative financing, such alternative financing has been funded or will be funded at the closing if the Equity Financing is funded), and (iv) Parent has failed to cause the closing of the Merger to occur by the date the closing of the Merger is required to have occurred.
Fees and Expenses (page 99)
Except in specified circumstances, all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses.
Delisting and Deregistration of Hanger Common Stock (page 93)
As promptly as practicable following the completion of the Merger, Hanger common stock will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer be required to file periodic reports with the SEC on account of Hanger common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the Merger and the Merger Agreement. These questions and answers may not address all questions that may be important to you as a stockholder of Hanger. Please refer to the preceding section of this proxy statement entitled “Summary” and the more detailed information contained elsewhere in this proxy statement, its appendices, including the Merger Agreement, and the documents incorporated by reference herein, which you should read carefully and in their entirety.
Q:
Why am I receiving these materials?

A:
On July 21, 2022, Hanger entered into the Merger Agreement, pursuant to which, among other things, Merger Sub will merge with and into Hanger, with Hanger surviving the Merger and becoming a wholly owned subsidiary of Parent. A copy of the Merger Agreement is attached as Appendix A to this proxy statement and is incorporated by reference herein. The Board is furnishing this proxy statement and form of proxy card to the holders of Hanger common stock on the Record Date (August 24, 2022) in connection with the solicitation of proxies in favor of the Merger Proposal to be voted at a special meeting of stockholders or at any adjournments or postponements thereof.

Q:
When and where is the special meeting?

A:
The special meeting will take place on September 30, 2022 at 10:00 A.M., local time, at The Westin Austin at The Domain, 11301 Domain Drive, Austin, Texas 78758.

Q:
Who is entitled to vote at the special meeting?

A:
Only stockholders of record as of the close of business on the Record Date (August 24, 2022) are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. Each holder of Hanger common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Hanger common stock that such holder owned as of the Record Date. As of the Record Date, there were 39,123,266 shares of Hanger common stock outstanding and entitled to be voted at the special meeting.

Q:
May I attend the special meeting and vote in person?

A:
Yes. You will be admitted to the special meeting only if you were a Hanger stockholder or joint holder as of the close of business on the Record Date, or you hold a valid proxy for the special meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, then your name will be verified against the list of stockholders of record prior to admittance to the special meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, then you will need to provide proof of beneficial ownership on the record date, such as your most recent account statement.

If you are a stockholder of record, even if you plan to attend the special meeting in person, we encourage you to complete, sign, date and return the enclosed proxy card or vote via telephone or Internet to ensure that your shares of Hanger common stock will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted or vote submitted via telephone or Internet.
If you are a beneficial owner and hold your shares of Hanger common stock in “street name” through a broker, bank or nominee, you should instruct your broker, bank or nominee on how you wish to vote your shares of Hanger common stock using the instructions provided by your broker, bank or nominee. Your broker, bank or nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.
Q:
What am I being asked to vote on at the special meeting?

A:
You are being asked to consider and vote on the following proposals:

•
The Merger Proposal;

•
The Adjournment Proposal; and

•
The Compensation Proposal.

Q:
What is the proposed Merger and what effects will it have on Hanger?

A:
The proposed Merger is the acquisition of Hanger by Parent pursuant to the Merger Agreement. If the Merger Proposal is approved by the holders of Hanger common stock and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into Hanger, with Hanger continuing as the surviving corporation. As a result of the Merger, Hanger will become a wholly owned subsidiary of Parent. Hanger will cooperate with Parent to de-list Hanger common stock from the NYSE and de-register under the Exchange Act as promptly as practicable following the Effective Time and, at such time, Hanger will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

Q:
What will I receive if the Merger is completed?

A:
Upon completion of the Merger, you will be entitled to receive the Merger Consideration of $18.75 in cash, without interest and less any applicable withholding taxes, for each share of Hanger common stock that you own, unless you are entitled to and have properly demanded appraisal rights and have properly exercised and not withdrawn your appraisal under Section 262 of the DGCL with respect to such shares. For example, if you own 100 shares of Hanger common stock, you will be entitled to receive $1,875 in cash in exchange for such shares, less any applicable withholding taxes. In either case, as a result of the Merger, your shares will be cancelled and you will not own shares in the surviving corporation.

Additionally, the Merger Agreement provides that each Company Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time will automatically be cancelled and be converted into the right to receive (without interest) an amount in cash (less any applicable tax withholdings) equal to the product of (x) the total number of shares of Hanger common stock underlying the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Option (less any taxes required to be withheld under applicable law). If the exercise price of a Company Option is equal to or greater than the Merger Consideration, then such Company Option will be cancelled for no consideration.
Each outstanding award of Company RSUs will become fully vested and will automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less any applicable tax withholdings) equal to (x) the total number of shares of Hanger common stock underlying such award of Company RSUs, multiplied by (y) the Merger Consideration. Each outstanding award of Company PRSUs will become vested as to the number of shares of Hanger common stock subject to such award that would vest based on target level achievement of all performance targets (without application of any modifier) and will, after giving effect to such vesting, automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less any applicable withholding taxes) equal to (x) the number of vested shares of Hanger common stock underlying such award of Company PRSUs, multiplied by (y) the Merger Consideration, and the unvested portion of such Company PRSUs will be cancelled for no consideration.
Q:
How does the Merger Consideration compare to the market price of Hanger common stock prior to the public announcement of the Merger Agreement?

A:
The Merger Consideration represents a premium of approximately 29% over the 30 calendar day volume-weighted average price ending July 20, 2022 and a premium of approximately 26% over the closing price of Hanger common stock on July 20, 2022, the latest trading day before the Merger Agreement was entered into and announced.

Q:
What do I need to do now? If I am going to attend the special meeting, should I still submit a proxy?

A:
We encourage you to read this proxy statement, its appendices, including the Merger Agreement, and the documents incorporated by reference herein, carefully and in their entirety and consider how the Merger affects you. Whether or not you expect to attend the special meeting in person, we encourage you to complete, sign, date and return, as promptly as possible, the enclosed proxy card or vote via telephone or Internet so that your shares of Hanger common stock may be represented and can be voted at the special meeting. If you hold your shares of Hanger common stock in “street name,” please refer to the voting instruction forms provided by your broker, bank or nominee to vote such shares.
Q:
Should I send in my stock certificates now?

A:
No. If the Merger Proposal is approved, shortly after the Merger is completed, under the terms of the Merger Agreement, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the Paying Agent to receive the cash payment of the Merger Consideration for each share of Hanger common stock represented by the stock certificate or book-entry shares. You should use the letter of transmittal to exchange your stock certificates or book-entry shares for the cash payment to which you are entitled upon completion of the Merger. If your shares of Hanger common stock are held in “street name” through a bank, broker or nominee, you will receive instructions from your bank, broker or nominee as to how to effect the surrender of your “street name” shares of Hanger common stock in exchange for the Merger Consideration. Please do not send in your stock certificates now.

Q:
What happens if I sell or otherwise transfer my shares of Hanger common stock after the Record Date but before the special meeting? What happens if I sell or otherwise transfer my shares of Hanger common stock after the special meeting but before the Effective Time?

A:
The Record Date for the special meeting is earlier than the date of the special meeting and earlier than the date the Merger is expected to be completed. If you sell or transfer your shares of Hanger common stock after the Record Date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Hanger in writing of such special arrangements, you will retain your right to vote such shares at the special meeting, but will transfer the right to receive the Merger Consideration if the Merger is completed to the person to whom you sell or transfer such shares.

If you sell or transfer your shares of Hanger common stock after the special meeting, but before the Effective Time, you will transfer the right to receive the Merger Consideration if the Merger is completed. To receive the Merger Consideration, you must hold your shares of Hanger common stock through the completion of the Merger.
Even if you sell or otherwise transfer your shares of Hanger common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card, vote via telephone or Internet, or, if your shares are held in “street name” through a broker, bank or nominee, instruct your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee.
Q:
What is the position of Hanger’s Board of Directors regarding the Merger?

A:
After consulting with its financial advisor and outside legal counsel and after reviewing and considering the terms and conditions of the Merger and the factors more fully described in this proxy statement, the Board unanimously (i) determined and declared that the Merger Agreement, the ancillary agreements to which Hanger is a party and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Hanger and its stockholders, (ii) approved the Merger Agreement, the ancillary agreements to which Hanger is a party and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement, including the Merger, be submitted to the stockholders of Hanger for its adoption and approval and (iv) recommended that Hanger’s stockholders adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

The Board unanimously recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.
Q:
What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted and approved by the stockholders of Hanger or if the Merger is not consummated for any other reason, you will not receive any payment for your shares of common stock. Instead, we will remain a public company, Hanger common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to be obligated to file periodic reports with the SEC.
Under specified circumstances, we may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described in “The Merger Agreement — Termination Fees”.
Q:
Do any of Hanger’s directors or officers have interests in the Merger that may differ from those of Hanger stockholders generally?

A:
In considering the recommendation of the Board that you vote “FOR” the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these interests in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted and approved by the stockholders of Hanger. For a description of these interests, see “The Merger — Interests of the Directors and Executive Officers of Hanger in the Merger”.

Q:
What vote is required to adopt and approve the Merger Agreement?

A:
The affirmative vote of the holders of a majority of the shares of Hanger common stock outstanding and entitled to vote on the matter as of the Record Date is required to approve the Merger Proposal.

The failure of any stockholder of record to submit a signed proxy card, vote via telephone or Internet, or vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or nominee on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Agreement. A “broker non-vote” results when banks, brokers and nominees return a valid proxy voting upon a matter or matters for which the applicable stock exchange rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the proposal and have not received specific voting instructions from the beneficial owner of such shares. Broker non-votes, if any, and abstentions will also have the same effect as a vote “AGAINST” the Merger Proposal.
As of the Record Date (August 24, 2022), there were 39,123,266 shares of Hanger common stock issued and outstanding. Each holder of Hanger common stock is entitled to one vote per share of Hanger common stock owned by such holder as of the Record Date.
Q:
What vote is required to approve the Adjournment Proposal and the Compensation Proposal?

A:
Approval of both the Adjournment Proposal and the Compensation Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Hanger common stock represented in person or by proxy at the special meeting and entitled to vote thereon.

The failure of any stockholder of record to submit a signed proxy card, vote via telephone or Internet, or vote in person by ballot at the special meeting will not have any effect on the Adjournment Proposal or the Compensation Proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or nominee on how to vote your shares will not have any effect on the Adjournment Proposal or the Compensation Proposal. Broker non-votes, if any, will not have any effect on the Adjournment Proposal or the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” each of the Adjournment Proposal and the Compensation Proposal.
Q:
What is “Merger-related compensation”?

A:
“Merger-related compensation” is certain compensation that is tied to or based on the completion of the Merger and may be payable to Hanger’s named executive officers under its existing plans or agreements, which is the subject of the Compensation Proposal. See “Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation”.

Q:
Why am I being asked to cast a non-binding, advisory vote to approve “Merger-related compensation” payable to Hanger’s named executive officers under its plans or agreements?

A:
In accordance with the rules promulgated under Section 14A of the Exchange Act, we are providing you with the opportunity to cast a non-binding, advisory vote on the compensation that may be payable to our named executive officers in connection with the Merger.

Q:
What will happen if the stockholders do not approve the Compensation Proposal at the special meeting?

A:
Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is on an advisory basis and will not be binding on Hanger or Parent. Further, the underlying compensation plans and agreements are contractual in nature and payments made pursuant to the terms of these plans and agreements are not, by their terms, subject to stockholder approval. Accordingly, payment of the “Merger-related compensation” is not contingent on stockholder approval of the Compensation Proposal.

Q:
What is a quorum?

A:
At any meeting of stockholders, the holders of record of a majority in voting power of the shares of outstanding Hanger common stock entitled to vote at the special meeting, present in person or by proxy, will constitute a quorum for the transaction of business, except as otherwise provided by law. Abstentions are considered as present for the purpose of determining the presence of a quorum. If you hold your shares in “street name” and you fail to provide your broker, bank or nominee with instructions how to vote on any of the proposals before the special meeting, your shares will not be counted as present at the special meeting for quorum purposes. Broker non-votes, if any, will be counted as present for the purpose of determining the presence of a quorum.

If a quorum is not present at the special meeting, the chairperson of the meeting or the affirmative vote of the holders of a majority of all the shares of Hanger common stock represented at the special meeting, in person or by proxy, and entitled to vote thereon, although less than a quorum, may adjourn the meeting to another place, date or time.
Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most of our stockholders hold their shares through a broker, bank or nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•
Stockholder of Record.   If your shares of Hanger common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Hanger.

•
Beneficial Owner.   If your shares of Hanger common stock are held through a broker, bank or nominee, you are considered the “beneficial owner” of those shares held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting.

Q:
How may I vote?

A:
If you are a stockholder of record (that is, if your shares of common stock are registered in your name with our transfer agent, Computershare Trust Company, N.A.), you may vote or submit a proxy by attending the special meeting and voting in person by ballot, by completing, dating, signing and returning the enclosed proxy card or by voting via telephone or Internet.

If your shares are held in “street name” through a broker, bank or nominee, you may provide voting instructions through your broker, bank or nominee by completing and returning the voting instruction form provided by your broker, bank or nominee, or electronically over the Internet or by telephone through your broker, bank or nominee if such a service is provided. To provide voting instructions over the Internet or by telephone through your broker, bank or nominee, you should follow the instructions on the voting instruction form provided by your broker, bank or nominee.
If you are a stockholder of record, even if you plan to attend the special meeting in person, you are strongly encouraged to submit a proxy for your shares of common stock or vote via telephone or Internet. If you are a record holder, you may still vote your shares of common stock in person at the special meeting. Any vote in person at the special meeting will automatically revoke any proxy you previously submitted or submitted via telephone or Internet.
Q:
If my broker, bank or nominee holds my shares in “street name,” will my broker, bank or nominee vote my shares for me?

A:
Not without your direction. Your broker, bank or nominee will only be permitted to vote your shares on any proposal if you instruct your broker, bank or nominee on how to vote. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on certain “routine” matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares of Hanger common stock.

You should follow the procedures provided by your broker, bank or nominee regarding the voting of your shares of Hanger common stock. Without instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Merger Proposal and no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal.
Q:
May I revoke my proxy after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:
Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:

•
delivering a written notice of revocation to our Secretary at Hanger, Inc., 10910 Domain Drive, Suite 300, Austin, Texas 78758, Attention: Thomas E. Hartman, specifying such revocation;

•
signing another proxy card with a later date and returning it to the Secretary of Hanger, or delivering a proxy with a later date by telephone or Internet, prior to the special meeting; or

•
attending the special meeting and voting in person.

If you hold your shares of common stock in “street name,” you should contact your broker, bank or nominee for instructions regarding how to revoke your proxy.
Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Hanger common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Hanger common stock is called a “proxy card.” The Board has designated Vinit K. Asar and Thomas E. Kiraly, each of them with full power of substitution, as proxies for the special meeting.

Q:
If a stockholder submits a proxy, how are the shares voted?

A:
Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card, your proxies, will vote your shares in the way that you indicate. When completing the proxy card or voting via telephone or Internet, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you sign and properly return your proxy card or submit your vote via telephone or Internet, but do not include instructions on how to vote, your shares of Hanger common stock will be voted as recommended by the Board with respect to each proposal. It is not currently anticipated that any other proposals for consideration will be presented at the special meeting. If other proposals requiring a vote of stockholders are brought before the special meeting in a proper manner, the persons named in the enclosed proxy card, if properly authorized, will have discretion to vote the shares they represent in accordance with their best judgment.
Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares of Hanger common stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares of Hanger common stock are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return each proxy card and voting instruction form that you receive. Each proxy card you receive comes with its own prepaid return envelope; if you submit a proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:
Who will count the votes?

A:
The votes will be counted by the independent inspector of election appointed for the special meeting. Representatives of Broadridge Financial Services, Inc. will count the votes and will serve as the independent inspector of election.

Q:
Where can I find the voting results of the special meeting?

A:
Hanger intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that Hanger files with the SEC are publicly available when filed. See “Where You Can Find More Information”.

Q:
Will I be subject to U.S. federal income tax upon the exchange of Hanger common stock for cash pursuant to the Merger?

A:
If you are a U.S. holder (as defined in “The Merger — U.S. Federal Income Tax Consequences of the Merger — Tax Consequences to U.S. Holders”), the exchange of your shares of Hanger common stock for cash (including any cash required to be withheld for tax purposes) pursuant to the Merger will generally require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that you receive pursuant to the Merger (including any cash required to be withheld for tax purposes) and your adjusted basis in such surrendered shares. A non-U.S. holder (as defined in “The Merger — U.S. Federal Income Tax Consequences of the Merger — Tax Consequences to Non-U.S. Holders”) will generally not be subject to U.S. federal income tax with respect to the exchange of Hanger common stock for cash in the Merger unless such non-U.S. holder has certain connections to the United States or Hanger is, or was during the relevant period, a U.S. real property holding corporation. Because particular circumstances may differ, we recommend that you consult your tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the Merger is provided in “The Merger — U.S. Federal Income Tax Consequences of the Merger”.

Q:
When do you expect the Merger to be completed?

A:
We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the fourth quarter of 2022. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to conditions, including adoption and approval of the Merger Agreement by the stockholders of Hanger and the receipt of regulatory approvals.

Q:
Am I entitled to appraisal rights under the DGCL?

A:
Yes. As a holder of Hanger common stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. See “The Merger — Appraisal Rights”.

Q:
Who can help answer my questions?

A:
If you have any questions concerning the Merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact MacKenzie, our proxy solicitor, toll-free at (800) 322-2885 or at (212) 929-5500 or by email at proxy@mackenziepartners.com.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Board for use at the special meeting of stockholders or at any adjournments or postponements thereof.
Date, Time and Place
We will hold the special meeting on September 30, 2022 at 10:00 A.M., local time, at The Westin Austin at The Domain, 11301 Domain Drive, Austin, Texas 78758, unless the special meeting is postponed or adjourned.
Purpose of the Special Meeting
At the special meeting, we will ask our stockholders of record as of the Record Date to consider and vote on the following proposals:
(i)
to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger;

(ii)
to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the special meeting; and

(iii)
to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger.

Record Date; Shares Entitled to Vote; Quorum
Only stockholders of record as of the close of business on the Record Date (August 24, 2022) are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. Each holder of record of Hanger common stock on the Record Date will be entitled to one vote for each share of Hanger common stock held as of the Record Date on each matter submitted to our stockholders for approval at the special meeting. If you sell or transfer your shares of Hanger common stock after the Record Date but before the special meeting, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of Hanger common stock, but you will retain your right to vote those shares at the special meeting. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 10910 Domain Drive, Suite 300, Austin, Texas 78758, during regular business hours for a period of at least ten days before the special meeting and at the place of the special meeting during such meeting.
As of the Record Date, there were 39,123,266 shares of Hanger common stock outstanding and entitled to be voted at the special meeting.
A quorum of stockholders is necessary to hold a special meeting. The holders of record of a majority in voting power of the shares of outstanding Hanger common stock entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, 19,561,634 shares must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum. Broker non-votes, if any, and abstentions will be counted as present for quorum purposes.
In the event that a quorum is not present at the special meeting, it is expected that the special meeting would be adjourned to a later date until a quorum is present.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of the holders of a majority of the shares of Hanger common stock outstanding and entitled to vote on the matter as of the Record Date is required to approve the Merger Proposal. Adoption and approval of the Merger Agreement by our stockholders is a condition to the closing of the Merger. The failure of any stockholder of record to submit a signed proxy card, vote via telephone or Internet or vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the Merger

Proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or nominee on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Agreement. Broker non-votes, if any, and abstentions will also have the same effect as a vote “AGAINST” the Merger Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Hanger common stock represented in person or by proxy at the special meeting and entitled to vote thereon.
Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Hanger common stock represented in person or by proxy at the special meeting and entitled to vote thereon.
The failure of any stockholder of record to submit a signed proxy card, vote via telephone or Internet, or vote in person by ballot at the special meeting will not have any effect on the Adjournment Proposal or the Compensation Proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or nominee on how to vote your shares will not have any effect on the Adjournment Proposal or the Compensation Proposal. Broker non-votes, if any, will not have any effect on the Adjournment Proposal or the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” each of the Adjournment Proposal and the Compensation Proposal.
Stock Ownership and Interests of Certain Persons
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote an aggregate of 1,528,572 shares of Hanger common stock (excluding any shares that would be delivered upon the vesting, exercise or conversion, as applicable, of Company Options, Company RSUs or Company PRSUs), representing approximately 3.9% of the outstanding shares of Hanger common stock.
Our directors and executive officers have informed us that they currently intend to vote all of their shares of Hanger common stock: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.
Voting
If your shares of Hanger common stock are registered in your name with our transfer agent, Computershare Trust Company, N.A., you may cause your shares to be voted at the special meeting by submitting your proxy card, by voting via telephone or Internet, or by voting in person at the special meeting. Based on your proxy cards or votes via telephone or Internet, the proxy holders will vote your shares of Hanger common stock according to your directions.
If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. You are encouraged to vote by proxy or via telephone or Internet even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted or vote submitted via telephone or Internet.
All shares of Hanger common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.
If your shares of Hanger common stock are held in “street name” through a broker, bank or nominee, you may provide voting instructions through your broker, bank or nominee by completing and returning the voting instruction form provided by your broker, bank or nominee, or over the Internet or by telephone through your broker, bank or nominee if such a service is provided. To provide voting instructions over the Internet or by telephone through your broker, bank or nominee, you should follow the instructions on the voting instruction form provided by your broker, bank or nominee. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on certain “routine” matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and nominees therefore cannot vote on these proposals without your instructions. If you do not return your broker’s, bank’s or nominee’s voting instruction form, do not provide voting instructions over the Internet or by telephone through your broker, bank or other nominee, if applicable, or do not attend the special meeting and vote in person with a proxy from your broker, bank or nominee, this will have the same effect as if you voted “AGAINST” the Merger Proposal, but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal.
Revocability of Proxies
If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:
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delivering a written notice of revocation to our Secretary at Hanger, Inc., 10910 Domain Drive, Suite 300, Austin, Texas 78758, Attention: Thomas E. Hartman, specifying such revocation;

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signing another proxy card with a later date and returning it to the Secretary of Hanger, or delivering a proxy with a later date by telephone or Internet, prior to the special meeting; or

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attending the special meeting and voting in person.

Please note that to be effective, your new proxy must be received by our Secretary or submitted by telephone or Internet by 11:59 p.m., Eastern Time, the day before the special meeting. If you have submitted a proxy and you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.
If you hold your shares of Hanger common stock in “street name,” you should contact your broker, bank or nominee for instructions regarding how to revoke your proxy. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow stockholders of Hanger who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned, however any such proxies that are not revoked will be voted at any such special meeting, as adjourned. Additionally, if the special meeting is postponed, any proxies that are not revoked prior to their use at the special meeting, as postponed, will be voted at any such special meeting, as postponed.
Board of Directors’ Recommendation
The Board, after consulting with its financial advisor and outside legal counsel and carefully reviewing and considering various factors described in “The Merger — Recommendation of Our Board of Directors and Reasons for the Merger”, unanimously (i) determined and declared that the Merger Agreement, the ancillary agreements to which Hanger is a party and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Hanger and its stockholders, (ii) the Merger Agreement, the ancillary agreements to which Hanger is a party and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement, including the Merger, be submitted to the stockholders of Hanger for its adoption and approval and (iv) recommended that Hanger’s stockholders adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.
The Board unanimously recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.
Expenses of Proxy Solicitation
This proxy statement is being furnished in connection with the solicitation of proxies by the Board. Expenses incurred in connection with the printing and mailing of this proxy statement and in connection with notices or other filings with any governmental entities under any laws are our responsibility. We have engaged the services of MacKenzie to solicit proxies for the special meeting. In connection with its retention, MacKenzie has agreed to provide consulting, analytic and proxy solicitation services in connection with the special meeting. We have agreed to pay MacKenzie a fee of approximately $20,000, plus reasonable out-of-pocket expenses for its services, and we will indemnify MacKenzie for certain losses arising out of its proxy solicitation services. Copies of solicitation materials will also be furnished to banks, brokerage firms, fiduciaries and custodians holding shares of Hanger common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of Hanger common stock for their costs of forwarding solicitation materials to the beneficial owners. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees, or representatives of MacKenzie, in person or by telephone, email, fax or other means of communication and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers or employees for their services in connection with the solicitation of proxies.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval of the Merger Proposal by our stockholders and the receipt of regulatory approvals, we anticipate that the Merger will be consummated in the fourth quarter of 2022.
Other Matters
At this time, we know of no other matters to be submitted at the special meeting.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting
The proxy statement is available on our website, corporate.hanger.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.
Rights of Stockholders Who Assert Appraisal Rights
If the Merger is approved and becomes effective, holders of Dissenting Shares will be entitled to statutory appraisal rights pursuant to Section 262 of the DGCL. This means that such stockholders are entitled to seek appraisal of their Dissenting Shares and to receive payment in cash for the “fair value” of such Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The ultimate amount holders receive in an appraisal proceeding may be less than, equal to or more than the amount such holders would have received under the Merger Agreement. For a description of the rights of holders of Dissenting Shares and of the procedures to be followed to assert such rights and obtain payment of the fair value of such Dissenting Shares, see Section 262 of the DGCL, which is attached as Appendix B to this proxy statement, as well as the information set forth below.
TO PROPERLY EXERCISE YOUR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER, YOU MUST DELIVER A WRITTEN DEMAND FOR APPRAISAL IN ACCORDANCE WITH THE REQUIREMENTS OF SECTION 262 OF THE DGCL TO HANGER BEFORE THE VOTE IS TAKEN ON THE MERGER PROPOSAL AT THE SPECIAL MEETING, AND MUST NOT VOTE, IN PERSON OR BY PROXY, IN FAVOR OF THE MERGER PROPOSAL AND MUST CONTINUE TO HOLD YOUR SHARES OF HANGER COMMON STOCK OF RECORD FROM THE DATE OF MAKING THE DEMAND FOR APPRAISAL THROUGH THE EFFECTIVE TIME AND MUST COMPLY WITH THE OTHER REQUIREMENTS OF SECTION 262 OF THE DGCL. MERELY VOTING AGAINST, OR ABSTAINING FROM VOTING OR FAILING TO VOTE WITH RESPECT TO, THE MERGER PROPOSAL WILL NOT PRESERVE YOUR RIGHT TO APPRAISAL UNDER SECTION 262 OF THE DGCL. BECAUSE A PROXY THAT IS SIGNED AND SUBMITTED BUT DOES NOT OTHERWISE CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED IN FAVOR OF THE MERGER PROPOSAL, IF YOU SUBMIT A PROXY AND WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU MUST INCLUDE VOTING INSTRUCTIONS TO VOTE YOUR SHARES OF HANGER COMMON STOCK AGAINST, OR ABSTAIN WITH RESPECT TO, THE MERGER PROPOSAL. NEITHER VOTING AGAINST THE MERGER PROPOSAL, NOR ABSTAINING FROM VOTING OR FAILING TO VOTE ON THE MERGER PROPOSAL, WILL IN AND OF ITSELF CONSTITUTE A WRITTEN DEMAND FOR APPRAISAL SATISFYING THE REQUIREMENTS OF SECTION 262 OF THE DGCL. THE WRITTEN DEMAND FOR APPRAISAL

MUST BE IN ADDITION TO AND SEPARATE FROM ANY PROXY OR VOTE ON THE MERGER PROPOSAL. IF YOU HOLD YOUR SHARES OF HANGER COMMON STOCK THROUGH A BANK, BROKERAGE FIRM OR NOMINEE AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH BANK, BROKERAGE FIRM OR NOMINEE. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES OF HANGER COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A NOMINEE OR INTERMEDIARY, YOU MUST ACT PROMPTLY TO CAUSE THE HOLDER OF RECORD TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO DEMAND YOUR APPRAISAL RIGHTS. IF YOU HOLD YOUR SHARES OF HANGER COMMON STOCK THROUGH A BANK OR BROKERAGE FIRM WHO IN TURN HOLDS THE SHARES THROUGH A CENTRAL SECURITIES DEPOSITORY NOMINEE, SUCH AS THE DEPOSITORY TRUST COMPANY, A DEMAND FOR APPRAISAL OF SUCH SHARES MUST BE MADE BY OR ON BEHALF OF THE DEPOSITORY NOMINEE AND MUST IDENTIFY THE DEPOSITORY NOMINEE AS THE HOLDER OF RECORD. IN VIEW OF THE COMPLEXITY OF SECTION 262 OF THE DGCL, STOCKHOLDERS WHO MAY WISH TO PURSUE APPRAISAL RIGHTS SHOULD PROMPTLY CONSULT THEIR LEGAL AND FINANCIAL ADVISORS.
Questions and Additional Information
If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, please contact our proxy solicitor:
1407 Broadway, 27th Floor
New York, NY 10018
proxy@mackenziepartners.com
(212) 929-5500
Toll-Free: (800) 322-2885

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, may include “forward-looking” statements within the meaning of the U.S. securities laws, including Section 21E of the Exchange Act, that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the Merger. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential” or other similar expressions, or the negative of these terms or comparable terminology. These statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation:
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the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt and approve the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger;

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the failure by Parent or Merger Sub to obtain the necessary Debt Financing and Equity Financing as set forth in the Commitment Letters received in connection with the Merger;

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the risk that the Merger disrupts Hanger’s current plans and operations or diverts management’s attention from its ongoing business;

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the effect of the announcement of the Merger on Hanger’s operating results and business generally;

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the effect of the announcement of the Merger on the ability of Hanger to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business;

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the risk that Hanger’s stock price may decline significantly if the Merger is not consummated;

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the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against Hanger and others;

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the risk that the Merger Agreement may be terminated in circumstances requiring Hanger to pay a termination fee of $23 million;

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the amount of costs, fees and expenses related to the Merger;

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other risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all; and

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other factors that could affect the results of Hanger’s business such as the financial and business impacts of COVID-19 on our operations and the operations of our customers, suppliers, governmental and private payers and others in the healthcare industry and beyond, labor shortages and increased turnover in our employee base, contractual, inflationary and other general cost increases, including with regard to costs of labor, raw materials and freight, federal laws governing the health care industry, governmental policies affecting O&P operations, including with respect to reimbursement, failure to successfully implement a new enterprise resource planning system or other disruptions to information technology systems, the inability to successfully execute our acquisition strategy, including integration of recently acquired O&P clinics into our existing business, changes in the demand for our O&P products and services, including additional competition in the O&P services market, disruptions to our supply chain, our ability to enter into and derive benefits from managed-care contracts and our ability to successfully attract and retain qualified O&P clinicians.

The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained or incorporated by reference herein, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2021, our definitive proxy statement for our 2022 Annual Meeting of Stockholders filed with the SEC on April 7, 2022 and our recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. See “Where You Can Find More Information”. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.
Except as required by applicable law, we do not intend, and assume no obligation, to update any forward-looking statements. Hanger stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.
All information contained in this proxy statement exclusively concerning Parent, Merger Sub and their affiliates has been supplied by Parent and Merger Sub and has not been independently verified by us.

THE MERGER
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to, and incorporated by reference into, this proxy statement. You should read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
Parties Involved in the Merger
Hanger, Inc.
10910 Domain Drive, Suite 300
Austin, Texas 78758
(512) 777-3800
corporate.hanger.com
Hanger, a Delaware corporation, is a leading national provider of products and services that assist in enhancing or restoring the physical capabilities of patients with disabilities or injuries, and we and our predecessor companies have provided orthotic and prosthetic (“O&P”) services for nearly 160 years. We provide O&P services, distribute O&P devices and components, manage O&P networks, and provide therapeutic solutions to patients and businesses in acute, post-acute, and clinic settings.
We operate through two segments — Patient Care and Products & Services. Our Patient Care segment is primarily comprised of Hanger Clinic, which specializes in comprehensive, outcomes-based design, fabrication, and delivery of custom O&P devices through 760 patient care clinics and 115 satellite locations in 47 states and the District of Columbia, as of December 31, 2021. We also provide payor network contracting services to other O&P providers through this segment.
Our Products & Services segment is comprised of our distribution services and therapeutic solutions businesses. As a leading provider of O&P products in the United States, we engage in the distribution of a broad catalog of branded and private label O&P devices, products, and components to independent O&P providers nationwide. The other business in our Products & Services segment is our therapeutic solutions business, which develops specialized rehabilitation technologies and provides evidence-based clinical programs for post-acute rehabilitation to patients at approximately 4,000 skilled nursing and post-acute providers nationwide
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “HNGR.”
Our principal executive offices are located at 10910 Domain Drive, Suite 300, Austin, Texas 78758, and our telephone number is (512) 777-3800. For more information about Hanger, please visit our website, corporate.hanger.com. Our website address is provided as an inactive textual reference only. The information contained on (or accessible through) our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the Securities and Exchange Commission (the “SEC”). See “Where You Can Find More Information”.
Hero Parent, Inc.
c/o Patient Square Capital, LP
2884 Sand Hill Road, Suite 100
Menlo Park, California 94025
(650) 677-8000
Parent is a Delaware corporation that was formed by affiliates of Patient Square solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated thereby and the related financing transactions.
Hero Merger Sub, Inc.
c/o Patient Square Capital, LP
2884 Sand Hill Road, Suite 100
Menlo Park, California 94025
(650) 677-8000

Merger Sub is a Delaware corporation that was formed by Parent solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated thereby and the related financing transactions. Upon consummation of the Merger, Merger Sub will cease to exist, and Hanger will continue as the surviving corporation and as a wholly owned subsidiary of Parent.
Certain Effects of the Merger on Hanger
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Hanger, with Hanger continuing as the surviving corporation and as a wholly owned subsidiary of Parent. Hanger will cooperate with Parent to de-list Hanger common stock from the NYSE and to de-register under the Exchange Act as soon as reasonably practicable following the Effective Time, and at such time, we will cease to be a publicly traded company and will no longer be obligated to file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation, and instead will only be entitled to receive the Merger Consideration described in “— Merger Consideration” or, with respect to Dissenting Shares, will only be entitled to receive the “fair value” of your Dissenting Shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law.
The Effective Time will occur upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, or at such later date and time as we, Parent and Merger Sub may agree and specify in the certificate of merger.
Effect on Hanger if the Merger is Not Completed
If the Merger Proposal is not approved by the stockholders of Hanger or if the Merger is not completed for any other reason, you will not receive any payment for your shares of Hanger common stock. Instead, we will remain a public company, Hanger common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will be required to continue to file periodic reports with the SEC.
Furthermore, depending on the circumstances that would have caused the Merger not to be completed, it is possible that the price of Hanger common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Hanger common stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Hanger common stock. If the Merger is not consummated, the Board will continue to evaluate and review our business operations and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Proposal is not approved by the stockholders of Hanger or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board will be offered or that our business, financial condition or results of operations will not be adversely impacted.
In addition, under specified circumstances, we may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described under “The Merger Agreement — Termination Fees”.
Merger Consideration
At the Effective Time, each share of Hanger common stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by Hanger as treasury stock or held directly by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Hanger, Parent or Merger Sub and (ii) Dissenting Shares) will be converted automatically into the right to receive the Merger Consideration. All shares of Hanger common stock converted into the right to receive the Merger Consideration will automatically be cancelled and cease to exist as of the Effective Time, and will thereafter represent only the right to receive the Merger Consideration

After the completion of the Merger, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Hanger stockholder (except that stockholders who hold Dissenting Shares will not have the right to receive the Merger Consideration but will instead have the right to receive a payment for the “fair value” of their Dissenting Shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law, as described in “— Appraisal Rights” and Appendix B to this proxy statement).
Background of the Merger
The following chronology summarizes key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every communication among the Board, representatives of Hanger and other parties.
In the ordinary course, the Board and Hanger management periodically review and assess Hanger’s results of operations, financial position, business strategy and growth opportunities, as well as the trends and conditions affecting Hanger’s industry and business generally. Such assessments include periodic meetings or consultations with third-party advisors, as well as consideration of potential strategic and financial alternatives to maximize stockholder value, including acquisitions and financing transactions. At regularly scheduled meetings of the Board, in connection with the Board’s evaluation of Hanger’s business strategy and growth opportunities, Hanger’s management routinely updates the Board on Hanger’s recent activities and reviews strategic opportunities and challenges for Hanger in light of current market conditions and trends. Hanger’s management and certain members of the Board also engage in general discussions from time to time with various parties, including strategic parties and financial sponsors, as well as financing sources, market participants and investment banking firms, regarding Hanger’s business, strategy and growth opportunities, including opportunities for collaboration, potential business combinations, acquisitions and financing transactions. Among numerous other discussions with financial sponsors and financing sources, a general discussion occurred in December 2021 between Vinit K. Asar, the President and Chief Executive Officer of Hanger, and a principal of Patient Square. In addition, BofA Securities, Inc. (“BofA Securities”), Hanger’s longstanding investment banking advisor, has from time to time made presentations to the Board regarding matters such as market conditions and trends and financing alternatives.
At a regularly scheduled Board meeting held by video conference on February 16, 2022, Hanger management updated the Board regarding, among other matters, the inflationary environment, including resulting key risk areas such as the impacts of inflation on material and labor costs. Hanger management also reviewed for the Board fourth quarter and full year 2021 financial results with comparisons to 2020 results, as well as against Hanger’s budget for 2022, including assumptions regarding inflation and labor costs. Also during the meeting, at the request of Hanger management, which was discussed in advance with Hanger’s independent Chairman of the Board, representatives of BofA Securities reviewed Hanger’s recent stock price performance and market benchmarking, noting that Hanger’s stock price performance had been negatively impacted relative to its peers due to sales volume, margin, productivity and supply chain issues exacerbated by the COVID-19 pandemic that resulted in downward impacts on Hanger’s revenues and earnings. BofA Securities also discussed with the Board certain strategic alternatives for Hanger, including executing on its current strategic business plan and exploring a sale of Hanger as a potential means to realize value with greater certainty, with rationales for and considerations regarding both alternatives. BofA Securities also discussed an illustrative process for exploring a potential sale of Hanger, should the Board determine to initiate such a process. Hanger’s outside legal advisors, Foley & Lardner LLP (“Foley”), provided an overview of the Board’s fiduciary duties in connection with the review of strategic alternatives, including a potential sale transaction, and legal matters related to the potential process described by BofA Securities. The Board did not make a determination to conduct a further evaluation of potential strategic alternatives at that time.
On February 25, 2022, the independent directors on the Board held a video conference without Hanger management or advisors present to further discuss the matters reviewed at the February 16, 2022 Board meeting.
At a special Board meeting held by video conference on March 18, 2022, Hanger management reviewed with the Board a comparison of Hanger’s long range forecast previously presented to the Board in August 2021 to an updated five-year forecast prepared by Hanger management. The five-year forecast prepared by Hanger management (as updated) and reviewed with the Board is referred to in this proxy statement as the “Management Forecast”, as discussed under “— Certain Financial Projections” in this proxy statement. Since the time of the development of the long range forecast, Hanger’s results for 2021 were significantly affected by the Delta and Omicron variants of COVID-19, as well as other factors, and results for 2021 were lower than had been forecasted in the long range plan forecast. Hanger management incorporated actual 2021 performance into the Management Forecast. Additionally, Hanger had prepared its budget for 2022 beginning in the fall of 2021, and that process had enabled Hanger management to incorporate into the Management Forecast updated information regarding Hanger’s business trends, particularly with respect to reimbursements and inflation. At the request of the Board, representatives of BofA Securities reviewed Hanger’s recent stock price performance, market benchmarking, the Management Forecast and certain illustrative valuation metrics for Hanger. BofA Securities again reviewed with the Board, and the Board discussed, certain strategic alternatives for Hanger. BofA Securities also discussed in detail a proposed process and timeline for exploring a potential sale of Hanger. BofA Securities reviewed with the Board a range of potential buyers to be approached in the process. In addition, BofA Securities and members of Hanger management discussed with the Board the likelihood that any strategic buyers would have both the financial wherewithal and interest to acquire Hanger and the risks to Hanger of sharing confidential information with potential strategic buyers before an agreed transaction was in place. As part of such discussions, representatives of Foley discussed certain matters relating to the proposed process and reminded the Board of its fiduciary duties in connection with the review of strategic alternatives, including a potential sale transaction. Based on these discussions, the Board determined that only potential financial sponsor buyers would be included in the process at this stage. After discussion by the Board of the proposed sale process (the “Sale Transaction Process”), the directors present unanimously determined to commence the Sale Transaction Process, and directed Hanger management and BofA Securities to undertake the initial steps thereof. Hanger management also reviewed with the Board the key terms of a proposed engagement letter with BofA Securities, noting that the terms had been reviewed by both management and Foley. In light of BofA Securities’ qualifications, expertise, reputation and knowledge of Hanger’s business and industry, the directors present unanimously authorized Hanger management to execute the engagement letter with BofA Securities on substantially the terms presented.
During the months of March and April 2022, Hanger management and its advisors prepared for the Sale Transaction Process, including by preparing a presentation for distribution to potential bidders (the “Hanger presentation”) that included the Management Forecast that was reviewed with the Board at the March 2022 meeting, documents to be uploaded to the virtual data room, and a form of confidentiality agreement to be furnished to potential bidders.
Beginning on March 31, 2022, BofA Securities initiated discussions with 14 potentially interested parties, all of which were financial sponsors, regarding whether such parties would have an interest in exploring a transaction with Hanger. Patient Square and Bidders A through I (as defined below) were included in such outreach. These discussions were conducted only based upon publicly available information given the parties had not yet entered into confidentiality agreements. Following this initial outreach, Hanger entered into confidentiality agreements with 12 potentially interested parties. Patient Square entered into a confidentiality agreement with Hanger on April 11, 2022. Each party that entered into a confidentiality agreement received certain process materials from BofA Securities, including the Hanger presentation. The remaining two parties that did not enter into confidentiality agreements indicated they were not interested in pursuing a transaction with Hanger for a variety of reasons.
Two of the potentially interested parties who entered into confidentiality agreements with Hanger and received process materials declined the opportunity to meet for a management presentation. During April 2022, Hanger conducted management presentations with ten potentially interested parties who had previously entered into confidentiality agreements with Hanger and received process materials, during which Hanger management provided an overview of Hanger’s business, results of operations, business strategies and growth opportunities. Three of such management presentations were held virtually and seven were held in person (or hybrid) at BofA Securities’ offices in New York, New York.
On April 12, 2022, representatives of a financial sponsor party (“Bidder A”) participated in a Hanger management presentation meeting. Following this meeting, BofA Securities had a follow-up telephone conversation with Bidder A. Bidder A ultimately declined to proceed in the process.

On April 12, 2022, representatives of a financial sponsor party (“Bidder B”) participated in a Hanger management presentation meeting. Following this meeting, BofA Securities had a follow-up telephone conversation with Bidder B. Bidder B ultimately did not submit an indication of interest.
On April 12, 2022, representatives of a financial sponsor party (“Bidder C”) participated in a Hanger management presentation meeting. Following this meeting, BofA Securities had multiple follow-up telephone conversations with Bidder C. Bidder C also engaged in high-level due diligence with Hanger management on follow-up questions. Bidder C ultimately did not submit an indication of interest.
On April 13, 2022, representatives of a financial sponsor party (“Bidder D”) participated in a Hanger management presentation meeting. Following this meeting, BofA Securities had a follow-up telephone conversations with Bidder D. Bidder D also engaged in high-level due diligence with follow-up questions. Bidder D ultimately did not submit an indication of interest.
On April 13, 2022, representatives of Patient Square participated in a Hanger management presentation meeting.
On April 13, 2022, representatives of a financial sponsor party (“Bidder E”) participated in a Hanger management presentation meeting. Following this meeting, BofA Securities had multiple follow-up telephone conversations with Bidder E. Bidder E also engaged in high-level due diligence with follow-up questions. Bidder E ultimately did not submit an indication of interest.
On April 15, 2022, on a regularly scheduled monthly Board update video conference, Hanger management updated the Board on the preliminary results for the first quarter of 2022 and updated the Board on the status of the Sale Transaction Process to explore a potential sale of Hanger.
On April 19, 2022, representatives of a financial sponsor party (“Bidder F”) participated in a Hanger management presentation meeting. Bidder F ultimately did not submit an indication of interest.
On April 21, 2022, representatives of a financial sponsor party (“Bidder G”) participated in a Hanger management presentation meeting. Bidder G ultimately did not submit an indication of interest.
On April 21, 2022, representatives of a financial sponsor party (“Bidder H”) participated in a Hanger management presentation meeting. Bidder H ultimately did not submit an indication of interest.
On April 22, 2022, representatives of a financial sponsor party (“Bidder I”) participated in a Hanger management presentation meeting. Bidder I ultimately did not submit an indication of interest.
On April 25, 2022, BofA Securities distributed to Patient Square, Bidder B, Bidder C, Bidder D, Bidder E, Bidder F, Bidder G, Bidder H and Bidder I a process letter requesting non-binding indications of interest from potentially interested parties by no later than May 12, 2022 and supplemental materials regarding Hanger growth scenarios.
On May 4, 2022, Hanger publicly released its first quarter of 2022 earnings. On May 4, 2022, BofA Securities distributed to Patient Square, Bidder C, Bidder D, Bidder E, Bidder F, Bidder G and Bidder H supplemental materials regarding Hanger’s first quarter of 2022 financial results.
On May 12, 2022, Patient Square was the only potentially interested party to submit a non-binding initial indication of interest to acquire Hanger. Patient Square proposed an all-cash purchase price of $18.50 per share, subject to customary conditions, including completing due diligence. In addition, the indications of interest indicated Patient Square intended to finance the merger consideration with a combination of third-party debt and equity capital from its own managed funds and that debt financing would not be a condition to closing. Patient Square also noted its ability to move quickly and that it expected that it could complete its due diligence and sign definitive transaction documentation in approximately four weeks. No other bidders submitted an indication of interest.
On May 16, 2022, during a Board update call held by video conference, BofA Securities reviewed with the Board the status of the Sale Transaction Process, including that outreach had been made to 14 potentially interested parties, with 12 parties expressing interest in evaluating the opportunity, signing a confidentiality agreement and receiving a presentation and the Management Forecast, and ten parties receiving an executive presentation with Hanger management. BofA Securities discussed with the Board that as the deadline to submit non-binding initial indications of interest approached, market conditions had deteriorated significantly with heightened volatility, broad risk-off investor mentality, rising interest rates, constraints around availability of financing, growing inflationary pressures, and contraction of valuation multiples. BofA Securities also noted that a majority of the potential bidders communicated that they were unable to underwrite the Hanger growth and multiple expansion required to generate expected returns. BofA Securities reviewed with the Board the terms of the non-binding indication of interest received from Patient Square. A representative of Foley discussed with the Board certain matters relating to the process conducted, including fiduciary duty considerations relating to any decision to continue the process. The Board did not make a decision during the call as to whether to continue with the Sale Transaction Process.
At a regularly scheduled Board meeting held by video conference on May 19, 2022, representatives of BofA Securities reviewed with the Board Hanger’s recent stock price performance, macroeconomic factors driving the equity markets, and valuation benchmarking for Hanger. BofA Securities also discussed with the Board certain illustrative valuation metrics based on the Management Forecast previously provided to the Board, and also discussed challenges for Hanger in light of current market conditions and trends and their impact on potential bidders in the process. The Board then met in executive session with only Foley present and deliberated whether to continue the Sale Transaction Process or to terminate it, including a discussion of reasons for and against both strategic alternatives. Upon completion of the discussion, the Board unanimously supported continuing with the next steps of the Sale Transaction Process and directed management to instruct BofA Securities to advise Patient Square that Patient Square would need to increase its per share offer price for Hanger to be in the “twenties” for Patient Square to continue in the process.
On May 19, 2022, representatives of BofA Securities had telephone conversations with representatives of Patient Square to communicate that the proposed price of $18.50 per share was inadequate and that Patient Square would need to increase its per share offer price to be in the “twenties” for Patient Square to continue in the process. Later that day, Patient Square submitted to BofA Securities a revised non-binding indication of interest stating that it saw a path to $20.00 per share, subject to validation of certain assumptions that required access to Hanger management and an in-depth review of Hanger financial and business information to validate. Subsequently, on May 25, 2022, Patient Square received access to a virtual data room of certain limited business and financial information.
On May 25, 2022, representatives of a financial sponsor party (“Bidder J”) contacted BofA Securities expressing interest in Hanger and noting they had done outside due diligence work. On May 26, 2022, Bidder J entered into a confidentiality agreement and was provided with certain process materials from BofA Securities, including the presentation that included the Management Forecast.
On May 27, 2022, representatives of Patient Square and Hanger management held a phone call during which Patient Square conducted financial and business due diligence, including a review of the Management Forecast. Thereafter and into June 2022, Patient Square performed business and operating due diligence. On June 7, 2022, representatives of Patient Square attended a full day management presentation at Hanger’s headquarters in Austin, Texas.
On June 10, 2022, Bidder J had a virtual meeting with Hanger management. Bidder J ultimately declined to proceed in the process.
On June 14, 2022, representatives of Patient Square held a due diligence call with Hanger management on the Management Forecast and cost structure matters.
On June 17, 2022, on a regularly scheduled monthly Board update video conference, Hanger management updated the Board on the status of the Sale Transaction Process to explore a potential sale of Hanger.
On June 19, 2022, representatives of BofA Securities held a telephone conversation with representatives of Patient Square regarding the Sale Transaction Process.
On June 20, 2022, Patient Square submitted a letter to BofA Securities indicating that its time spent with Hanger management and access to Hanger information helped provide confidence to allow it to pay the price of $20.00 per share to which it saw a path in its May 19, 2022 indication of interest, but that in the intervening time the debt financing markets had moved materially, reducing the aggregate amount of debt that could be raised and increasing interest rates and debt issuance costs, resulting in lower expected returns on equity. As a result, Patient Square reaffirmed its initial valuation of $18.50 per share and noted it did not have additional flexibility to move on valuation. Patient Square also noted it anticipated completing remaining confirmatory due diligence and could sign definitive transaction documentation in the next three weeks.
On June 23, 2022, the Board held an update call by video conference to discuss the letter received from Patient Square. Representatives of BofA Securities reviewed with the Board that since the May 19, 2022 Board meeting, capital markets conditions had continued to deteriorate and debt financing had become increasingly more conservative from a leverage multiple standpoint and expensive from the cost of debt and original issue discount standpoint. Representatives of BofA Securities then reviewed updates to its principal valuation assumptions since the May 19, 2022 Board presentation due to the change in market conditions and updated illustrative valuation metrics, including selected publicly traded companies, selected precedent transactions and discounted cash flow analysis, based on the Management Forecast previously provided to the Board, which remained unchanged. A representative of Foley discussed with the Board certain fiduciary duty matters relating to the Sale Transaction Process, including the desire of the Board to include a “go-shop” period to allow Hanger to solicit proposals after signing of any merger agreement if the Board determined to continue such process. After deliberation, the Board directed BofA Securities to advise Patient Square that Patient Square would need to increase its per share offer price for Hanger to $19.25.
On June 23 and 24, 2022, representatives of BofA Securities had telephone conversations with representatives of Patient Square to communicate that the proposed price of $18.50 per share was inadequate and that Patient Square would need to increase its per share offer price to $19.25. As a result of such discussions Patient Square orally conveyed to BofA Securities that it was able to improve the proposed price to $18.75 per share, but that was Patient Square’s best and final offer.
On June 25, 2022, the Board held an update call by video conference to discuss the most recent offer received from Patient Square. The call began with an executive session of the Board with a representative of Foley reviewing with the Board certain legal matters relating to the Sale Transaction Process to explore a potential sale of Hanger, as well as fiduciary duty considerations. Representatives of BofA Securities then joined the call and reviewed the discussions that had occurred with representatives of Patient Square resulting in the offer of $18.75 per share. BofA Securities was then excused from the meeting and the Board engaged in an extended discussion of whether to continue the Sale Transaction Process with Patient Square at the offered price or to terminate the process, including a discussion of reasons for and against both strategic alternatives. Upon completion of the discussion, the Board unanimously supported continuing with the next steps of the Sale Transaction Process, including proceeding with making additional information available to Patient Square for due diligence and providing to Patient Square an auction draft of a form merger agreement, the key terms of which from a fiduciary duty perspective representatives of Foley had discussed with the Board, and directed management to instruct BofA Securities to obtain a confirmation of Patient Square’s offer of $18.75 per share in writing.
On June 25, 2022, representatives of BofA Securities requested and obtained from Patient Square a letter confirming Patient Square’s updated indication of interest price of $18.75 per share. Patient Square and its advisors were subsequently provided access to a full virtual data room of information for due diligence purposes and a process letter indicating final bids were due on July 19, 2022, with markups of the draft form of merger agreement and other transaction documents due in advance.
Beginning on June 27, 2022 and into July 2022, Hanger and its advisors engaged in an extensive financial, legal and regulatory due diligence process with Patient Square and its advisors, including numerous conference calls on due diligence matters.
On June 28, 2022, Patient Square and its transaction legal counsel, Greenberg Traurig, LLP (“Greenberg”), were provided auction drafts of a form Merger Agreement and a form Limited Guaranty. Among other terms, the draft Merger Agreement included a 45-day “go-shop” period to allow Hanger to solicit proposals after signing the proposed Merger Agreement with Patient Square, a “two-tiered” Hanger termination fee with a lower termination fee of 1.0% of Hanger’s equity value payable if the Merger Agreement was terminated by Hanger to accept a superior proposal during the “go-shop” period (as well as after the “go-shop” period for certain exempted persons who approached Hanger during the “go-shop” period) and a termination fee of 3.0% of Hanger’s equity value after the “go-shop” period. The draft Merger Agreement also contemplated that Parent, Hanger and their respective affiliates would be required to divest assets, pursue litigation and take certain other actions, if necessary, to obtain antirust and other regulatory approvals (a so-called “hell or high water” regulatory approvals provision). In addition, the draft Merger Agreement provided that Parent would be obligated to pay a reverse termination fee of 10.0% of the equity value of Hanger if the Merger Agreement was terminated due to Parent’s failure to consummate the Merger when required to do so under the Merger Agreement, due to a willful and material breach of the merger agreement by Parent or due to a failure of Parent to obtain antitrust and other regulatory approvals.
On July 6 and 8, 2022, representatives of Patient Square held due diligence calls with Hanger management regarding clinician employment, labor and other costs, reimbursement and payor dynamics and other Hanger business trends.
On July 7, 2022, Foley made available to Greenberg an initial draft of the Disclosure Schedule to the Merger Agreement. Subsequently, Foley sent Greenberg updated drafts of such Disclosure Schedule on which Greenberg commented.
On July 8, 2022, Greenberg sent Foley revised drafts of the Merger Agreement and the Limited Guaranty and an initial draft of the Equity Commitment Letter. The revised draft of the Merger Agreement removed the “go-shop” provision, replaced the “two-tiered” structure for Hanger’s termination fee with a “single-tier” structure and proposed a termination fee of $30 million (approximately 3.9% of Hanger’s equity value), added a provision that if the Merger Agreement was terminated for failure to obtain the Company Stockholder Approval Hanger must reimburse Parent for its transaction fees and expenses, stated that the “hell or high water” regulatory efforts provision was subject to due diligence, proposed a Parent reverse termination fee of $36 million (approximately 4.7% of Hanger’s equity value), and deleted triggers for payment of a Parent reverse termination fee for willful and material breach of the Merger Agreement and failure to obtain regulatory approvals.
On July 11, 2022, Foley had a telephone call with Greenberg to provide high-level feedback on the issues presented by Greenberg’s comments to the draft Merger Agreement. These issues included, among other things: (i) the Board’s desire to include a “go-shop” provision in the Merger Agreement; (ii) the size and structure of the Hanger termination fee; (iii) that Hanger would not agree to expense reimbursement for a failure to obtain the Company Stockholder Approval; (iv) the level of Parent’s efforts to obtain regulatory approvals; and (v) the size of and triggers for the Parent reverse termination fee.
On July 11 and July 12, 2022, representatives of BofA Securities had telephone calls with representatives of Patient Square to also discuss the Board’s desire to include a “go-shop” provision in the Merger Agreement and the expected “hell or high water” efforts to obtain regulatory approvals. During such calls, representatives of Patient Square expressed that Patient Square would not be willing to execute a Merger Agreement that contained a “go-shop” provision.
On July 12, 2022, representatives of Patient Square met with Hanger’s management team for a half-day meeting at Hanger’s headquarters in Austin, Texas for purposes of continuing due diligence as well as to discuss with Hanger’s management Patient Square’s plans for Hanger. During such discussion, Patient Square had an introductory discussion with certain members of Hanger’s management team in which it indicated that it may provide for an equity pool of up to approximately 12% of the equity of Parent or one or more of its affiliates for the granting of new equity awards to Hanger employees after the closing of the Merger, as described in “— Interests of the Directors and Officers of Hanger in the Merger — Compensation Arrangements with Parent”.
On July 12, 2022, Foley sent Greenberg revised drafts of the Merger Agreement, the Limited Guaranty and the Equity Commitment Letter for review and consideration prior to Greenberg submitting a revised draft of the Merger Agreement in advance of the July 15, 2022 Board call to review terms of the draft Merger Agreement. The revised draft of the Merger Agreement reinserted the “go-shop” provision and a “two-tiered” Hanger termination fee of $7.7 million (approximately 1.0% of Hanger’s equity value) if the Merger Agreement was terminated by Hanger to accept a superior proposal during the “go-shop” period and a termination fee of $23 million (approximately 3.0% of Hanger’s equity value) after the “go-shop” period and deleted the provision requiring Hanger to reimburse Parent for its transaction fees and expenses if the Merger Agreement was terminated for failure to obtain the Company Stockholder Approval. The revised draft continued to include “hell or high water” regulatory efforts provision, increased the Parent reverse termination fee to $56 million (approximately 7.3% of Hanger equity value) and reinserted the triggers for payment of a Parent reverse termination fee for willful and material breach of the Merger Agreement and failure to obtain regulatory approvals.
On July 13, 2022, representatives of BofA Securities had a telephone call with representatives of Patient Square to again discuss the Board’s desire to include a “go-shop” provision in the Merger Agreement and the expected “hell or high water” efforts to obtain regulatory approvals. During such call, representatives of Patient Square reiterated their position that Patient Square would not be willing to execute a Merger Agreement that contained a “go-shop” provision, but expected that they could include the “hell or high water” regulatory efforts provision in the Merger Agreement.
On July 14, 2022, Greenberg had a telephone call with Foley to provide feedback on the open material issues in the draft Merger Agreement. Among other items, Greenberg noted with respect to the request for a “go-shop” provision that the “no solicitation” provisions of the Merger Agreement contained customary “fiduciary out” provisions and that they expected to include the “hell or high water” regulatory efforts provision in the Merger Agreement with some qualifications. The size of both the Hanger termination fee and the Parent reverse termination fee were also discussed, along with the triggers for the Parent reverse termination fee. Greenberg also raised the desire of Patient Square to obtain consents and renewals with respect to certain third party contracts as a closing condition.
On July 14, 2022, Greenberg sent Foley a revised draft of the Merger Agreement that again removed the “go-shop” provision but lowered Hanger’s termination fee from Patient Square’s prior position to $28 million (approximately 3.6% of Hanger’s equity value) and did not include a provision for Hanger reimbursement of Parent’s transaction fees and expenses if the Merger Agreement was terminated for failure to obtain the Company Stockholder Approval. The revised draft also included the “hell or high water” regulatory efforts provision subject to certain qualifications and deleted the Parent reverse termination fee for failure to obtain regulatory approvals. In addition, the revised draft increased the Parent reverse termination fee from Patient Square’s prior position to $39 million (approximately 5.0% of Hanger’s equity value), and deleted the trigger for payment of a Parent reverse termination fee for willful and material breach of the Merger Agreement, but instead permitted that in such a situation Hanger has a damages remedy capped at $45 million.
On July 15, 2022, on a regularly scheduled monthly Board update video conference, representatives of Foley and BofA Securities reviewed with the Board the terms of the Merger Agreement, including the material open items. With respect to the “go-shop” provision, Foley discussed that such a provision was not required under Delaware law given 15 potentially interested parties had been engaged during the Sale Transaction Process and that the Merger Agreement’s “no solicitation” provisions contained customary “fiduciary out” provisions that would permit the Board to consider acquisition proposals from third parties, including from any potential strategic buyers, if they constituted or could reasonably be expected to lead to a Superior Proposal. BofA Securities also discussed with the Board the likelihood that other financial sponsor bidders would have different views regarding Hanger than those expressed by potential bidders in the Sale Transaction Process. Foley discussed that in exchange for eliminating the “go-shop” provision, Hanger could request a two-tiered termination fee of $10 million (approximately 1.3% of Hanger equity value) for the first 45 days after signing of the Merger Agreement and $25 million (approximately 3.3% of Hanger equity value) thereafter. Foley discussed continuing to include the “hell or high water” regulatory efforts provision in the Merger Agreement without qualification in exchange for eliminating the Parent reverse termination fee for failure to obtain regulatory approval. With respect to the Parent reverse termination fee and damages cap, Foley discussed pursuing a reverse termination fee of $50 million (approximately 6.5% of Hanger equity value) and a damages cap for willful and material breaches by Parent of $55 million. As part of the discussion on sizes of both the Hanger termination fee and Parent reverse termination fee, Foley reviewed with the Board data as to the historical median percentages of equity value for such fees. Foley also discussed with the Board that while the Merger Agreement generally provided for limited conditions to closing, including that the condition for accuracy of representations was generally subject to a Company

Material Adverse Effect standard, the request by Patient Square for a closing condition relating to consents and renewal with respect to certain third party contracts created transaction closing uncertainty, and that this proposed closing condition should be deleted. The Board instructed Foley to revise the Merger Agreement consistent with the foregoing.
On July 15, 2022, Foley had a call with Greenberg to discuss the results of the discussion with the Board on the foregoing merger agreement terms and sent Greenberg a revised draft of the Merger Agreement consistent with Foley’s instructions from the Board. Also on July 15, 2022, Greenberg sent Foley revised drafts of the Limited Guaranty and Equity Commitment Letter, which Greenberg and Foley subsequently finalized.
On July 16, 2022, Greenberg sent Foley a revised draft of the Merger Agreement that deleted the two-tiered Hanger termination fee but lowered Hanger’s termination fee from Patient Square’s prior position to $23 million (approximately 3.0% of Hanger’s equity value). The revised draft also included the “hell or high water” regulatory efforts provision without qualification. In addition, the revised draft increased the Parent reverse termination fee from Patient Square’s prior position to $45 million (approximately 5.9% of Hanger’s equity value) and increased the damages cap for a willful and material breach by Parent to $50 million. The revised draft also noted the potential closing condition to obtain consents and renewals with respect to certain third party contracts would be the subject of a discussion between Hanger management and Patient Square.
On July 17, 2022, Foley sent Greenberg a revised draft of the Merger Agreement in an effort to resolve minor open issues, but reserved comment on open issues that had been the subject of the July 15, 2022 Board call pending further discussion with the Board on those items.
On July 18, 2022, Hanger management and representatives of Patient Square held a call to review Hanger’s preliminary financial results for the second quarter of 2022 and various matters regarding a proposed Merger, including the potential closing condition regarding consents and renewals with respect to certain third party contracts, which Patient Square agreed was not necessary. During such call, Patient Square had an introductory discussion with certain members of Hanger’s management team in which it indicated that it expects members of Hanger’s management team to use a portion of the proceeds they receive from the Merger to purchase equity of Parent or one or more of its affiliates, on customary terms, as described in “— Interests of the Directors and Officers of Hanger in the Merger — Compensation Arrangements with Parent”.
On July 18, 2022, Foley and Greenberg held a call to discuss various items to finalize the draft Merger Agreement and other transactions documents.
On July 18, 2022, Greenberg sent Foley a revised draft of the Disclosure Schedules to the Merger Agreement.
On July 19, 2022, Hanger management and representatives of Patient Square held a call to review the Management Forecast.
On July 19, 2022, Greenberg submitted to Foley as Patient Square’s final bid documentation, a revised draft of the Merger Agreement, which included the $18.75 per share Merger Consideration, revised drafts of the Equity Commitment Letter and Limited Guaranty, a draft of the Debt Commitment Letter and the revised draft of the Disclosure Schedules to the Merger Agreement.
On July 19, 2022, the Board held a special meeting by video conference, together with Hanger’s management and financial and legal advisors, to review Patient Square’s final proposal, including the terms of the proposed Merger Agreement. Foley reviewed the Board’s fiduciary duties in connection with the Board’s process to review strategic alternatives, including in connection with a potential sale transaction. BofA Securities reviewed a summary of the Sale Transaction Process and summarized key financial and other terms of Patient Square’s bid, which included an all-cash offer at a price of $18.75 per share, including the implied premiums and multiples that such price represented. BofA Securities also discussed selected terms of the merger agreement. BofA Securities then reviewed Hanger’s stock price performance, market benchmarking for Hanger, and updates to BofA Securities’ financial analysis and related assumptions since the June 23, 2022 Board presentation. Hanger management also discussed with the Board Hanger’s preliminary second quarter of 2022 financial results. Foley then reviewed the terms of the Merger Agreement, a copy of which, along with a summary thereof, was provided to the Board prior to the meeting. Foley reported that the Merger Agreement was substantially finalized other than the size of the Hanger termination fee, with respect to which, after discussion, the Board directed Foley and BofA Securities to request a decrease to $20 million (approximately 2.6% of Hanger equity value), and the size of the Parent reverse termination fee and damages cap, with respect to which, after discussion, the Board determined Patient Square’s most recent amounts were acceptable. Foley also reviewed with the Board the interests Hanger executive officers and directors may have in the Merger that may be different from, or in addition to, those of Hanger stockholders, as described in “— Interests of the Directors and Officers of Hanger in the Merger”, including calculations of estimated benefits to executive officers, a summary of which was provided to the Board before the meeting.
Over the course of July 19 and 20, 2022, Foley had multiple calls with Greenberg to discuss finalizing the Merger Agreement and other transaction documents and continued to exchange revised drafts thereof to finalize the Merger Agreement and other transaction documents. Foley conveyed the Board’s request for a $20 million Hanger termination fee. However, Greenberg noted that Patient Square was not willing to transact with a Hanger termination fee of less than $23 million.
On July 21, 2022, the Board held a special meeting by video conference, together with Hanger’s management and financial and legal advisors. Foley again reviewed the Board’s fiduciary duties, including in connection with consideration of approving the proposed Merger Agreement. Foley discussed the key terms of the merger agreement. Also at this meeting, BofA Securities reviewed with the Board certain transaction considerations and its financial analysis of the Merger Consideration and delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated July 21, 2022, to the effect that, as of that date and based on and subject to various assumptions and limitations described in such opinion, the Merger Consideration to be received by holders of Hanger common stock (other than Dissenting Shares), was fair, from a financial point of view, to such holders, as more fully described in the section entitled “— Fairness Opinion of BofA Securities, Inc.” Foley then reviewed resolution of the key terms of the Merger Agreement, a copy of which, along with a summary thereof, was provided to the Board before the meeting, and noted with respect to the Hanger termination fee of $23 million that, based on historical median percentages of equity value for such fees, the size of the termination fee was slightly below the median for similar transactions and that combined with the customary “fiduciary out” provisions contained in the Merger Agreement was reasonable for the Board to determine to accept. Foley also reviewed the Board resolutions that the Board would consider at the meeting.
Having considered the various reasons to approve the Merger Agreement (see “— Recommendation of Our Board of Directors and Reasons for the Merger”), as well as certain countervailing factors noted therein, and taking into account the numerous discussions with Hanger’s management and financial and legal advisors, the Board unanimously:
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determined and declared that the Merger Agreement, the ancillary agreements to which Hanger is a party and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Hanger and its stockholders;

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approved the Merger Agreement, the ancillary agreements to which Hanger is a party and the transactions contemplated thereby, including the Merger;

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directed that the Merger Agreement, including the Merger, be submitted to the stockholders of Hanger for its adoption and approval; and

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recommended that Hanger’s stockholders adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

After the close of regular trading on the NYSE on July 21, 2022, each of Hanger, Parent and Merger Sub executed and delivered the Merger Agreement and the other ancillary documents to which they are a party. Thereafter, Hanger issued a press release announcing the execution of the Merger Agreement.
Recommendation of Our Board of Directors and Reasons for the Merger
Recommendation of Our Board of Directors
On July 21, 2022, the Board, after consulting with its financial advisor and outside legal counsel and carefully reviewing and considering various factors described in “— Reasons for the Merger,” unanimously

(i) determined and declared that the Merger Agreement, the ancillary agreements to which Hanger is a party and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Hanger and its stockholders, (ii) approved the Merger Agreement, the ancillary agreements to which Hanger is a party and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement, including the Merger, be submitted to the stockholders of Hanger for its adoption and approval and (iv) recommended that Hanger’s stockholders adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.
The Board unanimously recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.
Reasons for the Merger
In evaluating the Merger Agreement and the Merger, the Board consulted with Hanger’s management and its financial advisor, BofA Securities, and outside counsel, Foley. The Board carefully reviewed and considered a number of factors, including the following factors (which are not necessarily listed in order of relative importance), all of which it viewed as generally supporting its unanimous (i) determination and declaration that the Merger Agreement, the ancillary agreements to which Hanger is a party and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Hanger and its stockholders, (ii) approval of the Merger Agreement, the ancillary agreements to which Hanger is a party and the transactions contemplated thereby, including the Merger, (iii) direction that the Merger Agreement, including the Merger, be submitted to the stockholders of Hanger for its adoption and approval and (iv) recommendation that Hanger’s stockholders adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger:
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the fact that the Merger Consideration represents an implied premium of approximately 26% over the closing price of Hanger common stock of $14.91 on July 20, 2022, the last full trading day before the Merger Agreement was entered into and announced, an implied premium of approximately 29% over the 30 calendar day volume-weighted average price ending July 20, 2022, and an implied premium of approximately 24% over the 90 calendar day volume-weighted average price ending July 20, 2022;

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the fact that the Merger Consideration of $18.75 per share will be paid in cash, and provides certainty, immediate value and liquidity to Hanger’s stockholders, enabling them to realize value for their interest in Hanger relative to future execution and market risks presented by a challenging macroeconomic, operating and capital markets environment;

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the belief of the Board, based on, among other things, a review of the Company’s business, market trends, results of operations and financial condition, and discussions with the Company’s management and its financial and legal advisors, that Hanger stockholders will have limited opportunities in the future to realize value in the public market for a variety of reasons, including the fact that the market for Hanger common stock has historically been negatively impacted by low trading volume, limited investor interest, concentrated stock ownership levels, and lack of attention from research analysts;

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the belief of the Board, after review of Hanger’s business, financial condition, results of operations, market trends, competitive landscape, execution risks and strategic alternatives, and discussions with Hanger’s management and financial and legal advisors, that the value offered to Hanger stockholders pursuant to the Merger Agreement is more favorable to Hanger stockholders than the potential long-term and sustainable value that might have resulted from remaining an independent public company, considering:

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the view of the Board that the state of the U.S. economy and resulting impact on capital markets, a higher interest rate environment with tighter lending conditions and lower investor tolerance for public company leverage present a potentially difficult operating environment for Hanger as a public company;

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uncertainty regarding execution of Hanger’s strategic plan and management projections in light of the evolving macro-economic environment, including the impact of inflation on reimbursement rates, the impact of an inflationary environment on controlling costs, and the impact of tight labor markets on hiring and retention of employees and ultimately clinic relationships and productivity;
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the costs associated with compliance with regulations pertaining to public companies; and

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the historical, current and prospective financial condition, results of operations and business of Hanger;

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the strategic alternatives review process undertaken by the Board prior to the signing of the Merger Agreement, which included outreach to 15 potential private equity bidders as described under “— Background of the Merger”, and which resulted in Parent’s submission of its final offer of $18.75 per share;

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the belief of the Board, based upon arm’s length negotiations resulting in Parent’s submission of its final offer of $18.75 per share, that the price to be paid by Parent was the highest price per share that Parent was willing to pay for Hanger under the then-current facts and circumstances;

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the fact that the Merger Agreement was the product of arm’s length negotiations, as well as the belief of the Board, based on these negotiations, that these were the most favorable terms to Hanger and its stockholders on which Parent was willing to agree under the then-current facts and circumstances;

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the business reputation and capabilities of Patient Square and its management, and the ability of Patient Square to complete the Merger;

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the belief that Parent had access to the resources needed to complete the Merger, including having obtained the Debt Financing Commitments for the transactions from a reputable financial institution and the Equity Financing Commitment from Patient Square Equity, and that Parent had agreed to use reasonable best efforts to consummate the Debt Financing and the Equity Financing in accordance with their respective terms;

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the likelihood that the Merger will be consummated, based upon, among other things, the limited number of conditions to the Merger, the absence of a financing condition, the likelihood of obtaining required regulatory approvals and contractual commitments by Parent to use its reasonable best efforts to obtain such regulatory approvals and the remedies available under the Merger Agreement to Hanger in the event of any breaches by Parent;

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the opinion provided by BofA Securities, dated July 21, 2022, to the Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration to be received by holders of Hanger common stock (other than Dissenting Shares), as more fully described in the section entitled “— Fairness Opinion of BofA Securities, Inc.” The full text of the opinion is attached as Appendix C to this proxy statement;

•
the terms and conditions of the Merger Agreement and other transaction agreements, including the following related factors:

•
the right, prior to receipt of the Company Stockholder Approval, for the Board to furnish information and to engage in discussions or negotiations made by a third party with regard to any Acquisition Proposal that the Board determines in good faith, after consultation with its independent financial advisors and outside counsel, constitutes or could reasonably be expected to lead to a Superior Proposal;

•
the ability of the Board, subject to certain limitations, to withdraw or modify its recommendation that stockholders vote in favor of adoption and approval of the Merger Agreement in connection with the receipt of a Superior Proposal or the occurrence of an Intervening Event (as defined in “The Merger Agreement — No Solicitation of Other Offers; Change of Board Recommendation”) if the Board determines in good faith, after consultation with outside counsel, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, and the Board’s right to terminate the Merger Agreement to accept a Superior Proposal and enter into a definitive agreement with respect to such Superior Proposal, subject to payment of a termination fee;

•
the belief of the Board, based upon the advice of its financial and legal advisors, that the termination fee and the circumstances in which such termination fee may be payable are reasonable in light of the benefit of the Merger and would not be a significant impediment to third parties interested in making an Acquisition Proposal;

•
the representations, warranties and covenants of Hanger in the Merger Agreement;

•
the obligation of Parent to use its reasonable best efforts to obtain certain regulatory approvals;

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the obligation of Parent to use its reasonable best efforts to consummate the Equity Financing and the Debt Financing;

•
the conditions to closing contained in the Merger Agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of the Company’s representations and warranties, is generally subject to a Company Material Adverse Effect qualification;

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the absence of a financing condition to Parent’s obligation to consummate the Merger;

•
the fact that Parent has received the Equity Commitment Letter, which will provide sufficient funds for Parent, together with the proceeds of the Debt Financing, to consummate the Merger;

•
the fact that, pursuant to the Merger Agreement, Hanger is entitled to specific performance and other equitable remedies to prevent breaches of the Merger Agreement and, under appropriate circumstances, may enforce Parent’s obligation to cause the Equity Financing to be timely completed;

•
the fact that the Merger Agreement provides that, if the Merger is not consummated under certain circumstances, and as an alternative to specific performance under the Merger Agreement, Parent will pay Hanger a $45 million reverse termination fee, and that such payment obligation is guaranteed by Patient Square Equity;

•
the fact that the Merger would be subject to approval by Hanger’s stockholders and that the stockholders would be free to evaluate the Merger and vote for or against the adoption and approval of the Merger Agreement at the special meeting; and

•
the availability of statutory appraisal rights to Hanger stockholders who do not vote in favor of the adoption and approval of the Merger Agreement and otherwise comply with all required procedures applicable to appraisal rights under Section 262 of the DGCL.

The Board also considered a variety of risks and other potentially negative factors with respect to the Merger Agreement and the Merger, including the following (which are not listed in any relative order of importance):
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the fact that, following the consummation of the Merger, Hanger would no longer exist as an independent, publicly traded company, and that the consummation of the Merger and receipt of the Merger Consideration, while providing relative certainty of value, will not allow Hanger stockholders to participate in any potential future earnings or growth or benefit from any potential future appreciation in value of Hanger as a private company;

•
the restrictions in the Merger Agreement on soliciting competing Acquisition Proposals to acquire Hanger from the date of the Merger Agreement;

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the restrictions in the Merger Agreement on Hanger’s ability to terminate the Merger Agreement in connection with the receipt of a Superior Proposal, including the fact that the Board must (i) provide five days’ written notice to Parent of its intention to effect a Change of Board Recommendation or terminate the Merger Agreement in order to provide Parent with an opportunity to match a Superior Proposal and (ii) negotiate in good faith with Parent during such period, and the discouraging effect this may have on potential other bidders;

•
the requirement that Hanger may be required to pay Parent a termination fee of $23 million under certain circumstances after the date of the Merger Agreement, including the potential effect of the termination fee to deter other potential bidders from making an Acquisition Proposal for Hanger, and the impact of the termination fee on Hanger’s ability to engage in another transaction for twelve months if the Merger Agreement is terminated in certain circumstances;
•
the risk that the conditions to the consummation of the Merger may not be satisfied (including the expiration or termination of the waiting period under the HSR Act) and, as a result, the possibility that the Merger may not be completed in a timely manner or at all, even if the Merger Agreement is adopted and approved by Hanger’s stockholders;

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the possibility that the Debt Financing contemplated by the Debt Commitment Letter and the Equity Financing contemplated by the Equity Commitment Letter will not be obtained, resulting in Parent not having sufficient funds to complete the Merger;

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the potential negative effects if the Merger is not consummated in a timely manner or at all, including that:

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the trading price of Hanger common stock could be adversely affected;

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Hanger will have incurred significant transaction and opportunity costs attempting to complete the Merger;

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Hanger could lose customers, suppliers, business partners and employees, including key sales and other personnel;

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Hanger’s business may be subject to significant disruption and decline;

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the market’s perceptions of Hanger’s prospects could be adversely affected; and

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Hanger’s directors, officers and other employees will have expended considerable time and effort to consummate the Merger;

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the fact that Parent and Merger Sub are newly formed entities with no material assets other than the Commitment Letters, and that, notwithstanding Hanger’s specific performance remedy under the Merger Agreement, Hanger’s remedy in the event of a breach of the Merger Agreement by Parent or Merger Sub may be limited to receipt of the $45 million reverse termination fee, that the monetary liability of Parent and Merger Sub under the Merger Agreement, and that of Patient Square Equity under the Limited Guaranty, is capped at $50 million with respect to willful and material breaches, and that under certain circumstances Hanger may not be entitled to the reverse termination fee or monetary damages at all;

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the significant costs involved in connection with entering into the Merger Agreement and consummating the Merger (many of which are payable whether or not the Merger is consummated), including in connection with any litigation that may arise in the future, and the substantial time and effort of Hanger’s management required to complete the Merger, which may disrupt its normal business operations and have a negative effect on its financial results;

•
the restrictions imposed by the terms of the Merger Agreement on the conduct of Hanger’s business prior to completion of the Merger, which may delay or prevent Hanger from undertaking business opportunities that may arise pending completion of the Merger and the resultant risk if the Merger is not consummated;

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the fact that any gain realized by Hanger stockholders as a result of the Merger will generally be taxable for U.S. federal income tax purposes to those stockholders that are U.S. persons subject to taxation in the United States; and

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the fact that Hanger’s executive officers and directors may have interests in the Merger that may be different from, or in addition to, those of Hanger stockholders. See “— Interests of the Directors and Officers of Hanger in the Merger”.

After taking into account the factors set forth above, as well as others, the Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Merger were outweighed by the potential benefits of the Merger to Hanger’s stockholders. Accordingly, the Board unanimously (i) determined and declared that the Merger Agreement, the ancillary agreements to which Hanger is a party and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Hanger and its stockholders, (ii) approved the Merger Agreement, the ancillary agreements to which Hanger is a party and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement, including the Merger, be submitted to the stockholders of Hanger for its adoption and approval and (iv) recommended that Hanger’s stockholders adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.
The foregoing discussion summarizes the material factors considered by the Board, but is not intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his or her own business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination and recommendation. The Board based its recommendation on the totality of the information presented, including its discussions with, and questioning of, Hanger’s management and its financial advisors and outside legal counsel. This explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Concerning Forward-Looking Statements”.
Fairness Opinion of BofA Securities, Inc.
Hanger has retained BofA Securities to act as Hanger’s financial advisor in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Hanger selected BofA Securities to act as Hanger’s financial advisor in connection with the Merger on the basis of BofA Securities’ experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with Hanger and its business.
On July 21, 2022, at a meeting of the Board held to evaluate the Merger, BofA Securities delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated July 21, 2022, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the Merger Consideration to be received by holders of Hanger common stock (other than Dissenting Shares) was fair, from a financial point of view, to such holders.
The full text of BofA Securities’ written opinion to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Appendix C to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the Merger Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspect of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Hanger or in which Hanger might engage or as to the underlying business decision of Hanger to proceed with or effect the Merger. BofA Securities’ opinion does not address any other aspect of the Merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Merger or any other matter.
In connection with rendering its opinion, BofA Securities has, among other things:
•
reviewed certain publicly available business and financial information relating to Hanger;

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reviewed certain internal financial and operating information with respect to the business, operations and prospects of Hanger furnished to or discussed with BofA Securities by the management of Hanger, including the Management Forecasts;

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discussed the past and current business, operations, financial condition and prospects of Hanger with members of senior management of Hanger;

•
reviewed the trading history for Hanger common stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;

•
compared certain financial and stock market information of Hanger with similar information of other companies BofA Securities deemed relevant;

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compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;

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considered the results of BofA Securities’ efforts on behalf of Hanger to solicit, at the direction of Hanger, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Hanger;

•
reviewed a draft, dated July 21, 2022, of the merger agreement, referred to in this section of the proxy statement as the “Draft Agreement”; and

•
performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Securities and BofA Securities relied upon the assurances of the management of Hanger that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Management Forecasts, BofA Securities was advised by Hanger, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Hanger as to the future financial performance of Hanger. BofA Securities did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Hanger, nor did it make any physical inspection of the properties or assets of Hanger. BofA Securities did not evaluate the solvency or fair value of Hanger, Parent or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of Hanger, that the Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Hanger or the contemplated benefits of the Merger. BofA Securities also assumed, at the direction of Hanger, that the final executed merger agreement would not differ in any material respect from the Draft Agreement reviewed by BofA Securities.
BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the Merger (other than the Merger Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Merger, any related transaction or any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Hanger common stock (other than Dissenting Shares) and no opinion or view was expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Merger Consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Hanger or in which Hanger might engage or as to the underlying business decision of Hanger to proceed with or effect the Merger. BofA Securities did not express any view or opinion with respect to, and relied, with Hanger’s consent, upon the assessments of Hanger and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to Hanger or the Merger (including the contemplated benefits thereof), as to which matters BofA Securities understood that Hanger had obtained such advice as Hanger deemed necessary from qualified professionals. In addition, BofA Securities expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter. Except as described in this summary, Hanger imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.

BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. BofA Securities noted that the credit, financial and stock markets had been experiencing unusual volatility and BofA Securities expressed no opinion or view as to any potential effects of such volatility on Hanger, Parent or the Merger. It should be understood that subsequent developments may affect its opinion, and BofA Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities.
The discussions set forth below in the section entitled “— Hanger Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.
Hanger Financial Analyses
Selected Publicly Traded Companies Analysis
BofA Securities reviewed publicly available financial and stock market information for Hanger and the following 10 publicly traded companies in the outsourced physician services and post-acute care and rehabilitation businesses:
Outsourced Physician Services Companies
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Surgery Partners, Inc.

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Acadia Healthcare Company, Inc.

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Pediatrix Medical Group, Inc.

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DaVita Inc.

Post-Acute Care and Rehabilitation Companies
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ATI Physical Therapy, Inc.

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U.S. Physical Therapy, Inc.

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The Pennant Group, Inc.

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The Ensign Group, Inc.

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Encompass Health Corporation

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Select Medical Holdings Corporation

BofA Securities reviewed, among other things, enterprise values (“EV”) of the selected publicly traded companies, calculated as equity values based on closing stock prices on July 20, 2022, plus debt and minority interests, and less cash and cash equivalents, as a multiple of fiscal year 2022 and 2023 estimated adjusted earnings before interest, taxes, depreciations and amortization, not burdened by stock-based compensation, referred to as Adjusted EBITDA, as set forth in the table below. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of Hanger were based on the Management Forecasts.
Enterprise Value / Estimated Adjusted EBITDA
	Selected Publicly Traded Companies	2022E	2023E
Outsourced Physician Services Companies	• Surgery Partners, Inc.	16.3x	14.3x
	• Acadia Healthcare Company, Inc.	14.3x	13.1x
	• Pediatrix Medical Group, Inc.	10.2x	9.5x
	• DaVita Inc.	8.2x	7.1x

Enterprise Value / Estimated Adjusted EBITDA
	Selected Publicly Traded Companies	2022E	2023E
Post-Acute Care and Rehabilitation Companies	• ATI Physical Therapy, Inc.	23.9x	10.7x
	• U.S. Physical Therapy, Inc.	21.8x	20.3x
	• The Pennant Group, Inc.	12.2x	10.0x
	• The Ensign Group, Inc.	10.9x	10.0x
	• Encompass Health Corporation	9.7x	8.8x
	• Select Medical Holdings Corporation	9.5x	8.1x
	• Hanger, Inc.	7.9x	7.3x
The median Enterprise Value / fiscal year 2022 estimated Adjusted EBITDA multiple observed for the outsourced physician services companies, which include Surgery Partners, Inc., Acadia Healthcare Company, Inc., Pediatrix Medical Group, Inc. and DaVita Inc., was 12.3x. The median Enterprise Value / fiscal year 2023 estimated Adjusted EBITDA observed for such companies was 11.3x.
The median Enterprise Value / fiscal year 2022 estimated Adjusted EBITDA multiple observed for the post-acute care and rehabilitation services companies, which include ATI Physical Therapy, Inc., U.S. Physical Therapy, Inc., The Pennant Group, Inc., The Ensign Group, Inc., Encompass Health Corporation and Select Medical Holdings Corporation, was 11.5x. The median Enterprise Value / fiscal year 2023 estimated Adjusted EBITDA observed for such companies was 10.0x.
The overall low to high Enterprise Value / fiscal year 2022 and 2023 Adjusted EBITDA multiples observed for all of the selected publicly traded companies were 8.2x to 23.9x and 7.1x to 20.3x, respectively.
Based on its professional judgment and experience, BofA Securities applied fiscal year 2022 and 2023 EBITDA multiples of 8.0x to 10.5x and 7.0x to 9.5x, respectively, derived from the selected publicly traded companies, to Hanger’s fiscal year 2022 and 2023 Adjusted EBITDA of $137 million and $149 million, respectively, as set forth in the Management Forecasts, to calculate ranges of implied enterprise values for Hanger.
This analysis indicated the following approximate implied per share value reference ranges for Hanger, rounded to the nearest $0.25, as compared to the Merger Consideration:
Implied Per Share Value Reference Ranges for Hanger
2022 Estimated Adjusted EBITDA	2023 Estimated Adjusted EBITDA	Merger Consideration
$15.25 – $23.50	$13.75 – $22.75	$18.75
No company used in this analysis is identical or directly comparable to Hanger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Hanger was compared.
Selected Precedent Transactions Analysis.
BofA Securities reviewed, to the extent publicly available, financial information relating to the following 15 selected transactions involving companies in the rehabilitation, outsourced physician services, post-acute care and specialty patient care businesses:

	Date Announced	Acquiror	Target	Transaction Value / LTM Adjusted EBITDA
Rehabilitation Companies	June 21, 2021	LifePoint Health, Inc.	Kindred Healthcare, Inc.	N/A
	February 22, 2021	Fortress Value Acquisition Corp. II	ATI Physical Therapy, Inc.	18.2x
	October 23, 2017	Select Medical Holdings Corporation	U.S. HealthWorks, Inc.	12.0x
	January 25, 2016	Select Medical Holdings Corporation	Physiotherapy Associates Holdings, Inc.	12.5x
	June 11, 2015	Encompass Health Corp.	Reliant Hospital Partners, LLC	8.9x
Outsourced Physician Services Companies	June 11, 2018	KKR & Co. L.P.	Envision Healthcare Corporation	10.9x
	October 31, 2016	Blackstone Inc.	Team Health Holdings, Inc.	12.8x
	June 16, 2014	Surgery Partners, Inc.	Symbion Inc.	10.3x
	October 18, 2010	Hanger, Inc.	Accelerated Care Plus Corporation	9.1x
Post-Acute Care Companies	April 25, 2018	ProMedica Health System, Inc.	HCR ManorCare Inc.	N/A
	December 19, 2017	Humana Inc., TPG Inc. and Welsh, Carson, Anderson & Stowe	Kindred Healthcare, Inc.	9.5x
	October 9, 2014	Kindred Healthcare, Inc.	Gentiva Health Services, Inc.	11.1x
	August 18, 2014	Genesis Healthcare, Inc.	Skilled Healthcare Group, Inc.	11.3x
Special Patient Care Companies	August 30, 2016	Clayton, Dubilier & Rice LLP	Drive DeVilbiss Healthcare, Inc.	N/A
	July 1, 2015	Madison Dearborn Partners	Patterson Companies, Inc.	10.6x
BofA Securities reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s latest 12 months (“LTM”) Adjusted EBITDA. The overall low to high transaction value / LTM Adjusted EBITDA multiples observed for the selected transactions were 8.9x to 18.2x (with a mean of 11.4x and a median of 11.0x). Based on its professional judgment and experience and after taking into consideration, among other things, the observed data for the selected precedent transactions, BofA Securities then applied a selected range of transaction value / LTM Adjusted EBITDA multiples of 9.5x to 11.5x. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction, and estimated financial data of Hanger were based on the Management Forecasts. This analysis indicated the following approximate implied per share value reference ranges for Hanger, rounded to the nearest $0.25, as compared to the Merger Consideration:

Implied Per Share Value Reference Ranges for Hanger LTM Q1’22A Adjusted EBITDA	Merger Consideration
$14.75 – $20.50	$18.75
No company, business or transaction used in this analysis is identical or directly comparable to Hanger or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Hanger and the Merger were compared.
Discounted Cash Flow Analysis.
BofA Securities performed a discounted cash flow analysis of Hanger to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Hanger was forecasted to generate during Hanger’s fiscal year 2022 (second through fourth quarters) through fiscal year 2026 based on the Management Forecasts. BofA Securities calculated terminal values for Hanger by applying terminal forward multiples of 8.5x to 10.5x, based on the historical trading range for the Hanger stock as a multiple of Adjusted EBITDA, to the terminal year Adjusted EBITDA. The cash flows and terminal values were then discounted to present value as of March 31, 2022 using discount rates ranging from 7.75% to 9.25%, which were based on an estimate of Hanger’s weighted average cost of capital. This analysis indicated the following approximate implied per share value reference ranges for Hanger, rounded to the nearest $0.25, as compared to the Merger Consideration:
Implied Per Share Value Reference Range for Hanger	Merger Consideration
$17.25 – $25.25	$18.75
Other Factors
BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:
•
historical trading prices and trading volumes of Hanger common stock, which indicated low and high closing prices for Hanger common stock during the 52-week period ended July 20, 2022 of approximately $13.77 to $25.44; and

•
one-year future stock price targets for Hanger common stock in the two publicly available research analyst reports, which were last updated on December 14, 2021 and February 8, 2022, prior to the announcement of the Merger, and which indicated stock price targets for Hanger, discounted to present value utilizing Hanger’s cost of equity of approximately 10%, of a range of $21.75 to $25.50.

Miscellaneous
As noted above, the discussion set forth above in the section entitled “— Hanger Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the Board in connection with its opinion and is not a comprehensive description of all analyses undertaken or the factors considered by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Hanger. The estimates of the future performance of Hanger in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, of the Merger Consideration and were provided to the Board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of Hanger.
The type and amount of consideration payable in the Merger was determined through negotiations between Hanger and Parent, rather than by any financial advisor, and was approved by the Board. The decision to enter into the Merger agreement was solely that of the Board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Board or Hanger’s management with respect to the Merger or the Merger Consideration.
Hanger has agreed to pay BofA Securities for its services in connection with the Merger an aggregate fee of approximately $14 million, $1 million of which was payable upon the delivery of its opinion and the remaining portion of which is contingent upon the consummation of the Merger. Hanger also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.
BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of (i) Hanger and certain of its affiliates, and (ii) Parent and certain of its affiliates, including Patient Square and certain of its affiliates and portfolio companies.
BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Hanger and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as an administrative agent, collateral agent, arranger, book-running manager and/or bookrunner for, and/or as a lender under, certain letters of credit, credit and leasing facilities and other credit arrangements of Hanger and/or certain of its affiliates, (ii) having provided or providing certain foreign exchange trading services to Hanger and/or certain of its affiliates, and (iii) having provided or providing certain treasury management products and services to Hanger and/or certain of its affiliates. From July 1, 2020 through June 30, 2022, BofA Securities and its affiliates derived aggregate revenues from Hanger and certain of its affiliates of approximately $6 million for investment and corporate banking services.
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Parent and certain of its affiliates, including Patient Square and certain of its affiliates and portfolio companies, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as an arranger and/or bookrunner for, and/or as a lender under, certain term loans, credit facilities and other credit arrangements of Parent and/or certain of its affiliates, including Patient Square Capital and/or certain of its affiliates and portfolio companies (including acquisition financing), and (ii) having provided or providing certain treasury management products and services to Parent and/or certain of its affiliates, including Patient Square Capital and/or certain of its affiliates and portfolio companies. From July 1, 2020 through June 30, 2022, BofA Securities and its affiliates derived aggregate revenues from Parent and certain of its affiliates, including Patient Square Capital and certain of its affiliates and portfolio companies, of approximately $3 million for investment and corporate banking services.
Certain Financial Projections
Except for a financial outlook with respect to the current fiscal year issued in connection with its ordinary course earnings announcements, Hanger does not normally publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent unpredictability of the underlying assumptions, estimates and projections, especially over the longer-term periods. In connection with the evaluation of the Merger, Hanger’s management prepared and provided to the Board and BofA Securities the Management Forecasts. Hanger is including a summary of the Management Forecasts to provide Company stockholders with access to information that was made available to the Board in connection with its evaluation of the Merger and the Merger Consideration. In addition, a summary of the Management Forecasts was made available to Parent and Merger Sub at Parent’s request in connection with their due diligence review of Hanger. The Management Forecasts were also made available to BofA Securities in connection with the rendering of its financial fairness opinion to the Board, as more fully described in “—Fairness Opinion of BofA Securities, Inc.” The summary of the Management Forecasts may not be appropriate for other purposes and is not being included in this proxy statement to influence a Company stockholder’s decision whether to vote in favor of the Merger Proposal or any other proposal. Please read the information set forth in this section below under the heading “Important Information Regarding the Management Forecasts.”
The following table presents a summary of the Management Forecasts.
	Year ended December 31,
($ in millions)	2022E(3)	2023E	2024E	2025E	2026E
Net Revenue	$981	$1,315	$1,389	$1,465	$1,543
Adjusted EBITDA(1)	$129	$149	$165	$180	$195
Unlevered Free Cash Flow(2)	$37	$27	$34	$47	$59

(1)
Adjusted EBITDA is a non-GAAP financial measure, which is defined as operating income before depreciation and amortization, and adjusted to exclude expenses associated with stock based compensation, severance expenses, certain expenses incurred in connection with acquisitions (including the Merger and the Merger Agreement) and certain other charges.

(2)
Unlevered Free Cash Flow, as derived from the Management Forecast, means (a) Adjusted EBITDA less stock based compensation, depreciation and amortization, all tax effected, plus (b) depreciation and amortization, less (c) changes in net working capital, acquisition expenditures and capital expenditures.

(3)
The amounts presented for 2022 reflect the nine-month period ending December 31, 2022. All other years presented reflect full twelve-month periods.

Important Information Regarding the Management Forecasts
The Management Forecasts were developed by Hanger’s management on a standalone basis without giving effect to the Merger and the other transactions contemplated by the Merger Agreement. Furthermore, the Management Forecasts do not take into account the effect of any failure of the transactions contemplated by the Merger Agreement to be completed and should not be viewed as accurate or continuing in that context. Although the Management Forecasts are presented with numerical specificity, they were based on numerous variables and assumptions made by Hanger’s management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Hanger’s business, all of which are difficult or impossible to predict accurately and many of which are beyond Hanger’s control. The Management Forecasts constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in the Management Forecasts, including, but not limited to, the factors set forth in “Cautionary Statement Concerning Forward-Looking Statements” and the various risks set forth in Hanger’s reports filed with the SEC. There can be no assurance that the Management Forecasts will be realized or that actual results will not be significantly higher or lower than the Management Forecasts. The Management Forecasts cover several years, and such information by its nature becomes less reliable with each successive year. In addition, the Management Forecasts will be affected by Hanger’s ability to achieve strategic goals, objectives and targets over the applicable periods. The Management Forecasts reflect assumptions as to certain business decisions that are subject to change and cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. The inclusion of the Management Forecasts should not be regarded as an indication that Hanger, BofA Securities, their respective officers, directors, affiliates, advisors, or other representatives or anyone who received this information then considered, or now considers, them a reliable prediction of future events, and this information should not be relied upon as such. The inclusion of the Management Forecasts in this proxy statement should not be regarded as an indication that the Management Forecasts will be necessarily predictive of actual future events. No representation is made by Hanger or any other person regarding the Management Forecasts or Hanger’s ultimate performance compared to such information. The Management Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information about Hanger contained in Hanger’s public filings with the SEC. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.” In light of the foregoing factors, and the uncertainties inherent in the Management Forecasts, Company stockholders are cautioned not to place undue, if any, reliance on the Management Forecasts.
The Management Forecasts were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or accounting principles generally accepted in the United States (“GAAP”), or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation or presentation of prospective financial information. The Management Forecasts included in this proxy statement have been prepared by, and are the responsibility of, Hanger’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Management Forecasts and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference into this proxy statement relates to Hanger’s previously issued financial statements. It does not extend to the Management Forecasts and should not be read to do so.
Adjusted EBITDA contained in the Management Forecasts and Unlevered Free Cash Flow derived therefrom, both as summarized above, are each a “non-GAAP financial measure,” which is a financial performance measure that is not calculated in accordance with GAAP. The non-GAAP financial measures used in the Management Forecasts were relied upon by BofA Securities for purposes of its opinion and by the Board in connection with its evaluation of the Merger. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by BofA Securities for purposes of its opinion or by the Board in connection with its evaluation of the Merger. Accordingly, Hanger has not provided a reconciliation of the financial measures included in the Management Forecasts to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Hanger may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, this non-GAAP financial measure should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.
The summary of such information above is included solely to give Company stockholders access to the information that was made available to the Board, BofA Securities, Parent and Merger Sub, and is not included in this proxy statement to influence any Company stockholder to vote their shares of Hanger common stock in favor of the Merger Proposal or any other proposal contained herein. In addition, the Management Forecasts have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement, and except as required by applicable securities laws, Hanger does not intend to update or otherwise revise the Management Forecasts or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error.
Interests of the Directors and Executive Officers of Hanger in the Merger
When considering the recommendation of the Board that you vote “FOR” the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder generally. The Board was aware of these interests in, among other matters, approving the Merger Agreement and the transactions contemplated thereby, including the Merger, and in recommending that the Merger Proposal be adopted and approved by the stockholders of Hanger. See “— Background of the Merger” and “— Recommendation of Our Board of Directors and Reasons for the Merger”. You should take these interests into account in deciding whether to vote “FOR” the approval of the Merger Proposal.
These interests are described in more detail below. For purposes of the discussion below, Vinit K. Asar, Thomas E. Kiraly, Peter A. Stoy, Thomas E. Hartman, C. Scott Ranson, James H. Campbell, Mitchell D. Dobson, Keri L. Jolly, and Gabrielle B. Adams are referred to as the “executive officers.” In certain instances, Messrs. Asar, Kiraly, Stoy, Hartman and Ranson are referred to as the “named executive officers” as they were Hanger’s chief executive officer, chief financial officer and the three other most highly compensated executive officers, respectively, as determined for purposes of Hanger’s most recent annual proxy statement. Compensation that may become payable to our named executive officers in connection with the Merger is subject to a non-binding, advisory vote of the stockholders of Hanger and is quantified in the narrative below and in “Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation”. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.
Treatment of Equity and Equity-Based Awards
Under the Merger Agreement, the equity-based awards held by Hanger’s directors and executive officers under the Hanger Orthopedic Group, Inc. 2010 Omnibus Incentive Plan, the Hanger, Inc. 2016 Omnibus Incentive Plan, the Hanger, Inc. 2017 Special Equity Plan, the Hanger, Inc. 2019 Omnibus Incentive Plan, and the Hanger, Inc. 2022 Omnibus Incentive Plan (together, the “Equity Incentive Plans”), will not be continued following the Merger and therefore will be cancelled and treated as explained below at the Effective Time.
Stock Options
Each Company Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time will automatically be cancelled and be converted into the right to receive (without interest) an amount in cash (less any applicable tax withholdings) equal to the product of (x) the total number of shares of Hanger common stock underlying the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Option (less any taxes required to be withheld under applicable law). If the exercise price of a Company Option is equal to or greater than the Merger Consideration, then such Company Option will be cancelled for no consideration.
Restricted Stock Units and Performance-Based Restricted Stock Units
Each outstanding award of Company RSUs will become fully vested and will automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less any applicable tax withholdings) equal to (x) the total number of shares of Hanger common stock underlying such award of Company RSUs, multiplied by (y) the Merger Consideration. Each outstanding award of Company PRSUs will become vested as to the number of shares of Hanger common stock subject to such award that would vest based on target level achievement of all performance targets (without application of any modifier) and will, after giving effect to such vesting, automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less any applicable withholding taxes) equal to (x) the number of vested shares of Hanger common stock underlying such award of Company PRSUs, multiplied by (y) the Merger Consideration, and the unvested portion of such Company PRSUs will be cancelled for no consideration.

Estimated Value of Accelerated Equity
The following table sets forth the number of unvested Company RSUs and unvested Company PRSUs that were held by our executive officers and non-employee directors as of July 31, 2022 under our Equity Incentive Plans and the cash value that each executive officer and non-employee director will receive with respect to these awards in connection with the Merger.
Name	Company RSUs	Company PRSUs	Total Value(1)
Executive Officers
Vinit K. Asar	256,083	103,665	$6,745,275
Thomas E. Kiraly	69,704	21,597	$1,711,894
Peter A. Stoy	40,592	20,943	$1,153,781
Thomas E. Hartman	33,979	10,733	$838,350
C. Scott Ranson	24,125	7,199	$587,325
James H. Campbell	19,162	6,283	$477,094
Mitchell D. Dobson	14,723	4,451	$359,513
Keri L. Jolly	21,078	6,414	$515,475
Gabrielle B. Adams	17,454	5,760	$435,263
Non-Employee Directors
Asif Ahmad	9,911	—	$185,831
Christopher B. Begley	9,911	—	$185,831
John T. Fox	9,911	—	$185,831
Thomas C. Freyman	9,911	—	$185,831
Stephen E. Hare	9,911	—	$185,831
Mark M. Jones	9,911	—	$185,831
Cynthia L. Lucchese	9,911	—	$185,831
Richard Pettingill	9,911	—	$185,831
Kathryn M. Sullivan	9,911	—	$185,831

(1)
Equals the total number of Shares subject to Company RSUs and Company PRSUs that will vest in connection with the Merger, multiplied by the Merger Consideration ($18.75).

Severance and Other Termination Benefits
We have entered into executive employment agreements with each of our executive officers which include severance benefits, and which would continue to apply following the change in control unless the Parent negotiates otherwise with each executive.
Specifically, the agreements provide that if the executive officer is terminated by Hanger without “cause” or, for each executive officer other than Ms. Adams, by the executive for “good reason,” in either case within two years following a change in control of Hanger (such as the Merger), then the executive officer will be entitled to (i) severance payments equal to the executive officer’s base salary plus target bonus multiplied by a factor (which is equal to 2.5 for Mr. Asar; 2.0 for Messrs. Kiraly, Stoy, and Ranson; 1.5 for Mr. Hartman and Ms. Jolly; 1.0 for Mr. Campbell and Mr. Dobson; and 0.5 for Ms. Adams), (ii) reimbursement for COBRA coverage and other employee benefits for a period of time following termination (30 months for Mr. Asar; 24 months for Messrs. Kiraly, Stoy and Ranson; 18 months for Mr. Hartman and Ms. Jolly; 12 months for Mr. Campbell and Mr. Dobson; and six months for Ms. Adams), (iii) a pro-rata annual bonus for the year of termination, if earned based on the achievement of the relevant goals, and (iv) outplacement services.

The foregoing amounts are in addition to the payment of all unpaid base salary to which the executive officer is entitled through the termination date and other vested benefits to which the executive officer is entitled under Hanger’s benefit plans and arrangements.
The employment agreements contain a “Section 280G better-of” provision, which provides that, if the total compensation paid to an executive officer in connection with the Merger, which may include the severance payments described above, would exceed the applicable threshold under Section 280G of the Code, such that the executive officer would be subject to an excise tax (and Hanger would forego a tax deduction) on a portion of those change in control payments, then those payments will either (i) be reduced to avoid the imposition of the excise taxes under Section 4999 of the Code, or (ii) paid in full (resulting in the executive becoming subject to the excise tax and resulting in a loss of a tax deduction for Hanger), whichever of (i) or (ii) results in a better after-tax result for the executive officer.
“Cause” is generally defined to mean (i) the repeated failure or refusal of the executive to follow the lawful directives of the Chief Executive Officer of Hanger or the Board (except due to sickness, injury or disabilities), (ii) gross inattention to duty or any other willful, reckless or grossly negligent act (or omission to act) by the executive, which materially injures Hanger, including the repeated failure to follow the written policies and procedures of Hanger, (iii) the executive’s material breach of the employment agreement after written notice and a reasonable opportunity to cure, if curable, or (iv) the commission by the executive of a felony or other crime involving moral turpitude or an act of financial dishonesty against Hanger or any of its affiliates. Any determination of “cause” following a change in control (such as the Merger) can only be made by the Board or by the board of directors of the successor or acquirer in the change in control, which may terminate the executive for cause only after providing the executive (a) written notice that indicates in reasonable detail the facts and circumstances alleged to provide a basis for such termination, (b) a 30 day opportunity to cure such facts or circumstances, if curable, (c) the opportunity to appear before such board (with the accompaniment of counsel) and provide rebuttal to such proposed termination, and (d) written notice following such appearance confirming such termination and certifying that the decision to terminate the executive for cause was approved in good faith by at least 66% of the members of such board.
“Good Reason” is generally defined to mean (i) a material diminution of the executive officer’s responsibilities, (ii) a change to the location of the executive officer’s principal place of employment to a place that is 50 or more miles away from the executive officer’s current place of employment (unless the change is no farther from the executive officer’s current residence than the prior location), or Hanger’s failure to provide at least 60 days’ notice of its intent to relocate the executive officer, or (iii) Hanger’s material breach of the employment agreement.
In addition, certain of the executive officers may become entitled to additional benefits under Hanger’s supplemental executive retirement plans in connection with the Merger. Specifically, Mr. Asar and Mr. Hartman would be entitled to an additional benefit accrual under Hanger’s Defined Benefit Supplemental Executive Retirement Plan if they are terminated without cause or for good reason equal to the benefit they would have accrued if they had remained employed for the length of their severance period (30 months for Mr. Asar, and 18 months for Mr. Hartman), and all participants in Hanger’s Defined Contribution Supplemental Executive Retirement Plan who are not yet vested in their benefit (which include Mr. Stoy, Mr. Dobson and Ms. Jolly) would become fully vested if terminated without cause or with good reason following the Merger.
Funding of Rabbi Trust
Mr. Asar and Mr. Hartman both participate in Hanger’s Defined Benefit Supplemental Executive Retirement Plan, which provides benefit payments for 15 years following the executive’s retirement. The Defined Benefit Supplemental Executive Retirement Plan is an “unfunded plan,” meaning that benefits are generally paid out of Hanger’s general assets when due. However, pursuant to the terms of the Defined Benefit Supplemental Executive Retirement Plan, no later than 30 days after a change in control, Hanger is required to establish and fund a “rabbi trust” with assets equal to the present value of the accrued benefits of all participants in the plan, and make periodic contributions to the trust so that trust assets remain adequate to pay benefit amounts. As required by applicable tax laws, however, the trust assets continue to be subject to the claims of creditors in the event of insolvency.

Transaction Bonus Pool
Hanger has approved a $350,000 transaction bonus pool to be paid in the form of cash bonuses to certain employees in connection with their efforts with respect to the Merger if such employees remain employed by Hanger through the closing of the Merger, with individual amounts to be determined by Hanger prior to the closing of the Merger. Hanger has agreed that it will not allocate an amount from the bonus pool to any of the named executive officers.
Continuing Employees
Under the Merger Agreement, from the Effective Time until the first anniversary thereof, Parent will cause the surviving corporation to provide to each employee of Hanger and any of its subsidiaries who, as of the closing of the Merger, continues to be employed with Hanger or any of its subsidiaries (a “Continuing Employee”), during any period of employment during such twelve month period, base compensation and a target annual cash bonus opportunity that is not less favorable than the base compensation and target annual cash bonus opportunity provided to such Continuing Employee immediately prior to the Effective Time, and other compensation and benefits (excluding equity award compensation, defined benefit pensions, nonqualified deferred compensation and change-in-control compensation or benefits) that are substantially equivalent in aggregate economic value to the other compensation and benefits provided to such Continuing Employee immediately prior to the Effective Time. The Merger Agreement further provides that the surviving corporation will continue all existing annual bonus plans and commission plans and arrangements through the end of 2022 without change.
With respect to benefit plans maintained by the surviving corporation (including any vacation, paid time-off and severance plans, but excluding any defined benefit pension plans), the Continuing Employees will be given service credit for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals under such benefit plans, for their length of service with (or otherwise recognized by) Hanger or any of its subsidiaries, as reflected in Hanger’s records, except that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.
Named Executive Officer Golden Parachute Compensation
The following table provides information about certain compensation for each of our named executive officers that is based on or otherwise relates to the Merger. The values in this table assumes that the Merger closed on July 31, 2022, that the employment agreements described above remain in effect, and that each named executive officer was terminated from employment immediately after the closing of the Merger without cause or for good reason. The compensation summarized in the table and footnotes below is subject to a non-binding, advisory vote of Hanger’s stockholders, as described in “Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation”.
The footnotes to the table identify whether the benefit is “single-trigger” (meaning the benefit is payable solely as a result of the consummation of the Merger, and is not conditioned on a termination of the named executive officer’s employment) or “double trigger” (meaning a benefit that is only payable upon the named executive officer’s termination of employment without cause or for good reason following the Merger).
	Golden Parachute Compensation
Name	Cash($)(1)	Equity($)(2)	Pension/NQDC ($)(3)	Benefits & Perquisites($)(4)	Total($)
Vinit K. Asar	$5,177,000	$6,745,275	$833,257	$179,490	$12,935,022
Thomas E. Kiraly	$1,923,951	$1,711,894	—	$128,219	$3,764,064
Peter A. Stoy	$2,094,583	$1,153,781	$71,445	$101,320	$3,421,130
Thomas E. Hartman	$1,016,667	$838,350	$202,560	$92,339	$2,149,916
C. Scott Ranson	$1,233,648	$587,325	—	$68,868	$1,889,841

(1)
All amounts shown in this column are “double-trigger” benefits, and include (i) cash severance benefits that are payable under the terms of the executive employment agreements if the named executive officer’s employment is terminated without cause or for good reason within two years after the Merger, as described above under the heading “The Merger — Interests of the Directors and Executive Officers of Hanger in the Merger — Severance and Other Termination Benefits”, and (ii) a pro-rata annual bonus for the year of termination, calculated assuming target performance had been met, which is payable under the terms of the executive employment agreements upon a termination of employment at any time and for any reason (other than for cause). Severance amounts are calculated based on each named executive officer’s base salary and target bonus as of July 31, 2022.
The following table separately shows the amount of cash severance and the pro-rata annual bonus that are included in this column:
Name	Cash Severance	Pro-Rata Annual Bonus
Vinit K. Asar	$4,592,500	$584,500
Thomas E. Kiraly	$1,717,663	$206,288
Peter A. Stoy	$1,870,000	$224,583
Thomas E. Hartman	$900,000	$116,667
C. Scott Ranson	$1,124,337	$109,311

(2)
This represents the cash value that will be paid with respect to the Company RSUs and Company PRSUs that will vest on an accelerated basis in connection with the Merger, as described above under the heading “The Merger — Interests of the Directors and Executive Officers of Hanger in the Merger — Treatment of Equity and Equity-Based Awards”. This is a “single-trigger” benefit. The value is calculated by multiplying the total number of Company RSUs and Company PRSUs being vested by $18.75 per share of Hanger common stock (i.e., the Merger Consideration). The number of Company RSUs and Company PRSUs for which vesting will accelerate for each named executive officer can be found above in the chart included above under the heading “The Merger — Interests of the Directors and Executive Officers of Hanger in the Merger — Treatment of Equity and Equity-Based Awards —Estimated Value of Accelerated Equity”.

(3)
All amounts shown in this column are “double trigger” benefits. For Mr. Asar and Mr. Hartman, this represents the present value of the additional benefit which would accrue under the Defined Benefit Supplemental Executive Retirement Plan if either of them are terminated by Hanger without cause or by the executive for good reason, in either case within two years following the Merger. Such additional benefit is equal to additional credited service under the Defined Benefit Supplemental Executive Retirement Plan for the duration of any severance period (30 months for Mr. Asar, and 18 months for Mr. Hartman). For Mr. Stoy, this represents the balance of his Defined Contribution Supplemental Executive Retirement Plan account (determined as of July 31, 2022) which would vest in full if he is terminated at any time following a change in control (such as the Merger) either by Hanger without cause or by him for good reason. The Defined Contribution Supplemental Executive Retirement Plan benefit otherwise vests following five years of employment. Mr. Kiraly and Mr. Ranson also participate in the Defined Contribution Supplemental Executive Retirement Plan, but their accounts are already fully vested and thus no additional benefit will be paid or accrue in connection with the Merger.

(4)
Amounts in this column are “double-trigger” benefits that will only be paid if the executive is terminated by Hanger without cause or resigns for good reason within two years following the Merger. The amounts shown in this column include continued group medical, dental and life and disability coverage, for a period of 30 months in the case of Mr. Asar, 24 months for Messrs. Kiraly, Stoy and Ranson, and 18 months for Mr. Hartman, plus continued Hanger contributions to the 401(k) plan for the length of the insurance continuation, plus continuation of the executive’s monthly automobile allowance over the same period (other than for Mr. Stoy), plus the estimated cost of outplacement services for 18 months (24 months for Mr. Asar). The estimated value of each of such benefits are set forth below:

Name	Insurance Continuation	401(k) Contributions	Automobile Allowance	Outplacement Benefits
Vinit K. Asar	$93,690	$18,300	$37,500	$30,000

Name	Insurance Continuation	401(k) Contributions	Automobile Allowance	Outplacement Benefits
Thomas E. Kiraly	$67,079	$14,640	$24,000	$22,500
Peter A. Stoy	$64,180	$14,640	$—	$22,500
Thomas E. Hartman	$46,259	$10,980	$12,600	$22,500
C. Scott Ranson	$17,328	$14,640	$14,400	$22,500
Narrative Disclosure to Named Executive Officer Golden Parachute Compensation Table
For additional information relating to the potential payments and benefits described in the table above, see “The Merger — Interests of the Directors and Executive Officers of Hanger in the Merger”.
Insurance and Indemnification of Directors and Executive Officers
Under the Merger Agreement, beginning at the Effective Time, Parent will, and will cause the surviving corporation to, indemnify, defend and hold harmless, and will advance expenses as incurred, to the fullest extent permitted under (i) applicable law and (ii) Hanger’s certificate of incorporation and by-laws or similar organizational documents in effect as of the date of the Merger Agreement, each present and former director and officer of Hanger and its subsidiaries and each of their respective employees who serves as a fiduciary of a Hanger benefit plan (in each case, when acting in such capacity) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any proceeding or investigation, whether civil, criminal, administrative or investigative, whenever asserted, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including in connection with the Merger Agreement or the Transactions.
Under the Merger Agreement, Parent agrees that all rights to exculpation, indemnification and advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the Transactions) existing as of the Effective Time in favor of the current or former directors or officers of Hanger or any of its subsidiaries serving in such capacity at or prior to the Effective Time and each of their respective employees who serves as a fiduciary of a Hanger benefit plan as provided in its certificates of incorporation, by-laws or other organizational documents will survive the Merger and will continue in full force and effect in accordance with their terms. For a period of no less than six years from and after the Effective Time, Parent will cause the surviving corporation to, and the surviving corporation will, maintain in effect the exculpation, indemnification and advancement of expenses provisions of the applicable party’s certificate of incorporation and by-laws or similar organizational documents in effect as of the date of the Merger Agreement of Hanger or its subsidiaries with any of their respective directors, officers or employees in effect as of the date of the Merger Agreement, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of Hanger or its subsidiaries; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any proceeding pending or asserted or any claim made within such period will continue until the final disposition of such proceeding; provided, however that the advancement and payment of such expenses incurred by an indemnified party in advance of the final disposition of a proceeding will be made, unless otherwise agreed by the surviving corporation, only upon delivery to the surviving corporation of an undertaking by or on behalf of such indemnified party to repay all amounts so paid in advance if it is ultimately determined as set forth in a final, non-appealable judgment of a court of competent jurisdiction that such indemnified party is not entitled to be indemnified pursuant to the Merger Agreement.
For six years from and after the Effective Time, Parent and the surviving corporation will be jointly and severally responsible for maintaining for the benefit of the directors and officers of Hanger, as of the date of the Merger Agreement and as of the closing date of the Merger, an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policy of Hanger, or, if substantially equivalent insurance coverage is unavailable, the best available coverage. The provisions of the immediately preceding sentence will be deemed to have been satisfied if prepaid “tail” policies have been obtained by Parent or the surviving corporation on or prior to the Effective Time, which policies provide directors and officers with coverage for an aggregate period of six years with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such directors and officers in coverage and amount no greater than the policies currently in place so long as the total premiums paid would not exceed 300% of the last annual premium paid for Hanger’s directors and officers liability insurance policies in effect as of the date of the Merger Agreement, it being understood that if the total premium payable for such insurance coverage exceeds such amount, Parent or the surviving corporation will obtain a policy with the greatest coverage available for a cost equal to such amount.
In the event that, during the six year period after the Effective Time, either Parent or the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, Parent will, and will cause the surviving corporation to, use reasonable best efforts to cause proper provisions to be made so that such successor or assign will expressly assume the obligations set forth in the Merger Agreement.
Compensation Arrangements with Parent
Parent held introductory discussions with certain members of Hanger’s management team in which Parent indicated it intends to provide for an equity pool of up to approximately 12% of the equity of Parent or one or more of its affiliates for the granting of new equity awards to Hanger employees after the closing of the Merger, but there have not been any discussions regarding the amount of any such equity awards to be granted to any particular Hanger employee, including Hanger’s executive officers. Parent also indicated in such discussions that it expects members of Hanger’s management team to use a portion of the proceeds they receive from the Merger to purchase equity of Parent or one or more of its affiliates, on customary terms. Following the execution and delivery of the Merger Agreement, Parent continued such introductory discussions with Hanger’s management team, including regarding continued employment after the closing of the Merger and potential terms of employment agreements, as well as a possible opportunity for Hanger’s executive officers and other senior employees to purchase or otherwise participate in the equity of Parent or one or more of its affiliates, on customary terms. As of the date of this proxy statement, none of Hanger’s executive officers or other senior employees has entered into any agreement with respect to the foregoing, and there can be no assurances that any such agreements or arrangements will be entered into with any executive officers in the future. Prior to or following the closing of the Merger, however, some or all of Hanger’s executive officers or other senior employees may enter into agreements with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or one or more of its affiliates. If Parent or any of its affiliates and Hanger’s executive officers do not enter into agreements regarding employment with Parent or one or more of its affiliates, then Hanger’s executive officers will remain subject to their existing employment agreements with Hanger.
Financing of the Merger
We anticipate that the total funds needed to complete the Merger, including the funds needed to pay Hanger stockholders and holders of other equity-based interests the amounts due to them under the Merger Agreement, will be approximately $1.25 billion based upon (i) the consideration payable under the Merger Agreement, (ii) the repayment and termination of Hanger’s existing credit agreement and (iii) fees, commissions and expenses in connection with the foregoing, which will be funded through a combination of the following:
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Debt Financing in an aggregate principal amount of up to approximately $945 million, consisting of (i) senior secured credit facilities in an aggregate principal amount of up to $685 million (comprised of an initial $550 million first lien term loan facility, a $35 million delayed draw first lien term loan facility and a $100 million super senior secured revolving credit facility) and (ii) a senior secured second lien term loan facility in an aggregate principal amount of $260 million (comprised of an initial $245 million second lien term loan facility and a $15 million delayed draw second lien term loan facility); and

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Equity Financing by Patient Square Equity in an aggregate amount of $410 million.

The funding of the Financing is subject to the satisfaction of the conditions set forth in the Commitment Letters under which the Financing will be provided, respectively. The obligation of the parties to complete the Merger is not subject to a financing condition. However, the failure of Parent to obtain the Financing (or to secure alternative financing) would likely result in the failure of the Merger to be completed. If Hanger terminates the Merger Agreement due to Parent’s failure to complete the Merger when the closing conditions have been satisfied, subject to the requirements described in the Merger Agreement, Parent would be obligated to pay to Hanger a $45 million reverse termination fee. For a description of the circumstances in which the reverse termination fee would be paid to Hanger, see the section entitled “The Merger Agreement — Termination Fees”.
Debt Financing
Merger Sub, an affiliate of Patient Square, entered into a Debt Commitment Letter, dated as of July 21, 2022, with Ares Capital Management LLC (together with such other lenders that become party thereto, the “Debt Commitment Parties”). Pursuant to and subject to the terms of the Debt Commitment Letter, the Debt Commitment Parties have committed to arrange and syndicate senior secured credit facilities and a senior secured second lien term facility in an aggregate amount of up to $945 million, consisting of (i) senior secured credit facilities in an aggregate principal amount of up to $685 million (comprised of an initial $550 million first lien term loan facility, a $35 million delayed draw first lien term loan facility and a $100 million super senior secured revolving credit facility) and (ii) a senior secured second lien term loan facility in an aggregate principal amount of $260 million (comprised of an initial $245 million second lien term loan facility and a $15 million delayed draw second lien term loan facility). The Debt Financing will be used to, among other things, (i) pay the consideration payable under the Merger Agreement, (ii) repay and terminate Hanger’s existing credit agreement, (iii) pay fees, commissions and expenses in connection with the foregoing and (iv) for working capital needs and other general corporate purposes. The Debt Commitment Letter and the commitments thereunder will automatically terminate in the event that the closing of the Merger and the satisfaction of the conditions under the Debt Commitment Letter does not occur on or before the earliest of (i) 11:59 p.m., New York City time, on the date that is five business days after the Extended Outside Date, (ii) the date of the termination of the Merger Agreement by Merger Sub or with Merger Sub’s written consent, in each case, prior to the closing of the Merger and (iii) the date of the closing of the Merger without the use of the Debt Financing.
The availability of the Debt Financing is subject to conditions precedent, customary for financings of transactions comparable to the Merger. Pursuant to the Merger Agreement, Parent has agreed to use its reasonable best efforts to satisfy all such conditions precedent and to enforce its rights under the Debt Commitment Letter in the event of a Financing Failure Event. Parent has also agreed not to permit any amendment, replacement, modification or waiver of the Debt Commitment Letter in a manner that would reduce the aggregate amount of the Debt Financing (unless an equal amount from alternative financing sources is then made available), impose new or additional conditions or otherwise expand any conditions that would reasonably be expected to delay or prevent the closing of the Merger, make the funding of the Debt Financing materially less likely to occur or materially and adversely impact the ability of Parent to enforce its rights against the Debt Commitment Parties.
If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated by the Debt Commitment Letter, Parent is required to promptly notify Hanger and to use its reasonable best efforts to obtain alternative financing in an amount that when added with the Equity Financing would be sufficient to enable Parent to meet its funding obligations contemplated by the Merger Agreement, provided that the terms of such alternative financing are on terms as favorable to Parent as the terms of the Debt Commitment Letter or are as are reasonably available for financings of the type contemplated by the Debt Commitment Letter in debt markets at such time. As of the last practicable date before the filing of this proxy statement with the SEC, the Debt Commitment Letter remains in effect. The documentation governing the Debt Financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this proxy statement. The Debt Commitment Parties may invite other banks, financial institutions and institutional lenders to participate in the Debt Financing contemplated by the Debt Commitment Letter.

Equity Financing
On July 21, 2022, Patient Square Equity entered into the Equity Commitment Letter with Parent pursuant to which Patient Square Equity committed to make or cause to be made a cash equity investment of $410 million to Parent. This Equity Financing is subject to the following conditions:
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the execution and delivery of the Merger Agreement;

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the satisfaction or, to the extent permitted by applicable law, written waiver by Parent and Merger Sub (with the prior written consent of Patient Square Equity) of each of the conditions to the obligations of Parent and Merger Sub to complete the Merger as set forth in the Merger Agreement (other than those closing conditions that by their nature are to be satisfied at closing and would be, if the closing of the Merger occurs, satisfied or waived);

•
the prior or substantially simultaneous receipt of the net cash proceeds of the Debt Financing and/or any replacement debt financing; and

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the substantially contemporaneous occurrence of the Effective Time in accordance with the terms of the Merger Agreement.

Patient Square Equity’s obligations under the Equity Commitment Letter (including the obligation to fund the Equity Financing) will terminate automatically and immediately, upon the earliest to occur of: (i) the occurrence of the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms; (iii) Hanger or certain of its related parties that Hanger has the power to control instituting any proceeding asserting a claim (other than any retained claims) against Patient Square Equity or certain of its related parties under or otherwise related to the Equity Commitment Letter, the limited guaranty, the Merger Agreement or any of the ancillary agreements or transactions contemplated thereby; (iv) Hanger or certain of its related parties instituting any proceeding asserting that any of the provisions of the Equity Commitment Letter are illegal, invalid or unenforceable in whole or in part or the limitations on Patient Square Equity’s or certain of its related parties’ liabilities or obligations under the Equity Commitment Letter are illegal, invalid or unenforceable in whole or in part or that Patient Square Equity is liable under the Equity Commitment Letter in excess of the Equity Financing Commitment; or (v) the occurrence of any event under Patient Square Equity’s limited guaranty that terminates Patient Square Equity’s obligations or liabilities under the limited guaranty.
Hanger is an express third party beneficiary of the Equity Commitment Letter and is entitled to specifically enforce the terms of the Equity Commitment Letter to cause Parent to enforce the Equity Commitment Letter and cause Patient Square Equity to fund the Equity Financing Commitment substantially simultaneously with the occurrence of the Effective Time in the event the conditions set forth in the Equity Commitment Letter are satisfied, the conditions set forth in the Merger Agreement with respect to specific performance of the Equity Financing are satisfied and Parent is required pursuant to a final and non-appealable order of a chosen court to consummate the Transactions.
Limited Guaranty
To induce Hanger to enter into the Merger Agreement, Patient Square Equity entered into a limited guaranty in favor of Hanger pursuant to which Patient Square Equity absolutely and irrevocably guaranteed to Hanger, on the terms and conditions set forth in the limited guaranty, the due, prompt and faithful payment of (i) the reverse termination fee payable by Parent to Hanger, if and when due in accordance with the Merger Agreement, (ii) if Parent fails to timely pay the reverse termination fee to Hanger, the obligation to reimburse Hanger for all reasonable and documented out-of-pocket expenses incurred in the collection of the reverse termination fee up to $1,000,000 in the aggregate and interest on such unpaid reverse termination fee, (iii) subject to the limitations set forth in the Merger Agreement, any monetary damages awarded to Hanger pursuant to a final and non-appealable order by a court of competent jurisdiction in respect of any Willful and Material Breach (as defined in “The Merger Agreement — Termination of the Merger Agreement”) by Parent or Merger Sub of the Merger Agreement, and (iv) any reimbursement and/or indemnification obligations of Parent to Hanger and its subsidiaries and each of their respective directors, officers and other representatives that may arise pursuant to the Merger Agreement with respect to the Debt

Financing (collectively, the “Guaranteed Obligations”); provided, that the maximum amount payable by Patient Square Equity under the limited guaranty may not exceed $50 million.
The guaranty by Patient Square Equity of the Guaranteed Obligations under the limited guaranty may be enforced only for money damages. The limited guaranty may not be revoked or terminated and will remain in full force and effect and binding on Patient Square Equity, its successors, and permitted assigns until the complete, irrevocable, and indefeasible payment and satisfaction in full of the Guaranteed Obligations. However, the limited guaranty will automatically and immediately terminate as of the earliest to occur of (i) the Effective Time, (ii) the funding of the commitment under the Equity Commitment Letter, provided the Effective Time also occurs, (iii) for each of the following subclauses (a) and (b), the date that is 90 days after the termination of the Merger Agreement by (a) Hanger due to a breach or failure to preform by Parent or Merger Sub of its representations, warranties, covenants or other agreements contained in the Merger Agreement or by Hanger due to Parent’s failure to complete the Merger when the closing conditions under the Merger Agreement have been satisfied, as more fully described in “The Merger Agreement — Termination of the Merger Agreement”, or (b) Hanger or Parent, if the Effective Time has not occurred on or before the applicable Outside Date and at a time when Hanger could have terminated the Merger Agreement pursuant to the termination provisions discussed in subclause (a) immediately above (each, a “Specified Termination”), unless prior to 90th day after such termination, Hanger has commenced a proceeding against Parent and/or Patient Square Equity alleging that the Guaranteed Obligations are payable pursuant to the Merger Agreement, (iv) termination of the Merger Agreement in accordance with its terms (other than pursuant to a Specified Termination), (v) the time at which the Guaranteed Obligations have been indefeasibly paid in full in cash, (vi) the time at which Hanger or certain of its related parties that Hanger has the power to control or their respective successors and assigns institutes any proceeding asserting any theory of liability against Patient Square Equity, certain of its related parties with respect to the Transactions, the limited guaranty, the Equity Commitment Letter or any other ancillary agreement, other than the retained claims (as defined in the limited guaranty) under the limited guaranty or (vii) the time at which Hanger or certain of its related parties or their respective successors and assigns institutes any proceeding asserting that the limit on the Guaranteed Obligations of $50 million is illegal, invalid, or unenforceable in whole or in part.
Transaction Litigation
Following the announcement of the Merger on July 21, 2022, two substantially similar actions have been filed by purported Hanger stockholders against Hanger and our board of directors, and Hanger has received one demand letter. On August 9, 2022, a lawsuit styled Stein v. Hanger, Inc. et al., Civil Action No. 22-cv-6775 was filed in the United States District Court for the Southern District of New York. On August 17, 2022, a lawsuit styled Singh v. Hanger, Inc. et al., Civil Action No. 22-cv-07023 was filed in the United States District Court for the Southern District of New York. The complaints and demand letter assert similar claims against Hanger and our board of directors under Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated under the Exchange Act. The complaints and demand letter allege, among other things, that the preliminary proxy statement filed August 5, 2022 with the SEC misstated or omitted material information regarding the financial projections, the financial analyses performed by Hanger’s financial advisor, potential conflicts of interest of our board of directors and management and the sales process leading up to the Merger. The complaints seek to enjoin the Merger unless and until the alleged omitted material information is disclosed, rescission of the Merger Agreement and/or rescissory damages, compensatory damages, attorneys’ fees and other litigation costs. Hanger believes the lawsuits and the demand letter are without merit and intends to vigorously defend against them. Additional lawsuits and demand letters arising out of or relating to the Merger Agreement or the Merger may be filed or made in the future, which could prevent or delay completion of the Merger and result in additional costs to the Company. If additional similar complaints or demands are filed or made, absent new or different allegations that are material, the Company will not necessarily announce them.
Appraisal Rights
General
If the Merger is completed, holders of shares of Hanger common stock who do not vote in favor of or do not otherwise consent in writing to the adoption and approval of the Merger Agreement (and for which appraisal rights have not been waived) and who properly demand an appraisal of their shares and who otherwise comply with the requirements set forth in Section 262 of the DGCL will be entitled to appraisal rights in connection with the Merger. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to timely and properly comply with such statutory requirements will result in the loss of your appraisal rights.
This section summarizes material provisions of the DGCL pertaining to appraisal rights. The following discussion, however, is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which is attached as Appendix B to this proxy statement and incorporated by reference herein. All references within Section 262 of the DGCL to “stockholder” are to the record holder of shares of Hanger common stock. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a Hanger stockholder should exercise its right to seek appraisal under Section 262 of the DGCL.
Under the DGCL, if you hold one or more shares of Hanger common stock, continuously hold such shares through the Effective Time, do not vote in favor of or do not otherwise consent in writing to the adoption and approval of the Merger Agreement and otherwise comply with the requirements set forth in Section 262 of the DGCL, you will be entitled to have your shares appraised by the Delaware Court of Chancery and to receive the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger or related transactions) in cash, together with interest, if any, to be paid upon the amount determined to be the fair value. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration which Hanger stockholders will be entitled to receive upon the consummation of the Merger pursuant to the Merger Agreement. These rights are known as appraisal rights.
Under Section 262 of the DGCL, not less than 20 days prior to the special meeting at which the adoption and approval of the Merger Agreement will be submitted to the stockholders, Hanger must notify each stockholder who was a Hanger stockholder on the Record Date and who is entitled to exercise appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the required notice, and a copy of Section 262 of the DGCL is attached as Appendix B to this proxy statement.
A HOLDER OF HANGER COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO SHOULD REVIEW THE FOLLOWING DISCUSSIONS AND APPENDIX B CAREFULLY. FAILURE TO COMPLY PRECISELY WITH THE PROCEDURES OF SECTION 262 OF THE DGCL IN A TIMELY AND PROPER MANNER WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL UNDER SECTION 262 OF THE DGCL, A HOLDER OF HANGER COMMON STOCK WHO IS CONSIDERING WHETHER TO EXERCISE ITS APPRAISAL RIGHTS IS ENCOURAGED TO CONSULT WITH ITS OWN LEGAL COUNSEL AND/OR FINANCIAL ADVISOR. ANY SHARES OF HANGER COMMON STOCK HELD BY A HANGER STOCKHOLDER WHO FAILS TO PERFECT, SUCCESSFULLY WITHDRAWS OR OTHERWISE LOSES HIS, HER OR ITS APPRAISAL RIGHTS WILL BE DEEMED TO HAVE BEEN CONVERTED AS OF THE EFFECTIVE TIME INTO THE RIGHT TO RECEIVE THE MERGER CONSIDERATION.
How to Exercise and Perfect Your Appraisal Rights
If you are a Hanger stockholder and wish to exercise the right to seek an appraisal of your shares of Hanger common stock, you must comply with ALL of the following:
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you must NOT vote “FOR,” or otherwise consent in writing to, the Merger Proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, if you submit a proxy and wish to exercise your appraisal rights, you must include voting instructions to vote your share “AGAINST,” or as an abstention with respect to, the Merger Proposal;

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you must continuously hold your shares of Hanger common stock from the date of making the written demand for appraisal through the Effective Time. You will lose your appraisal rights if you transfer your shares of Hanger common stock before the Effective Time;

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prior to the taking of the vote on the Merger Proposal at the special meeting, you must deliver a proper written demand for appraisal of your shares; and

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you, another stockholder who has complied with the applicable subsections of Section 262 of the DGCL and who is otherwise entitled to appraisal rights under Section 262 of the DGCL, an appropriate beneficial owner or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of your shares of Hanger common stock within 120 days after the Effective Time. The surviving corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of the appropriate Hanger stockholders to initiate all necessary action to properly demand their appraisal rights in respect of shares of Hanger common stock within the time prescribed in Section 262 of the DGCL.

Filing a Written Demand
Neither voting against the Merger Proposal, nor abstaining from voting or failing to vote on the Merger Proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. Any holder of shares of Hanger common stock wishing to exercise appraisal rights must deliver to Hanger, before the taking of the vote on the Merger Proposal at the special meeting, a written demand for the appraisal of the stockholder’s shares. A stockholder’s failure to deliver the written demand prior to the taking of the vote on the Merger Proposal at the special meeting will constitute a waiver of appraisal rights. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal.
A demand for appraisal must be executed by or on behalf of the stockholder of record. Only a holder of record may demand appraisal rights for the shares of Hanger common stock registered in that holder’s name. Such demand will be sufficient if it reasonably informs Hanger of the identity of the stockholder and that the stockholder intends to demand appraisal of the “fair value” of his, her or its shares of Hanger common stock. Beneficial owners who do not also hold their shares of Hanger common stock of record may not directly make appraisal demands to Hanger. The beneficial owner must, in such case, arrange for the holder of record, such as a bank, broker or nominee, to timely submit the required demand in respect of those shares of Hanger common stock. A holder of record, such as a bank, broker or nominee, who holds shares of Hanger common stock as a nominee or intermediary for others, may exercise appraisal rights with respect to the shares of Hanger common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. The written demand should state the number of shares of Hanger common stock as to which appraisal is sought. Where no number of shares of Hanger common stock is expressly mentioned, the demand will be presumed to cover all shares of Hanger common stock held in the name of the holder of record.
IF YOU HOLD YOUR SHARES OF HANGER COMMON STOCK IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKER OR NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES OF HANGER COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A NOMINEE OR INTERMEDIARY, YOU MUST ACT PROMPTLY TO CAUSE THE HOLDER OF RECORD TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO DEMAND YOUR APPRAISAL RIGHTS. IF YOU HOLD YOUR SHARES OF HANGER COMMON STOCK THROUGH A BANK OR BROKERAGE FIRM WHO IN TURN HOLDS THE SHARES THROUGH A CENTRAL SECURITIES DEPOSITORY NOMINEE, SUCH AS THE DEPOSITORY TRUST COMPANY, A DEMAND FOR APPRAISAL OF SUCH SHARES MUST BE MADE BY OR ON BEHALF OF THE DEPOSITORY NOMINEE AND MUST IDENTIFY THE DEPOSITORY NOMINEE AS THE HOLDER OF RECORD.

If your shares of Hanger common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if your shares are owned of record jointly with one or more other persons, as in a joint tenancy or tenancy in common, the demand for appraisal should be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the holder or holders of record. Stockholders who hold their shares of Hanger common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.
If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:
Hanger, Inc.
10910 Domain Drive, Suite 300
Austin, Texas 78758
Attention: Senior Vice President, General Counsel and Secretary
At any time within 60 days after the Effective Time, any Hanger stockholder that made a demand for appraisal but has not commenced an appraisal proceeding or joined in such a proceeding as a named party will have the right to withdraw the demand and to accept the Merger Consideration in accordance with the Merger Agreement for his, her or its shares of Hanger common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal, but after such 60 day period a demand for appraisal may be withdrawn only with the written approval of the surviving corporation.
Notice by the Surviving Corporation.   Within ten days after the effective date of the Merger, Hanger, as the surviving corporation, must notify each holder of Hanger common stock who has made a written demand for appraisal pursuant to Section 262 of the DGCL and has not voted in favor of the Merger Proposal of the date that the Merger has become effective.
Filing a Petition for Appraisal with the Delaware Court of Chancery.   Within 120 days after the Effective Time, but not later, either you or another stockholder, provided you or such other stockholder have complied with the requirements of Section 262 of the DGCL and are otherwise entitled to appraisal rights, or the surviving corporation may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by you or another stockholder, demanding an appraisal of the value of the shares of Hanger common stock held by all stockholders who have properly demanded appraisal. None of Patient Square, Parent, Merger Sub or Hanger, as the surviving corporation, is under any obligation to file an appraisal petition or has any intention to do so. If you desire to have your shares of Hanger common stock appraised, you should initiate any petitions necessary for properly demanding your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.
Within 120 days after the Effective Time, provided you have complied with the provisions of Section 262 of the DGCL, you will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Hanger common stock not voted in favor of the Merger Proposal and with respect to which Hanger has received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to you within the later of (i) ten days after receipt by the surviving corporation of the request therefor or (ii) ten days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of Hanger common stock held in a voting trust or by a nominee or intermediary on your behalf you may, in your own name, file an appraisal petition or request from the surviving corporation the statement described in this paragraph. If a petition for appraisal is not timely filed, then the right to appraisal will cease.
If a petition for appraisal is duly filed by you or another holder of record of Hanger common stock who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the surviving corporation, the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares of Hanger common stock and with whom agreements as to the value of their shares of Hanger common stock have not been reached by the surviving corporation. The Delaware Court of Chancery may order that notice of the time and place fixed for the petition hearing be given to the surviving corporation and all of the stockholders shown on the verified list at the addresses stated therein. Any such notice shall also be given by one or more publications at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or any other publication which the Delaware Court of Chancery deems advisable. The forms of the notice by mail and by publication will be approved by the Delaware Court of Chancery and the costs thereof will be borne by the surviving corporation.
After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which Hanger stockholders have complied with Section 262 of the DGCL and have become entitled to appraisal rights and may require the Hanger stockholders demanding appraisal who hold certificated shares of Hanger common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any Hanger stockholder who fails to comply with this direction. In addition, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares of Hanger common stock entitled to appraisal exceeds 1% of the outstanding shares of Hanger common stock, or (ii) the value of the consideration provided in the Merger for such total number of shares of Hanger common stock exceeds $1 million.
The appraisal proceeding will be conducted as to the shares of Hanger common stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Delaware Court of Chancery will determine the fair value of the shares of Hanger common stock held by all Hanger stockholders who have properly demanded their appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262 of the DGCL, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided herein only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the Hanger stockholders entitled to receive the same, forthwith in the case of uncertificated stockholders or upon surrender by certificated stockholders to the surviving corporation of their stock certificates.
Determination of Fair Value.   In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to fair value under Section 262 of the DGCL. The fair value of shares of Hanger common stock as determined under Section 262 of the DGCL could be greater than, the same as or less than the Merger Consideration. Neither Parent nor Hanger, as the surviving corporation, anticipates offering more than the Merger Consideration to any Hanger stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Hanger common stock is less than the Merger Consideration. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.
If no party files a petition for appraisal within 120 days after the Effective Time, you will lose the right to an appraisal and will instead receive the Merger Consideration in accordance with the Merger Agreement, without interest thereon, less any withholding taxes.
The Delaware Court of Chancery may determine the costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) and may tax those costs upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Hanger common stock entitled to appraisal. In the absence of such an order, each party to the appraisal proceeding bears its own expenses.
If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you will not, from and after the Effective Time, be entitled to vote the shares of Hanger common stock subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Hanger common stock as of a record date prior to the Effective Time.
If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the Merger Consideration by delivering a written withdrawal of the demand for appraisal and an acceptance of the consideration payable in the Merger to the surviving corporation, except that any attempt to withdraw made more than 60 days after the Effective Time will require written approval of the surviving corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any Hanger stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the Merger within 60 days after the Effective Time. If you fail to properly demand or successfully withdraw your demand for appraisal, or otherwise lose your appraisal rights, your shares of Hanger common stock will be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon, less any withholding taxes.
Failure to follow the steps required by Section 262 of the DGCL for properly demanding appraisal rights may result in the loss of your appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your shares of Hanger common stock in accordance with the Merger Agreement, without interest thereon, less any withholding taxes.
THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH THE TECHNICAL PREREQUISITES OF SECTION 262 OF THE DGCL. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL AND/OR FINANCIAL ADVISOR. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, SECTION 262 OF THE DGCL WILL GOVERN.

Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of the material U.S. federal income tax consequences of the Merger to U.S. holders and non-U.S. holders (each as defined below) of Hanger common stock who receive cash in exchange for shares of Hanger common stock pursuant to the Merger. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the Merger. The tax consequences of the Merger under U.S. federal tax laws other than those pertaining to income tax, such as estate and gift tax laws, and any applicable state, local and non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations, and any such change or differing interpretation may be applied retroactively in a manner that could affect the accuracy of the statements and conclusions set forth in this summary. The U.S. federal income tax laws are complex and subject to varying interpretation. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Merger.
This discussion is limited to holders of shares of Hanger common stock who hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances, including the application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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U.S. holders whose functional currency is not the U.S. dollar;

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persons holding shares of Hanger common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies and other financial institutions;

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brokers or dealers in securities or foreign currencies;

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traders in securities that elect to apply a mark-to-market method of accounting;

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“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

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“S corporations,” partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

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real estate investment trusts and regulated investment companies;

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tax-exempt organizations or governmental organizations;

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persons deemed to sell their shares of Hanger common stock under the constructive sale provisions of the Code;

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persons who own an equity interest, actually or constructively, in Parent or, following the Merger, the surviving corporation;

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persons who hold or received their shares of Hanger common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

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tax-qualified retirement plans.

This discussion also does not address the U.S. federal income tax consequence to holders of shares of Hanger common stock who exercise appraisal rights in connection with the Merger under the DGCL.
If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds shares of Hanger common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Hanger common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the Merger to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF HANGER COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Tax Consequences to U.S. Holders
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of Hanger common stock that for U.S. federal income tax purposes is or is treated as:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (i) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized to control all substantial decisions of the trust or (ii) has a valid election in effect to be treated as a “United States person” for U.S. federal income tax purposes.

Effect of the Merger
The receipt of cash by a U.S. holder in exchange for shares of Hanger common stock in the Merger will generally be a taxable transaction for U.S. federal income tax purposes. The amount of any taxable gain or loss realized by a U.S. holder who receives cash for shares of Hanger common stock in the Merger will generally equal the difference, if any, between the amount of cash received for such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted basis in such shares. A U.S. holder’s adjusted basis in a share will generally be equal to the amount the U.S. holder paid for such share. The amount and character of such gain or loss and the holding period of shares will be determined separately for each block of shares of Hanger common stock (that is, shares acquired at the same cost in a single transaction) exchanged for cash in the Merger. Any gain or loss realized by a U.S. holder upon the receipt of cash in exchange for a share of Hanger common stock in the Merger will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held such share for more than one year at the Effective Time. Otherwise, such gain or loss will be short-term capital gain or loss, which is subject to U.S. federal income tax at the same rates as ordinary income. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
A surtax of up to 3.8% may apply to so-called “net investment income” of certain U.S. citizens or residents, and to undistributed “net investment income” of certain estates and trusts. Net investment income includes any gain recognized on the receipt of cash in exchange for shares of Hanger common stock pursuant to the Merger. Holders should consult their tax advisors regarding the applicability of the tax on gain recognized pursuant to the Merger.

Information Reporting and Backup Withholding
Payments made to a U.S. holder in exchange for shares of Hanger common stock pursuant to the Merger may be subject to information reporting to the IRS and backup withholding (currently at a rate of 24%). To avoid backup withholding on such payments, U.S. holders that do not otherwise establish an exemption should complete and return to the Paying Agent a properly executed IRS Form W-9 included in the letter of transmittal certifying that such holder is a U.S. person, that the taxpayer identification number provided is correct and that such holder is not subject to backup withholding. Certain holders (including corporations) are not subject to backup withholding or these information reporting rules.
Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the Merger under the backup withholding rules may be allowed as a refund or a credit against such U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Consequences to Non-U.S. Holders
Definition of a Non-U.S. Holder
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of Hanger common stock that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.
Effect of the Merger
A non-U.S. holder will generally not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of Hanger common stock in the Merger unless:
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the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is also attributable to a permanent establishment or, in the case of an individual, a fixed base, maintained by the non-U.S. holder in the United States);

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the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of shares of Hanger common stock in the Merger, and certain other requirements are met; or

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Hanger is or has been a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Merger or the period that the non-U.S. holder held shares of Hanger common stock and the non-U.S. holder held (actually or constructively) more than five percent of the shares of Hanger common stock at any time during such five-year period.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on after-tax profits effectively connected with a U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the business.
Gain described in the second bullet point above will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, the determination of whether Hanger is a USRPHC depends on the fair market value of its United States real property interests relative to the fair market value of its other trade or business assets and its United States and foreign real property interests. Hanger believes that it has not been a USRPHC for U.S. federal income tax purposes during the time described above.
Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments made to non-U.S. holders in the Merger may be subject to information reporting to the IRS and backup withholding (currently at a rate of 24%). Non-U.S. holders generally can avoid information reporting and backup withholding by providing the payor or applicable withholding agent with the applicable and properly executed IRS Form W-8 certifying under penalties of perjury the holder’s non-U.S. status (provided that the payor or applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person as defined under the Code) or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
The discussion above of U.S. federal income tax consequences is not intended to constitute a complete description of all tax consequences relating to the Merger. This summary is for general information purposes only and is not tax advice. Because individual circumstances may differ, each holder should consult their tax advisor regarding the applicability of the rules discussed above to the holder and the particular tax effects to the holder of the Merger in light of such holder’s particular circumstances, including the tax consequences arising under the U.S. federal estate or gift tax rules, or through the application of any state, local or foreign tax laws.
Regulatory Approvals Required for the Merger
General
Under the Merger Agreement, the Merger cannot be completed until the applicable waiting period under the HSR Act has expired or been terminated. In addition, the Merger cannot be completed until the applicable waiting period under Washington Revised Code 19.390.010 et. seq., a statute pertaining to certain health care transactions in the State of Washington, has expired. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger.
HSR Act and U.S. Antitrust Matters
Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger cannot be completed until Hanger and Parent (the “Parties”) each file a notification and report form with the FTC and the DOJ under the HSR Act and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. The Parties filed their respective HSR Act pre-merger notification and report forms on August 2, 2022 with the FTC and the DOJ under the HSR Act.
Under Washington Revised Code 19.390.010, et. seq., the Merger cannot be completed until Hanger submits a copy of its HSR Act filing to the Washington Attorney General and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under Washington Revised Code 19.390.010, et. seq., may not be completed until the expiration of a 60 calendar day waiting period following the submission of Hanger’s HSR Act notification form to the Washington Attorney General. Hanger filed its HSR Act notification form with the Washington Attorney General on August 2, 2022.
The Parties may receive a request for additional information and documentary material (a “Second Request”) from the FTC or DOJ in connection with the FTC’s or DOJ’s review of the transaction. The effect of a Second Request is to extend the waiting period imposed by the HSR Act until 30 days after the Parties have substantially complied with the Second Request, unless that period is extended voluntarily by the Parties or terminated sooner by the FTC or DOJ.
At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the FTC or the DOJ could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the Parties or requiring the Parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the Parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

THE MERGER AGREEMENT
The following summary describes material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Appendix A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement
The Merger Agreement and the summary of terms included in this proxy statement have been prepared to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Hanger contained in this proxy statement or in Hanger’s public filings with the SEC, as described in “Where You Can Find More Information”, may supplement, update or modify the factual disclosures about Hanger contained in the Merger Agreement and described in this summary. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates and solely for the benefit of parties to the Merger Agreement, and:
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Were, in the case of the representations and warranties, negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement;

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have been modified or qualified by certain confidential disclosures that were made among the parties to the Merger Agreement in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself;

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may no longer be true as of a given date;

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may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other stockholders and reports and documents filed with the SEC; and

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may be subject in some cases to other exceptions and qualifications, including exceptions that do not result in, and would not reasonably be expected to have, a Company Material Adverse Effect, as defined in “— Representations and Warranties”.

Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Accordingly, the representations, warranties, covenants and other provisions of the Merger Agreement or any description of such provisions should not be relied upon as characterization of the actual state of facts regarding, or the condition of, Hanger, Parent or Merger Sub, and should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information”.
Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws
The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Hanger, with Hanger continuing as the surviving corporation and as a wholly owned subsidiary of Parent from and after the Effective Time.
At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time will become the directors of the surviving corporation, each to hold office until their respective successors have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the surviving corporation. The officers of Hanger immediately prior to the Effective Time will be the officers of the surviving corporation immediately following the Effective Time, each to hold office in accordance with the certificate of incorporation and by-laws of the surviving corporation until their respective successors have been duly elected, designated or qualified, or until their earlier death, resignation or removal, in accordance with the certificate of incorporation and by-laws of the surviving corporation.
At the Effective Time, the certificate of incorporation of the surviving corporation will be amended and restated to read in its entirety in the form set forth as Exhibit A to the Merger Agreement, and as so amended and restated will be the certificate of incorporation of the surviving corporation until thereafter changed or amended as provided therein or by applicable law. In addition, Hanger and the surviving corporation will take all necessary action such that, at the Effective Time, the by-laws of the surviving corporation will be amended to read in its entirety in the form set forth as Exhibit B to the Merger Agreement, and as so amended will be the by-laws of the surviving corporation until thereafter changed or amended as provided therein or by applicable law.
Closing and Effective Time of the Merger
Unless another date is agreed by the parties, the closing of the Merger will take place at 8:00 A.M., Eastern time, on the third business day following the satisfaction or waiver of all of the applicable conditions to closing set forth in Article 6 of the Merger Agreement (described in “— Conditions to the Closing of the Merger”) (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the fulfillment or waiver of those conditions). In no event will the closing of the Merger occur prior to 60 days from the date of the Merger Agreement without Parent’s prior written consent.
On the date of the closing of the Merger, or on a different date as the parties may agree, Merger Sub will cause a certificate of merger to be executed and filed in accordance with the relevant provisions of the DGCL and Merger Sub and Hanger will make all other filings required under the DGCL. The Merger will become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later date and time as is agreed by the parties to the Merger Agreement and specified in the certificate of merger.
Merger Consideration
Common Stock
At the Effective Time, each share of Hanger common stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by Hanger as treasury stock or held directly by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Hanger, Parent or Merger Sub and (ii) Dissenting Shares) will be converted automatically into the right to receive the Merger Consideration. All shares of Hanger common stock converted into the right to receive the Merger Consideration will automatically be cancelled and cease to exist as of the Effective Time, and will thereafter represent only the right to receive the Merger Consideration.
Outstanding Equity Awards
The Merger Agreement provides, at the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, Hanger or any holder of securities of Hanger, for the following treatment with respect to equity and equity-based awards relating to Hanger common stock:
Stock Options
Each option to purchase shares of Hanger common stock (each, a “Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time will automatically be cancelled and be converted into the right to receive (without interest) an amount in cash (less any applicable tax withholdings) equal to the product of (x) the total number of shares of Hanger common stock underlying the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Option (less taxes required to be withheld under applicable law). If the exercise price of a Company Option is equal to or greater than the Merger Consideration, then such Company Option will be cancelled for no consideration.
Restricted Stock Units and Performance-Based Restricted Stock Units
Each outstanding award of (i) Hanger restricted stock units, deferred restricted stock units or performance-based restricted stock units, in each case that at such time is subject solely to service-based vesting conditions (collectively, the “Company RSUs”) will become fully vested and will automatically be cancelled and be converted into the right to receive (without interest) an amount in cash (less any applicable tax withholdings) equal to (x) the total number of shares of Hanger common stock underlying such award of Company RSUs, multiplied by (y) the Merger Consideration, and (ii) Hanger performance-based restricted stock units that at such time is subject to performance-based vesting conditions (collectively, the “Company PRSUs”) will become vested as to the number of shares of Hanger common stock subject to such award that would vest based on target level achievement of all performance targets (without application of any modifier) and will, after giving effect to such vesting, automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less any applicable withholding taxes) equal to (x) the number of vested shares of Hanger common stock underlying such award of Company PRSUs, multiplied by (y) the Merger Consideration, and the unvested portion of such Company PRSUs will be cancelled for no consideration.
Termination of Incentive Award Plans
As of the Effective Time, the Equity Incentive Plans will be terminated and no further shares of Hanger common stock, Company Options, Company RSUs, Company PRSUs, other equity interests in Hanger or other rights with respect to shares of Hanger common stock will be granted thereunder. Following the Effective Time, no such Company Option, Company RSU, Company PRSU, equity interest or other right with respect to any share of Hanger common stock that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any such Company Option, Company RSU, Company PRSU, equity interest or other right with respect to any share of Hanger common stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration as discussed above.
Dissenting Shares
Any shares of Hanger common stock issued and outstanding immediately prior to the Effective Time and held by stockholders who have not voted in favor of the adoption and approval of the Merger Agreement, including the Merger, or consented thereto in writing and who have properly exercised and validly perfected appraisal rights for such shares in accordance with Section 262 of the DGCL will not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares will be entitled to receive payment of the fair value of such Dissenting Shares, in accordance with, but only if and when required by, the provisions of Section 262, unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such stockholder fails to perfect or otherwise withdraws or loses such rights, such Dissenting Shares will thereupon be treated as if they had been converted into, as of the Effective Time, the right to receive the Merger Consideration, without interest thereon, on the terms and conditions in the Merger Agreement and will no longer constitute Dissenting Shares. At the Effective Time, any holder of Dissenting Shares will cease to have any rights with respect thereto other than such rights as are provided to holders of Dissenting Shares under Section 262 of the DGCL.
Exchange and Payment Procedures
At or prior to the Effective Time, Parent will appoint a nationally recognized bank or trust company, reasonably acceptable to Hanger, to act as the paying agent to make payments of the Merger Consideration to Hanger stockholders (the “Paying Agent”) to make payments of the Merger Consideration to stockholders. The surviving corporation will pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration to which the holders of Hanger common stock (other than the Dissenting Shares) are entitled at the Effective Time pursuant to the Merger Agreement.
As soon as practicable (and no later than the third business day) after the Effective Time, the surviving corporation will cause the Paying Agent to mail to each person that was, immediately prior to the Effective Time, a holder of record of Hanger common stock represented by a certificate (the “Certificates”), which shares were converted into the right to receive the Merger Consideration, a letter of transmittal together with instructions for effecting the surrender of the certificates in exchange for payment of the Merger Consideration. Upon receipt of (i) in the case of shares of Hanger common stock represented by a stock certificate, a surrendered certificate or certificates (or affidavit of loss) in respect of such shares together with the signed letter of transmittal, or (ii) in the case of shares of Hanger common stock held in book-entry form (other than shares held through The Depository Trust Company), the receipt of the signed letter of transmittal, the Paying Agent or such other agent, in accordance with the letter of transmittal and instructions, will transmit to the holder of such shares the Merger Consideration in exchange therefor and such certificates or book-entry shares will be cancelled.
As promptly as practicable after the Effective Time, Parent will cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee, in respect of each book-entry share held through The Depository Trust Company, a cash amount in immediately available funds equal to the Merger Consideration (subject to any withholding of taxes) that holders of such book-entry shares will be automatically entitled to receive, and such book-entry shares of such holder will be cancelled.
At the Effective Time, the stock transfer books of Hanger will be closed and thereafter there will be no further registration of transfers of shares on the records of Hanger, and holders of Certificates and book-entry shares will cease to have rights with respect to such shares except as otherwise provided in the Merger Agreement or by applicable law. If, after the Effective Time, Certificates are presented to the surviving corporation for any reason, they will be cancelled and exchanged as provided in the Merger Agreement.
If any cash deposited with the Paying Agent remains unclaimed by holders of Hanger common stock on the first anniversary of the Effective Time, such cash (including any interest received in respect thereto) will be returned to the surviving corporation, and any holders of Hanger common stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Parent and the surviving corporation (as general unsecured creditors) for delivery of the Merger Consideration, without any interest thereon and subject to any applicable withholding taxes and abandoned property, escheat or other similar laws. Any portion of the Merger Consideration that remains unclaimed by the holders of Hanger common stock immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity will, to the extent permitted by applicable law, become the property of the surviving corporation free and clear of any claim or interest of any person previously entitled thereto.
If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of such Certificate to be lost, stolen or destroyed (and if required by Parent, the posting by the owners of a bond, in a reasonable sum as it may reasonably direct, as indemnity against any claim that may be made against Parent, Merger Sub, the surviving corporation or the Paying Agent with respect to such Certificate), the Paying Agent will, in exchange for such lost, stolen or destroyed stock certificate, pay the Merger Consideration deliverable in respect thereof pursuant to the Merger Agreement.
Representations and Warranties
In the Merger Agreement, Hanger has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
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the due organization, valid existence, active status or good standing, to the extent applicable, and corporate or organizational power of Hanger and each of its subsidiaries;

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the capitalization of Hanger, including the number of shares of Hanger common stock, and shares subject to Company Options, Company RSUs, Company PRSUs and other equity interests outstanding and the ownership of the capital stock of its subsidiaries;

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the indebtedness of Hanger and its subsidiaries;

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the authority of Hanger to enter into the Merger Agreement and complete the Merger and the other Transactions and the enforceability of the Merger Agreement against Hanger;

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the absence of (i) any conflict with or violation of the organizational documents of Hanger or any of its subsidiaries, (ii) any conflict with or violation of applicable laws, (iii) any required consent, approval, authorization, filing or notification under, breach of, loss of benefit under, change of control or default under, any contract or permit of Hanger or its subsidiaries or (iv) any grant to others of any right of termination, vesting, amendment, acceleration or cancellation of, or creation of a lien (other than permitted liens) on any property or asset of Hanger or any of its subsidiaries pursuant to, any contract or permit of Hanger or its subsidiaries, in each case, as a result of the execution, delivery and performance by Hanger of the Merger Agreement;

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the consents, filings and approvals required by governmental entities in connection with the Transactions;

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compliance with SEC filing requirements for Hanger’s SEC filings since December 31, 2020, including the accuracy of information contained in such documents and compliance with GAAP, and the rules and regulations of the SEC with respect to the consolidated financial statements contained therein;

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the adequacy of disclosure controls and procedures and internal control over financial reporting;

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the absence of certain undisclosed liabilities of Hanger or any of its subsidiaries;

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the absence of certain changes and events since December 31, 2021 and the absence of a Company Material Adverse Effect (as defined below) since December 31, 2021;

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the accuracy of information contained in this proxy statement, as it may be amended or supplemented from time to time;

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litigation matters;

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compliance with applicable laws and governmental orders;

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the maintenance of and compliance with all required governmental licenses, permits, certificates, franchises, tariffs, grants, easements, variances, consents, orders, approvals, clearances, exemptions, registrations, enrollments, provider and supplier numbers, accreditations and authorizations necessary for the conduct of the business, and the use of the assets, of Hanger and its subsidiaries;

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employee benefit plans, ERISA matters and other labor and employment matters;

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environmental matters;

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owned and leased real property;

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title to assets;

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tax matters;

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material contracts;

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intellectual property matters;

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insurance;

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the absence of any engagement of any financial advisor, broker or finder or any related liability for fees or commissions in connection with the Transactions, except for the fees and expenses of BofA Securities;

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related party transactions;

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the inapplicability of any anti-takeover statute or regulation to the Merger or the other Transactions;

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receipt by the Board of an opinion of BofA Securities as to the fairness, as of the date of the opinion, from a financial point of view, of the Merger Consideration to be received by holders of shares of Hanger common stock (other than holders of Dissenting Shares); and

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the absence of any additional representations and warranties except for the representations and warranties expressly set forth in the Merger Agreement.

All of Hanger’s representations and warranties are qualified by reference to the disclosure in Hanger’s filings with the SEC on or after January 1, 2020 and prior to the date of the Merger Agreement (other than disclosures contained in the “Forward Looking Statements” or “Risk Factors” sections of such SEC filings) and as set forth in Hanger’s disclosure schedule delivered to Parent and Merger Sub pursuant to the Merger Agreement.
In addition, many of Hanger’s representations and warranties are qualified by knowledge or by a materiality or “Company Material Adverse Effect” standard. For purposes of the Merger Agreement, “Company Material Adverse Effect” means any change, effect, event, occurrence, circumstance, condition, fact, state of facts or development that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect on the business, financial condition, assets, liabilities, operations or results of operations of Hanger and its subsidiaries, taken as a whole. The foregoing notwithstanding, adverse effects arising out of or arising from the following will not constitute or be deemed to contribute to a Company Material Adverse Effect, and will not otherwise be taken into account in determining whether such Company Material Adverse Effect has occurred or would reasonably be expected to occur:
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any changes or proposed changes in applicable laws, GAAP or the interpretation or enforcement thereof;

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any changes in general economic, business, labor or regulatory conditions or in securities, credit or other financial markets, including inflation, monetary policy, commodity prices, interest rates or exchange rates, in the United States or globally;

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any changes generally affecting the industries in which Hanger or its subsidiaries operate in the United States or globally (including seasonal fluctuations);

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the continuation or worsening of supply chain disruptions affecting the industries, businesses or segments in which Hanger and its subsidiaries operate;

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any changes in global or national political conditions (including the outbreak or escalation of war (whether declared or not), military action or operation, sabotage, civil unrest, civil disobedience, national or international calamity, the outbreak of hostilities or acts of terrorism), changes due to natural disasters or changes in the weather or changes due to the outbreak or worsening of an epidemic, pandemic or other health crisis (including COVID-19, or the taking of any permitted actions by Hanger or COVID-19 measures required to be taken by Hanger, or changes in such COVID-19 measures required to be taken by Hanger after the date of the Merger Agreement));

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any actions or omissions required of Hanger under the Merger Agreement or taken or not taken at the request of, or with the consent of, Parent;

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the negotiation, announcement, pendency or consummation of the Merger Agreement and the Merger;

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any proceeding commenced by or involving any governmental entity or a current or former stockholder of Hanger arising from allegations of breach of fiduciary duty or violation of Law relating to the Merger Agreement or the Transactions;

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changes in the trading price or trading volume of shares of Hanger common stock or any suspension of trading, or any changes in the ratings or the ratings outlook for Hanger by any applicable rating agency or changes in the analyst’s recommendations or ratings with respect to Hanger (provided that the underlying cause of such change may be taken into account in determining whether a Company Material Adverse Effect has occurred); or

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any failure by Hanger or any of its subsidiaries to meet any revenue, earnings, adjusted EBITDA or other financial projections or forecasts (provided that the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred).

Any change referred to in the first four bullets above may be taken into account in determining whether there has occurred, or would reasonably be expected to occur, a Company Material Adverse Effect to the extent such change adversely disproportionately impacts Hanger and its subsidiaries, taken as a whole, relative to other companies operating in the industries or in the markets in which Hanger and its subsidiaries operate.
Parent’s and Merger Sub’s representations and warranties under the Merger Agreement, relate to, among other things:
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Parent’s and Merger Sub’s due organization, valid existence, good standing, to the extent applicable, corporate or other entity power;

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the authority of Parent and Merger Sub to enter into the Merger Agreement and complete the Merger and the Transactions and the enforceability of the Merger Agreement against Parent and Merger Sub;

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the absence of (i) any conflict with or violation of the organizational documents of Parent or Merger Sub, (ii) any conflict with or violation of applicable law, (iii) any required consent, approval, authorization, filing or notification under, breach of, loss of benefit under, change of control or default under, any contract or permit of Parent or Merger Sub or (iv) any grant to others of any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien on any asset of Parent and its subsidiaries, including Merger Sub, pursuant to any contract or permit of Parent or Merger Sub, in each case, as a result of the execution and delivery by Parent and Merger Sub of the Merger Agreement and completion by Parent and Merger Sub of the Merger;

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the consents, filings and approvals required by governmental entities in connection with the Transactions;

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litigation matters;

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the delivery of the Commitment Letters and the Debt Fee Letter, the status of the Commitment Letters and the sufficiency of the proceeds of the Financing to fund the Transactions;

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the limited guaranty;

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the accuracy of information supplied to Hanger by Parent or Merger Sub for use in this proxy statement, as it may be amended or supplemented from time to time;

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the absence of beneficial ownership of Hanger common stock by Parent, Merger Sub, or any Parent subsidiary;

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the solvency of the surviving corporation;

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the ownership of Parent and Merger Sub;

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the absence of stockholder and management arrangements;

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the absence any engagement of any financial advisor, broker or finder or any related liability for fees or commissions in connection with the Transactions; and

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the absence of any additional representations and warranties except for the representations and warranties expressly set forth in the Merger Agreement.

None of the representations and warranties in the Merger Agreement will survive the completion of the Merger.
Conduct of Business Pending the Merger
Certain covenants in the Merger Agreement restrict the conduct of Hanger’s business between the date of the Merger Agreement and the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms. Except (i) as required by law or order, (ii) as set forth in Hanger’s disclosure schedule, (iii) as expressly contemplated by the Merger Agreement, or (iv) with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, Hanger will and will cause each of its subsidiaries to use its commercially reasonable efforts to (x) conduct its business and operations, and the business and operations of each of Hanger’s subsidiaries, in all material respects in the ordinary course of business consistent with past practices and, to the extent consistent therewith, use reasonable best efforts to maintain and preserve intact the business organization, assets and properties of Hanger and each of its subsidiaries and (y) keep available the services of current officers, employees and consultants of Hanger and each of its subsidiaries and preserve the goodwill and current relationships of Hanger and each of its subsidiaries with customers, suppliers and other persons with which Hanger or any of its subsidiaries has significant business relations. Except for any action permitted under the Merger Agreement in connection with COVID-19, as required by law or order or as set forth in Hanger’s disclosure schedule, or as expressly contemplated under the Merger Agreement, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed in the case of matters in the 11th, 13th and 15th bullets below only), from the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement in accordance with its terms, Hanger will not, and will not permit any of its subsidiaries to:
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amend its certificate of incorporation or by-laws (or equivalent organizational documents);

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issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other equity interests in, Hanger or any of its subsidiaries, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities of Hanger or any of its subsidiaries, other than the issuance of shares upon the exercise of Company Options or settlement of Company RSUs or Company PRSUs outstanding as of the date of the Merger Agreement in accordance with their terms;

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sell, pledge, dispose of, transfer, lease, guarantee or encumber (other than with permitted liens) any material property or assets of Hanger or any of its subsidiaries, except (i) pursuant to existing contracts, (ii) the sale or purchase of goods or inventory in the ordinary course of business consistent with past practice or (iii) the disposition of obsolete, surplus or worn out assets, inventory or equipment or assets that are no longer used in the ordinary course of Hanger’s business;

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sell, assign, pledge, transfer, license, abandon, or otherwise dispose of any intellectual property owned by Hanger or its subsidiaries, except in the ordinary course of business consistent with past practice;

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declare, set aside, make or pay any dividend or other distribution, whether payable in cash, stock, property or any combination of the foregoing, with respect to Hanger’s or any of its subsidiaries’ capital stock or other equity interests, other than dividends or other distributions paid by any wholly owned Hanger subsidiary to Hanger or another wholly owned subsidiary of Hanger;

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reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock or other equity interests of Hanger or any of its subsidiaries, except with respect to any wholly owned Hanger subsidiary;

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merge or consolidate Hanger or any of its subsidiaries with any person or adopt a plan of complete or partial liquidation, or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Hanger or any of its subsidiaries, except with respect to any wholly owned subsidiary of Hanger;

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acquire (including by merger, consolidation or acquisition of stock or assets) any person or assets, other than (i) acquisitions by Hanger from any of its wholly owned subsidiaries or among any wholly owned subsidiaries of Hanger or (ii) acquisitions of inventory, raw materials, supplies and other property in the ordinary course of business consistent with past practice;

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(i) incur any indebtedness, (ii) issue any debt securities, (iii) assume, guarantee or endorse, or otherwise as an accommodation become responsible for any indebtedness of any person (other than a wholly owned subsidiary of Hanger) or (iv) redeem, repurchase, cancel or otherwise acquire any indebtedness, except in each case (a) for borrowings under Hanger’s existing credit facilities in the ordinary course of business consistent with past practice, (b) letters of credit for the benefit of Hanger vendors in the ordinary course of business consistent with past practice, (c) indebtedness to any seller incurred in connection with the acquisition of any person or assets permitted in the Hanger disclosure schedule, and (d) capital leases in the ordinary course of business consistent with past practice;
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make any loans, advances or capital contributions to, or investments in, any other person (other than any of Hanger’s wholly owned subsidiaries) in excess of $500,000 in the aggregate;

•
terminate or cancel, or agree to any material amendment to or waiver under any material contract or enter into or amend any contract that, if existing on the date of the Merger Agreement, would be a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended, in each case other than in the ordinary course of business consistent with past practice (including extensions or renewals of material contracts related to real property leased by Hanger);

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make any capital expenditure in excess of Hanger’s annual capital expenditure budget, other than capital expenditures that are not, in the aggregate, in excess of $1,000,000;

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except to the extent required by the Merger Agreement, applicable law or the existing terms of any Hanger benefit plan or contract: (i) increase the compensation payable or to become payable to directors, officers or employees, except, in the case of non-officer employees only, for increases in the ordinary course of business consistent with past practice; (ii) amend any benefit plan, or establish, adopt, or enter into any new benefit plan, unless such amendment or new arrangement is not expected to result in any material cost to Hanger; (iii) accelerate the vesting, exercisability or funding under any benefit plan; or (iv) terminate (other than for cause) the employment of or hire or promote any employee, officer or consultant with a title of Senior Vice President or above with annual salary of $200,000 or more;

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implement, adopt or make any change in accounting policies, practices, principles, methods or procedures, other than as required by law, GAAP, the NYSE or by a governmental entity;

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compromise, settle or agree to settle any material proceeding, other than (i) the payment, or satisfaction, in the ordinary course of business, of liabilities reflected or reserved against in Hanger’s financial statements included in its filings with the SEC or (ii) those that involve only the payment by Hanger or any of its subsidiaries, after taking into account amounts paid or payable by insurance, of monetary damages not in excess of $500,000 individually, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, Hanger or any of its subsidiaries;

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take or omit to take any action that would or would reasonably be expected to result in a Company Material Adverse Effect;

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implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that would implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar law;

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waive or release any noncompetition, non-solicitation, nondisclosure, noninterference or non-disparagement obligation of any current or former employee, officer or consultant, except to forgo enforcement of certain such obligations;

•
enter into any new line of business;

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fail to maintain with financially responsible insurance companies, insurance in such amounts and against such risks of losses as is maintained by it as of the date of the Merger Agreement;

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make or change any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, settle any material tax claim, audit or assessment, file any amended tax return, file any material tax return in a manner inconsistent with past practice, enter into any tax sharing agreement or closing agreement relating to any material tax, surrender any right to a claim a material tax refund, incur any material taxes outside the ordinary course of business, or consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment; or

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authorize or enter into any contract or otherwise agree to make any commitment to do any of the foregoing.

No Solicitation of Other Offers; Change of Board Recommendation
From the execution and delivery of the Merger Agreement and continuing until the earlier to occur of the termination of the Merger Agreement and the Effective Time, Hanger will, and will cause its subsidiaries to, and will instruct its representatives to on its behalf, cease and cause to be terminated any discussions or negotiations with any third party relating to any Acquisition Proposal that are not expressly permitted by the Merger Agreement, request the prompt return or destruction of all non-public information concerning Hanger and its subsidiaries and cease providing any further information with respect to Hanger and its subsidiaries or any Acquisition Proposal to any such third party or its representatives. Subject to the terms of the Merger Agreement, from and after the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, Hanger will not, and will cause its subsidiaries to not, and will instruct its representatives to not on its behalf, directly or indirectly:
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solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to, an Acquisition Proposal;

•
furnish to any third party any non-public information relating to Hanger and its subsidiaries or afford to any third party access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Hanger or its subsidiaries, in any such case with the intent to induce, or that could reasonably be expected to result in, the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; or

•
participate or engage in any discussions or negotiations with any third party with respect to an Acquisition Proposal.

Except as expressly permitted by the Merger Agreement, as described below, from and after the date of the Merger Agreement until the receipt of the Company Stockholder Approval or, if earlier, the termination of the Merger Agreement, neither the Board nor any committee thereof will:
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approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal;

•
withdraw, change or qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation;

•
approve or cause Hanger to enter into any merger agreement, letter of intent or other similar agreement relating to any Acquisition Proposal;

•
fail to include the Company Board Recommendation in the proxy statement; or

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resolve or agree to do any of the foregoing.

We refer to any event in the foregoing first, second, fourth or fifth bullets (to the extent related to one of the first two bullets) as a “Change of Board Recommendation.”
If at any time following the date of the Merger Agreement and prior to the receipt of the Company Stockholder Approval (i) Hanger has received a bona fide written Acquisition Proposal from a third party, (ii) Hanger has not breached the “no solicitation” provisions of the Merger Agreement in any respect with respect to such Acquisition Proposal and (iii) the Board (or a duly authorized committee thereof) determines in good faith (after consultation with and advice from its financial advisor and outside counsel), based on information then available, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then Hanger and its representatives may, directly or indirectly through Hanger’s representatives: (a) subject to the entry into, and solely in accordance with, a confidentiality agreement that contains confidentiality provisions that are no less favorable in the aggregate to Hanger than its confidentiality agreement with Patient Square, furnish to such third party making such Acquisition Proposal (and its representatives, prospective debt and equity financing sources, and/or their respective representatives) any non-public information relating to Hanger or any of its subsidiaries, or afford to such third party making such Acquisition Proposal (and its representatives, prospective debt and equity financing sources and/or their respective representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Hanger or any of its subsidiaries, provided that any material non-public information concerning Hanger or its subsidiaries provided to such third party, to the extent not previously provided or made available to Parent or Merger Sub, has been provided or made available to Parent or Merger Sub as promptly as reasonably practicable after it is provided or made available to such third party and (b) participate or engage in discussions or negotiations with such third party making such Acquisition Proposal (and its representatives, prospective debt and equity financing sources and/or their respective representatives) with respect to such Acquisition Proposal and otherwise facilitate such Acquisition Proposal or assist such third party making such Acquisition Proposal (and its representatives, prospective debt and equity financing sources and/or their respective representatives) with such Acquisition Proposal.
Hanger will promptly (and in any event within 24 hours) notify Parent in the event that Hanger receives any Acquisition Proposal including providing (i) the identity of the third party making such Acquisition Proposal and (ii) a copy of such Acquisition Proposal or, where no such copy is available, a reasonable description of such Acquisition Proposal. Hanger will promptly (and in any event within 24 hours after such determination) advise Parent if Hanger determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal.
If Hanger has received a bona fide written Acquisition Proposal that the Board (or any duly authorized committee thereof) determines in good faith, after consultation with and advice from its financial advisors and outside counsel, constitutes a Superior Proposal, the Board may at any time prior to the receipt of the Company Stockholder Approval, effect a Change of Board Recommendation with respect to such Superior Proposal and/or terminate the Merger Agreement and pay the termination fee to Parent as described in “— Termination Fees” in order to enter into a definitive written agreement with respect to such Superior Proposal. Hanger, however, is not entitled to effect a Change of Board Recommendation or terminate the Merger Agreement unless:
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Hanger provided to Parent at least five days’ prior written notice of its intention to take such action, which notice will specify the material terms and conditions of such Acquisition Proposal and will have provided to Parent a copy of the available proposed transaction agreement to be entered into in respect of such Acquisition Proposal;

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during the five day notice period described above, if requested by Parent, Hanger will have, and will have caused its legal and financial advisors to have, engaged in good faith negotiations with Parent regarding any amendment to the Merger Agreement proposed in writing by Parent and intended to cause the relevant Acquisition Proposal to no longer constitute a Superior Proposal; and

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the Board will have considered in good faith any adjustments and/or proposed amendments to the Merger Agreement (including a change to the price terms thereof) and the other agreements contemplated thereby that were irrevocably offered in writing by Parent no later than 11:59 A.M., Eastern time, on the last day of such five day notice period, and will have determined in good faith that the Superior Proposal would continue to constitute a Superior Proposal if such adjustments or amendments proposed by Parent were to be given effect.

In the event of any material revisions to the Superior Proposal offered in writing by the party making the Superior Proposal, Hanger is required to deliver a new written notice to Parent and to again comply with the requirements of the “no solicitation” provisions of the Merger Agreement with respect to such new written notice, except that the five day notice period will be three days with respect to any such revised Superior Proposal.
The Board (or a duly authorized committee thereof) may, at any time prior to the receipt of the Company Stockholder Approval, effect a Change of Board Recommendation if the Board (or a duly authorized committee thereof) determines, in good faith, after consultation with outside counsel, that (i) an Intervening Event has occurred and is continuing and (ii) the failure to effect a Change of Board Recommendation in response to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary duties to the Hanger stockholders under applicable law. However, the Board will not be entitled to effect a Change of Board Recommendation because of the occurrence of an Intervening Event unless:

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Hanger has given Parent at least five days’ prior written notice advising Parent of the material information and facts relating to such Intervening Event and stating that the Board intends to make a Change of Board Recommendation in response to such Intervening Event;

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during the five day notice period described above, Hanger has engaged in good faith negotiations with Parent (if Parent wishes to so negotiate) regarding any adjustments to the terms and conditions of the Merger Agreement as would obviate the need for the Board to proceed with a Change of Board Recommendation; and

•
at the end of such five day notice period described above, the Board (after consultation with Hanger’s outside legal counsel and taking into account any adjustments offered by Parent to the terms and conditions of the Merger Agreement) maintains its determination that the failure of the Board to make such a Change of Board Recommendation in response to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary duties to the Hanger stockholders under applicable law.

Each time any material amendment or modification to the Intervening Event occurs, Hanger will notify Parent of such amendment or modification in writing and the notice period will be extended for two days from the date of such notification.
Hanger or the Board may (i) disclose to the Hanger stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) make any disclosure to the stockholders of Hanger if the Board (or any duly authorized committee thereof) reasonably determines in good faith, after consultation with outside counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties to the Hanger stockholders or violate applicable law. The issuance by Hanger or the Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, will not constitute a Change of Board Recommendation.
As used in this proxy statement:
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“Acquisition Proposal” means any offer or proposal from a third party concerning (i) a merger, consolidation or other business combination transaction with Hanger, (ii) a sale, lease, license or other disposition, by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets of Hanger (including equity interests of any subsidiary of Hanger) or its subsidiaries representing 20% or more of the consolidated assets of Hanger and its subsidiaries, based on their fair market value as determined in good faith by the Board (or any duly authorized committee thereof), (iii) an issuance (including by way of merger, consolidation, business combination or share exchange) of equity interests representing 20% or more of the voting power of Hanger, or (iv) any combination of the foregoing (in each case, other than the Merger); provided that, all references to “third party” in this definition will include any “group” as defined pursuant to Section 13(d) of the Exchange Act.

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“Superior Proposal” means a bona fide written Acquisition Proposal (except the references therein to “20%” will be replaced by “50%”) that the Board (or a duly authorized committee thereof) determines in good faith (after consultation with its financial advisor and outside counsel), taking into account such factors as the Board (or any duly authorized committee thereof) considers in good faith to be appropriate (including the conditionality, timing and likelihood of consummation of such proposals), is more favorable from a financial point of view to Hanger’s stockholders than the Merger.

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“Intervening Event” means any event, change, effect, development, state of facts, condition or occurrence (including any acceleration or deceleration of existing changes or developments) that (i) is material to Hanger and its subsidiaries, (ii) was not known or reasonably foreseeable to the Board as of or prior to the date of the Merger Agreement, and (iii) does not involve or relate to an Acquisition Proposal; provided that (a) the fact that Hanger meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the Merger Agreement or (b) any changes after the date of the Merger Agreement in the market price and/or trading volume of Hanger common stock or the credit rating of Hanger, in each case will not be deemed to be an “Intervening Event”.

Required Stockholder Vote
As promptly as reasonably practicable after the SEC confirms that it will not review or has completed its review of the special meeting proxy statement, Hanger will cause this proxy statement to be disseminated to holders of Hanger. Hanger will take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders promptly following the mailing of this proxy statement for the purposes of obtaining the Company Stockholder Approval.
Unless there has been a Change of Board Recommendation in accordance with the applicable provisions of the Merger Agreement, Hanger will include in this proxy statement the Company Board Recommendation and use its commercially reasonable efforts, which efforts will include hiring a reputable proxy solicitor firm, to solicit proxies from its stockholders in favor of the adoption and approval of the Merger Agreement, including by postponing or adjourning the special meeting to allow for additional solicitation of proxies if necessary to obtain the Company Stockholder Approval. Hanger may only postpone or adjourn the special meeting (i) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), (ii) if a quorum has not been established, (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board has determined in good faith is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by Hanger’s stockholders prior to the special meeting, (iv) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approval or (v) if required by law.
Consents, Approvals and Filings
Hanger, Parent and Merger Sub have each agreed, subject to the terms and conditions of the Merger Agreement, to use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable under the Merger Agreement and applicable law to consummate, as promptly as practicable, and in any event, by or before December 18, 2022 (the “Extended Outside Date”), the Merger and the other Transactions, including using reasonable best efforts to:
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obtain all necessary consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties;

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obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from governmental entities (including those in connection with applicable Regulatory Laws), make all necessary or advisable registrations, declarations and filings with and take all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid any proceeding by, any governmental entity (including those in connection with applicable Regulatory Laws); and

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execute and deliver any additional instruments necessary to consummate the Transactions and to carry out fully the purposes of the Merger Agreement.

Each of the parties to the Merger Agreement will furnish, or cause to be furnished, to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Subject to applicable law, Hanger and Parent will have the right to review in advance, and to the extent practicable will consult with the other and consider in good faith the views of the other with respect to, all of the information relating to Hanger or Parent, as the case may be, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any governmental entity in connection with the Merger and the Transactions. Notwithstanding the foregoing, no party to the Merger Agreement will be obligated to provide to any other party any portion of any filing under the HSR Act that is not customarily furnished to other parties in connection with such filings. In exercising the rights above, Hanger and Parent will act reasonably and as promptly as practicable. Subject to applicable law and the instructions of any governmental entity, Hanger and Parent will keep each other reasonably apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other written substantive communications received by Hanger, Parent or any of their respective subsidiaries, from any governmental entity and/or third party with respect to the Transactions, and, to the extent practicable under the circumstances, will provide the other party and its counsel with the opportunity to participate in any meeting with any governmental entity in respect of any substantive filing, investigation or other inquiry in connection with the Transactions.

In furtherance of the above, Hanger and Parent will, and will cause their respective affiliates to, make or cause to be made all filings required under applicable Regulatory Laws with respect to any of the Transactions as promptly as practicable and, in any event, file all required HSR Act notifications within ten business days after the date of the Merger Agreement. Parent will pay, or cause its affiliates to pay, all filing fees required under any Regulatory Laws for any of the Transactions.
Parent agrees to use its reasonable best efforts to take, or cause to be taken, any and all steps and to make, or cause to be made, any and all undertakings reasonably necessary to resolve, avoid or eliminate each and every impediment under any applicable Regulatory Law so as to enable the closing of the Merger to occur as promptly as practicable (and in any event, no later than the Extended Outside Date), including (i) proposing, negotiating, committing or agreeing to, and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, transfer, licensing or disposition of any assets, properties or businesses of Hanger or any of its subsidiaries, (ii) accepting any operational restrictions or otherwise taking or committing to take actions that limit Parent’s or any of its subsidiaries’ freedom of action with respect to, or its ability to retain, any of the assets, properties, licenses, rights, product lines, operations or businesses of Hanger or any of its subsidiaries, as may be required in order to avoid the entry of, or to effect the lifting or dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the closing of the Merger, as applicable, and (iii) resisting, contesting, defending and appealing, including through litigation, any proceeding (including any administrative or judicial proceeding) or any other claim asserted by any person in order to avoid entry of, or to have vacated, reversed or terminated, any order (whether temporary, preliminary or permanent) that would prevent the closing of the Merger from occurring by the Extended Outside Date. Notwithstanding the foregoing or any other provision of the Merger Agreement, none of Parent, Hanger or any of their respective Subsidiaries shall be required to agree to any sale, transfer, license, separate holding, divestiture or other disposition of, or to any prohibition of or any limitation on the acquisition, ownership, operation, effective control or exercise of full rights of ownership, or other modification of rights in respect of, any assets, properties or businesses of Hanger or any of its subsidiaries that, in each case, is not conditioned on the consummation of the Transactions.
Neither Parent nor Merger Sub will, directly or indirectly, acquire or agree or agree in principle to acquire any person or portion thereof, or otherwise acquire or agree to acquire any assets or equity, if the entering into a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining any permits, orders or other approvals of any governmental entity necessary to consummate any of the Transactions or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any governmental entity seeking an order prohibiting the consummation of any of the Transactions, (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise, or (iv) materially delay or prevent the consummation of any of the Transactions.
Except as otherwise set forth in the Merger Agreement, nothing contained in the Merger Agreement will give Parent or Merger Sub, directly or indirectly, the right to control, supervise or direct the operations of Hanger or its subsidiaries prior to the Effective Time. Prior to the Effective Time, Hanger will exercise, consistent with the terms and conditions of the Merger Agreement, complete unilateral control, supervision and direction over its and its subsidiaries’ business operations.
As used in this proxy statement, “Regulatory Laws” means any applicable supranational, national, federal, state, county, local or foreign antitrust, competition, trade regulation, or foreign investment laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, the Sherman Act, the Clayton Act and the Federal Trade Commission Act, in each case, as amended, and other similar antitrust, competition or trade regulation laws of any jurisdiction other than the United States.
Continuing Employees
Under the Merger Agreement, from the date of the closing of the Merger until the date that is twelve months following the Effective Time, Parent will cause the surviving corporation to provide to each

Continuing Employee, during any period of employment with the surviving corporation during such twelve month period, base compensation and a target annual cash bonus opportunity that, in each case, is not less favorable than the base compensation and target annual cash bonus opportunity provided to such Continuing Employee immediately prior to the Effective Time, and other compensation and benefits (excluding equity award compensation, pensions, nonqualified deferred compensation and change-in-control compensation or benefits) that are substantially equivalent in aggregate economic value to other compensation and benefits provided to such Continuing Employee immediately prior to the Effective Time. Parent will also cause the surviving corporation to continue in effect the awards made under Hanger’s annual incentive plans for officers and employees, as well as all existing commission plans or arrangements, through the end of 2022 without change.
With respect to benefit plans maintained by the surviving corporation (including any vacation, paid time-off and severance plans), for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, each Continuing Employee’s service with (or otherwise recognized by) Hanger or any of its subsidiaries, as reflected in Hanger’s records, will be treated as service with Parent or any of its subsidiaries. Parent will not be required to recognize service with Hanger or any of its subsidiaries for each Continuing Employee to the extent that such recognition would result in any duplication of benefits and the foregoing service credit will not apply with respect to any defined benefit plan.
Parent will cause the surviving corporation to use commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of its subsidiaries in which Continuing Employees (and their eligible dependents, including domestic partners) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Hanger benefit plan immediately prior to the Effective Time. Parent will cause the surviving corporation to use commercially reasonable efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents, including domestic partners) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plan in which such Continuing Employee (and his or her eligible dependents, including domestic partners) will be eligible to participate from and after the Effective Time.
The “Continuing Employee” provisions of the Merger Agreement are solely for the benefit of the parties thereto. Nothing contained in the Merger Agreement will (i) guarantee employment for any period of time or preclude the ability of Parent, the surviving corporation or their respective affiliates to terminate the employment of any Continuing Employee at any time and for any reason (as allowed by and pursuant to applicable law, including without limitation the Worker Adjustment and Retraining Act of 1988, as amended), (ii) require Parent, the surviving corporation or any of their respective affiliates to continue any Hanger benefit plan or other employee benefit plans, programs or contracts or prevent the amendment, modification or termination thereof following the closing of the Merger or (iii) amend any Hanger benefit plan or other employee benefit plans, programs or contracts.
Directors’ and Officers’ Indemnification and Insurance
Pursuant to the Merger Agreement, from and after the Effective Time, Parent will, and will cause the surviving corporation to, indemnify, defend and hold harmless, and will advance expenses as incurred, to the fullest extent permitted under (i) applicable law and (ii) Hanger’s certificate of incorporation and by-laws or similar organizational documents in effect as of the date of the Merger Agreement, each present and former director and officer of Hanger and its subsidiaries and each of their respective employees who serves as a fiduciary of a Hanger benefit plan (in each case, when acting in such capacity) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any proceeding or investigation, whether civil, criminal, administrative or investigative, whenever asserted, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including in connection with the Merger Agreement and the Transactions.

All rights to exculpation, indemnification and advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the Transactions) existing as of the Effective Time in favor of the current or former directors or officers of Hanger or any of its subsidiaries serving in such capacity at or prior to the Effective Time and each of their respective employees who serves as a fiduciary of a Hanger benefit plan as provided in its certificates of incorporation, by-laws or other organizational documents will survive the Merger and will continue in full force and effect in accordance with their terms. For a period of no less than six years from and after the Effective Time, Parent will cause the surviving corporation to, and the surviving corporation will, maintain in effect the exculpation, indemnification and advancement of expenses provisions of the applicable party’s certificate of incorporation and by-laws or similar organizational documents in effect as of the date of the Merger Agreement of Hanger or its subsidiaries with any of their respective directors, officers or employees in effect as of the date of the Merger Agreement, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of Hanger or its subsidiaries; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any proceeding pending or asserted or any claim made within such period will continue until the final disposition of such proceeding; provided, however that the advancement and payment of such expenses incurred by an indemnified party in advance of the final disposition of a proceeding will be made, unless otherwise agreed by the surviving corporation, only upon delivery to the surviving corporation of an undertaking by or on behalf of such indemnified party to repay all amounts so paid in advance if it is ultimately determined as set forth in a final, non-appealable judgment of a court of competent jurisdiction that such indemnified party is not entitled to be indemnified pursuant to the Merger Agreement.
For six years from and after the Effective Time, Parent and the surviving corporation will be jointly and severally responsible for maintaining for the benefit of the directors and officers of Hanger, as of the date of the Merger Agreement and as of the closing date of the Merger, an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policy of Hanger, or, if substantially equivalent insurance coverage is unavailable, the best available coverage. The provisions of the immediately preceding sentence will be deemed to have been satisfied if prepaid “tail” policies have been obtained by Parent or the surviving corporation on or prior to the Effective Time, which policies provide directors and officers with coverage for an aggregate period of six years with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such directors and officers in coverage and amount no greater than the policies currently in place so long as the total premiums paid would not exceed 300% of the last annual premium paid for Hanger’s directors and officers liability insurance policies in effect as of the date of the Merger Agreement, it being understood that if the total premium payable for such insurance coverage exceeds such amount, Parent or the surviving corporation will obtain a policy with the greatest coverage available for a cost equal to such amount.
In the event that, during the six year period after the Effective Time, either Parent or the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, Parent will, and will cause the surviving corporation to, use reasonable best efforts to cause proper provisions to be made so that such successor or assign will expressly assume the obligations set forth in the Merger Agreement.
Financing Efforts
Parent will use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to (i) consummate the Equity Financing on the closing date of the Merger, and (ii) arrange the Debt Financing in an amount necessary, together with the Equity Financing, to fund the Financing Amounts and to consummate the Debt Financing on the closing date of the Merger, including the following:

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maintaining in full force and effect the Debt Commitment Letter and not permitting any amendment or modification to be made to, not consenting to any waiver of any provision or remedy under, and not replacing, the Debt Commitment Letter (other than as contemplated by the Debt Commitment Letter, as of the date of the Merger Agreement), in case of any such amendment, modification, waver or replacement: (i) reduces (or would reasonably be expected to have the effect of reducing) the aggregate amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount in connection with the Debt Financing) (unless an equal amount from alternative financing sources is then made available) to an amount, together with the Equity Financing, less than what is necessary to fund the Financing Amounts or (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the funding of any of the Debt Financing in a manner that would reasonably be expected to (a) delay or prevent the closing of the Merger, (b) make the funding of the Debt Financing (or satisfaction of the conditions to obtaining the Debt Financing) materially less likely to occur or (c) materially and adversely impact the ability of Parent to enforce its rights against other parties to the Debt Commitment Letter or the definitive agreements with respect thereto when required pursuant to the Merger Agreement (provided that, (x) so long as not otherwise prohibited by the Merger Agreement, for the avoidance of doubt, Parent may amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Commitment Letter as of the date of the Merger Agreement and (y) Parent will reasonably promptly furnish Hanger copies of any executed versions of any agreements or other documentation with respect to such amendment, modification, waiver or replacement);

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causing the Equity Financing to be consummated upon satisfaction of the conditions contained in the Equity Commitment Letter;

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satisfying on a timely basis (or, if available, obtaining waivers of) the conditions precedent in the Commitment Letters;

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negotiating, executing and delivering agreements and other documents contemplated by the Debt Financing that reflect and are consistent with the terms contained in the Debt Commitment Letter (including any “market flex” provisions related thereto (if any)) or on such other terms acceptable to the entities that have committed to provide or arrange or otherwise entered into agreements with respect to the Debt Financing in connection with the Transactions (the “Financing Sources”);

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in the event that the conditions in the Merger Agreement to the obligations of Parent and Merger Sub to complete the Merger have been satisfied, upon funding of the Debt Financing would be satisfied, causing the full amount of the Financing to be funded at or prior to the closing of the Merger; and

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enforcing its rights under the Commitment Letters in the event of a Financing Failure Event.

Parent will not amend, modify, waive or replace, or agree to amend, modify, waive or replace (in any case whether by action or inaction), any term of the Equity Commitment Letter without the prior written consent of Hanger.
At the request of Hanger, Parent will (i) provide copies of all material agreements and other documents relating to the Debt Financing to Hanger and (ii) keep Hanger informed in reasonable detail of the status of its efforts to arrange the Financing and any material developments with respect to the Financing. As soon as reasonably practicable, Parent will provide any information reasonably requested by Hanger relating to any Financing Failure Event.
Neither Parent nor any of its affiliates will take any action that would reasonably be expected to materially delay or prevent the consummation of the Debt Financing or Equity Financing.
If any Financing Failure Event occurs, Parent will promptly notify Hanger and use its reasonable best efforts to obtain, as promptly as practicable and in any event prior to the Outside Date, in consultation with Hanger, on terms as favorable to Parent as the terms in the Debt Commitment Letter (including “market flex” (if any)) or as are reasonably available for financings of the type contemplated by the Debt Commitment Letter in the debt markets at such time, alternative debt financing (“Debt Replacement Financing”) in an amount that when added with the Equity Financing would be sufficient to pay all amounts to be paid by or on behalf of Parent on the closing date of the Merger in accordance with the terms of the Merger Agreement.
As used in this proxy statement:
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“Financing Amounts” means the aggregate cash proceeds of the Equity Financing and the Debt Financing (both before and after giving effect to the exercise of any or all applicable “market flex” provisions) efficient to consummate the Transactions in accordance with the terms of the Merger Agreement, including the making of all payments to be made by or on behalf of Parent on the date of the closing of the Merger in accordance with the terms of the Merger Agreement.

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“Financing Failure Event” means any of the following: (i) the commitments with respect to all or any portion of the Financing expiring or being terminated, such that the Financing Amounts will not be able to be satisfied at the closing of the Merger; (ii) for any reason, all or any portion of the Financing becoming unavailable, such that Financing Amounts will not be able to be satisfied at the closing of the Merger; or (iii) a material breach or repudiation by any party to any of the Commitment Letters which Parent becomes aware of.

Debt Financing Cooperation
Hanger will use, and will cause each of its subsidiaries to use, reasonable best efforts to provide such cooperation in connection with the arrangement of the Debt Financing as is customary for similar debt financings and is reasonably requested by Parent. However, (i) Hanger will not be required to provide any such assistance that could reasonably be expected to unreasonably or materially interfere with its business operations, (ii) neither Parent nor any of its Financing Sources will have the right to perform any investigative procedures that involve physical disturbance or damage to any property or other assets of Hanger or its subsidiaries, and (iii) nothing in the Merger Agreement will require Hanger or any of its subsidiaries to furnish any information not customarily required for completion of debt financings similar to the Debt Financing or with respect to a fiscal quarterly period that had not yet ended or has ended less than 45 days prior to the closing date of the Merger. Such assistance will include the following, each of which will be at Parent’s sole cost and expense:
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participation by the senior management team of Hanger in the customary marketing activities undertaken in connection with the marketing of the Debt Financing, including (i) preparation of customary marketing material and due diligence sessions related thereto and (ii) a reasonable number of road shows and meetings with prospective lenders and debt investors (each of which may be conducted by conference call);

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participation by senior management of Hanger in, and assistance with, the preparation of rating agency presentations and meetings with rating agencies and other customary marketing documents required in connection with the Debt Financing (including customary authorization letters), if necessary;

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delivery to Parent of (i) certain information relating to Hanger and its subsidiaries necessary to complete the Financing, and (ii) from time to time, other pertinent and customary information regarding Hanger and its subsidiaries reasonably requested by the Financing Sources and reasonably available to Hanger;

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participation by senior management of Hanger in the negotiation and furnishing of the agreements and other documents contemplated by the Debt Financing as may be reasonably requested by Parent; provided that such documents will be effective no earlier than as of the Effective Time;

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requesting that its independent auditors as of the closing of the Merger cooperate with the Debt Financing;

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cooperating reasonably with the Financing Sources’ due diligence, to the extent reasonable and customary;

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reasonably facilitating the taking of all corporate actions, subject to and only effective upon the occurrence of the Effective Time, reasonably requested by Parent to permit the consummation of the

Debt Financing and to permit the proceeds thereof to be made available to Parent (or its subsidiaries) immediately after; provided, that no such action shall be required of the Board and/or any committee thereof, in any case, which is effective prior to the Effective Time; and
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providing any information about Hanger required by any Financing Sources to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act at least four business days prior to the closing of the Merger, to the extent requested by Parent within nine business days prior to the closing of the Merger.

Other than customary authorization letters (if any), (i) no obligation of Hanger or any of its subsidiaries under any such certificate, document or instrument will be effective until the closing of the Merger, (ii) neither Hanger nor any of its subsidiaries will be required to take any action under any certificate, document or instrument that is not contingent upon the closing of the Merger (including the entry into any agreement that is effective before the closing of the Merger), that does not terminate without liability to Hanger upon the termination of the Merger Agreement or that would be effective prior to the Effective Time and (iii) the foregoing provisions will not require cooperation to the extent it would (a) interfere unreasonably with the business or operations of Hanger or any of its subsidiaries, (b) cause any condition to closing of the Merger to not be satisfied or otherwise cause any breach of the Merger Agreement (including any representations or warranties thereunder), (c) cause Hanger or any of its subsidiaries to incur liability in connection with the Financing prior to the Effective Time, (d) result in the material contravention of, or that could reasonably be expected to result in a material violation or breach of, or a default under, any laws, under any material contract or under any confidentiality arrangement to which Hanger or any of its subsidiaries is a party in effect on the date of the Merger Agreement, (e) require Hanger to provide access to or disclose information that Hanger determines would jeopardize any attorney-client privilege of Hanger or any of its subsidiaries or would otherwise be restricted from disclosure in accordance with the Merger Agreement, (f) require Hanger to deliver or cause the delivery of any legal opinions or accountants’ comfort letters or reliance letters in connection with the Debt Financing, (g) require Hanger to conduct any intrusive, destructive or invasive physical testing of any real property of Hanger, (h) require Hanger or any of its subsidiaries to change any fiscal period, (i) require Hanger to amend any terms of the Merger Agreement, (j) require Hanger or any of its subsidiaries to take any action that would subject any such director, manager, partner, officer or employee of Hanger or any of its subsidiaries to any actual or potential personal liability, (k) require any director, stockholder, manager, member or partner of Hanger or any of its subsidiaries, to pass resolutions or consents to approve or authorize the execution of the Debt Financing that would be effective prior to the Effective Time or (l) require Hanger or any of its subsidiaries to make any representations, warranties or certifications as to which, after Hanger’s use of reasonable best efforts to cause such representation, warranty or certification to be true, Hanger has determined that such representation, warranty or certification is not true. Neither Hanger nor any of its subsidiaries will be required to pay any commitment or other similar fee or make any other payment or incur any other expense or liability or provide or agree to provide any indemnity in connection with the Debt Financing that is effective prior to the Effective Time.
Parent will indemnify and hold harmless Hanger and its subsidiaries, and each of their respective directors, officers, employees, agents and other representatives, from and against any and all liabilities, costs, or expenses suffered or incurred in connection with the Debt Financing or any assistance or activities provided pursuant to the Merger Agreement, in each case except to the extent such losses are suffered or incurred (i) as a result of any such person’s bad faith, gross negligence or willful misconduct, as applicable or (ii) as a result of any material errors, omissions, misstatements or inaccuracies in any written information, including, any financial statements or other historical financial information.
Section 16 Matters
Prior to the Effective Time, Hanger will take all such steps as may be reasonably necessary or required to cause any dispositions of shares of Hanger common stock (including derivative securities with respect to the shares of Hanger common stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Hanger, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Litigation Relating to the Merger
Hanger will (i) give Parent the reasonable opportunity to participate in the defense or settlement of any stockholder litigation or claims against Hanger and/or its directors and officers relating to the Transactions, including the Merger, (ii) consult Parent in good faith with respect to the defense, settlement and prosecution of any such stockholder litigation, (iii) direct its counsel to consider in good faith Parent’s comments or suggestions relating to proposed strategy and other significant decisions with respect to such stockholder litigation and (iv) not compromise or settle, or agree to compromise or settle, any such stockholder litigation without the prior written consent of Parent, which consent will not be unreasonably withheld, conditioned or delayed.
Delisting and Deregistration of Hanger Common Stock
The surviving corporation will cause Hanger’s common stock to be de-listed from the NYSE and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and prior to the Effective Time Hanger will reasonably cooperate with Parent with respect thereto.
Hanger Indebtedness
Hanger will have delivered to Parent at least three business days prior to the closing date of the Merger, a customary payoff letter (the “Payoff Letter”) with respect to Hanger’s existing credit agreement, specifying the payoff amount of Hanger’s obligations thereunder and providing for a release of all liens and guarantees thereunder, and all documentation relating to the release of all liens with respect to Hanger’s existing credit agreement. Parent will be responsible for paying the payoff amount set forth in the Payoff Letter.
Conditions to the Closing of the Merger
The respective obligations of each party to consummate the Merger are subject to the satisfaction (or waiver, if permissible under law) at or prior to the Effective Time of each of the following conditions:
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the Company Stockholder Approval having been obtained;

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the consummation of the Merger not being restrained, enjoined or prohibited by any law or order that is continuing and remains in effect (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other governmental entity;

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any applicable waiting period under the HSR Act, together with any extensions thereof as well as any timing agreements made with the FTC or the DOJ having the purpose or effect of committing a party not to close any of the Transactions before a certain date or event, having expired or been terminated; and

•
the notices, consents, approvals, expirations or waivers necessary under the Washington Revised Code 19.390.010 et. seq. having been submitted and obtained to the extent applicable and the applicable waiting periods relating to such notices, consents, approvals, expirations or waivers having expired or having been waived by the applicable governmental entity.

The obligations of Parent and Merger Sub to effect the Merger are also subject to the fulfillment (or waiver by Parent and Merger Sub) of the following conditions at or prior to the Effective Time:
•
the representations and warranties of Hanger relating to corporate organization, capitalization (other than with respect to representations and warranties regarding the authorized and outstanding capital stock of Hanger, including shares of Hanger common stock subject to outstanding equity awards, the absence of agreements to issue capital stock or equity interests of Hanger and no issuance of capital stock or equity interests since July 18, 2022), indebtedness, authority, execution and delivery and enforceability of the Merger Agreement, absence of certain changes or events (other than the second sentence of such representation and warranty), and broker’s fees that (i) are not qualified by Company Material Adverse Effect or other materiality qualifications shall be true and correct in all material respects at and as of the date of the Merger Agreement and the closing date of the Merger, as though made on the closing date of the Merger, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time) and (ii) are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) at and as of the date of the Merger Agreement and the closing date of the Merger, as though made on the closing date of the Merger, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all respects as of such date or time);
•
the representations and warranties of Hanger relating to the authorized and outstanding capital stock of Hanger, including shares of Hanger common stock subject to outstanding equity awards, the absence of agreements to issue capital stock or equity interests of Hanger and no issuance of capital stock or equity interests since July 18, 2022, will be true and correct in all respects (except for any de minimis inaccuracies) at and as of the date of the Merger Agreement and the closing date of the Merger, as though made as of the closing date of the Merger, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all respects as of such date or time);

•
the other representations and warranties of Hanger set forth in Article 3 of the Merger Agreement, without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein (provided, however, that the foregoing will not apply to the applicable portions of Sections 3.11(a), 3.14(a), 3.14(b), 3.16(a) and 3.17(a) of the Merger Agreement or the applicable portions of any of the other representations and warranties set forth in Article 3 of the Merger Agreement requiring the listing of matters and which are qualified by materiality or similar qualifications) being true and correct at and as of the date of the Merger Agreement and the closing date of the Merger, as though made on the closing date of the Merger, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time) and except as has not had, and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Company Material Adverse Effect;

•
Hanger having performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the closing date of the Merger;

•
no Company Material Adverse Effect having occurred since the date of the Merger Agreement and still continuing; and

•
Hanger having delivered to Parent a certificate signed by an executive officer of Hanger and dated as of the closing date of the Merger, certifying the matters in the first four bullets above having been satisfied.

The obligation of Hanger to effect the Merger is also subject to the fulfillment (or waiver by Hanger) of the following conditions at or prior to the Effective Time:
•
each representation and warranty of Parent and Merger Sub contained in the Merger Agreement, without giving effect to any qualifications as to materiality or Parent Material Adverse Effect (as defined in the Merger Agreement) or other similar qualifications contained therein, being true and correct at and as of the closing date of the Merger as though made on the closing date of the Merger, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time) and except as has not had, and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Parent Material Adverse Effect;

•
Parent and Merger Sub having performed or complied in all material respects with all covenants and agreements required to be performed or complied with by them under the Merger Agreement at or before the closing date of the Merger; and

•
Parent having delivered to Hanger a certificate signed by an executive officer of Parent and dated as of the closing date of the Merger, certifying the matters in the foregoing two bullets having been satisfied.

No party to the Merger Agreement may rely on the failure of satisfaction of any conditions set forth therein if the primary cause of such failure was the failure of such party to perform its obligations under the Merger Agreement.
Termination of the Merger Agreement
The Merger Agreement may be terminated as follows:
•
By mutual written consent of Parent and Hanger, at any time prior to the Effective Time.

•
By either Parent or Hanger:

•
if the Company Stockholder Approval is not obtained at a special meeting of Hanger stockholders duly convened therefor or any adjournment or postponement thereof;

•
at any time prior to the Effective Time, if (i) any court of competent jurisdiction or other governmental entity of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or prohibiting the consummation of the Transactions, and such order or other action has become final and non-appealable, or (ii) any law has been enacted, entered or enforced that is continuing and remains in effect and that prohibits, makes illegal or enjoins the consummation of the Transactions; provided that this right to terminate the Merger Agreement will not be available to any party that has breached its related obligations in any material respect under the Merger Agreement; or

•
if the Effective Time has not occurred by October 19, 2022 (the “Initial Outside Date”); provided, that in the event that at the Initial Outside Date, all of the conditions to closing the Merger have been satisfied, other than the expiration of or termination of any applicable waiting period under the HSR Act and other than conditions that by their nature can only be satisfied on the closing date of the Merger or have been waived by Parent and Merger Sub or Hanger, then the Outside Date will automatically be extended to December 18, 2022 (the “Extended Outside Date”) unless Parent and Hanger mutually agree to an earlier Extended Outside Date; provided, however, neither Hanger nor Parent is permitted to terminate the Merger Agreement if it is in material breach of the Merger Agreement and such breach has primarily caused or resulted in the failure of the closing to have occurred prior to the Initial Outside Date or the Extended Outside Date, as the case may be.

•
By Hanger:

•
at any time prior to the receipt of the Company Stockholder Approval, if the Board determines to accept, and Hanger concurrently enters into a definitive agreement with respect to, a Superior Proposal in accordance with the Merger Agreement, but only if Hanger complied with the “no solicitation” provisions of the Merger Agreement); provided, however, that Hanger will, prior to or substantially concurrently with such termination, pay the termination fee to Parent, as described in “— Termination Fees”;

•
at any time prior to the Effective Time, if (i) there has been a breach or failure to perform by Parent or Merger Sub of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement such that any condition to the obligations of Hanger to complete the Merger relating to (a) the truthfulness and correctness of Parent and Merger Sub’s representations and warranties in the Merger Agreement or (b) Parent and Merger Sub’s performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by Parent and Merger Sub under the Merger Agreement, is not reasonably capable of being satisfied while such breach or failure to perform is continuing, (ii) Hanger has delivered to Parent written notice of such breach or failure to perform, which notice states Hanger’s intention to terminate the Merger Agreement and the basis for such termination and (iii) either such breach or failure to perform is not capable of cure in a manner sufficient to allow satisfaction of the conditions described in clauses (i) and (ii) above prior to the applicable Outside Date or at least 30 days have elapsed since the date of delivery of such written notice to Parent and such breach or failure to perform has not been cured in all material respects; provided, however that Hanger will not be permitted to terminate the

Merger Agreement in this manner if there has been a material breach or failure to perform by Hanger of its material representations, warranties, covenants or other agreements contained in the Merger Agreement such that any condition to the obligations of Parent and Merger Sub to complete the Merger relating to (a) the truthfulness and correctness of Hanger’s representations and warranties in the Merger Agreement or (b) Hanger’s performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by Hanger under the Merger Agreement, is not reasonably capable of being satisfied while such breach or failure to perform is continuing, and such breach or failure to perform has not been cured in all material respects; or
•
if (i) all the obligations of Parent and Merger Sub to complete the Merger have been satisfied or waived at the time the closing of the Merger is required to have occurred pursuant to the Merger Agreement (other than conditions that by their nature are to be satisfied at the closing of the Merger, but which will then be capable of satisfaction if the closing of the Merger were to occur on such date), (ii) Parent fails to consummate the closing of the Merger on the date on which Parent is required to consummate the closing of the Merger pursuant to the Merger Agreement, (iii) at least three business days prior to seeking to terminate the Merger Agreement, Hanger has delivered an irrevocable written notice to Parent stating that, if Parent performs its obligations under the Merger Agreement and the Equity Financing contemplated by the Equity Commitment Letter and the Debt Financing contemplated by the Debt Commitment Letter is funded, then the closing of the Merger will occur (subject to closing conditions that by their nature are to be satisfied at the closing of the Merger) and (iv) Parent fails to consummate the Transactions within three business days following delivery of such notice; provided, however, that during such three business day period after delivery of such notice by Hanger, Parent will not be entitled to terminate the Merger Agreement in accordance with its terms.

•
By Parent:

•
at any time prior to the receipt of the Company Stockholder Approval, if (i) the Board has effected a Change of Board Recommendation, or (ii) Hanger has entered into a definitive agreement with respect to a Superior Proposal in accordance with the Merger Agreement; or

•
at any time prior to the Effective Time, if (i) there has been a breach or failure to perform by Hanger of its representations, warranties, covenants or other agreements contained in the Merger Agreement such that any condition to the obligations of Parent and Merger Sub to complete the Merger relating to (a) the truthfulness and correctness of Hanger’s representations and warranties in the Merger Agreement or (b) Hanger’s performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by Hanger under the Merger Agreement is not reasonably capable of being satisfied while such breach or failure to perform is continuing, (ii) Parent has delivered to Hanger written notice of such breach or failure to perform, which notice states Parent’s intention to terminate the Merger Agreement and the basis for such termination, and (iii) either such breach or failure to perform is not capable of cure in a manner sufficient to allow satisfaction of the conditions described in clauses (i) and (ii) above prior to the applicable Outside Date or at least 30 days have elapsed since the date of delivery of such written notice to Hanger and such breach or failure to perform will not have been cured in all material respects; provided, however, that Parent will not be permitted to terminate the Merger Agreement in this manner if there has been any material breach or failure to perform by Parent or Merger Sub of any of its material representations, warranties, covenants or other agreements contained in the Merger Agreement such that any condition the obligations of Hanger to complete to the Merger relating to (a) the truthfulness and correctness of Parent and Merger Sub’s representations and warranties in the Merger Agreement or (b) Parent and Merger Sub’s performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by Parent and Merger Sub under the Merger Agreement is not reasonably capable of being satisfied while such breach or failure to perform is continuing, and such breach or failure to perform has not been cured in all material respects.

Any proper and valid termination of the Merger Agreement by either Hanger or Parent pursuant to the termination rights above, will be effective immediately upon the delivery of written notice of the termination by the terminating party to the other party or parties, specifying the provisions of the Merger Agreement under which such termination is made and the basis therefor described in reasonable detail. In the event of termination of the Merger Agreement by either Hanger or Parent pursuant to the termination rights above, the Merger Agreement will become void and have no further force and effect, and there will be no liability or obligation on the part of any party thereto or their respective affiliates or representatives, except with respect to certain limited sections of the Merger Agreement that survive termination, including the section regarding the termination fees described in “— Termination Fees.” However, nothing will relieve any party from liabilities for a Willful and Material Breach by Hanger, Parent or Merger Sub of any of their respective representations, warranties, covenants or other agreements forth in the Merger Agreement prior to such termination.
As used in this proxy statement, “Willful and Material Breach” means a material breach of a covenant or other agreement set forth in the Merger Agreement that is a consequence of a deliberate act or omission that the breaching party took or omitted with the intent that such action or omission would cause the Transactions not to be consummated in accordance with the Merger Agreement
Termination Fees
Hanger will be required to pay Parent a termination fee of $23 million under any of the following circumstances:
•
if the Merger Agreement is validly terminated by Hanger, at any time prior to the Company Stockholder Approval, because the Board decided to accept, and concurrently enters into a definitive agreement with respect to, a Superior Proposal;

•
if the Merger Agreement is validly terminated by Parent, at any time prior to the Company Stockholder Approval, if (i) the Board has effected a Change of Board Recommendation or (ii) Hanger has entered into a definitive agreement with respect to a Superior Proposal in accordance with the Merger Agreement; or

•
if (i) the Merger Agreement is validly terminated by Hanger or Parent if the Company Stockholder Approval is not obtained; (ii) after the date of the Merger Agreement and prior to the date of Hanger’s special meeting to seek the Company Stockholder Approval, an Acquisition Proposal has been publicly announced and not withdrawn at least 10 days before the date the special meeting is held (unless it is adjourned); and (iii) Hanger enters into a definitive agreement with respect to such Acquisition Proposal within 12 months after such termination and the transaction generally contemplated by or similar to the Acquisition Proposal is consummated (for purposes of the foregoing, references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”).

Parent must pay to Hanger a reverse termination fee of $45 million if the Merger Agreement is validly terminated by Hanger if (i) all of the conditions to the obligations of Parent and Merger Sub to complete the Merger have been satisfied or waived at the time the closing of the Merger is required to have occurred pursuant to the Merger Agreement (other than the conditions that by their nature are to be satisfied at the closing of the Merger, but which such conditions would be capable of satisfaction if the closing of the Merger were to occur on such date), (ii) Parent fails to consummate the closing of the Merger on the date on which Parent is required to consummate the closing of the Merger pursuant to the Merger Agreement, (iii) at least three business days prior to seeking to terminate the Merger Agreement, Hanger has delivered an irrevocable written notice to Parent stating that, if Parent performs its obligations under the Merger Agreement, and the Equity Financing contemplated by the Equity Commitment Letter and the Debt Financing contemplated by the Debt Commitment Letter are funded, then the closing of the Merger will occur (subject to closing conditions that by their nature are to be satisfied at the closing of the Merger) and (iv) Parent fails to consummate the Transactions within three business days following delivery of such notice; provided, however, that during such three business day period after delivery of such notice by Hanger, Parent will not be entitled to terminate the Merger Agreement on the basis that the Effective Time has not occurred on or before the Initial Outside Date or the Extended Outside Date, as applicable.

Specific Performance; Other Remedies
The parties will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to specific performance as to its terms, and the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and will waive, in any action for specific performance, the defense of adequacy of a remedy at law.
Hanger’s or Parent’s pursuit of seeking specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the other party in the case of a breach of the Merger Agreement involving a Willful and Material Breach, as described in the next paragraph. Under no circumstances will Hanger or any of its affiliates be permitted or entitled to seek or receive both (i) a grant of specific performance in accordance with the Merger Agreement and (ii) the payment of all and a portion of Parent’s reverse termination fee or any other monetary damages from Parent or any related party to Parent. Notwithstanding the foregoing, Hanger will be entitled to specific performance to enforce Parent’s obligation to cause the Equity Financing to be funded in accordance with the Equity Commitment Letter (subject to the conditions and limitations set forth therein) and to consummate the closing in accordance with the Merger Agreement, only if, (i) the conditions to the obligations of Parent and Merger Sub to complete the Merger have been satisfied or waived (other than the conditions that by their terms are to be satisfied at the closing, all of which would be satisfied if the closing of the Merger would occur as of such date), (ii) Hanger has irrevocably confirmed in writing that (a) all of the conditions to the obligations of Hanger to complete the Merger have been satisfied (other than those conditions to the closing of the Merger that by their terms are to be satisfied at the closing of the Merger, all of which will be satisfied if the closing of the Merger would occur as of such date) or that Hanger is willing to waive any such open conditions and (b) if specific performance is granted and the Financing is funded, the closing of the Merger will occur, (iii) the Debt Financing (or any replacement of the Debt Financing) has been funded or will be funded at the closing of the Merger if the Equity Financing is funded at the closing of the Merger, and (iv) Parent has failed to cause the closing of the Merger to occur by the date the closing of the Merger is required to have occurred pursuant to the Merger Agreement.
In circumstances where the Parent reverse termination fee described under “— Termination Fees” is not payable in accordance with the Merger Agreement, Hanger may seek to recover monetary damages from Parent for a Willful and Material Breach (but, for the avoidance of doubt, not for any other breach or failure to perform under the Merger Agreement) that occurs prior to such termination. Notwithstanding anything to the contrary in the Merger Agreement, the parties acknowledged and agreed the maximum aggregate liability of Parent, Merger Sub and Parent’s related parties for monetary damages relating to or arising out of the Merger Agreement or the Transactions, including any breach or failure to perform thereunder (whether such breach or failure to perform is knowing, deliberate, willful, unintentional, a Willful and Material Breach or otherwise), or the failure of the Merger or the other Transactions to be consummated, exceed an amount equal to $50 million, and in no event will Hanger or any of its related parties seek or be entitled to obtain, nor will they permit any of their representatives or any other person acting on their behalf to seek or obtain, nor will any person be entitled to seek or obtain, any monetary damages (including any consequential, special, indirect or punitive damages) from Parent or any of its related parties in excess of such amount. Neither Hanger nor any of its related parties will be permitted or entitled to receive both the Parent reverse termination fee, on the one hand, and to seek monetary damages, awards, fees or other amounts against Parent, Merger Sub or any of Parent’s related parties for any losses suffered by Hanger or any of its related parties in connection with the specified matters related to Transactions, on the other hand.
Limitation on Recourse
Other than with respect to (i) the right to seek specific performance of the Equity Commitment Letter, solely to the extent permitted by and in accordance with the terms thereof and (ii) recourse against Patient Square Equity under the limited guaranty, solely to the extent provided therein, the Merger Agreement may only be enforced, and any claim or cause of action based upon, in respect of, arising under, out or by reason of, connected with, or related in any matter to any transaction related matters may be brought, solely against persons that are expressly named as parties to the Merger Agreement, and then only with respect to the specific obligations set forth in the Merger Agreement. Other than the claims pursuant to clause

(i) above and such recourse against Patient Square Equity under the limited guaranty, no related party to Parent will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of Parent or Merger Sub or of or for any claim, investigation or proceeding based on, in respect of, or by reason of, the certain transaction related matters.
Fees and Expenses
Except as otherwise expressly provided in the Merger Agreement, all fees and expenses incurred in connection with the Transactions will be paid by the party that incurred such fees or expenses.
No Third Party Beneficiaries
The Merger Agreement will be binding upon and inure solely to the benefit of Hanger, Parent and Merger Sub and their respective successors and permitted assigns. Nothing in the Merger Agreement, express or implied, is intended to or will confer any rights, benefits or remedies of any nature upon any person (except with respect to the requirement that Parent provide specified director and officer indemnification and insurance, as described in “— Directors’ and Officers’ Indemnification and Insurance”) other than Hanger, Parent and Merger Sub and their respective successors and permitted assigns, except that the Financing Sources are express third party beneficiaries of and have the right to enforce certain provisions of the Merger Agreement.
Amendments; Waivers
The Merger Agreement may be amended by a written instrument signed by each of Hanger, Parent and Merger Sub by action taken by or on behalf of their respective boards of directors at any time before the Effective Time. However, after receipt of the Company Stockholder Approval, no amendment may be made which, by law or in accordance with the rules of any relevant stock exchange, requires further approval by Hanger’s stockholders without such approval. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and Hanger, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any breach of the representations and warranties of the other contained in the Merger Agreement or in any document delivered pursuant thereto or (iii) waive compliance by the other with any of the agreements or covenants contained in the Merger Agreement; provided, however, that after receipt of the Company Stockholder Approval, there may not be any extension or waiver of the Merger Agreement which decreases the Merger Consideration or which adversely affects the rights of Hanger’s stockholders under the Merger Agreement without the approval of the stockholders of Hanger.

PROPOSAL 1: ADOPTION AND APPROVAL OF THE MERGER AGREEMENT
The Merger Agreement Proposal
We are asking you to approve a proposal to adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement”. A copy of the Merger Agreement is attached as Appendix A of this proxy statement.
Vote Required and Board Recommendation
As discussed in “The Merger — Recommendation of Our Board of Directors and Reasons for the Merger”, after considering various factors described in such section, the Board unanimously (i) determined and declared that the Merger Agreement, the ancillary agreements to which Hanger is a party and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Hanger and its stockholders, (ii) approved the Merger Agreement, the ancillary agreements to which Hanger is a party and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement, including the Merger, be submitted to the stockholders of Hanger for its adoption and approval and (iv) recommended that Hanger’s stockholders adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.
Under Delaware law, approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Hanger common stock outstanding and entitled to vote on the matter as of the Record Date. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Proposal.
The Board unanimously recommends that you vote “FOR” the Merger Proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING
The Adjournment Proposal
We are asking you to approve a proposal to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the special meeting. If our stockholders approve the Adjournment Proposal, we could adjourn the special meeting and any adjourned session of the special meeting to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption and approval of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption and approval of the Merger Agreement such that the Merger Proposal would be defeated, we could adjourn the special meeting without a vote on the adoption and approval of the Merger Agreement and seek to convince the holders of those shares of Hanger common stock to change their votes to votes in favor of adoption and approval of the Merger Agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.
If the special meeting is adjourned, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the vote on the proposals. If the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.
Vote Required and Board Recommendation
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Hanger common stock represented in person or by proxy at the special meeting and entitled to vote thereon. Abstentions as to the Adjournment Proposal with respect to shares of Hanger common stock otherwise present at the special meeting and entitled to vote will have the same effect as a vote “AGAINST” the Adjournment Proposal. Broker non-votes, if any, will have no effect on the Adjournment Proposal.
The Board believes that it is in the best interests of Hanger and its stockholders to be able to adjourn the special meeting to a later date or dates if necessary for the purpose of soliciting additional votes in respect of the Merger Proposal if there are insufficient votes to adopt and approve the Merger Agreement at the time of the special meeting.
In addition, if a quorum is not present at the special meeting, the chairperson of the meeting or the affirmative vote of the holders of a majority of all of the shares of Hanger common stock represented at the special meeting, in person or by proxy, and entitled to vote thereon, although less than a quorum, may adjourn the meeting to another place, date or time.
The Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

PROPOSAL 3: ADVISORY VOTE ON MERGER-RELATED NAMED EXECUTIVE OFFICER COMPENSATION
The Compensation Proposal
In accordance with Section 14A of the Exchange Act, Hanger is providing its stockholders with the opportunity to cast a non-binding, advisory vote on certain compensation that will or may become payable to the named executive officers of Hanger in connection with the Merger, including the agreements and understandings pursuant to which such compensation will or may become payable, the value of which is set forth in “The Merger — Interests of the Directors and Executive Officers of Hanger in the Merger — Named Executive Officer Golden Parachute Compensation”.
For purposes of this proxy statement, our named executive officers consist of:
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Vinit K. Asar, President and Chief Executive Officer,

•
Thomas E. Kiraly, Executive Vice President and Chief Financial Officer,

•
Peter A. Stoy, Executive Vice President and Chief Operating Officer,

•
Thomas E. Hartman, Senior Vice President, General Counsel and Secretary, and

•
C. Scott Ranson, Executive Vice President of Corporate Services and Chief Information Officer.

The Board encourages you to carefully review the named executive officer Merger-related compensation information disclosed in this proxy statement. As required by Section 14A of the Exchange Act, Hanger is asking its stockholders to vote on the adoption and approval of the following resolution:
“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation that will or may become payable to Hanger’s named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation will or may become payable, as disclosed in “The Merger — Interests of the Directors and Executive Officers of Hanger in the Merger — Named Executive Officer Golden Parachute Compensation” in Hanger’s proxy statement for the special meeting.”
Stockholders should note that this proposal is separate and apart from Proposal 1 above and is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on Hanger, the Board or Parent. Further, the underlying plans and arrangements are contractual in nature and payments made pursuant to the terms of these plans and agreements are not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.
Vote Required and Board Recommendation
Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Hanger common stock represented in person or by proxy at the special meeting and entitled to vote thereon. Abstentions as to the Compensation Proposal with respect to shares of Hanger common stock otherwise present at the special meeting and entitled to vote will have the same effect as a vote “AGAINST” the Compensation Proposal. Broker non-votes, if any, will have no effect on the Compensation Proposal.
The Board unanimously recommends that you vote “FOR” the Compensation Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth certain information regarding the beneficial ownership of Hanger common stock as of August 24, 2022, the Record Date, by (i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of Hanger common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group. Such information (other than with respect to our directors and executive officers and their affiliates) is based on a review of statements filed with the SEC pursuant to Sections 13(d) and 13(g) of the Exchange Act with respect to our common stock.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities, and some persons may be deemed to be beneficial owners of securities as to which such persons have no economic interest.
Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the shares of our common stock reported and the business address of each such beneficial owner is c/o Hanger, Inc., 10910 Domain Drive, Suite 300, Austin, Texas 78758.
Directors and Officers:	Number of Shares of Common Stock(1)	Percent of Outstanding Common Stock(1)
Vinit Asar(2)	740,825	1.89%
Asif Ahmad	60,926	*
Christopher B. Begley	66,503	*
John T. Fox	33,650	*
Thomas C. Freyman	33,650	*
Stephen E. Hare(3)	64,521	*
Thomas E. Hartman(4)	108,868	*
Keri Jolly(5)	16,919	*
Mark M. Jones	10,683	*
Thomas E. Kiraly(6)	216,539	*
Cynthia L. Lucchese	57,940	*
Richard Pettingill	68,224	*
C. Scott Ranson(7)	86,155	*
Peter A. Stoy(8)	3,655	*
Kathryn M. Sullivan	52,115	*
All directors, nominees and officers as a group (18 persons)(9)	1,747,271	4.44%
Greater than 5% Stockholders:
Blackrock, Inc.(10)	6,158,059	15.74%
Victory Capital Management Inc.(11)	3,463,864	8.85%
The Vanguard Group(12)	2,522,434	6.45%
Hotchkis and Wiley Capital Management, LLC(13)	1,979,026	5.06%

*
Less than 1%.

(1)
Assumes in the case of each stockholder listed above that all options exercisable within 60 days and all shares of restricted stock vesting within 60 days were exercised or vested, as applicable, and the related shares were owned by such stockholder. With respect to each company listed above, the amounts represent the number of shares beneficially owned, as disclosed in company reports regarding beneficial ownership filed with the SEC. To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of Hanger’s common stock. For each of our non-employee directors, the number of shares of common stock listed does not include 9,911 shares subject to unvested restricted stock units.

(2)
Includes 580,843 shares owned directly by Mr. Asar and 159,982 shares issuable pursuant to stock options that are fully vested or will vest within 60 days of the Record Date. Does not include 256,083 shares subject to unvested restricted stock units.

(3)
Includes 64,521 shares owned directly by Mr. Hare. Does not include 32,577 shares subject to vested restricted stock units that Mr. Hare has elected to defer. Such deferred restricted stock units will be delivered to Mr. Hare in the form of whole shares of Common Stock on or about January 15th of the year following the calendar year in which Mr. Hare’s service as a director terminates.

(4)
Includes 108,868 shares owned directly by Mr. Hartman. Does not include 33,979 shares subject to unvested restricted stock units.

(5)
Includes 16,919 shares owned directly by Ms. Jolly. Does not include 21,078 shares subject to unvested restricted stock units.

(6)
Includes 185,150 shares owned directly by Mr. Kiraly and 31,389 shares issuable pursuant to stock options that are fully vested or will vest within 60 days of the Record Date. Does not include 69,704 shares subject to unvested restricted stock units.

(7)
Includes 86,155 shares owned directly by Mr. Ranson. Does not include 24,125 shares subject to unvested restricted stock units.

(8)
Includes 3,655 shares owned directly by Mr. Stoy. Does not include 40,592 shares subject to unvested restricted stock units.

(9)
Includes 1,528,572 shares owned directly or controlled by directors and officers of Hanger and a total of 218,699 shares subject to exercisable options held by directors and officers of Hanger to purchase shares from Hanger. Does not include 618,676 shares subject to unvested restricted stock units, or unvested or deferred restricted stock units, issued to directors and officers of Hanger.

(10)
The address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055. Blackrock, Inc. has sole dispositive powers with respect to all of these shares, and sole voting power with respect to 6,094,251 of these shares. The interest of iShares Core S&P Small-Cap ETF in the shares is more than 5%.

(11)
The address of Victory Capital Management Inc. is 4900 Tiedeman Road, 4th Floor, Brooklyn, Ohio, 44144. Victory Capital Management Inc. has sole dispositive power with respect to all of these shares, and sole voting power with respect to 3,424,490 of these shares. The interest of Victory Sycamore Small Company Opportunity Fund in the shares is more than 5%.

(12)
The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group has sole dispositive power with respect to 2,420,930 of these shares, shared dispositive power with respect to 101,504 of these shares, sole voting power with respect to none of these shares, and shared voting power with respect to 70,831 of these shares.

(13)
The address of Hotchkis and Wiley Capital Management, LLC is 601 S. Figueroa Street, 39th Floor, Los Angeles, California, 90017. Hotchkis and Wiley Capital Management, LLC has sole dispositive power with respect to all of these shares, and sole voting power with respect to 1,736,526 of these shares.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of the stockholders of Hanger. However, if the Merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders’ meetings. Hanger will hold an annual meeting of stockholders in 2023 (the “2023 Annual Meeting”) only if the Merger has not already been completed.
Pursuant to Rule 14a-8 under the Exchange Act, proposals of stockholders intended to be presented at and included in the proxy materials for the 2023 Annual Meeting, which presently is expected to be held in May 2023, must be received by the Secretary of Hanger, 10910 Domain Drive, Suite 300, Austin, Texas 78758, no later than December 8, 2022 for them to be considered for inclusion in the proxy statement for the 2023 Annual Meeting.
In addition, a stockholder desiring to submit a proposal to be voted on at the 2023 Annual Meeting, including nominating persons for election as directors, but not desiring to have such proposal included in the proxy materials for the 2023 Annual Meeting, must submit such proposal in accordance with the requirements set forth in our bylaws. Among other things, a stockholder must submit such a proposal to Hanger between December 8, 2022 and January 7, 2023. Failure to comply with this advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the 2023 Annual Meeting without having had a discussion of the proposal in the proxy materials. Further, to comply with the Corporate Governance & Nominating Committee’s policy pursuant to which a stockholder who has owned at least 2% of Hanger’s outstanding shares of common stock for at least one year may recommend a director candidate that the Corporate Governance & Nominating Committee will consider when there is a vacancy on the Board either as a result of a director resignation or an increase in the size of the Board, a qualifying stockholder must submit such recommendation no later than December 8, 2022.

WHERE YOU CAN FIND MORE INFORMATION
Statements contained in this proxy statement, or in any document incorporated by reference herein, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Hanger filings with the SEC are incorporated by reference:
•
Hanger’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022;

•
Hanger’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 4, 2022, and Hanger’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 8, 2022;

•
Hanger’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2022; and

•
Hanger’s Current Reports on Form 8-K filed with the SEC on May 20, 2022, July 21, 2022 and July 22, 2022.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement and is not incorporated by reference herein.
Any reports, statements or other information that we file with the SEC are available to the public at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Hanger through the “Investor Relations” section of our website, investor.hanger.com, and the “Financial Reporting — SEC Filings” section therein. Our website address is provided as an inactive textual reference only. The information contained on (or accessible through) our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:
Hanger, Inc.
Attn: Secretary
10910 Domain Drive, Suite 300
Austin, Texas 78758
(512) 777-3800
If you would like to request documents from us, please do so by September 22, 2022, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

If you have any questions about this proxy statement, the special meeting or the Merger or need assistance with voting procedures, you should contact our proxy solicitor:
1407 Broadway, 27th Floor
New York, NY 10018
proxy@mackenziepartners.com
(212) 929-5500
Toll-Free: (800) 322-2885

MISCELLANEOUS
Hanger has supplied all information relating to Hanger, and Parent has supplied all of the information relating to Parent, Merger Sub, Patient Square (and its affiliates) and the financing sources contained in “Summary — Parties Involved in the Merger,” “Summary — Financing of the Merger,” “The Merger — Parties Involved in the Merger” and “The Merger — Financing of the Merger.”
You should not send in your Hanger stock certificates until you receive transmittal materials after the Merger is completed.
You should rely only on the information contained in this proxy statement, including its appendices and all documents incorporated by reference therein, to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated as of August 26, 2022. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Appendix A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
by and among
HERO PARENT, INC.,
HERO MERGER SUB, INC.,
and
HANGER, INC.
Dated as of July 21, 2022

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of July 21, 2022 (this “Agreement”), is made by and among Hero Parent, Inc., a Delaware corporation (“Parent”), Hero Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Hanger, Inc., a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.4 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.
RECITALS
WHEREAS, the Company, Parent and Merger Sub desire to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law, as amended (the “DGCL”), pursuant to which, except as otherwise provided in Section 2.1, each share of common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (the “Company Common Stock” or the “Shares”) shall be converted into the right to receive the Merger Consideration.
WHEREAS, the Board of Directors of Merger Sub has, upon the terms and subject to the conditions set forth herein, approved for Merger Sub to enter into this Agreement and consummate the Transactions, including the Merger.
WHEREAS, the Board of Directors of Parent has, upon the terms and subject to the conditions set forth herein, approved this Agreement and the Transactions, including the Merger, and Parent, as the sole stockholder of Merger Sub, has duly executed and delivered to Merger Sub and the Company a written consent, to be effective by its terms immediately following execution of this Agreement, adopting this Agreement.
WHEREAS, the Board of Directors of the Company (the “Company Board”) has, upon the terms and subject to the conditions set forth herein, unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Transactions, including the Merger, (iii) directed that this Agreement be submitted to the stockholders of the Company for its adoption and approval, and (iv) recommended that the Company’s stockholders vote to adopt and approve this Agreement.
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
WHEREAS, concurrently with the execution of this Agreement, Parent has delivered to the Company the limited guaranty (the “Guaranty”) of Patient Square Equity Partners, LP (the “Guarantor”), dated as of the date hereof, and pursuant to which the Guarantor has guaranteed payment of certain of Parent’s and Merger Sub’s obligations under this Agreement, on the terms and subject to the conditions set forth in the Guaranty.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:
ARTICLE 1
THE MERGER
1.1   The Merger.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) and as a wholly owned Subsidiary of Parent. The Merger shall be effected pursuant to the DGCL and shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. The Merger and other transactions contemplated by this Agreement are referred to herein as the “Transactions”.
(b)   At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the certificate of incorporation of the Surviving Corporation shall be amended and restated so as to read in its entirety in the form set forth as Exhibit A hereto, and as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.9). In addition, the Company and the Surviving Corporation shall take all necessary action such that, at the Effective Time, the by-laws of the Surviving Corporation shall be amended so as to read in its entirety in the form set forth as Exhibit B hereto, and as so amended shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.9).
(c)   At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall become the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and by-laws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time, from and after the Effective Time, shall continue as the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.
(d)   If, at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.
1.2   Closing and Effective Time of the Merger.   The closing of the Merger (the “Closing”) will take place at 8:00 a.m., Eastern time, on the third Business Day after satisfaction or waiver of all of the applicable conditions set forth in ARTICLE 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), via electronic exchange of signature pages, unless another time, date or place is agreed to in writing by the parties hereto; provided that, notwithstanding the foregoing, in no event will the Closing occur prior to sixty (60) days from the date hereof without Parent’s prior written consent. The date on which the Closing actually occurs is referred to as the “Closing Date”. On the Closing Date, or on such other date as Parent and the Company may agree to, Merger Sub shall cause a certificate of merger (the “Certificate of Merger”), to be executed and filed in accordance with the relevant provisions of the DGCL and Merger Sub and the Company shall make all other filings required under the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Delaware Secretary of State, or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger (such date and time at which the Merger becomes effective hereinafter referred to as the “Effective Time”).
ARTICLE 2
CONVERSION OF SECURITIES IN THE MERGER
2.1   Conversion of Securities.   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities of Merger Sub or the Company:
(a)   Conversion of Shares.   Each Share, other than Shares to be cancelled or converted pursuant to Section 2.1(b) and the Dissenting Shares, shall be converted automatically into the right to receive $18.75 per Share (the “Merger Consideration”), payable net to the holder in cash, without interest, subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, upon surrender of the Certificates or Book-Entry Shares in accordance with Section 2.2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.2.
(b)   Cancellation of Treasury Shares and Parent-Owned Shares.   Each Share held by the Company as treasury stock or held directly by Parent or Merger Sub (or any direct or indirect wholly owned subsidiaries of the Company, Parent or Merger Sub), in each case, immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.
(c)   Merger Sub Equity Interests.   All outstanding shares of capital stock of Merger Sub held immediately prior to the Effective Time shall be converted into and become (in the aggregate) 100 shares of newly and validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Effective Time.
2.2   Payment for Securities; Surrender of Certificates.
(a)   Paying Agent.   At or prior to the Effective Time, Parent shall designate a nationally recognized bank or trust company to act as the paying agent (the identity and terms of designation and appointment of which shall be reasonably acceptable to the Company) for purposes of effecting the payment of the Merger Consideration in connection with the Merger in accordance with this ARTICLE 2 (the “Paying Agent”). The Surviving Corporation shall pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration to which holders of Shares (other than the Dissenting Shares) shall be entitled at the Effective Time pursuant to this Agreement. In the event such deposited funds are insufficient to make the payments contemplated pursuant to Section 2.1, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. Such funds shall be invested by the Paying Agent as directed by Parent, pending payment thereof by the Paying Agent to the holders of the Shares, other than the Dissenting Shares, in accordance with this ARTICLE 2; provided, however, that any such investments shall be in obligations of, or guaranteed by, the United States government or rated A-1 or P-1 or better by Moody’s Investor Service, Inc. or Standard & Poor’s Corporation, respectively. Earnings from such investments shall be the sole and exclusive property of Parent or the Surviving Corporation, as Parent directs, and no part of such earnings shall accrue to the benefit of holders of Shares (other than the Dissenting Shares).
(b)   Procedures for Surrender.
(i)   Certificates.   As soon as practicable after the Effective Time (and in no event later than three Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Shares represented by certificates (the “Certificates”), which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall otherwise be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e)) in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(e)) to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the Paying Agent or such other agent, in accordance with the letter of transmittal and instructions, shall transmit to the holder of such Certificates the Merger Consideration for each Share formerly represented by such Certificates (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and any Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement.
(ii)   Book-Entry Shares.   Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal to the Paying Agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Shares held through The Depository Trust Company whose Shares were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share a cash amount in immediately available funds equal to the Merger Consideration (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and such Book-Entry Shares of such holder shall be cancelled. As soon as practicable after the Effective Time (and in no event later than three Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company: (A) a letter of transmittal, which shall be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor a cash amount in immediately available funds equal to the Merger Consideration (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and such Book-Entry Shares so surrendered shall at the Effective Time be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares so surrendered shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement.

(c)   Transfer Books; No Further Ownership Rights in Shares.   At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.
(d)   Termination of Fund; Abandoned Property; No Liability.   Any portion of the funds (including any interest received with respect thereto) made available to the Paying Agent that remains unclaimed by the holders of Certificates or Book-Entry Shares on the first anniversary of the Effective Time will be returned to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not tendered its Certificates or Book-Entry Shares for the Merger Consideration in accordance with Section 2.2(b) prior to such time shall (subject to abandoned property, escheat or other similar Laws) thereafter look only to Parent and the Surviving Corporation (as general unsecured creditors) for delivery of the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, in respect of such holder’s surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b). Any portion of the Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective affiliates will be liable to any holder of a Certificate or Book-Entry Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(e)   Lost, Stolen or Destroyed Certificates.   In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.1(a). Parent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.3   Dissenting Shares.   Notwithstanding any other provision of this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and that are held by holders of such Shares who have not voted in favor of the adoption and approval of this Agreement, including the Merger, or consented thereto in writing and who have properly exercised and validly perfected appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares, in accordance with, but only if and when required by, the provisions of such Section 262, unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights, such Dissenting Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon, on the terms and subject to the conditions in this Agreement and shall no longer constitute Dissenting Shares hereunder. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto other than such rights as are provided to holders of Dissenting Shares pursuant to Section 262 of the DGCL. The Company shall give Parent (i) prompt written notice of any demands received by the Company for appraisals of shares of Company Common Stock, withdrawals of such demands and any other instruments relating to appraisal demands received by the Company pursuant to Section 262 of the DGCL and (ii) the opportunity to participate, at Parent’s sole expense, in all negotiations and proceedings with respect to such demands and the Company shall consider in good faith comments or suggestions proposed by Parent with respect to such demands; provided that, after the date hereof until the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with Section 262 of the DGCL.
2.4   Treatment of Stock Options, Restricted Stock Units, and Performance-Based Restricted Stock Units.
(a)   Treatment of Options.   At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, the Company or any holder of any securities of the Company, each option to purchase Shares (each a “Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically be cancelled and be converted into the right to receive (without interest) an amount in cash (less applicable Tax withholdings) equal to the product of (x) the total number of Shares underlying the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Option, which amount, less any Taxes required to be withheld under applicable Law, shall be payable by the Surviving Corporation as soon as practicable following the Closing Date, through the Surviving Corporation’s payroll system, but no later than five Business Days following the Closing Date; provided that any such Company Option with respect to which the exercise price subject thereto is equal to or greater than the Merger Consideration shall be canceled for no consideration.
(b)   Treatment of Restricted Stock Units and Performance-Based Restricted Stock Units.   At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, the Company or any holder of any securities of the Company, (i) each outstanding award of Company performance-based restricted stock units, deferred restricted stock units or restricted stock units, in each case that at such time is subject solely to service-based vesting conditions (collectively, “Company RSUs”), shall become fully vested and shall automatically be cancelled and be converted into the right to receive (without interest) an amount in cash (less applicable Tax withholdings) equal to (x) the total number of Shares underlying such award of Company RSUs, multiplied by (y) the Merger Consideration, and (ii) each outstanding award of Company performance-based restricted stock units that at such time is subject to performance-based vesting conditions (“Company PRSUs”) and is outstanding immediately prior to the Effective Time shall become vested as to the number of Shares subject to such award that would vest based on target level achievement of all performance targets (without application of any modifier), and shall, after giving effect to such vesting, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and be converted into the right to receive (without interest) an amount in cash (less applicable Tax withholdings) equal to (x) the number of vested Shares underlying such award, multiplied by (y) the Merger Consideration and the unvested portion of such Company PRSUs will be cancelled for no consideration.
(c)   Payment by Surviving Corporation.   The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to the holders of Company RSUs and Company PRSUs the amounts described in Sections 2.4(a) and 2.4(b), less any Taxes required to be withheld under applicable Law with respect to such payments, as soon as practicable following the Closing Date, through the Surviving Corporation’s payroll system, but not later than five Business Days following the Closing Date.
(d)   Termination of Company Equity Plans.   As of the Effective Time, the Company Equity Plans shall be terminated and no further Shares, Company Options, Company RSUs, Company PRSUs, other Equity Interests in the Company or other rights with respect to Shares shall be granted thereunder. Following the Effective Time, no such Company Option, Company RSU, Company PRSU, Equity Interest or other right that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Company Option, Company RSU, Company PRSU, Equity Interest or other right shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 2.4.
(e)   Board Actions.   Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall provide such notices, if any, to the extent required under the terms of any of the Company Equity Plans, adopt appropriate resolutions and take such other actions as are necessary, advisable, and appropriate (including using commercially reasonable efforts to obtain any required Consents) to effect the transactions described in this Section 2.4.
2.5   Withholding Rights.   The Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable Law. In the event that Parent determines that any such deduction or withholding is applicable (other than with regard to any compensatory payments, including any payments disclosed in Section 2.4), (a) Parent shall use commercially reasonable efforts to notify the Company prior to the date on which such deduction or withholding is anticipated to occur, and (b) Parent and the Company shall reasonably cooperate to minimize or eliminate such deduction or withholding as permitted by applicable Law. To the extent that amounts are so deducted or withheld and paid to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. Any compensatory amounts payable pursuant to or as contemplated by this Agreement, including pursuant to Section 2.4, will be remitted to the applicable payor for payment to the applicable Person through regular payroll procedures, as applicable.
2.6   Adjustments.   In the event that, between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of Equity Interests convertible into or exchangeable for Shares), recapitalization, reclassification, combination, exchange of shares or other similar event, the Merger Consideration shall be equitably adjusted to reflect such event and to provide to holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.6 shall be deemed to permit or authorize the Company to take any such action or effect any such change that it is not otherwise authorized or permitted to take pursuant to Section 5.1.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub (the “Company Disclosure Schedule”) concurrent with the execution of this Agreement (with specific reference to the representations and warranties in this ARTICLE 3 to which the information in such schedule relates; provided, that, disclosure in the Company Disclosure Schedule as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent on its face that such disclosure relates to such other sections), and (b) as otherwise disclosed or identified in the Company SEC Documents filed or furnished with the SEC on or after January 1, 2020, and prior to the date hereof (other than any forward-looking disclosures contained in the “Forward Looking Statements” and “Risk Factors” sections of the Company SEC Documents), the Company hereby represents and warrants to Parent and Merger Sub as follows:
3.1   Corporate Organization.   Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent applicable, in active status or good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or organizational, as the case may be, power and authority to own, operate, lease or otherwise hold its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The copies of the Restated Certificate of Incorporation (the “Company Charter”) and Amended and Restated By-Laws (the “Company By-Laws”) of the Company, as most recently filed with the Company SEC Documents, and the certificate of incorporation, certificate of formation, by-laws, operating agreement or equivalent organizational documents of each Subsidiary of the Company that have been made available to Parent are true, complete and correct copies of such documents as in effect as of the date of this Agreement. The Company is not in violation of any of the provisions of the Company Charter or the Company By-Laws. No Subsidiary is in material violation of any of the provisions of such organizational documents.

3.2   Capitalization.
(a)   The authorized capital stock of the Company consists of sixty million (60,000,000) shares of Company Common Stock and ten million (10,000,000) shares of preferred stock, par value $0.01 per share. As of July 18, 2022, (i) 39,118,492 Shares (other than treasury shares) were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, (ii) 142,821 Shares were held in the treasury of the Company or by its Subsidiaries, (iii) 252,908 Shares are subject to outstanding Company Options, and (iv) 1,406,445 Shares are subject to outstanding Company RSUs and 206,862 Shares are subject to Company PRSUs (assuming target level of performance). Except for Company RSUs and Company PRSUs that may be settled in not more than an aggregate of 1,613,307 Shares (assuming target level of performance with respect to Company PRSUs) under the Company Equity Plans and Company Options to purchase an aggregate of 252,908 Shares, or as otherwise set forth in the Company Charter, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of the Company, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company. Since July 18, 2022, except for the issuance of Shares upon exercise of the Company Options or the settlement of Company RSUs or Company PRSUs, in each case in accordance with their terms, the Company has not issued any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock or other Equity Interests, other than those shares of capital stock reserved for issuance described in this Section 3.2(a).
(b)   Section 3.2(b) of the Company Disclosure Schedule sets forth a true and complete list, as of July 18, 2022, of each outstanding Company Option, Company RSU and Company PRSU, including: (i) the name of holder thereof, (ii) the number of shares of Company Common Stock subject to such outstanding Company Option, Company RSU or Company PRSU, (iii) with respect to each Company Option, the exercise price and expiration date thereof, (iv) the date on which such Company Option, Company RSU or Company PRSU was granted or issued, (v) the applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such Company Option, Company RSU or Company PRSU is vested and exercisable, and (vi) with respect to each Company Option, whether such Company Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code. All Shares subject to issuance under a Company Equity Plan, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive or similar rights, purchase options, calls or rights of first refusal or similar rights and issued in compliance in all material respects with applicable securities Laws and other applicable Law and all other requirements set forth in applicable Contracts. All Company Options were granted with a per share exercise price at least equal to the fair market value of the underlying share of the Company Common Stock on the date such Company Option was granted (within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder). There are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any Shares or any capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries. All Company Options, Company RSUs and Company PRSUs are evidenced by written award agreements, in each case substantially in the forms that have been made available to Parent, except that such agreements may differ from such forms with respect to the number of Company Options, Company RSUs and Company PRSUs or shares of Company Common Stock covered thereby, the grant price (if applicable), the vesting schedule, the expiration date applicable thereto and other similar terms.
(c)   The Company is not obligated to issue, grant or enter into, as applicable, any option, warrant, security, unit, right or Contract to acquire shares of capital stock of the Company or other rights that give the holder thereof any economic interest of a nature accruing to the holders of Company

Common Stock. As of the date of this Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or options, warrants, calls, puts, convertible or exchangeable securities, subscriptions, phantom stock, stock appreciation rights, stock-based performance units, other rights to acquire shares of capital stock of the Company, other rights that give the holder thereof any economic interest of a nature accruing to the holders of Company Common Stock or other Rights with respect to the Company, except for (A) the withholding of shares of Company Common Stock to satisfy, on the terms and subject to the conditions of the applicable Company Equity Plan, Tax obligations with respect to awards granted pursuant to the Company Equity Plans and (B) in connection with Company Options, Company RSUs and Company PRSUs upon settlement or forfeiture of awards or payment of the exercise price of Company Options. Neither the Company nor any Subsidiary is a party to any voting trusts or similar agreements with respect to the voting of the Company Common Stock or any other capital stock of, or other Equity Interests in, the Company or any Subsidiary, including, but not limited to electing, designating or nominating any director of the Company or any of the Subsidiaries. Since January 1, 2022 through the date hereof, the Company has not established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any Company Common Stock or any other capital stock of, or other Equity Interests in, of the Company. Neither the Company nor any of the Subsidiaries are subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment with respect to Company Common Stock to any current or former holder of any Company Common Stock.
(d)   Section 3.2(d) of the Company Disclosure Schedule sets forth a true and complete list of all of the Subsidiaries of the Company and the authorized, issued and outstanding Equity Interests of each such Subsidiary. None of the Company or any of its Subsidiaries holds an Equity Interest in any other Person. Each outstanding share of capital stock of or other Equity Interest in each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by the Company or one or more of its wholly owned Subsidiaries free and clear of all Liens, other than Permitted Liens. As of the date of this Agreement, there are no options, warrants, calls, puts, convertible or exchangeable securities, subscriptions, phantom stock, stock appreciation rights, stock-based performance units, other rights to acquire shares of capital stock of, or other Equity Interests in, any Subsidiary of the Company or Contracts to which any Subsidiary of the Company is a party or by which any Subsidiary of the Company is bound (i) obligating any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital stock or other Equity Interests of such Subsidiary, or any security convertible into or exchangeable for such capital stock or other Equity Interests, (ii) obligating any Subsidiary to issue, grant or enter into, as applicable, any such option, warrant, security, unit, right or Contract or (iii) giving any Person the right to receive any economic interest of any nature accruing to the holders of equity securities of any Subsidiary. As of the date of this Agreement, there are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other Equity Interests or options, warrants, calls, puts, convertible or exchangeable securities, subscriptions, phantom stock, stock appreciation rights, stock-based performance units, other rights to acquire equity securities of any Subsidiary, other rights that give the holder thereof any economic interest of a nature accruing to the holders of equity securities with respect to any Subsidiary. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other Person, other than guarantees by the Company of any indebtedness or other obligations of any wholly owned Subsidiary of the Company.
(e)   (i) Section 3.2(e)(i) of the Company Disclosure Schedule sets forth a list and the amount, in each case, of all Indebtedness of the Company and Subsidiaries as of the close of the Business Day immediately prior to the date of this Agreement, including the principal amount of such Indebtedness (if applicable), the outstanding balance as of such date, and the debtor and the creditor thereof, and (ii) Section 3.2(e)(ii) of the Company Disclosure Schedule sets forth the amount of the cash and cash equivalents of the Company and its Subsidiaries as of June 30, 2022; provided, however, that the outstanding balances of (A) capital lease obligations under clause (d) of the definition of “Indebtedness” and unfunded deferred compensation obligations under clause (f) of the definition of “Indebtedness” will be set forth as of June 30, 2022, and (B) the amount of unfunded deferred compensation obligations under clause (f) of the definition of “Indebtedness” will be set forth only on an aggregate basis for all plan participants collectively and not on an individual plan participant basis.
3.3   Authority; Execution and Delivery; Enforceability.
(a)   The Company has all necessary power and authority to enter into, execute and deliver this Agreement and any Ancillary Agreement to which it is a party, to perform and comply with each of its obligations under this Agreement and such Ancillary Agreements and, subject to the receipt of the Company Stockholder Approval and compliance with Regulatory Laws, to consummate the Transactions and the other transactions contemplated thereby, in each case, in accordance with the terms of this Agreement and the Ancillary Agreements to which it is a party. The adoption, execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party, the performance and compliance by the Company with each of its obligations herein and therein, and the consummation by it of the Transactions and the transactions contemplated by such Ancillary Agreements have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Company Stockholder Approval, and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize this Agreement or the consummation by the Company of the Transactions. The Company has duly and validly executed and delivered this Agreement and the Ancillary Agreements to which it is a party dated on or before the date hereof and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement and each Ancillary Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought.
(b)   The Company Board, at a meeting duly called and held, unanimously duly adopted resolutions (which, as of the execution and delivery of this Agreement by the Parties, have not been rescinded, modified or withdrawn in any way and are in full force and effect) (i) determining that this Agreement, the Ancillary Agreements to which the Company is a party and the Transactions, including the Merger, and the other transactions contemplated by such Ancillary Agreements are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approving this Agreement, the Ancillary Agreements to which the Company is a party and the Transactions, including the Merger, and the other transactions contemplated by such Ancillary Agreements, and declaring that this Agreement, the Ancillary Agreements to which the Company is a party and the Transactions, including the Merger, and the other transactions contemplated by such Ancillary Agreements are advisable, fair to and in the best interests of the Company and its stockholders, (iii) directing that this Agreement, including the Merger, be submitted to the stockholders of the Company for its adoption and approval, and (iv) recommending that the Company’s stockholders adopt and approve this Agreement and the Transactions, including the Merger (the “Company Board Recommendation”).
(c)   The only vote or consent of holders of any class or series of Shares or other Equity Interests of the Company necessary to adopt or approve this Agreement and the Ancillary Agreements to which the Company is a party and to consummate the Transactions, including the Merger, and the other transactions contemplated by such Ancillary Agreements is the affirmative vote or consent of holders of a majority of the Shares that are outstanding and entitled to vote thereon at the Company Meeting (the “Company Stockholder Approval”). No other vote of the holders of Shares or any other Equity Interests of the Company is necessary to consummate the Transactions. Except for the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement, the Ancillary Agreements to which the Company is a party, the performance by the Company of its covenants or obligations hereunder or thereunder or the consummation of the Transactions or the other transactions contemplated by such Ancillary Agreements.
3.4   No Conflicts.
(a)   The execution and delivery of this Agreement by the Company does not and will not, and the performance of this Agreement by the Company will not, (i) assuming the Company Stockholder

Approval is obtained, conflict with or violate any provision of the Company Charter or the Company By-Laws or any equivalent organizational documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and permits (“Consents”) described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) require any consent, approval, authorization, filing or notification under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) on any property or asset of the Company or any of its Subsidiaries pursuant to, any Contract or Permit to which the Company or any of its Subsidiaries is party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b)   The execution and delivery of this Agreement by the Company does not and will not, and, assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.3(b), the consummation by the Company of the Transactions and compliance by the Company with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act, the Securities Act, the rules and regulations of the NYSE and any other applicable U.S. state or federal securities laws, (ii) as required under any applicable Regulatory Laws, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
3.5   SEC Documents; Financial Statements; Undisclosed Liabilities.
(a)   The Company has filed or furnished all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act or the Exchange Act since December 31, 2020 (the “Company SEC Documents”). None of the Subsidiaries of the Company is or has at any time since December 31, 2020, been subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.
(b)   As of its respective filing date (or, if amended or superseded prior to the date of this Agreement, on the date of such filing), each Company SEC Document complied as to form in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, the rules and regulations of the SEC promulgated thereunder, and the requirements of the NYSE applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and each Company SEC Document filed or furnished subsequent to the date of this Agreement will comply, in all material respects, with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, the applicable rules and regulations of the SEC promulgated thereunder, and the applicable requirements of the NYSE. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any Company SEC Documents that would be required to be disclosed under Item 1B of Form 10-K under the Exchange Act.
(c)   The consolidated financial statements of the Company included in the Company SEC Documents (including, in each case, any notes or schedules thereto) (the “Company SEC Financial Statements”) (i) fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in stockholders’ equity deficit of the Company and its Subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in the Company SEC Financial Statements, (ii) were prepared in accordance with GAAP as applied by the Company (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), subject, in the case of interim Company SEC Financial Statements, to normal year-end adjustments and the absence of notes and other presentation items as permitted by the applicable rules and regulations of the SEC and (iii) comply as to form in all material respects with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and published rules and regulations of the SEC with respect thereto.
(d)   The Company has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act; or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all applicable Company SEC Documents. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, which controls and procedures are designed to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company SEC Documents. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company has established and maintains a system of internal accounting controls that comply with the requirements of the Exchange Act and that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (A) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company. From the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 to the date of this Agreement, neither the Company’s auditors, to the Knowledge of the Company, nor the Company has been advised in writing of (1) any “significant deficiencies” or “material weaknesses” (each as defined in Rule 12b-2 of the Exchange Act) identified in management’s assessment of internal control over financial reporting as of and for the year ended December 31, 2021 (nor has any such deficiency or weakness been identified as of the date hereof) or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, and, in each case, to the Company’s Knowledge, neither the Company nor any of its Representatives has failed to disclose such information to the Company’s auditors or the Company Board. Since December 31, 2021, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.
(e)   The Company and its Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued), required by GAAP to be reflected or reserved on a consolidated balance sheet of the Company (or the notes thereto) except (i) as disclosed, reflected or reserved against in the most recent balance sheet included in the Company SEC Financial Statements or the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the Company SEC Financial Statements, none of which individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, (iii) for liabilities and obligations arising out of or in connection with this Agreement, the Merger or the Transactions, to the extent permitted or contemplated by this Agreement, and (iv) for other liabilities and obligations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
3.6   Absence of Certain Changes or Events.   Since December 31, 2021 through the date of this Agreement, (a) except for any Permitted Actions, the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course consistent with past practices and (b) there has not been any change, event, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Since December 31, 2021 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that would have constituted a breach of, or required Parent’s consent pursuant to, Section 5.1(a), (c)-(g), or (n)-(u) had the covenants therein applied since December 31, 2021.
3.7   Proxy Statement.   None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company to such portions thereof that relate to Parent and its Subsidiaries, including Merger Sub, or to statements made therein based on information supplied by or on behalf of Parent for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and other applicable Law.
3.8   Legal Proceedings.   There are, and since December 31, 2018, have been, no Proceedings pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties or any of the officers or directors of the Company, except, in each case, for those that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any of their respective assets or properties is or are subject to any Order, except for those that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
3.9   Compliance with Laws and Orders.
(a)   The Company and its Subsidiaries are in compliance and since December 31, 2018 have been in compliance with all Laws (including all Health Care Laws) and Orders applicable to the Company or any of its Subsidiaries or any assets owned or used by any of them (except for any such past noncompliance as has been remedied and imposes no continuing obligations or costs on the Company or its Subsidiaries), except where any such non-compliance, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written communication since December 31, 2018 from a Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance with any such Law or Order, except where any such non-compliance, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(b)   To the Knowledge of the Company, since December 31, 2018, there has not been and currently there is no claim or action pending against the Company or any of its Subsidiaries under any federal or state whistleblower statute, including under the False Claims Act, 31 U.S.C. §§ 3729-3733. Neither the Company nor any of its Subsidiaries is a party to or has any ongoing reporting obligations pursuant to or under any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Entity with respect to any Health Care Law.
(c)   All billing, claims, reporting and documentation practices of the Company and its Subsidiaries are in compliance and since December 31, 2018 have been in compliance with all Health Care Laws and legally enforceable Health Care Program requirements (except for any such past noncompliance as has been remedied and imposes no continuing obligations or costs on the Company or its Subsidiaries), except where any non-compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has, since December 31, 2018, billed, received or retained any payment or reimbursement in violation of applicable Health Care Laws or legally enforceable Health Care Program requirements (except for any such past violation as has been remedied and imposes no continuing obligations or costs on the Company or its Subsidiaries), except where any such violation, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. There are no pending audits, recoupments, appeals, or challenges in excess of $500,000 with respect to any billings or claims submissions. No audit, investigation, validation review or program integrity review related to the Company or any of its Subsidiaries has been conducted by any Health Care Program or Governmental Authority within the past three (3) years which, if determined adversely to the Company or any Subsidiary, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.
(d)   Since December 31, 2018, the Company and its Subsidiaries have not had any product or manufacturing site (whether Company- or Subsidiary-owned) subject to a Governmental Entity (including the U.S. Food and Drug Administration (“FDA”)) shutdown or import or export prohibition, nor received any FDA Form 483 or other notice of inspectional observations, “warning letters,” “untitled letters” or requests or requirements to make changes to the products that if not complied with would reasonably be expected to have a Company Material Adverse Effect, and, to the Knowledge of the Company, no Governmental Entity has threatened such action.
(e)   Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Knowledge of the Company, threatened investigation in respect of the Company, its Subsidiaries, or any products, by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Neither the Company nor any of its Subsidiaries or their officers, employees or agents has been convicted of any crime or engaged in any conduct that would result in a material debarment or exclusion (i) under 21 U.S.C. Section 335a, or (ii) any similar Law. As of the date hereof, no claims, actions, proceedings or investigations that would reasonably be expected to result in such a material debarment or exclusion are pending or, to the Knowledge of the Company, threatened against the Company, its Subsidiaries, or any of its officers, employees or agents.
(f)   The Company and its Subsidiaries have at all times been in compliance with all Laws relating to U.S. export control and trade embargo statutes, regulations, decrees, orders, guidelines and policies of the United States government and the government of any country in which it conducts business including but not limited to the Export Administration Regulations (“EAR”) (15 C.F.R. Parts 730-774 (2022)) of the U.S. Department of Commerce; the U.S. antiboycott regulations and guidelines, including those under the EAR and U.S. Department of the Treasury regulations; the various economic sanctions regulations and guidelines of the U.S. Department of the Treasury, Office of Foreign Assets Control, and the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001), as amended; and restrictions against dealings with certain prohibited, debarred, denied or specially designated entities or individuals under statutes, regulations, orders, and decrees of various agencies of the United States government.
3.10   Permits.
(a)   The Company and each of its Subsidiaries have all required governmental licenses, permits, certificates, franchises, tariffs, grants, easements, variances, consents, orders, approvals, clearances, exemptions, registrations, enrollments, provider and supplier numbers, accreditations and authorizations (“Permits”) necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and each of the Permits is and, since December 31, 2018, has been valid, subsisting and in full force and effect, except where any such failure to have or maintain such Permit, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The operation of the Company and its Subsidiaries as currently conducted is not, and has not been since December 31, 2020, in violation of, nor is the Company or its Subsidiaries in default or violation under, any Permit (except for such past violation or default as has been remedied and imposes no continuing obligations or costs on the Company or its Subsidiaries), and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation of any term, condition or provision of any Permit, except where any such default or violation of such Permit, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. There are no actions pending or, to the Knowledge of the Company, threatened that seek the revocation, cancellation or modification of any Permit, except where any such revocation, cancellation or modification, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b)   Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, employees, clinicians or, to the Knowledge of the Company, independent contractors, is or has been, since December 31, 2018, excluded, suspended, debarred from participation, or is otherwise terminated from or ineligible to participate in, any Health Care Program, except for short-term exclusions, suspensions or terminations that were resolved in the ordinary course of business. There are no actions pending or, to the Knowledge of the Company, threatened that seek the revocation, withdrawal, suspension, non-renewal, termination, revocation, or adverse modification or limitation of any such Health Care Program participation, except where any such revocation, withdrawal, suspension, non-renewal, termination, revocation, modification or limitation, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(c)   Except as would not, individually or in the aggregate, adversely affect the ability of the Company and the Subsidiaries to conduct their businesses, taken as a whole, in any material respect, to the Knowledge of the Company, each of the clinicians performing clinical services on behalf of the Company or its Subsidiaries currently holds and since December 31, 2018, has held in good standing, all Permits required by any applicable Law or Governmental Entity to perform the services in the states that such clinician is practicing or performing professional services on behalf of the Company or its Subsidiaries.
3.11   Employee Benefit Plans.
(a)   Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list of each (i) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, (ii) compensation, employment, consulting, end of service or severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy; or (iii) other material benefit or compensation plan, agreement, policy or arrangement providing for pension, retirement, profit-sharing, deferred compensation, stock option, equity or equity-based compensation, stock purchase, employee stock ownership, vacation, holiday pay or other paid time off, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans, and other employee benefit plans or fringe benefit plans, in each case, that is either (A) sponsored, maintained, administered, contributed to or entered into by the Company or its Subsidiaries for the current or future benefit of any current or former director, officer, employee or individual independent contractor of the Company or its Subsidiaries or (B) with respect to which the Company or its Subsidiaries has any liability (each, a “Service Provider”) (each of such plans, agreements, arrangements, programs or policies described in the foregoing clauses (i)  — (iii), a “Company Benefit Plan”); provided, for the avoidance of doubt, that the following Company Benefit Plans need not be specifically set forth on Section 3.11(a) of the Company Disclosure Schedule: (i) any employment contract (A) with an employee below the level of Senior Vice President, or (B) that is in all material respects consistent with a standard form previously made available to Parent where the severance period or required notice of termination provided is not in excess of ninety (90) days or such longer period as is required under local Law, (ii) any consultancy agreement, (iii) any plan or arrangement sponsored or maintained by a Governmental Entity; and (iv) any equity award that is disclosed pursuant to Section 3.2(b). True correct and complete copies of each Company Benefit Plan and (i) all material contracts relating thereto (including all trust agreements, insurance or annuity contracts, investment management agreements, record keeping agreements), (ii) the most recent determination, advisory, notification or opinion letter of the IRS, if applicable, (iii) the most recent summary plan description, (iv) any coverage and non-discrimination testing results for the three (3) most recent years, and (v) all material written correspondence relating to any audit, investigation or correction associated with any Company Benefit Plan that is ongoing as of the date hereof have been provided to Parent.
(b)
(i)   Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code.
(ii)   Each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or is the subject of an opinion or advisory letter from the IRS as to its qualified status and, to the Company’s Knowledge, no fact or event has occurred since the date of such letter that would reasonably be expected to cause the loss of the Tax qualified status of any such Company Benefit Plan or the Tax exempt status of any associated trust.
(iii)   To the Company’s Knowledge, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption or that has been corrected in full in accordance with applicable Law) with respect to any Company Benefit Plan, that would reasonably be expected to be material.
(iv)   Each Company Benefit Plan is subject only to the federal or state Laws of the United States or a political subdivision thereof.
(v)   No Proceeding has been brought, or to the Knowledge of the Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).
(c)   No Company Benefit Plan is or was within the past six (6) years, and neither the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has or is reasonable expected to have any liability under (i) a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA, (ii) a “multiemployer plan” as defined in Section 3(37) of ERISA, or (iii) a multiple employer plan as described in Section 413(c) of the Code.
(d)   Neither the execution of this Agreement nor the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment) will (i) entitle any current or former Service Provider to any additional material compensation or benefit (including any bonus, retention or severance pay) under any of the Company Benefit Plans, or (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any of the Company Benefit Plans.
(e)   No Company Benefit Plan provides post-employment, medical, disability or life insurance benefits to any former employee or their dependents, other than (i) as required by Law, (ii) the full cost of which is borne by the employee or former employee (or any beneficiary of the employee or former employee), (iii) benefits provided during any period during which the former employee is receiving severance pay or (iv) for coverage through the end of the month in which a termination of employment occurs.
(f)   All contributions (including all employer contributions and employee salary reduction contributions), premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made in accordance with the terms of the Plans or any applicable Laws have been timely made in all material respects.
(g)   No payment, benefit or other right that will be made or provided in connection with the Merger (whether alone or in conjunction with any other event, whether contingent or otherwise) will result in a parachute payment within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up or indemnify any individual with respect to any Tax under Section 4999 of the Code.
(h)   Each Company Benefit Plan that provides deferred compensation subject to Section 409A of the Code satisfies in form and operation the requirements of Sections 409A(a)(2), 409A(a)(3) and 409A(a)(4) of the Code and the guidance thereunder (and has satisfied such requirements for the entire period during which Section 409A of the Code has applied to such Company Benefit Plan).
3.12   Employee and Labor Matters.
(a)   The Company is not, and has not been within the past three (3) years, a party to any collective bargaining agreement with regard to any of the employees of the Company as of the date hereof (“Employees”).

(b)   No union is presently serving as a collective bargaining agent for any Employee. There are no, and there has not been within the past three (3) years, any, strikes, work stoppages, walkouts, pickets, lockouts, or other labor disputes, organizing activities pending or, to the Company’s Knowledge, threatened in writing, as to the Employees.
(c)   Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no, and there has not been within the past three (3) years, any, pending or, to the Company’s Knowledge, threatened in writing charge, complaint, or Proceeding relating to payment of wages and hours, employment discrimination, or other term or condition of employment, against the Company with regard to the Employees or any independent contractors of the Company, before any federal, state, or local agency, court, or administrative or arbitral tribunal.
(d)   Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company is and, for the past three (3) years has been, in compliance with all federal, state, and local Laws respecting employment and employment practices, terms and conditions of employment, immigration, work authorization, COVID-19, and workplace safety, the payment of wages or salaries or other compensation, background checks, wage notices or statements, meals and rest breaks, hours, benefits, the Worker Adjustment and Retraining Notification Act of 1988 and similar state laws, collective bargaining, workers’ compensation, unemployment insurance, the payment of social security and similar taxes, federal contracting, workers’ compensation, and occupational safety.
3.13   Environmental Matters.   Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   The Company and each of its Subsidiaries (i) since December 31, 2018 has been and is in compliance with all, and is not subject to any liability with respect to noncompliance with any, Environmental Laws, (ii) since December 31, 2018 has held or applied for, and currently holds or has applied for, all Environmental Permits necessary for the conduct of their business and the use of their properties and assets, as currently conducted and used, and (iii) since December 31, 2018 has been and is in compliance with their respective Environmental Permits.
(b)   There are no Environmental Claims pending nor, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any written notification of any allegation of actual or potential responsibility for any Release or threatened Release of any Hazardous Materials.
(c)   None of the Company or any of its Subsidiaries (i) has entered into or agreed to any consent decree or consent order or is otherwise subject to any judgment, decree, or judicial or administrative order relating to compliance with Environmental Laws, Environmental Permits or to the investigation, sampling, monitoring, treatment, remediation, response, removal or cleanup of Hazardous Materials and no Proceeding is pending or, to the Knowledge of the Company, threatened with respect thereto, or (ii) has assumed or is an indemnitor by contract or otherwise in connection with any environmental liability or obligation of any claim, demand, suit or action threatened or asserted by any third-party for any liability under any Environmental Law or otherwise relating to any Hazardous Materials.
(d)   Since December 31, 2018 there has been no release, treatment, storage, transportation, handling, use, manufacture, sale, disposal, arranging for or permitting the disposal of, exposure to any Person to, or ownership or operation of any property or facility contaminated by, any Hazardous Materials, in each case as has given or would give rise to liability of the Company or its Subsidiaries under Environmental Laws.
(e)   The Company and its Subsidiaries have made available to Parent copies of all material environmental reports, audits, and assessments and other documents in their possession relating to the current or former properties, facilities, or operations of the Company and its Subsidiaries.
3.14   Real Property; Title to Assets.
(a)   Section 3.14(a) of the Company Disclosure Schedule sets forth a true and complete list of all real property owned in fee by the Company or any of its Subsidiaries (collectively, the “Company Owned

Real Property”) and the address for each Company Owned Real Property. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) other than with respect to the Company Owned Real Property, neither the Company nor any of its Subsidiaries currently own a fee interest in any real property or have any material outstanding liabilities or obligations with respect to any formerly owned real property; (ii) the Company or any of its Subsidiaries, as the case may be, holds good and valid fee title to the Company Owned Real Property, free and clear of all Liens, except for Permitted Liens; (iii) except as have not had and would not reasonably be expected to have, individually or in the aggregate, an adverse effect on the use or occupancy of any Company Owned Real Property, all buildings, structures, improvements and fixtures located on the Company Owned Real Property are in a state of good operating condition and are sufficient for the continued conduct of business in the ordinary course, subject to reasonable wear and tear; and (iv) other than the Company or any of its Subsidiaries, there are no parties in possession or parties having any option, right of first offer or first negotiation or right of first refusal or other similar rights to purchase or lease the Company Owned Real Property or any material portion thereof or material interest therein.
(b)   Section 3.14(b) of the Company Disclosure Schedule sets forth a true and complete list of all real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries (collectively, the “Company Leased Real Property”), including for each parcel of Company Leased Real Property (i) the address, (ii) the current rent as of the date specified in Section 3.14(b) of the Company Disclosure Schedule, and (iii) the scheduled expiration date of the lease, sublease or other applicable Contract. No Company Leased Real Property is subject to any Lien, other than Permitted Liens. None of the Company or any of its Subsidiaries has assigned, subleased, licensed or otherwise granted the right to use or occupy any portion of any Company Leased Real Property to any Person. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) all leases or other agreements under which the Company or any of its Subsidiaries occupies Company Leased Real Property (each, a “Lease”) are in full force and effect and are valid and enforceable in accordance with their terms, and the applicable Company/Subsidiary has, and has the right to, exclusive, quiet possession and quiet enjoyment of the associated Company Leased Real Property; (ii) no Company or any of its Subsidiaries is in default or breach under any Lease or has received any notice of default from the lessor party thereto, nor are there any existing defaults or breaches by the lessor thereunder; (iii) no condition exists which, but for the giving of notice or the passage of time, would constitute a breach or default by the Company or any of its Subsidiaries or any other party pursuant to any Lease, or permit termination, modification or acceleration by any party to any Lease; and (iv) the owners of the Company Leased Real Property have not made any assignment, mortgage, pledge or hypothecation of any Lease or the rents or use fees due thereunder.
(c)   The Company Owned Real Property and the Company Leased Real Property are referred to collectively herein as the “Company Real Property”. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each parcel of Company Real Property is in compliance with all existing Laws applicable to such Company Real Property; (ii) neither the Company nor any of its Subsidiaries has received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and to the Company’s Knowledge there are no such Proceedings threatened, affecting any portion of the Company Real Property; (iii) there are no pending or threatened appropriation, condemnation, eminent domain or like proceedings relating to the Company Real Property; and (iv) the Company or applicable Subsidiary’s use, occupancy and operation of the Company Real Property in the manner in which it is now occupied and operated by such Company or Subsidiary complies with all applicable building code, fire code, health code, zoning, land use, safety and similar applicable Laws. The Company Real Property listed on Sections 3.14(a) and 3.14(b) of the Company Disclosure Schedule constitutes all of the real property and improvements used and occupied by the Company and all of its Subsidiaries necessary to conduct the business as currently conducted, and no business activities of any Company or any of its Subsidiaries takes place, occurs or is located on lands or premises other than those included in the Company Real Property. None of the Company Real Property is used for any purpose other than the operation of the business of the Company or any of its Subsidiaries.

(d)   The Company or a Subsidiary of the Company has good and marketable title to, or a valid and binding leasehold or other interest in, all tangible personal property necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens (except for Permitted Liens) except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.15   Tax Matters.
(a)   All income and other material Tax Returns that are required by applicable Law to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete, and accurate in all material respects.
(b)   Each of the Company and its Subsidiaries has timely paid all material Taxes (whether or not shown as due and payable by it on any Tax Return) due and payable by it (including any Taxes required to be withheld from amounts owing to, or collected from, any employee, creditor, or other third party), other than Taxes being contested, or that will be contested, in good faith or for which adequate reserves have been established in accordance with GAAP on the financial statements of the Company and its Subsidiaries.
(c)   No deficiencies for material Taxes have been asserted or assessed by any Governmental Entity in writing against the Company or any of its Subsidiaries except for deficiencies that have been withdrawn, settled with no outstanding liability for the Company or any of its Subsidiaries or fully satisfied by payment.
(d)   There is no ongoing audit, examination, investigation or other proceeding with respect to any material Taxes of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Entity that any such audit, examination, investigation or other proceeding is contemplated or pending.
(e)   Each of the Company and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholders of the Company or other Person.
(f)   Neither the Company nor any of its Subsidiaries has waived or extended any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which such waiver or extension remains in effect.
(g)   Neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355(a) of the Code (or any similar provision of state, local, or non-U.S. Law) in the two years prior to the date of this Agreement.
(h)   Neither the Company nor any of its Subsidiaries is a party to any Tax allocation, sharing or indemnity agreement or arrangement or similar arrangement (each a “Tax Sharing Agreement”) (other than (A) any agreement or arrangement entered into in the ordinary course of business and the primary purpose of which is not related to Taxes and (B) any Tax Sharing Agreement the only parties to which are the Company and its Subsidiaries).
(i)   Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or any similar group for federal, state, local or foreign Tax purposes.
(j)   Neither the Company nor any of its Subsidiaries has any liability for any material Taxes of any Person (other than the Taxes of the Company or any of its Subsidiaries) (i) under Treasury Regulations Section 1.1502-6 (or any analogous or similar state, local or non-U.S. Law), (ii) as a transferee or successor, or (iii) by Contract (other than (A) any agreement or arrangement entered into in the ordinary course of business, the primary purpose of which is not related to Taxes, and (B) any Tax Sharing Agreement the only parties to which are the Company and its Subsidiaries).

(k)   Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting (including pursuant to Section 481 of the Code) (or any similar provision of state, local or non-U.S. Law) for a taxable period ending on or prior to the Closing Date, (ii) installment sale or open transaction disposition made prior to the Closing, (iii) prepaid amount received prior to the Closing, (iv) “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) executed prior to the Closing, or (v) any election under Section 965 of the Code.
(l)   There are no Liens for Taxes upon any property or assets of the Company or its Subsidiaries, except for Permitted Liens.
(m)   Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
(n)   Neither the Company nor any of its Subsidiaries has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction in a country other than the country of its formation.
(o)   Neither the Company nor any of its Subsidiaries has, pursuant to any COVID-19 Measures, deferred until after the Closing the payment of any material amount of payroll Taxes the due date for the original payment of which was on or before the Closing Date.
(p)   Neither the Company nor any of its Subsidiaries has claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act (or any corresponding or similar provision of state, local or foreign Law.
(q)   Neither the Company nor any of its Subsidiaries has entered into any transaction that is or is substantially similar to a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any other transaction requiring disclosure under analogous provisions of state, local or non-U.S. Law.
3.16   Material Contracts.
(a)   Section 3.16(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each of the following Contracts (other than any Company Benefit Plans) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or businesses are bound (and any material amendments, supplements and modifications thereto), and the Company has made available to Parent true and complete copies of:
(i)   each Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act that has not been filed as an exhibit to a Company SEC Document;
(ii)   Contracts with (A) any of the top ten largest suppliers by purchases made by the Company or any of its Subsidiaries and (B) each of the top ten largest Healthcare Programs of the Company and its Subsidiaries, in each case, by dollar amount during the twelve-month period ended December 31, 2021;
(iii)   other than with respect to an entity that is wholly owned by the Company or any of its Subsidiaries, Contracts concerning the establishment or operation of a partnership, joint venture or limited liability company in which the Company or any of its Subsidiaries holds an equity interest, or that is material to the Company and its Subsidiaries, taken as a whole;
(iv)   (A) (x) licenses or sublicenses (or other Contracts in which the Company or any of its Subsidiaries grants or is granted a similar right to use) of Intellectual Property from or to any third party (other than (1) licenses or sublicenses of generally commercially available off-the-shelf software programs with annual license fees or a total replacement cost of less than $250,000,

(2) non-exclusive licenses or sublicenses to customers in the ordinary course of business consistent with past practice, or (3) non-exclusive licenses or sublicenses ancillary to commercial agreements entered into in the ordinary course of business consistent with past practice) or (y) a Contract that since December 31, 2021, provided or provides for the assignment of Intellectual Property to or from any third party (except for inventor assignments), in the case of each of clauses (x) and (y), except for such assignments, licenses and sublicenses that are not material to the Company and the Company Subsidiaries, taken as a whole, or (B) a Contract that subjects Company Owned Intellectual Property to any material restriction;
(v)   any Contract with an employee or independent contractor of the Company or any of its Subsidiaries that provides for annual base compensation in excess of $250,000;
(vi)   Contracts containing (A) a covenant materially restricting the ability of the Company or any of its Subsidiaries to engage in any line of business in any geographic area or to compete with any Person, to market any product or to solicit customers; (B) a provision granting the other party “most favored nation” status or equivalent preferential pricing terms; (C) a provision providing for an exclusive license, supply, distribution or other right in connection with any product or technology of the Company; or (D) a right of first or last offer or refusal to any third party, except in the case of each of clauses (B), (C) and (D) for such restrictions, requirements and provisions that are not material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole;
(vii)   indentures, credit agreements, loan agreements and similar instruments pursuant to which the Company or any of its Subsidiaries has or will incur or assume any indebtedness or has or will guarantee or otherwise become liable for any indebtedness of any other Person for borrowed money in excess of $1,000,000 other than any indentures, credit agreements, loan agreements or similar instruments between or among any of the Company and any of its Subsidiaries;
(viii)   settlement, conciliation or similar Contracts, including any such agreement with any Governmental Entity, that would require the Company or any of its Subsidiaries to pay, after taking into account amounts paid or payable by insurance, consideration of more than $625,000 after the date hereof or that contains material continuing restrictions on the business or operations of or other non-monetary obligations of the Company or its Subsidiaries;
(ix)   Contracts that obligate the Company or any of its Subsidiaries to make any future capital investment or capital expenditure outside the ordinary course of business and in excess of $625,000 individually or $2,500,000 in the aggregate, excluding for purposes of calculating such aggregate amount any Contracts that are disclosed in Section 3.16(a)(ix) of the Company Disclosure Schedule;
(x)   Contracts (A) that provide for the acquisition or disposition by the Company or any of its Subsidiaries of any business or material assets (whether by merger, sale of stock, sale of assets or otherwise) under which the Company or any of its Subsidiaries has any material continuing obligations (monetary or otherwise) or would reasonably be expected to have liabilities in excess of $1,000,000 after the date hereof or (B) pursuant to which the Company or any of its Subsidiaries acquired or will acquire any material ownership interest in any other Person or other business enterprise other than any Subsidiary, in each case, under which the Company or any of its Subsidiaries has obligations remaining to be performed as of the date hereof; or
(xi)   any stockholders, investors rights, registration rights or similar agreements or arrangements.
(b)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Contracts set forth or required to be set forth in Section 3.16(a) of the Company Disclosure Schedule or filed or required to be filed as exhibits to the Company SEC Documents (except to the extent subsequently terminated or superseded) (the “Company Material Contracts”) are valid, binding and in full force and effect and are enforceable by the Company or the applicable Subsidiary in accordance with their terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought, (ii) the Company, or the applicable Subsidiary, has performed all obligations required to be performed by it under the Company Material Contracts, and it is not (with or without notice or lapse of time, or both) in breach or default thereunder and, to the Knowledge of the Company, no other party to any Company Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder and (iii) since December 31, 2018, neither the Company nor any of its Subsidiaries has received written notice of any actual, alleged, possible or potential material violation of, or material failure to comply with, any term or requirement of any Company Material Contract.
3.17   Intellectual Property.
(a)   Section 3.17(a) of the Company Disclosure Schedule sets forth a list of all (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications, (iii) copyright registrations and applications, and (iv) internet domain name registrations, in each case that are owned by the Company or any of its Subsidiaries (collectively, the “Company Registered Intellectual Property”), identifying in each case the record and beneficial title holder and describing any applicable filing and registration particulars. The Company Registered Intellectual Property is subsisting and, to the Company’s Knowledge, valid and enforceable. All items of Company Registered Intellectual Property that are registrations are currently in force and that are applications are currently pending. No Proceeding is pending or, to the Knowledge of the Company, is threatened, that challenges the validity, enforceability, registration or ownership of any Company Registered Intellectual Property.
(b)   The Company or one of its Subsidiaries (i) is the exclusive owner of and possesses all right, title and interest in and to the Company Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens), and (ii) has the right to use, sell, license and otherwise exploit, as the case may be, all other Intellectual Property as the same is currently used, sold, licensed and otherwise exploited by the Company and its Subsidiaries.
(c)   To the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries does not infringe, misappropriate, dilute, or otherwise violate (and, since December 31, 2018, has not infringed, misappropriated, diluted or otherwise violated) the Intellectual Property rights of any Person. Neither the Company nor any of its Subsidiaries has received any written claim, demand, or notice since December 31, 2018 alleging any such material infringement, misappropriation, dilution, or violation. To the Knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating any Company Owned Intellectual Property. There is no Proceeding pending or threatened in writing challenging or seeking to deny or restrict the rights of the Company or Company Subsidiaries in the Company Intellectual Property or alleging that the use of the Company Intellectual Property in the operation of the business of the Company and the Company Subsidiaries infringes upon or misappropriates any Intellectual Property of any other Person.
(d)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and the Company Subsidiaries have not incorporated, used, or linked any open source software in or with or to the Company’s or the Company Subsidiaries’ proprietary software in a manner that requires that any of such proprietary software (other than such open source software) be licensed, disclosed or distributed in source code form; and (ii) the Company and the Company Subsidiaries have not delivered or made available, or agreed to deliver or make available, the source code for the Company’s and the Company Subsidiaries’ proprietary software to any Person, except to employees and contractors performing services on behalf of the Company pursuant to written Contracts containing an obligation to maintain the confidentiality of such source code and reasonably protecting the Company’s and Company Subsidiaries’ rights to such source code.
(e)   The Company and its Subsidiaries take commercially reasonable actions, consistent with industry standards, designed to protect and preserve the confidentiality of their trade secrets and other confidential information and the security and integrity of all IT Systems (including all Personal Data and confidential data transmitted thereby or stored therein) against unauthorized use, access, interruption, modification, infection by malicious code or corruption. Each current or former employee, consultant, independent contractor or other Person who has contributed to or participated in the development of any Company Owned Intellectual Property has executed a valid and enforceable written assignment agreement sufficient in all material respects to irrevocably transfer all rights, title and interest in that Intellectual Property to the Company or a Subsidiary of the Company.
(f)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the computer systems, servers, network equipment, software and other computer hardware owned or purported to be owned, leased or licensed by the Company and its Subsidiaries (“IT Systems”) are adequate and sufficient for the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have each (i) implemented commercially reasonable data security, data backup, data storage, system redundancy and disaster avoidance and recovery procedures with respect to the IT Systems consistent with industry standards and practices; and (ii) undertaken surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments and risk analyses) of all areas of its business and operations as required by the Privacy Obligations.
(g)   The Company and its Subsidiaries have, since December 31, 2018, implemented and maintained reasonable security measures consistent with industry practices designed to protect Personal Data, including data relating to the customers of their respective businesses (“Company Data”), under their possession or control from unauthorized access. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since December 31, 2018, neither the Company nor any of its Subsidiaries has experienced any breaches, failures, outages or unauthorized uses of or accesses to the IT Systems or Personal Data or Company Data, including any “breach” as defined in 45 C.F.R. § 164.402 or “security incident” (as defined in 45 C.F.R. § 164.304) with respect to “protected health information” (as defined in 45 C.F.R. § 160.103) in the possession or under the control of the Company or any or its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company’s and its Subsidiaries’ Processing of any Personal Data is and, since December 31, 2018, has been in compliance with each Privacy Obligation; and (ii) the Company and its Subsidiaries have obtained written agreements from all subcontractors Processing of Personal Data on their behalf that satisfy the requirements of the Privacy Obligations, and to the Knowledge of the Company, no such subcontractor is in breach of any such agreement. To the Knowledge of the Company, no Person (including any Governmental Entity) has, since December 31, 2018, threatened to bring any Proceeding involving a Governmental Entity pursuant to any written notice and, to the Knowledge of the Company, no Proceeding has been filed or commenced against the Company or any of its Subsidiaries alleging any failure to comply with any Information Privacy Laws or with respect to the Company’s or any of its Subsidiaries’ privacy, security or data protection practices, including any loss, damage or unauthorized access, use, disclosure, modification or other misuse of any Personal Data maintained by, or on behalf of, the Company or any of its Subsidiaries. The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement complies and will comply with all Privacy Obligations except where any such non-compliance, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
3.18   Insurance.   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all insurance policies maintained by the Company and its Subsidiaries are in full force and effect (and all premiums due on such policies have been paid in full) and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default, and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and, to the Knowledge of the Company, no written notice of cancellation or termination, other than in the ordinary course of business, has been received with respect to any such policy. As of the date of this Agreement, no such policy currently in force has experienced claims that have exhausted or materially reduced its policy limits.
3.19   Broker’s Fees.   Except for the fees and expenses of BofA Securities, Inc., the Company’s financial advisor, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors on behalf of the Company or such Subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions.
3.20   Related Party Transactions.   Neither the Company nor any of its Subsidiaries is party to any transaction or arrangement under which any (a) present or former executive officer or director of the Company or any Subsidiary, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of equity of the Company or (c) affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other Contract with or binding upon the Company or any Subsidiary or owns or has any interest in any of their respective properties or assets, in each case as would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K.
3.21   Takeover Statutes.   Assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.8, no “fair price,” “business combination,” “control share acquisition” or similar anti-takeover statute or regulation (including the provisions of Section 203 of the DGCL) is applicable to the Merger or the other Transactions.
3.22   Opinion of Financial Advisor.   BofA Securities, Inc., the Company’s financial advisor, has delivered to the Company Board its opinion in writing or orally, in which case, such opinion will be subsequently confirmed in writing, to the effect that, as of the date thereof and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be received in the Merger by the holders of Shares (other than Dissenting Shares) is fair, from a financial point of view, to such holders.
3.23   No Other Representations or Warranties.   Except for the representations and warranties expressly set forth in this ARTICLE 3, none of the Company, any of its affiliates or any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Representatives or affiliates in connection with the Transactions, including the accuracy or completeness thereof. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or affiliates, including any information made available in the electronic data room maintained by the Company for purposes of the Transactions, teaser, marketing material, confidential information memorandum, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this ARTICLE 3.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Prior to the execution of this Agreement, Parent and Merger Sub hereby represent and warrant to the Company as follows:
4.1   Corporate Organization.   Each of Parent and Merger Sub is a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.
4.2   Authority, Execution and Delivery; Enforceability.   Each of Parent and Merger Sub has all necessary power and authority to enter into, execute and deliver this Agreement and any Ancillary Agreement to which it is a party, to perform and comply with each of its obligations under this Agreement and such Ancillary Agreement and, subject to compliance with Regulatory Laws, to consummate the Transactions and the other transactions contemplated thereby, in each case, applicable to such party, in accordance with the terms of this Agreement and the Ancillary Agreements to which it is a party. The adoption, execution and delivery by each of Parent and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party, the performance and compliance by Parent and Merger Sub with each of its obligations herein and therein, and the consummation by Parent and Merger Sub of the Transactions and the other transactions contemplated by such Ancillary Agreements applicable to it have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or the consummation by Parent and Merger Sub of the Transactions to which it is a party. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and the Ancillary Agreements to which it is a party dated on or before the date hereof and, assuming the due authorization, execution and delivery by the Company, this Agreement and each Ancillary Agreement constitutes Parent’s and Merger Sub’s legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought.
4.3   No Conflicts.
(a)   The execution and delivery of this Agreement by Parent and Merger Sub, does not and will not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate any provision of the certificate of incorporation, by-laws or similar organizational documents of Parent or Merger Sub, (ii) assuming that all Consents described in Section 4.3(b) have been obtained and all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent, Merger Sub or any other Subsidiary of Parent (each a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”), or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) require any consent, approval, authorization, filing or notification under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or any Parent Subsidiary, including Merger Sub, pursuant to, any Contract or Permit to which Parent or any Parent Subsidiary is a party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(b)   The execution and delivery of this Agreement by Parent and Merger Sub does not and will not, and the consummation by Parent and Merger Sub of the Transactions and compliance by Parent and Merger Sub with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act, the Securities Act, the rules and regulations of the NYSE and any other applicable U.S. state or federal securities laws, (ii) as required under any applicable Regulatory Laws, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
4.4   Litigation.   There is no Proceeding pending, or, to the Knowledge of Parent, threatened that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, and neither Parent nor Merger Sub is subject to any outstanding Order that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect or that challenges the validity or propriety of the Merger.
4.5   Financing.
(a)   Delivery of Financing Commitments.   Concurrently with the execution of this Agreement, Parent has delivered to the Company a true and complete copy of the executed Equity Commitment Letter, Debt Commitment Letter and the Debt Fee Letter, which Debt Fee Letter has been redacted to remove only those items related to fees, interest rates, original issue discount, pricing caps, economic provisions and specific “market flex” provisions.
(b)   Status of Financing Commitments.   As of the date of this Agreement,
(i)   each of the Debt Commitment Letter and the Equity Commitment Letter is in full force and effect and represents a valid, binding and enforceable obligation of Parent and each other party thereto, with respect to the subject matter therein to provide the financing contemplated thereby subject only to the satisfaction or waiver of the Financing Conditions, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and subject, as to enforceability, to general principles of equity;
(ii)   neither the Debt Commitment Letter nor the Equity Commitment Letter has been amended, supplemented or modified in any manner;
(iii)   the commitments under the Debt Commitment Letter and Equity Commitment Letter have not been withdrawn, rescinded, replaced or terminated;
(iv)   no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent or, to the knowledge of Parent, any other party thereto under the Debt Commitment Letter or the Equity Commitment Letter that would reasonably be expected to in either case result in the failure of the funding obligations thereunder;
(v)   Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date of this Agreement in connection with the Debt Financing and Equity Financing; and
(vi)   neither Parent nor any of its affiliates has entered into any agreement, side letter or other arrangement relating to the Debt Financing or Equity Financing, (x) other than as set forth in the Debt Commitment Letter, the Equity Commitment Letter and the Debt Fee Letter or (y) that would reasonably be expected to adversely affect the availability, conditionality, enforceability or amount of the Debt Financing or Equity Financing, as applicable.
(c)   Adequate Proceeds.   The aggregate cash proceeds of the Equity Financing and the Debt Financing (both before and after giving effect to the exercise of any or all applicable “market flex” provisions (if any)) will be sufficient to consummate the Transactions in accordance with the terms hereof, including the making of all payments to be made by or on behalf of Parent on the Closing Date in accordance with the terms hereof (such amounts, collectively, the “Financing Amounts”).
(d)   Conditions to Commitments.   There are no conditions precedent or other contingencies related to the funding of the full amount of the Equity Financing and the Debt Financing, other than the applicable Financing Conditions. As of the date hereof and assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.3, Parent has no reason to believe that (i) any of the Financing Conditions will not be satisfied or (ii) the Debt Financing or Equity Financing will not be made available to Parent on the Closing Date.
(e)   Financing Not a Condition.   Parent understands and acknowledges that its obligations under this Agreement are not in any way contingent upon or otherwise subject to or conditional upon Parent’s consummation of any financing arrangements, Parent’s obtaining of any financing or the availability, grant, provision or extension of any financing to Parent.

4.6   Guaranty.   Concurrently with the execution of this Agreement, the Guarantor has delivered to the Company the Guaranty dated as of the date hereof. The Guaranty is in full force and effect and is a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity). No event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of Guarantor under the Guaranty.
4.7   Proxy Statement.   None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by Parent or Merger Sub with respect to such portions thereof that relate expressly to the Company or any of its Subsidiaries or to statements made therein based on information supplied by or on behalf of Company for inclusion or incorporation by reference therein).
4.8   Ownership of Company Capital Stock.   Except as a result of this Agreement and consummation of the Transactions, none of Parent, Merger Sub or any Parent Subsidiary beneficially owns any Shares or other Equity Interests in the Company as of the date hereof.
4.9   Solvency.   Assuming (a) satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger and (b) the accuracy of the representations and warranties set forth in Article III, immediately after giving effect to the consummation of the Transactions, the Surviving Corporation will not (i) be insolvent (either because its financial condition is such that the sum of its liabilities is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its liabilities as they come due), (ii) have unreasonably small capital with which to engage in its business or fail to satisfy any capital adequacy requirements under Law or (iii) have incurred obligations beyond its ability to pay them as they become due. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of any of Parent and its Subsidiaries.
4.10   Ownership of Parent and Merger Sub.   All of the outstanding Equity Interests of Parent and Merger Sub have been duly authorized, validly issued, fully paid and nonassessable. All of the issued and outstanding Equity Interests of Merger Sub are, and at the Effective Time will be, wholly owned directly or indirectly by Parent, and all of the issued and outstanding Equity Interests of Parent are, and at the Effective Time will be, wholly owned directly or indirectly by the Guarantor or its affiliates. Merger Sub was formed solely for purposes of the Merger and, except for matters incident to formation and execution and delivery of this Agreement and the performance of the Transactions, has not prior to the date hereof engaged in any business or other activities.
4.11   No Stockholder and Management Arrangements.   Except for this Agreement, or as expressly authorized by the Company Board, neither Parent or Merger Sub, nor any of their respective officers, directors or affiliates, is a party to any Contract, or has made or entered into any formal or informal arrangement or other understanding (including as to continuing employment), with any stockholder, director or officer of the Company relating to this Agreement, the Merger or any other Transactions, or the Surviving Corporation or any of its affiliates, businesses or operations from and after the Effective Time.
4.12   Brokers.   Neither Parent nor any Parent Subsidiary nor any of their respective officers or directors on behalf of Parent or any such Parent Subsidiary has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions.
4.13   No Other Representations and Warranties.   Except for the representations and warranties expressly set forth in this ARTICLE 4, none of Parent or Merger Sub, any of their respective affiliates or any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty with respect to Parent or Merger Sub or their respective businesses or with respect to any other information provided, or made available, to the Company or its Representatives or affiliates in connection with the Transactions, including the accuracy or completeness thereof. Without limiting the foregoing, none of Parent, Merger Sub or any other Person will have or be subject to any liability or other obligation to the Company or its Representatives or affiliates or any other Person resulting from the Company’s or its Representatives’ or affiliates’ use of any information, documents, or other material made available to the Company or its Representatives or affiliates, in any other form in connection with the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this ARTICLE 4.
ARTICLE 5
COVENANTS
5.1   Conduct of Business by the Company Pending the Closing.   Between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE 7, except as required by Law or Order or as set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise expressly contemplated by any other provision of this Agreement, or with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its Subsidiaries to, use its commercially reasonable efforts to (i) conduct its business and operations, and the business and operations of each of the Company’s Subsidiaries, in all material respects in the ordinary course of business consistent with past practices and, to the extent consistent therewith, use reasonable best efforts to maintain and preserve intact the Company’s and its Subsidiaries’ business organization, assets and properties, and (ii) keep available the services of the current officers, employees and consultants of the Company and each of its Subsidiaries and to preserve the goodwill and current relationships of the Company and each of its Subsidiaries with customers, suppliers and other Persons with which the Company or any of its Subsidiaries has significant business relations. Without limiting the foregoing, except for any Permitted Action, as required by Law or Order or as set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise expressly contemplated by any other provision of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE 7, directly or indirectly, take any of the following actions without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed in the case of Sections 5.1(k), 5.1(m) and 5.1(o) only):
(a)   amend its certificate of incorporation or by-laws or equivalent organizational documents;
(b)   issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities of the Company or any of its Subsidiaries, other than the issuance of Shares upon the exercise of Company Options or settlement of Company RSUs or Company PRSUs outstanding as of the date hereof in accordance with their terms;
(c)   sell, pledge, dispose of, transfer, lease, guarantee or encumber (other than Permitted Liens) any material property or assets of the Company or any of its Subsidiaries, except (i) pursuant to existing Contracts, (ii) the sale or purchase of goods or inventory in the ordinary course of business consistent with past practice, or (iii) the disposition of obsolete, surplus or worn out assets, inventory or equipment or assets that are no longer used in the ordinary course of the Company’s business;
(d)   sell, assign, pledge, transfer, license, abandon, or otherwise dispose of any Company Owned Intellectual Property, except in the ordinary course of business consistent with past practice;
(e)   declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other Equity Interests, except for dividends or other distributions paid by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;
(f)   reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other Equity Interests, except with respect to any wholly owned Subsidiary of the Company;

(g)   merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, except with respect to any wholly owned Subsidiary of the Company;
(h)   acquire (including by merger, consolidation, or acquisition of stock or assets) any Person or assets, other than (i) acquisitions by the Company from any wholly owned Subsidiary or among any wholly owned Subsidiaries of the Company or (ii) acquisitions of inventory, raw materials, supplies and other property in the ordinary course of business consistent with past practice;
(i)   (i) incur any Indebtedness, (ii) issue any debt securities, (iii) assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), any Indebtedness of any Person (other than a wholly owned Subsidiary of the Company), or (iv) redeem, repurchase, cancel or otherwise acquire any Indebtedness (directly, contingently or otherwise), except in each case (A) for borrowings under the Company’s existing credit facilities in the ordinary course of business consistent with past practice, (B) letters of credit for the benefit of Company vendors in the ordinary course of business consistent with past practice, (C) indebtedness to any seller incurred in connection with the acquisition of any Person or assets permitted under Section 5.1(h) (including any acquisition listed on Section 5.1(h) of the Company Disclosure Schedule, but only to the extent set forth therein) and (D) capital leases in the ordinary course of business consistent with past practice;
(j)   make any loans, advances or capital contributions to, or investments in, any other Person (other than any wholly owned Subsidiary of the Company) in excess of $500,000 in the aggregate;
(k)   terminate or cancel, or agree to any material amendment to or waiver under any Company Material Contract, or enter into or amend any Contract that, if existing on the date hereof, would be a Company Material Contract described in subsection (i) of Section 3.16(a), in each case other than in the ordinary course of business consistent with past practice (such ordinary course of business including renewals or extensions of any existing Company Material Contracts and amendments that accompany such renewals or extensions in the ordinary course of business consistent with past practice) or other extensions or renewals of material Contracts related to Company Leased Real Property (the Company and its Subsidiaries, as applicable, will not fail to exercise any right of renewal with respect to any Lease, except in the ordinary course of business consistent with past practices);
(l)   make any capital expenditure in excess of the Company’s annual capital expenditure budget as disclosed to Parent prior to the date hereof, other than capital expenditures that are not, in the aggregate, in excess of $1,000,000;
(m)   except to the extent required by this Agreement, applicable Law or the existing terms of any Company Benefit Plan or Contract: (i) increase the compensation payable or to become payable to the directors, officers or employees of the Company or any of its Subsidiaries, except, in the case of non-officer employees only, for increases in the ordinary course of business consistent with past practice; (ii) amend any Company Benefit Plan, or establish, adopt, or enter into any new such arrangement that if in effect on the date hereof would be a Company Benefit Plan (other than employment agreements that would not be required to be listed on Section 3.11(a) of the Company Disclosure Schedule if in effect on the date hereof), unless such amendment or new arrangement is not expected to result in any material cost to the Company; (iii) accelerate the vesting, exercisability or funding under any Company Benefit Plan; or (iv) terminate (other than for cause) the employment of or hire or promote any employee, officer or consultant with a title of Senior Vice President or above or with annual salary of $200,000 or more;
(n)   implement, adopt or make any change in accounting policies, practices, principles, methods or procedures, other than as required by Law, GAAP, the NYSE or by a Governmental Entity;
(o)   compromise, settle or agree to settle any material Proceeding other than (i) the payment, or satisfaction, in the ordinary course of business of liabilities reflected or reserved against in the Company SEC Financial Statements, or (ii) those that involve only the payment by the Company or its Subsidiaries, after taking into account amounts paid or payable by insurance, of monetary damages not in excess of $500,000 individually, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries;
(p)   take or omit to take any action that would or would reasonably be expected to result in a Company Material Adverse Effect;
(q)   implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that would implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Law;
(r)   waive or release any noncompetition, non-solicitation, nondisclosure, noninterference or non-disparagement obligation of any current or former employee, officer or consultant, except, solely in respect of rank-and-file non-management current or former employees or officers, determined in the ordinary course of business consistent with past practice, to forgo enforcement of any such obligations;
(s)   enter into any new line of business;
(t)   fail to maintain with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it as of the date hereof;
(u)   make or change any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, settle any material Tax claim, audit or assessment, file any amended Tax Return, file any material Tax Return in a manner inconsistent with past practice, enter into any Tax Sharing Agreement or closing agreement relating to any material Tax, surrender any right to claim a material Tax refund, incur any material Taxes outside the ordinary course of business, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment; or
(v)   authorize or enter into any Contract or otherwise agree or make any commitment to do any of the foregoing.
5.2   Access to Information; Confidentiality.
(a)   From the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE 7, the Company shall, and shall cause each of its Subsidiaries to: (i) provide to Parent and Merger Sub and their respective Representatives reasonable access during normal business hours in such a manner as not to interfere unreasonably with the business conducted by the Company or any of its Subsidiaries, upon prior notice to the Company, to the officers, employees, properties, offices and other facilities of the Company and each of its Subsidiaries and to the books and records thereof and (ii) furnish during normal business hours upon prior notice such information concerning the business, properties, Contracts, assets and liabilities of the Company and each of its Subsidiaries as Parent or its Representatives may reasonably request; provided, however, that the Company shall not be required to (or to cause any of its Subsidiaries to) afford such access or furnish such information to the extent that the Company believes that doing so would: (A) result in a waiver of attorney-client privilege or similar protection (provided that the Company shall give Parent notice of any information withheld, and use its commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege or similar protection), (B) result in the disclosure of any trade secrets of third parties, (C) breach, contravene or violate any applicable Law (including any Regulatory Law) or applicable COVID-19 Measure or (D) result in the disclosure of materials provided to the Company Board or resolutions or minutes of the Company Board, in each case, that were provided to the Company Board in connection with its consideration of the Merger or the sale process leading to the Merger. Notwithstanding anything contained in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall be required to provide any access or furnish any information pursuant to this Section 5.2 to the extent such access or information is reasonably pertinent to a Proceeding where the Company or any of its affiliates, on the one hand, and Parent or any of its affiliates, on the other hand, are adverse parties or reasonably likely to become adverse parties. The Company may, as it deems advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other under this Section 5.2 as “Outside Counsel

Only Material.” Such materials and information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside legal counsel to employees (including in-house legal counsel), officers, directors or other independent contractors (including accountants and expert witnesses) of the recipient unless express permission is obtained in advance from the source of the materials or its legal counsel.
(b)   Without limiting the generality of the foregoing or any other covenants or agreements contained herein, from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE 7, the Company shall furnish promptly to Parent (which may be by filing or furnishing publicly via EDGAR) a copy of each report, schedule and other documents filed or submitted by it pursuant to the requirements of federal or state securities Laws and a copy of any communication (including “comment letters”) received by the Company from the SEC concerning compliance with securities Laws.
(c)   The Confidentiality Agreement, dated April 11, 2022, by and between the Company and Patient Square Capital, L.P. (the “Confidentiality Agreement”), shall apply with respect to information furnished under this Section 5.2 by the Company, its Subsidiaries and their Representatives. Prior to the Closing, each of Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact or otherwise communicate with the employees (other than members of the Company’s senior leadership team), customers, suppliers, distributors of the Company and its Subsidiaries regarding the business of the Company, this Agreement or the Transactions without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.
5.3   Non-Solicitation.
(a)   At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article 7 and the Effective Time, the Company will, and will cause its Subsidiaries to, and will instruct its Representatives to on its behalf, cease and cause to be terminated any discussions or negotiations with any Third Party relating to any Acquisition Proposal that are not expressly permitted by this Section 5.3, request the prompt return or destruction of all non-public information concerning the Company and its Subsidiaries theretofore furnished to any such Third Party or its Representatives and cease providing any further information with respect to the Company and its Subsidiaries or any Acquisition Proposal to any such Third Party or its Representatives. Subject to the terms of this Section 5.3, from and after the date hereof until the earlier to occur of the termination of this Agreement pursuant to ARTICLE 7 and the Effective Time, the Company will not, and will cause its Subsidiaries to not, and will instruct its Representatives to not on its behalf, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal; (ii) furnish to any Third Party any non-public information relating to the Company and its Subsidiaries or afford to any Third Party access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case with the intent to induce, or that could reasonably be expected to result in, the making, submission or announcement of, or to knowingly encourage, facilitate or assist an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; or (iii) participate or engage in discussions or negotiations with any Third Party with respect to an Acquisition Proposal (other than solely informing such Third Party of the existence of the provisions contained in this Section 5.3). Except as expressly permitted by this Section 5.3, from and after the date hereof until the receipt of the Company Stockholder Approval, or, if earlier, the termination of this Agreement in accordance with ARTICLE 7, neither the Company Board nor any committee thereof shall (A) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal, (B) withdraw, change or qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (C) approve or cause the Company to enter into any merger agreement, letter of intent or other similar agreement relating to any Acquisition Proposal, (D) fail to include the Company Board Recommendation in the Proxy Statement or (E) resolve or agree to do any of the foregoing (any action set forth in the foregoing clauses (A), (B), (D) or (E) of this sentence (to the extent related to the foregoing clauses (A) or (B) of this sentence), a “Change of Board Recommendation”).

(b)   Notwithstanding anything to the contrary contained in Section 5.3(a), if at any time following the date hereof and prior to the receipt of the Company Stockholder Approval (i) the Company has received a bona fide written Acquisition Proposal from a Third Party, (ii) the Company has not breached this Section 5.3 in any respect with respect to such Acquisition Proposal and (iii) the Company Board (or a duly authorized committee thereof) determines in good faith (after consultation with and advice from its financial advisor and outside counsel), based on information then available, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then the Company and its Representatives may, directly or indirectly through the Company’s Representatives: (A) subject to the entry into, and solely in accordance with, an Acceptable Confidentiality Agreement, furnish to such Third Party making such Acquisition Proposal (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) any non-public information relating to the Company or any of its Subsidiaries, or afford to such Third Party making such Acquisition Proposal (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries; provided, however, that any material non-public information concerning the Company or its Subsidiaries provided or made available to any Third Party shall, to the extent not previously provided or made available to Parent or Merger Sub, be provided or made available to Parent or Merger Sub as promptly as reasonably practicable after it is provided or made available to such Third Party; and (B) participate or engage in discussions or negotiations with such Third Party making such Acquisition Proposal (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) with respect to such Acquisition Proposal and otherwise facilitate such Acquisition Proposal or assist such Third Party making such Acquisition Proposal (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) with such Acquisition Proposal.
(c)   From and after the date hereof, the Company shall promptly (and in any event within 24 hours) notify Parent in the event that the Company receives any Acquisition Proposal, including providing (i) the identity of the Third Party making such Acquisition Proposal and (ii) a copy of such Acquisition Proposal (or, where no such copy is available, a reasonable description of such Acquisition Proposal). Without limiting the foregoing, from and after the date hereof, the Company shall promptly (and in any event within 24 hours after such determination) advise Parent if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 5.3(b).
(d)   Notwithstanding anything to the contrary contained in Section 5.3(a), if the Company has received a bona fide written Acquisition Proposal that the Company Board (or any duly authorized committee thereof) determines in good faith, after consultation with and advice from its financial advisors and outside counsel, constitutes a Superior Proposal, the Company Board may at any time prior to the receipt of the Company Stockholder Approval, (i) effect a Change of Board Recommendation with respect to such Superior Proposal and/or (ii) terminate this Agreement pursuant to Section 7.1(f), in either case subject to the requirements of this Section 5.3(d). The Company shall not be entitled to effect a Change of Board Recommendation pursuant to this Section 5.3(d) or terminate this Agreement pursuant to Section 7.1(f) unless the Company shall have provided to Parent at least five days’ prior written notice (the “Notice Period”) of the Company’s intention to take such action, which notice shall specify the material terms and conditions of such Acquisition Proposal, and shall have provided to Parent a copy of the available proposed transaction agreement to be entered into in respect of such Acquisition Proposal, and:
(i)   during the Notice Period, if requested by Parent, the Company shall have, and shall have caused its legal and financial advisors to have, engaged in good faith negotiations with Parent regarding any amendment to this Agreement proposed in writing by Parent and intended to cause the relevant Acquisition Proposal to no longer constitute a Superior Proposal; and
(ii)   the Company Board shall have considered in good faith any adjustments and/or proposed amendments to this Agreement (including a change to the price terms hereof) and the other agreements contemplated hereby that may be irrevocably offered in writing by Parent (the

“Proposed Changed Terms”) no later than 11:59 a.m., Eastern time, on the last day of the Notice Period and shall have determined in good faith that the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect.
In the event of any material revisions to such Superior Proposal offered in writing by the Third Party making such Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to again comply with the requirements of this Section 5.3(d) with respect to such new written notice, except that the Notice Period shall be three days with respect to any such revised Superior Proposal.
(e)   Notwithstanding anything to the contrary contained in Section 5.3(a), the Company Board (or a duly authorized committee thereof) may at any time prior to the receipt of the Company Stockholder Approval effect a Change of Board Recommendation if the Company Board (or a duly authorized committee thereof) determines, in good faith, after consultation with outside counsel, that (i) an Intervening Event has occurred and is continuing and (ii) the failure to effect a Change of Board Recommendation in response to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law; provided, however, that such Change of Board Recommendation shall not occur unless (A) the Company shall have given Parent at least five days’ prior written notice advising Parent of the material information and facts relating to such Intervening Event and stating that the Company Board intends to make a Change of Board Recommendation in response to such Intervening Event, (B) during such five day period, the Company has negotiated in good faith with Parent (to the extent Parent wishes to so negotiate) to make such adjustments to the terms and conditions of this Agreement as would obviate the need for the Company Board to effect a Change of Board Recommendation, and (C) at the end of such five day period, the Company Board (after consultation with the Company’s outside legal counsel and taking into account any adjustments offered by Parent to the terms and conditions of this Agreement) maintains its determination described in this clause (ii) that the failure of the Company Board to make such a Change of Board Recommendation in response to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law; provided, further, that each time any material amendment or modification to the Intervening Event occurs, the Company shall notify Parent of such amendment or modification in writing and the time period set forth in the preceding clause (ii) shall be extended for two days from the day of such notification.
(f)   Nothing contained in this Section 5.3 shall prohibit the Company or the Company Board from (i) disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (ii) making any disclosure to the stockholders of the Company if the Company Board (or any duly authorized committee thereof) reasonably determines in good faith, after consultation with outside counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties to the stockholders of the Company or violate applicable Law. The issuance by the Company or the Company Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Change of Board Recommendation.
5.4   SEC Filings; Other Actions.
(a)   Promptly after the execution of this Agreement (and in any event, no later than twenty (20) Business Days after the date of this Agreement), the Company shall prepare and file the Proxy Statement with the SEC, which shall, subject to Section 5.3, include the Company Board Recommendation.
(b)   If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Laws (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and the NYSE. The Company shall not file the Proxy Statement or any Other Required Company Filing with the SEC without providing Parent and Merger Sub, and their counsel, a reasonable opportunity to review and provide reasonable comments thereon, which comments shall be considered by the Company in good faith, and shall not be unreasonably rejected. On the date of filing, the date of mailing to the stockholders of the Company (if applicable) and at the time of the Company Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, (i) no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their affiliates in writing specifically for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing and (ii) any document filed or proposed to be filed with the SEC by the Company (A) in connection with an Acquisition Proposal, a Superior Proposal, a Change of Board Recommendation or an Intervening Event or any action taken pursuant thereto, in each case, that does not violate Section 5.3, or (B) in connection with any dispute between the parties regarding this Agreement or the Transactions, shall not be deemed to constitute an Other Required Company Filing or be subject to this Section 5.4(b) or Section 5.4(d).
(c)   If Parent, Merger Sub or any of their respective affiliates is required to file any document with the SEC in connection with the Merger or Company Meeting pursuant to applicable Laws (an “Other Required Parent Filing”), then Parent and Merger Sub shall, and shall cause their respective affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub shall, and shall cause their respective affiliates to cause, any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. None of Parent, Merger Sub or any of their respective affiliates shall file any Other Required Parent Filing (or any amendment thereto) with the SEC without providing the Company and its counsel, to the extent reasonably practicable, a reasonable opportunity to review and comment thereon, which comments will be considered by Parent, Merger Sub or their respective affiliates in good faith. The comments provided by the Company and its counsel on such Other Required Parent Filing shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. On the date of filing, the date of mailing to the stockholders of the Company (if applicable) and at the time of the Company Meeting, no Other Required Parent Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, (i) no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company or its affiliates for inclusion or incorporation by reference in any Other Required Parent Filing and (ii) any document filed or proposed to be filed with the SEC by Parent or Merger Sub (A) in connection with an Acquisition Proposal, a Superior Proposal, a Change of Board Recommendation or an Intervening Event or any action taken pursuant thereto, or (B) in connection with any dispute between the parties regarding this Agreement or the Transactions, shall not be deemed to constitute an Other Required Parent Filing or be subject to this Section 5.4(c) or Section 5.4(d).
(d)   The Company and its affiliates, on the one hand, and Parent, Merger Sub and their respective affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without providing the other, to the extent practicable, a reasonable opportunity to review and comment on such written communication, which comments will be considered and reflected by the filing party in good faith. The Company, on the one hand, and Parent and Merger Sub, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (A) any amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, (B) any receipt of comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, or (C) any receipt of a request by the SEC or its staff for additional information in connection therewith.

(e)   Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its affiliates, if applicable, as the other party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Meeting any information relating to the Company, Parent, Merger Sub or any of their respective affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the stockholders of the Company.
(f)   Subject to applicable Law, the Company shall cause the Proxy Statement to be disseminated to the stockholders of the Company as promptly as reasonably practicable following the SEC Clearance Date.
(g)   Subject to the other provisions of this Agreement, the Company shall (i) take all action necessary in accordance with the DGCL, the Company Charter, and the Company By-Laws to duly call, give notice of, convene and hold a meeting of its stockholders promptly following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval (the “Company Meeting”), and (ii) subject to a Change of Board Recommendation in accordance with Section 5.3, shall include the Company Board Recommendation in the Proxy Statement and use commercially reasonable efforts, which efforts shall include hiring a reputable proxy solicitor firm, to solicit from its stockholders proxies in favor of the adoption of this Agreement (including by postponing or adjourning the Company Meeting to allow additional solicitation of proxies in order to obtain the Company Stockholder Approval if necessary). The Company may only postpone or adjourn the Company Meeting from time to time (i) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), (ii) if a quorum has not been established, (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Meeting, (iv) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approval or (v) if required by Law.
5.5   Appropriate Action; Consents; Filings.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are reasonably necessary, proper or advisable under this Agreement and applicable Law to consummate and make effective the Merger and the other Transactions as promptly as practicable, and in any event, by or before the Extended Outside Date, including using reasonable best efforts to: (i) obtain all necessary consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties, including under any Contract to which the Company or Parent or any of their respective Subsidiaries is party or by which such Person or any of their respective properties or assets may be bound, (ii) obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities (including those in connection with applicable Regulatory Laws), make all necessary or advisable registrations, declarations and filings with and take all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid any Proceeding by, any Governmental Entity (including in connection with applicable Regulatory Laws), and (iii) execute and deliver any additional instruments necessary to consummate the Transactions and to carry out fully the purposes of this Agreement. Each of the parties shall furnish, or cause to be furnished, to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Subject to applicable Law, the Company and Parent shall have the right to review in advance, and to the extent practicable each shall consult with the other in connection with, and consider in good faith the views of the other with respect to, all of the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any Third Party and/or any Governmental Entity in connection with the Merger and the Transactions. Notwithstanding the foregoing, no party shall be obligated to provide to any other party any portion of any filing under the HSR Act that is not customarily furnished to other parties in connection with such filings. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. Subject to applicable Law and the instructions of any Governmental Entity, the Company and Parent shall keep each other reasonably apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other written substantive communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity and/or Third Party with respect to such transactions, and, to the extent practicable under the circumstances, shall provide the other party and its counsel with the opportunity to participate in any meeting with any Governmental Entity in respect of any substantive filing, investigation or other inquiry in connection with any of the Transactions. In furtherance and not in limitation of the foregoing, each of the Company and Parent shall, and shall cause their respective affiliates to, make or cause to be made all filings required under applicable Regulatory Laws with respect to any of the Transactions as promptly as practicable and, in any event, file all required HSR Act notifications within ten Business Days after the date of this Agreement. Parent will pay, or cause its affiliates to pay, all filing fees required under any Regulatory Laws for any of the Transactions.
(b)   Without limiting this Section 5.5, Parent agrees to use its reasonable best efforts to take, or cause to be taken, any and all steps and to make, or cause to be made, any and all undertakings reasonably necessary to resolve, avoid or eliminate each and every impediment under any applicable Regulatory Law that may be asserted by any Governmental Entity with respect to any of the Transactions so as to enable the Closing to occur as promptly as practicable (and in any event, no later than the Extended Outside Date), including (i) proposing, negotiating, committing or agreeing to, and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, transfer, licensing or disposition of any assets, properties or businesses of the Company or any of its Subsidiaries, (ii) accepting any operational restrictions or otherwise taking or committing to take actions that limit Parent’s or any Parent Subsidiary’s freedom of action with respect to, or its ability to retain, any of the assets, properties, licenses, rights, product lines, operations or businesses of the Company or any of its Subsidiaries as may be required in order to avoid the entry of, or to effect the lifting or dissolution of, any injunction, temporary restraining order, or other Order in any suit or Proceeding, which would otherwise have the effect of preventing or materially delaying the Closing, as applicable, and (iii) resisting, contesting, defending and appealing, including through litigation, any Proceeding (including any administrative or judicial Proceeding) or any other claim asserted by any Person in order to avoid entry of, or to have vacated, reversed or terminated, any Order (whether temporary, preliminary or permanent) that would prevent the Closing from occurring by the Extended Outside Date. Notwithstanding the foregoing or any other provision of this Agreement, none of Parent, the Company or any of their respective Subsidiaries shall be required to agree to any sale, transfer, license, separate holding, divestiture or other disposition of, or to any prohibition of or any limitation on the acquisition, ownership, operation, effective control or exercise of full rights of ownership, or other modification of rights in respect of, any assets, properties or businesses of the Company or any of its Subsidiaries that, in each case, is not conditioned on the consummation of the Transactions.
(c)   Parent shall control and direct the overall process and strategy for effecting filings and obtaining approvals under the HSR Act and applicable Regulatory Laws (including but not limited to determining whether to pull and refile the notification and report form required under the HSR Act and any other filing under applicable Regulatory Laws, and determining whether to enter into a timing agreement with any Governmental Entity) and take the lead in all communications with Governmental Entities in connection with the same; provided, that, to the extent reasonably practicable, Parent shall consult in advance with the Company and in good faith take the Company’s views into account regarding the overall strategic direction in connection with such filings and approvals.
(d)   Neither Parent nor Merger Sub shall directly or indirectly acquire or agree or agree in principle to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any Person or portion thereof, or otherwise acquire or agree to acquire any assets or equity, if the entering into a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to (A) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any permits, orders or other approvals of any Governmental Entity necessary to consummate any of the Transactions or the expiration or termination of any applicable waiting period, (B) materially increase the risk of any Governmental Entity seeking an Order prohibiting the consummation of any of the Transactions, (C) materially increase the risk of not being able to remove any such Order on appeal or otherwise, or (D) materially delay or prevent the consummation of any of the Transactions.
(e)   Except as otherwise set forth in this Agreement, including Section 5.1, nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control, supervise or direct the operations of the Company or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control, supervision and direction over its and its Subsidiaries’ business operations.
5.6   Certain Notices.   From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE 7, unless prohibited by applicable Law, each party shall give prompt notice to the other parties if any of the following occur: (a) receipt of any notice or other communication in writing from any Person alleging that the consent or approval of such Person is or may be required in connection with the Transactions; (b) receipt of any notice or other communication from any Governmental Entity or the NYSE (or any other securities market) in connection with the Transactions; or (c) such party becoming aware of the occurrence of an event that would reasonably be expected to result in any of the conditions to the Merger set forth in ARTICLE 6 not being satisfied. Any such notice pursuant to this Section 5.6 shall not affect any representation, warranty, covenant or agreement contained in this Agreement and any failure to make such notice (in and of itself) shall not be taken into account in determining whether the conditions set forth in ARTICLE 6 have been satisfied or give rise to any right of termination set forth in ARTICLE 7.
5.7   Public Announcements.   Parent and the Company have agreed upon the initial joint press release with respect to the execution of this Agreement, and will issue such press release promptly following the execution of this Agreement. So long as this Agreement is in effect, Parent and Merger Sub, on the one hand, and the Company, on the other, and any of their respective affiliates, shall not issue any press release or make any public statement with respect to the Transactions or this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the relevant party is subject, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 5.7 shall not apply to any public release or public announcement (a) made or proposed to be made by the Company in connection with an Acquisition Proposal, a Superior Proposal, a Change of Board Recommendation or an Intervening Event or any action taken pursuant thereto, in each case, that does not violate Section 5.3, or (b) in connection with any dispute between the parties regarding this Agreement or the Transactions. The Company shall file one or more current reports on Form 8-K with the SEC attaching the announcement press release and a copy of this Agreement as exhibits. Notwithstanding the foregoing, (i) each of the Company and Parent may make announcements to their respective employees, financing sources, affiliates, suppliers and customers that are not inconsistent in any material respect with the party’s public disclosures regarding this Agreement and Transactions, including the Merger, (ii) the disclosure of this Agreement, the Transactions, including the Merger by each of Parent, Patient Square Capital, LP and their respective affiliates to their investors, prospective investors, owners or advisors, shall not be considered a public disclosure in violation of this Section 5.7, and (iii) Parent, Patient Square Capital, LP and their respective affiliates may provide general information about the subject matter of this Agreement and the Company in connection with Patient Square Capital, LP’s or its affiliates’ fundraising, marketing, informational or reporting activities.
5.8   Employee Benefit Matters.
(a)   During the period commencing at the Closing Date and ending on the date that is twelve months following the Closing Date, Parent shall cause the Surviving Corporation to provide to each employee of the Company and its Subsidiaries immediately prior to the Effective Time (each a “Continuing Employee”), during any period of employment with the Surviving Corporation during such twelve month period, (i) base salary or wages and a target annual cash bonus opportunity that, in each case, is not less than the base compensation and target annual cash bonus opportunity provided to such Continuing Employee immediately prior to the Effective Time and (ii) other compensation and benefits (excluding equity award compensation, defined benefit pensions, nonqualified deferred compensation and change-in-control compensation or benefits) that are substantially equivalent in aggregate economic value to other compensation and benefits provided to the Continuing Employees immediately prior to the Effective Time. In addition, Parent shall cause the Surviving Corporation to continue in effect the awards made under the Hanger, Inc. Annual Incentive Plan — Officers and the Hanger, Inc. Annual Incentive Plan — Employees, as well as all existing commission plans or arrangements, through the end of 2022 (plus any period that is necessary thereafter to calculate and pay amounts owed thereunder) without change.
(b)   With respect to benefit plans maintained by the Surviving Corporation (including any vacation, paid time-off and severance plans), for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, each Continuing Employee’s service with (or otherwise recognized by) the Company or any of its Subsidiaries, as reflected in the Company’s records, shall be treated as service with Parent or any of the Parent Subsidiaries, including the Surviving Corporation; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits and the foregoing service credit shall not apply with respect to any defined benefit plan.
(c)   Parent shall cause the Surviving Corporation to use commercially reasonable efforts to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively at work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of the Parent Subsidiaries in which Continuing Employees (and their eligible dependents, including domestic partners) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan immediately prior to the Effective Time. Parent shall cause the Surviving Corporation to use commercially reasonable efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents, including domestic partners) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and dependents, including domestic partners) will be eligible to participate from and after the Effective Time.
(d)   Without limiting the generality of Section 8.9, the provisions of this Section 5.8 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 5.8 shall create such rights in any such individuals. Nothing contained in this Agreement shall: (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or their respective affiliates to terminate the employment of any Continuing Employee at any time and for any reason (as allowed by and pursuant to applicable Law, including without limitation the Worker Adjustment and Retraining Act of 1988, as amended); (ii) require Parent, the Surviving Corporation or any of their respective affiliates to continue any Company Benefit Plan or other employee benefit plans, programs or Contracts or prevent the amendment, modification or termination thereof following the Closing; or (iii) amend any Company Benefit Plans or other employee benefit plans, programs or Contracts.
5.9   Indemnification and Insurance.
(a)   From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless, and shall advance expenses as incurred, to the fullest extent permitted under (i) applicable Law and (ii) the Company Charter, the Company By-Laws or similar organizational documents in effect as of the date of this Agreement, each present and former director and officer of the Company and its Subsidiaries and each of their respective employees who serves as a fiduciary of a Company Benefit Plan (in each case, when acting in such capacity) (each, an “Indemnitee” and, collectively, the “Indemnitees”) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding or investigation, whether civil, criminal, administrative or investigative, whenever asserted, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including in connection with this Agreement or the Transactions.
(b)   Parent agrees that all rights to exculpation, indemnification and advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring at or prior to the Effective Time (including in connection with this Agreement or the Transactions) existing as of the Effective Time in favor of the current or former directors or officers of the Company or any of its Subsidiaries serving in such capacity at or prior to the Effective Time and each of their respective employees who serves as a fiduciary of a Company Benefit Plan as provided in its certificates of incorporation, by-laws or other organizational documents, shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of no less than six years from and after the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect the exculpation, indemnification and advancement of expenses provisions of the applicable party’s certificate of incorporation and by-laws or similar organizational documents in effect as of the date of this Agreement of the Company or its Subsidiaries with any of their respective directors, officers or employees in effect as of the date of this Agreement, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of the Company or its Subsidiaries; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any Proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such Proceeding; provided, however, that the advancement and payment of such expenses incurred by an Indemnified Party in advance of the final disposition of a Proceeding shall be made, unless otherwise agreed by the Surviving Corporation, only upon delivery to the Surviving Corporation of an undertaking by or on behalf of such Indemnified Party to repay all amounts so paid in advance if it shall ultimately be determined as set forth in a final, non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified pursuant to this Section 5.9. Any Indemnified Party wishing to claim indemnification or advancement of expenses under this Section 5.9(b), upon learning of any such Proceeding, shall promptly notify the Surviving Corporation in writing (but the failure to so notify shall not relieve a party from any obligations that it may have under this Section 5.9(b), except to the extent such failure prejudices such Party’s position with respect to such claims) and shall reasonably cooperate (subject to, for the avoidance of doubt, his or her indemnification and expense advancement rights in this Section 5.9(b)) with the Surviving Corporation and its affiliates in connection with any such Proceedings.
(c)   For six years from and after the Effective Time, Parent and the Surviving Corporation shall be jointly and severally responsible for maintaining for the benefit of the directors and officers of the Company, as of the date of this Agreement and as of the Closing Date, an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policy of the Company, or, if substantially equivalent insurance coverage is unavailable, the best available coverage. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” policies have been obtained by Parent or the Surviving Corporation on or prior to the Effective Time, which policies provide directors and officers with coverage for an aggregate period of six years with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such directors and officers in coverage and amount no greater than the policies currently in place so long as the total premiums paid would not exceed 300% of the last annual premium paid for the Company’s directors and officers liability insurance policies in effect as of the date hereof, it being understood that if the total premium payable for such insurance coverage exceeds such amount, Parent or the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost equal to such amount.

(d)   In the event that, during the six (6) year period after the Effective Time, either Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, Parent shall, and shall cause the Surviving Corporation to, use reasonable best efforts to cause proper provision to be made so that such successor or assign shall expressly assume the obligations set forth in this Section 5.9.
(e)   The provisions of this Section 5.9 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Charter, the Company By-Laws or similar organizational documents in effect as of the date of this Agreement of the Company or its Subsidiaries in effect as of the date of this Agreement. The obligations of Parent under this Section 5.9 shall not, during the six (6) year period after the Effective Time, be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.9 applies, except as required by Law, and then only to the minimum extent required by Law, and unless the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9).
(f)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or employees, it being understood and agreed that the indemnification or advancement of expenses provided for in this Section 5.9 is not prior to or in substitution for any such claims under such policies.
5.10   Financing.
(a)   Parent shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to consummate the Equity Financing on the Closing Date, and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to arrange the Debt Financing in an amount necessary, together with the Equity Financing, to fund the Financing Amounts and to consummate the Debt Financing on the Closing Date, including the following:
(i)   maintaining in full force and effect the Debt Commitment Letter and not permitting any amendment or modification to be made to, not consenting to any waiver of any provision or remedy under, and not replacing, the Debt Commitment Letter (other than as contemplated by the Debt Commitment Letter, as of the date hereof), in any case if such amendment, modification, waiver or replacement: (A) reduces (or would reasonably be expected to have the effect of reducing) the aggregate amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount in connection with the Debt Financing) (unless an equal amount from alternative financing sources is then made available) to an amount, together with the Equity Financing, less than what is necessary to fund the Financing Amounts or (B) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the funding of any of the Debt Financing in a manner that would reasonably be expected to (1) delay or prevent the Closing, (2) make the funding of the Debt Financing (or satisfaction of the conditions to obtaining the Debt Financing) materially less likely to occur or (3) materially and adversely impact the ability of Parent to enforce its rights against other parties to the Debt Commitment Letter or the definitive agreements with respect thereto when required pursuant to this Agreement (provided that (x) so long as not otherwise prohibited by the other provisions of this Section 5.10, for the avoidance of doubt, Parent may amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Commitment Letter as of the date hereof; and (y) Parent shall reasonably promptly furnish to the Company copies of any executed versions of any agreements or other documentation with respect to such amendment, modification, waiver or replacement);

(ii)   causing the Equity Financing to be consummated upon satisfaction of the conditions contained in the Equity Commitment Letter;
(iii)   satisfying on a timely basis (or, if available, obtain waivers of) the Financing Conditions;
(iv)   negotiating, executing and delivering Debt Financing Documents that reflect and are consistent with the terms contained in the Debt Commitment Letter (including any “market flex” provisions related thereto (if any)) or on such other terms acceptable to the Financing Sources;
(v)   in the event that the conditions set forth in Sections 6.1 and 6.3 have been satisfied, upon funding of the Debt Financing would be satisfied, causing the full amount of the Financing to be funded at or prior to the Closing; and
(vi)   enforcing its rights under the Commitment Letters in the event of a Financing Failure Event.
(b)   Parent shall not amend, modify, waive or replace, or agree to amend, modify, waive or replace (in any case whether by action or inaction) any term of the Equity Commitment Letter without the prior written consent of the Company.
(c)   Upon request of the Company, (x) Parent shall provide copies of all material agreements and other documents relating to the Debt Financing to the Company and (y) keep the Company informed in reasonable detail of the status of its efforts to arrange the Financing and any material developments with respect to the Financing. As soon as reasonably practicable, Parent shall provide any information reasonably requested by the Company relating to any Financing Failure Event.
(d)   Neither Parent nor any of its affiliates shall take any action that would reasonably be expected to materially delay or prevent the consummation of the Debt Financing or Equity Financing.
(e)   If any Financing Failure Event occurs, Parent shall promptly notify the Company thereof and use its reasonable best efforts to obtain, as promptly as practicable and in any event prior to the Outside Date, in consultation with the Company, on terms as favorable to Parent as the terms in the Debt Commitment Letter (including “market flex” (if any)) or as are reasonably available for financings of the type contemplated by the Debt Commitment Letter in the debt markets at such time, alternative debt financing (“Debt Replacement Financing”) in an amount that when added with the Equity Financing would be sufficient to pay the Financing Amounts. Parent shall deliver to the Company true, correct and complete copies of all contracts or other arrangements pursuant to which any alternative source shall have committed to provide any portion of the Debt Replacement Financing (provided that any fee letters in connection therewith may be redacted in a manner consistent with the Debt Fee Letter provided as of the date hereof). Any Debt Replacement financing shall be subject to the same obligations as set forth in this Section 5.10 with respect to the Debt Financing.
5.11   Debt Financing Cooperation.
(a)   The Company shall use, and shall cause each of its Subsidiaries to use, reasonable best efforts to provide such cooperation in connection with the arrangement of the Debt Financing as is customary for similar debt financings and is reasonably requested by Parent; provided, that (i) the Company shall in no event be required to provide any such assistance that could reasonably be expected to unreasonably or materially interfere with its business operations, (ii) neither the Parent nor any of its Financing Sources shall have the right to perform any investigative procedures that involve physical disturbance or damage to any property or other assets of the Company or its Subsidiaries, and (iii) nothing herein shall require the Company or any of its Subsidiaries to furnish any information (A) not customarily required for completion of debt financings similar to the Debt Financing or (B) with respect to a fiscal quarterly period that had not yet ended or has ended less than 45 days prior to the Closing Date. Such assistance shall include the following, each of which shall be at Parent’s sole cost and expense:
(i)   participation by the senior management team of the Company in the customary marketing activities undertaken in connection with the marketing of the Debt Financing, including (A) preparation of customary marketing material and due diligence sessions related thereto and

(B) a reasonable number of road shows and meetings with prospective lenders and debt investors (each of which may be conducted by conference call);
(ii)   participation by senior management of the Company in, and assistance with, the preparation of rating agency presentations and meetings with rating agencies and other customary marketing documents required in connection with the Debt Financing (including customary authorization letters), if necessary;
(iii)   delivery to Parent of (x) the Financing Information, and (y) from time to time, other pertinent and customary information regarding the Company and its Subsidiaries reasonably requested by the Financing Sources and reasonably available to the Company;
(iv)   participation by senior management of the Company in the negotiation and furnishing of the Debt Financing Documents as may be reasonably requested by Parent; provided that such Debt Financing Documents shall be effective no earlier than as of the Effective Time;
(v)   requesting that its independent auditors as of the Closing cooperate with the Debt Financing;
(vi)   cooperating reasonably with the Financing Sources’ due diligence, to the extent reasonable and customary;
(vii)   reasonably facilitating the taking of all corporate actions, subject to and only effective upon the occurrence of the Effective Time, reasonably requested by Parent to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available to Parent (or its Subsidiaries) immediately after; provided, that no such action shall be required of the Company Board and/or any committee thereof, in any case, which is effective prior to the Effective Time; and
(viii)   providing any information about the Company required by any of the Debt Financing Sources to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act at least four (4) Business Days prior to the Closing, to the extent requested by Parent within nine (9) Business Days prior to the Closing;
provided, however, that (1) other than customary authorization letters (if any), no obligation of the Company or any of its Subsidiaries under any such certificate, document or instrument shall be effective until the Closing; (2) other than customary authorization letters (if any), none of the Company or any of its Subsidiaries shall be required to take any action under any certificate, document or instrument that is not contingent upon the Closing (including the entry into any agreement that is effective before the Closing), that does not terminate without liability to the Company upon the termination of this Agreement or that would be effective prior to the Effective Time; and (3) the foregoing provisions shall not require cooperation to the extent it would (I) interfere unreasonably with the business or operations of the Company or any of its Subsidiaries, (II) cause any condition to Closing to not be satisfied or otherwise cause any breach of this Agreement (including any representations or warranties thereunder), (III) cause the Company or any of its Subsidiaries to incur liability in connection with the Financing prior to the Effective Time, (IV) result in the material contravention of, or that could reasonably be expected to result in a material violation or breach of, or a default under, any Laws, under any material Contract or under any confidentiality arrangement to which the Company or any of its Subsidiaries is a party in effect on the date hereof, (V) require the Company to provide access to or disclose information that the Company determines would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries or would otherwise be restricted from disclosure in accordance with the proviso in Section 5.2(a), (VI) require the Company to deliver or cause the delivery of any legal opinions or accountants’ comfort letters or reliance letters in connection with the Debt Financing, (VII) require the Company to conduct any intrusive, destructive or invasive physical testing (including, without limitation, any Phase II environmental testing) of any Company Real Property, (VIII) require the Company or any of its Subsidiaries to change any fiscal period, (IX) require the Company to amend any terms of this Agreement, (X) require the Company or any of its Subsidiaries to take any action that would subject any director, manager, partner, officer or employee of the Company or any of its Subsidiaries to any actual or potential personal liability, (XI) require any director, stockholder, manager, member or partner of the Company or any of its Subsidiaries to pass resolutions or consents to approve or authorize the execution of the Debt Financing that would be effective prior to the Effective Time or (XII) require the Company or any of its Subsidiaries to make any representations, warranties or certifications as to which, after the Company’s use of reasonable best efforts to cause such representation, warranty or certification to be true, the Company has determined that such representation, warranty or certification is not true. Notwithstanding anything to the contrary elsewhere in this Agreement, neither the Company nor any Subsidiary thereof shall be required to pay any commitment or other similar fee or make any other payment or incur any other expense or liability or provide or agree to provide any indemnity in connection with the Debt Financing that is effective prior to the Effective Time.
(b)   The Company shall have the right to review and comment on marketing materials used in connection with the arrangement of the Debt Financing prior to the dissemination of such materials to potential lenders or other counterparties; provided, that (x) the Company shall promptly communicate in writing its comments, if any, to Parent and its counsel and (y) Parent and its counsel shall give due regard and consideration to any such comments of the Company. For the avoidance of doubt, the Company shall not be required to agree to any contractual obligation relating to the Financing that is not conditioned upon the Closing.
(c)   Parent shall indemnify and hold harmless the Company and its Subsidiaries, and each of their respective directors, officers, employees, agents and other Representatives, from and against any and all liabilities, costs or expenses suffered or incurred in connection with the Debt Financing or any assistance or activities provided pursuant to Section 5.11(a), in each case except to the extent such losses are suffered or incurred (x) as a result of any such person’s bad faith, gross negligence or willful misconduct, as applicable or (y) as a result of any material errors, omission, misstatements or inaccuracies in any written information (including, without limitation, any of the Financial Statements or any other historical financial information). Parent shall reimburse the Company for all reasonable and documented out-of-pocket third-party costs and expenses incurred by the Company in connection with cooperation under Section 5.11(a) promptly upon the termination of this Agreement pursuant to Section 7.1.
(d)   All non-public or otherwise confidential information regarding the Company and its Subsidiaries obtained by Parent or its representatives shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent shall be permitted to disclose such information to potential investors and lenders and their respective general or limited partners, shareholders, managers, members, directors, officers, employees, agents and representatives, as necessary and consistent with customary practices in connection with the Debt Financing, in each case subject to customary confidentiality undertakings with respect to such information.
(e)   The Company and its Subsidiaries consents to the use of their logos by Parent, the Financing Sources and their representatives in connection with the Debt Financing in a manner customary for such financing transactions; provided, that such logos are used solely in a manner that is not intended to or reasonably expected to harm or disparage the Company and its Subsidiaries or the reputation or goodwill of the Company and its Subsidiaries.
5.12   Parent Agreements Concerning Merger Sub.   During the period from the date of this Agreement and the earlier of the Effective Time or the valid termination of this Agreement in accordance with ARTICLE 7, Merger Sub shall not engage in any activity of any nature except for activities contemplated by, related to or in furtherance of the Transactions (including enforcement of its rights under this Agreement) or as provided in or contemplated by this Agreement, and, subject to the foregoing, neither Parent nor Merger Sub shall take or agree to take any action that would prevent or materially delay the consummation of the Transactions. Parent shall use reasonable best efforts to cause the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance in all material respects by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to use reasonable best efforts to take all actions reasonably necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder.
5.13   Takeover Statutes.   If any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Shares (including any “control share acquisition,”

“fair price,” “business combination” or other similar takeover Law) becomes or is deemed to be applicable to the Company, Parent or Merger Sub, the Merger or any other transaction contemplated by this Agreement, then the Company and the Company Board shall take all action reasonably available to it to render such Law inapplicable to the foregoing.
5.14   Section 16 Matters.   Prior to the Effective Time, the Company shall take all such steps as may be reasonably necessary or required to cause any dispositions of Shares (including derivative securities with respect to Shares) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act. Prior to taking the actions required by this Section 5.14, the Company will provide Parent copies of resolutions or other documentation with respect to such actions and the Company shall give consideration to all reasonable additions, deletions or changes thereto suggested by Parent.
5.15   Stockholder Litigation.   The Company shall (a) give Parent reasonable opportunity to participate in the defense or settlement of any stockholder litigation or claims against the Company and/or its directors and officers relating to the Transactions, including the Merger (“Stockholder Litigation”), (b) consult in good faith with Parent with respect to the defense, settlement and prosecution of any Stockholder Litigation, (c) direct its counsel to consider in good faith Parent’s comments or suggestions relating to proposed strategy and other significant decisions with respect to such Stockholder Litigation and (d) not compromise or settle, or agree to compromise or settle, any Stockholder Litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). The Company shall promptly notify Parent of any Stockholder Litigation and shall keep Parent reasonably and promptly informed (including by providing copies of all pleadings with respect thereto) with respect to the status thereof.
5.16   Stock Exchange Delisting.   Parent shall cause the Surviving Corporation to cause the Company’s securities to be de-listed from the NYSE and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and prior to the Effective Time the Company shall reasonably cooperate with Parent and take all action required by Law with respect thereto.
5.17   Transfer Taxes; FIRPTA.   All transfer, documentary, sales, use, stamp, registration and other similar Taxes and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the Merger shall be borne by the Surviving Corporation. On or prior to the Closing Date, the Company shall deliver to Parent a certification from the Company pursuant to Treasury Regulations Section 1.1445-2(c) dated no more than thirty (30) days prior to the Closing Date and signed by a responsible corporate officer of the Company, together with a signed notice as contemplated by Treasury Regulation Section 1.897-2(h), which Parent shall be entitled to file with the Internal Revenue Service after the Closing.
5.18   Payoff Letters; Lien Releases.   The Company (a) shall have delivered at least three (3) Business Days prior to the Closing Date to Parent payoff letters executed by the holders of Indebtedness set forth in Section 5.18(a) of the Company Disclosure Schedule, in each case, in form and substance reasonably satisfactory to Parent (the “Payoff Letters”), together with any UCC authorizations or other Lien releases and terminations, each in form and substance reasonably satisfactory to Parent, to evidence the full repayment and satisfaction of such Indebtedness (subject to any liabilities that survive by their express terms) and discharge and termination of associated Liens (if any), and shall cooperate in making arrangements reasonably satisfactory to Parent for such holders of Indebtedness to deliver all related Lien and guaranty releases to Parent on or prior to the Closing Date; and (b) shall use reasonable best efforts to obtain the Lien releases set forth in Section 5.18(b) of the Company Disclosure Schedule on or prior to the Closing Date.
5.19   Domain Names.   The Company hereby agrees that prior to the Closing, it shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to: (a) update the registrant name and registrant organization name for the domain names set forth on Section 5.19(a) of the Company Disclosure Schedule to the legal name of the Company or its applicable subsidiary, and (b) provide a reasonable sampling of screenshots of the domain administrator account(s) showing the updated registrant name and registrant organization.

5.20   R&W Insurance Policy.   The Company hereby agrees that prior to the Closing, it shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to: (a) cooperate with Parent’s efforts to obtain, on commercially reasonable terms, a representations and warranties insurance policy with respect to the transactions contemplated hereby, and (b) within ten (10) calendar days following the date of this Agreement, deliver to Parent a consolidated electronic copy of the Data Room, which electronic copy shall contain all contents of the data room as of the date hereof.
ARTICLE 6
CONDITIONS TO CONSUMMATION OF THE MERGER
6.1   Conditions to Obligations of Each Party Under This Agreement.   The respective obligations of each party to consummate the Merger shall be subject to the satisfaction (or waiver, if permissible under Law) at or prior to the Effective Time of each of the following conditions:
(a)   The Company Stockholder Approval shall have been obtained.
(b)   The consummation of the Merger shall not be restrained, enjoined or prohibited by any Law or Order that is continuing and remains in effect (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other Governmental Entity.
(c)   Any applicable waiting period under the HSR Act, together with any extensions thereof as well as any timing agreements made with the FTC or the DOJ having the purpose or effect of committing a party not to close any of the Transactions before a certain date or event, shall have expired or been terminated.
(d)   The Approvals shall have been submitted and obtained to the extent applicable and the applicable waiting periods relating to the Approvals shall have expired or been waived by the applicable Governmental Entity.
6.2   Conditions to Obligations of the Company Under This Agreement.   The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following conditions:
(a)   Each representation and warranty of Parent and Merger Sub contained in this Agreement, without giving effect to any qualifications as to materiality or Parent Material Adverse Effect or other similar qualifications contained therein, shall be true and correct at and as of the Closing Date as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time) and except as has not had, and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Parent Material Adverse Effect.
(b)   Parent and Merger Sub shall have performed or complied in all material respects with all covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing Date.
(c)   Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by an executive officer of Parent, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.
6.3   Conditions to Obligations of Parent and Merger Sub Under This Agreement.   The obligations of Parent and Merger Sub to effect the Merger are further subject to the fulfillment (or waiver by Parent and Merger Sub) at or prior to the Effective Time of the following conditions:
(a)   Each representation and warranty of the Company (i) contained in Sections 3.1 (Corporate Organization), Sections 3.2(b)-(e) (Capitalization), 3.3 (Authority; Execution and Delivery; Enforceability), the first sentence of Section 3.6 (Absence of Certain Changes or Events) and 3.19 (Broker’s Fees) that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications shall be true and correct in all material respects at and as of the date hereof and the Closing Date, as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time), and (B) are qualified by Company Material Adverse Effect or other materiality qualifications shall be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) at and as of the date hereof and the Closing Date, as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all respects as of such date or time), (ii) contained in Section 3.2(a) (Capitalization) shall be true and correct in all respects (except for any de minimis inaccuracies) at and as of the date hereof and the Closing Date, as though made as of the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all respects as of such date or time), and (iii) otherwise set forth in ARTICLE 3, without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein (provided, however, that the foregoing shall not apply to the applicable portions of Sections 3.11(a), 3.14(a), 3.14(b), 3.16(a) and 3.17(a) or the applicable portions of any of the other representations and warranties set forth in ARTICLE 3 requiring the listing of matters and which are qualified by materiality or similar qualifications) shall be true and correct at and as of the date hereof and the Closing Date, as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time) and except as has not had, and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Company Material Adverse Effect.
(b)   The Company shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing Date.
(c)   A Company Material Adverse Effect shall not have occurred since the date of this Agreement and be continuing.
(d)   The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.
6.4   Frustration of Closing Conditions.   Neither Parent nor Merger Sub may rely on the failure of any conditions set forth in Sections 6.1 or 6.3 to be satisfied if the primary cause of such failure was the failure of Parent or Merger Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any conditions set forth in Sections 6.1 or 6.2 to be satisfied if the primary cause of such failure was the failure of the Company to perform any of its obligations under this Agreement.
ARTICLE 7
TERMINATION, AMENDMENT AND WAIVER
7.1   Termination.   This Agreement may be terminated, and the Merger and the other Transactions may be abandoned, as follows:
(a)   By mutual written consent of Parent and the Company, at any time prior to the Effective Time (whether before or after receipt of the Company Stockholder Approval);
(b)   By either the Company or Parent, if the Company Stockholder Approval shall not have been obtained upon a vote taken at the Company Meeting duly convened therefor or any adjournment or postponement thereof;
(c)   By either the Company or Parent, at any time prior to the Effective Time (whether before or after receipt of the Company Stockholder Approval), if (i) any court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or prohibiting the consummation of the Transactions, and such Order or other action shall have become final and non-appealable, or (ii) any Law shall have been enacted, entered or enforced that is continuing and remains in effect and that prohibits, makes illegal or enjoins the consummation of the Transactions, provided that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party that has breached in any material respects its obligations under Section 5.5;

(d)   By either the Company or Parent, if the Effective Time shall not have occurred on or before October 19, 2022 (the “Initial Outside Date”); provided, that in the event that at the Initial Outside Date, all of the conditions in ARTICLE 6 other than Section 6.1(c) have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date) or have been waived by Parent and Merger Sub or the Company, as applicable, then the Outside Date shall automatically be extended to December 18, 2022 (the “Extended Outside Date”) unless Parent and the Company mutually agree to an earlier Extended Outside Date; provided, however, that neither the Company nor Parent shall be permitted to terminate this Agreement pursuant to this Section 7.1(d) if there has been any material breach by such party of its representations, warranties or covenants contained in this Agreement, and such breach has primarily caused or resulted in the failure of the Closing to have occurred prior to the Initial Outside Date or the Extended Outside Date, as the case may be; provided, further, that the Initial Outside Date or the Extended Outside Date, as the case may be, shall be extended two Business Days after the last day of any then-pending Notice Period;
(e)   By Parent, at any time prior to the receipt of the Company Stockholder Approval, if (i) the Company Board shall have effected a Change of Board Recommendation (it being understood and agreed that any written notice of the Company’s intention to make a Change of Board Recommendation prior to effecting such Change of Board Recommendation in accordance with Section 5.3(d) or 5.3(e) shall not result in Parent or Merger Sub having any termination rights pursuant to this Section 7.1(e) during the Notice Period referred to in Section 5.3(d) or the five (5) day’s notice period referred to in Section 5.3(e) but Parent and Merger Sub shall have such termination right after such periods or if the Company publicly discloses such intention to make a Change of Board Recommendation), or (ii) the Company shall have entered into a definitive agreement with respect to a Superior Proposal in accordance with Section5.3(e);
(f)   By the Company, at any time prior to the receipt of the Company Stockholder Approval, if the Company Board determines to accept, and concurrently enters into a definitive agreement with respect to, a Superior Proposal in accordance with Section5.3(e), but only if the Company shall have complied with its obligations under Section 5.3 with respect to such Superior Proposal; provided, however, that the Company shall prior to or substantially concurrently with such termination pay the Company Termination Fee to or for the account of Parent pursuant to Section 7.2;
(g)   By Parent, at any time prior to the Effective Time (whether before or after receipt of the Company Stockholder Approval), if (i) there has been a breach or failure to perform by the Company of its representations, warranties, covenants or other agreements contained in this Agreement, in each case, such that any condition to the Merger contained in Sections 6.3(a) or 6.3(b) is not reasonably capable of being satisfied while such breach or failure to perform is continuing, (ii) Parent shall have delivered to the Company written notice of such breach or failure to perform, which notice shall state Parent’s intention to terminate this Agreement pursuant to this Section 7.1(g) and the basis for such termination, and (iii) either such breach or failure to perform is not capable of cure in a manner sufficient to allow satisfaction of the conditions in Sections 6.3(a) and 6.3(b) prior to the applicable Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to the Company and such breach or failure to perform shall not have been cured in all material respects; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(g) if there has been any material breach or failure to perform by Parent or Merger Sub of its material representations, warranties, covenants or other agreements contained in this Agreement, in each case, such that any condition to the Merger contained in Section 6.2(a) or Section 6.2(b) is not reasonably capable of being satisfied while such breach or failure to perform is continuing, and such breach or failure to perform shall not have been cured in all material respects; or
(h)   By the Company, at any time prior to the Effective Time (whether before or after receipt of the Company Stockholder Approval), if (i) there has been a breach or failure to perform by Parent or Merger Sub of any of its representations, warranties, covenants or other agreements contained in this Agreement, in each case, such that any condition to the Merger contained in Sections 6.2(a) or 6.2(b) is not reasonably capable of being satisfied while such breach or failure to perform is continuing, (ii) the Company shall have delivered to Parent written notice of such breach or failure to perform, which notice shall state the Company’s intention to terminate this Agreement pursuant to this Section 7.1(h)

and the basis for such termination, and (iii) either such breach or failure to perform is not capable of cure in a manner sufficient to allow satisfaction of the conditions in Section 6.2(a) and Section 6.2(b) prior to the applicable Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to Parent and such breach or failure to perform shall not have been cured in all material respects; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(h) if there has been any material breach or failure to perform by the Company of its material representations, warranties, covenants or other agreements contained in this Agreement, in each case, such that any condition to the Merger contained in Section 6.3(a) or Section 6.3(b) is not reasonably capable of being satisfied while such breach or failure to perform is continuing, and such breach or failure to perform shall not have been cured in all material respects; or
(i)   By the Company if (i) all of the conditions set forth in Section 6.1 or Section 6.3 have been satisfied or waived at the time the Closing is required to have occurred pursuant to Section 1.2 (other than conditions that by their nature are to be satisfied at the Closing, but which shall then be capable of satisfaction if the Closing were to occur on such date), (ii) Parent fails to consummate the Closing on the date on which Parent is required to consummate the Closing pursuant to Section 1.2, (iii) at least three Business Days prior to seeking to terminate this Agreement pursuant to this Section 7.1(i), the Company has delivered an irrevocable written notice to Parent stating that, if Parent performs its obligations hereunder and the Equity Financing contemplated by the Equity Commitment Letters and the Debt Financing contemplated by the Debt Commitment Letter is funded, the Closing will occur (subject to closing conditions that by their nature are to be satisfied at the Closing), and (iv) Parent fails to consummate the Transactions within three Business Days after delivery of such notice; provided, however, that during such three Business Day period after delivery of such notice by the Company, Parent shall not be entitled to terminate this Agreement pursuant to Section 7.1(d).
7.2   Effect of Termination.    Any proper and valid termination of this Agreement by either the Company or Parent pursuant to Section 7.1 will be effective immediately upon the delivery of written notice thereof by the terminating party to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no further force and effect, and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective affiliates or Representatives, except under Section 5.11(c), this Section 7.2, Section 7.3, Section 7.4, Section 7.5 and ARTICLE 8, each of which shall survive termination of this Agreement; provided, that, subject to Section 7.3 and Section 7.4, nothing herein shall relieve any party from liability for a Willful and Material Breach by the Company, on the one hand, or Parent or Merger Sub, on the other hand, of any of their respective representations, warranties, covenants or other agreements set forth in this Agreement prior to such termination.
7.3   Company Termination Fee.
(a)   The parties hereto agree that if this Agreement is validly terminated by Parent pursuant to Section 7.1(e) or the Company pursuant to Section 7.1(f), then the Company shall pay to Parent prior to or substantially concurrently with such termination, in the case of a termination by the Company, or within two Business Days thereafter, in the case of a termination by Parent, the Company Termination Fee. The “Company Termination Fee” means $23,000,000.
(b)   The parties hereto agree that if (i) this Agreement is terminated pursuant to Section 7.1(b) as a result of the failure to obtain the Company Stockholder Approval, (ii) after the date hereof and prior to the date of the Company Meeting, an Acquisition Proposal has been publicly announced and not withdrawn at least ten days before the date such meeting is held (unless it is adjourned) and (iii) the Company enters into a definitive agreement with respect to such Acquisition Proposal within twelve months after such termination and the transaction generally contemplated by or similar to such Acquisition Proposal is consummated, then the Company shall pay the Company Termination Fee to Parent, substantially contemporaneously with the consummation of such transaction. For purposes of this Section 7.3(b), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 8.4, except that the references to “20%” shall be deemed to be references to “50%”.

(c)   All payments under this Section 7.3 shall be made by wire transfer of immediately available funds denominated in U.S. dollars to an account designated in writing by Parent, or in the absence of such designation, an account established for the sole benefit of Parent.
(d)   Each of the parties acknowledges that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement. For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.
(e)   In circumstances where the Company Termination Fee is payable in accordance with Section 7.3(a) or Section 7.3(b), Parent’s receipt of the Company Termination Fee (if received) from or on behalf of the Company shall be Parent’s and Merger Sub’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against the Company and its Subsidiaries and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees (collectively, the “Company Related Parties”) for all losses and damages suffered as a result of the failure of the Merger or the other Transactions to be consummated, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such Person shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions (except that the Company shall also be obligated with respect to reimbursement of the costs and expenses of enforcement and payment of interest described in the following sentence). In addition, if the Company fails to pay in a timely manner any amount due pursuant to Section 7.3(a) or Section 7.3(b), then (i) the Company shall reimburse Parent for all costs and expenses (including the documented fees and expenses of counsel) incurred in the collection of such overdue amounts and (ii) the Company shall pay to Parent interest on the amounts payable pursuant to Section 7.3(a) or Section 7.3(b) from and including the date payment of such amounts was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding).
7.4   Parent Termination Fee.
(a)   The parties agree that if this Agreement is validly terminated by the Company pursuant to Section 7.1(i), then Parent shall pay (or cause to be paid) to the Company, as promptly as reasonably practicable (and, in any event, within two Business Days) following such termination, $45,000,000 (the “Parent Termination Fee”).
(b)   All payments under this Section 7.4 shall be made by wire transfer of immediately available funds to an account designated in writing by the Company.
(c)   Each of the parties acknowledges that the agreements contained in this Section 7.4 are an integral part of the Transactions, and that without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement. For the avoidance of doubt, in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion, whether or not the Parent Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(d)   Notwithstanding anything to the contrary contained in this Agreement, (i) in circumstances where the Parent Termination Fee is payable in accordance with Section 7.4(a), (A) the payment by Parent of the Parent Termination Fee shall not be a penalty and shall constitute liquidated damages for any and all losses suffered or incurred by the Company or any other Person in connection with this Agreement, the amount of which would otherwise be impossible to calculate with precision, and (B) the Company’s right to terminate this Agreement and receipt of the Parent Termination Fee (if received) from or on behalf of Parent or the Guarantor (solely to the extent provided under the Guaranty) shall be the Company’s and its affiliates’ sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against any of Parent, Merger Sub, or any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling Persons, stockholders, members, managers, directors, officers, employees, affiliated (or commonly advised) funds, representatives, agents, affiliates, or any of their respective assignees or successors, or any former, current or future director or indirect equity holder, general or limited partner, controlling Person, stockholder, member, manager, director, officer, employee, affiliate, affiliated (or commonly advised) fund, representative, agent, assignee or successor of any of the foregoing (collectively, the “Parent Related Parties”), or the lenders, agents, underwriters, commitment parties and arrangers of any Debt Financing (including pursuant to the Debt Commitment Letter, any Debt Fee Letter or any engagement letters, credit agreements, loan agreements, joinders or indentures relating to any Debt Financing) or any Debt Financing Sources, together with their respective affiliates, and their respective affiliates’ officers, directors, employees, controlling persons, advisors, attorneys, agents and representatives, and their respective successors and assigns, including any successors or assigns via joinder agreements or credit agreements related thereto (each, a “Lender Related Party” and, collectively, the “Lender Related Parties”), for any and all losses, liabilities, damages, costs and expenses suffered as a result of, based upon, arising out of, or relating to (1) this Agreement, the Debt Commitment Letter, any Debt Fee Letter, the Guarantee, the Equity Commitment Letter or any of the other agreements, instruments, and documents contemplated hereby or executed in connection herewith, and the Transactions, (2) any breach (or threatened or alleged breach) or failure (or threatened or alleged failure) to perform under this Agreement or any of the other documents delivered herewith or executed in connection herewith or otherwise (whether such breach or failure to perform is knowing, deliberate, willful, unintentional, a Willful and Material Breach or otherwise), (3) the failure of the Merger or the other Transactions to be consummated (including the funding of the Financing), or (4) any oral representation made or alleged to have been made in connection herewith or therewith (the items described in clauses (1) through (4) above, collectively, the “Transaction Related Matters”), and upon payment of the Parent Termination Fee, no such Person shall have any further liability or obligation relating to or arising out of any Transaction Related Matters (except that Parent shall also be obligated with respect to (I) its indemnification and expense reimbursement obligations contained in Section 5.11(c) and (II) reimbursement of the costs and expenses of enforcement and payment of interest described in the immediately following sentence), and (ii) in circumstances where the Parent Termination Fee is not payable in accordance with Section 7.4(a), the Company may seek to recover monetary damages from Parent for a Willful and Material Breach (but, for the avoidance of doubt, not for any other breach or failure to perform hereunder) that occurs prior to such termination, provided that, notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge and agree that (x) the maximum aggregate liability of Parent, Merger Sub and the Parent Related Parties for monetary damages relating to or arising out of this Agreement or the Transactions, including any breach or failure to perform hereunder (whether such breach or failure to perform is knowing, deliberate, willful, unintentional, a Willful and Material Breach or otherwise), or the failure of the Merger or the other Transactions to be consummated, exceed an amount equal to $50,000,000, and in no event shall the Company or any of the Company Related Parties seek or be entitled to obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary damages (including any consequential, special, indirect or punitive damages) from Parent or any of the Parent Related Parties in excess of such amount, and (y) for the avoidance of doubt, neither the Company nor any of the Company Related Parties shall be permitted or entitled to receive both the Purchaser Termination Fee, on the one hand, and to seek monetary damages, awards, fees or other amounts against Parent, Merger Sub or any of the Parent Related Parties for any losses suffered by the Company or any of the Company Related Parties in connection with any Transaction Related Matters, on the other hand. In addition, if Parent fails to pay in a timely manner the Parent Termination Fee pursuant to Section 7.4(a), then (i) Parent shall reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees and expenses of counsel) incurred in the collection of such payment, up to $1,000,000 in the aggregate, and (ii) Parent shall pay to the Company interest on such unpaid Parent Termination Fee from and including the date payment of such amounts was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding).

(e)   Except as expressly provided in this Section 7.4, none of Parent, Merger Sub, the Parent Related Parties or the Lender Related Parties shall have any liability or obligation relating to or arising out of or in connection with any Transaction Related Matters, and none of the Company, its Subsidiaries or any other Company Related Party shall seek or be entitled to seek or recover any damages or seek or be entitled to any remedy, whether based on a claim at Law or in equity, in contract, tort or otherwise, with respect to any losses or damages suffered in connection with any Transaction Related Matters.
(f)   For the avoidance of doubt, while the Company may pursue a grant of specific performance under Section 8.13 (subject to the conditions and limitations set forth therein) prior to termination of this Agreement pursuant to Section 7.1 and/or the payment of the Parent Termination Fee or other monetary damages under this Section 7.4 (subject to the limitations set forth herein) following the termination of this Agreement, under no circumstances shall the Company or any of its affiliates be permitted or entitled to seek or receive both a grant of specific performance in accordance with Section 8.13, on the one hand, and payment of all or a portion of the Parent Termination Fee or any other monetary damages (subject to the limitations set forth herein) from Parent or any Parent Related Party, on the other hand.
7.5   Limitation on Recourse.   Other than with respect to (a) the right to seek specific performance of the Equity Commitment Letter, solely to the extent permitted by and in accordance with the terms thereof (any such claims under the Equity Commitment Letter, the “ECL Claims”), and (b) recourse against the Guarantor under the Guaranty, solely to the extent provided therein, this Agreement may only be enforced, and any claim or cause of action (whether at law, in equity, in contract, in tort or otherwise) based upon, in respect of, arising under, out or by reason of, connected with, or relating in any matter to any Transaction Related Matters may be brought, solely against Persons that are expressly named as parties hereto, and then only with respect to the specific obligations set forth in this Agreement. Other than the ECL Claims and such recourse against the Guarantor under the Guaranty (solely to the extent provided therein), no Parent Related Party shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of Parent or Merger Sub or of or for any claim, investigation or Proceeding, in each case under, based on, in respect of, or by reason of, any Transaction Related Matters, in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any applicable Laws or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another Person (including a claim to enforce the Debt Commitment Letter) or otherwise. Notwithstanding anything to the contrary contained in this Agreement, neither any party hereto (other than Parent and Merger Sub) nor any of their respective Subsidiaries, affiliates, directors, officers, employees, agents, partners, managers, members or stockholders shall have any direct rights or claims against any Financing Source in any way relating to this Agreement or any of the Transactions, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letters or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise.
7.6   Amendment.
(a)   This Agreement may be amended by each of the Company, Parent and Merger Sub by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after receipt of the Company Stockholder Approval, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company’s stockholders without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.
(b)   Notwithstanding anything to the contrary contained herein, Sections 7.5, 8.9 and 8.11(d) and this Section 7.6(b) (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of Sections 7.5, 8.9 and 8.11(d) and this Section 7.6(b)) may not be modified, waived or terminated in a manner that is adverse to the Financing Sources without the prior written consent of the Financing Sources.

7.7   Waiver.   At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein; provided, however, that after receipt of the Company Stockholder Approval, there may not be any extension or waiver of this Agreement which decreases the Merger Consideration or which adversely affects the rights of the Company’s stockholders hereunder without the approval of such stockholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
ARTICLE 8
GENERAL PROVISIONS
8.1   Non-Survival of Representations, Warranties and Covenants.   None of the representations, warranties or covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time except that this Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.
8.2   Fees and Expenses.   Except as otherwise expressly provided in this Agreement, all fees and expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same.
8.3   Notices.   Any notices or other communications to any party required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) on the fifth Business Day after dispatch by registered or certified mail, (b) on the next Business Day if transmitted by national overnight courier or (c) on the date delivered if sent by email (but only if followed by delivery of a copy via national overnight courier and provided confirmation of email receipt is obtained), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):
If to Parent or Merger Sub, addressed to it at:
Patient Square Equity Partners, L.P.
c/o Patient Square Capital
2884 Sand Hill Road, Suite 100
Menlo Park, CA 94025
Attn:
Alex Albert
Adam Fliss

Email:
[*]
[*]

with a copy to (for information purposes only):
Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, NY 10017
Attn:
Ejim Achi
Dmitriy A. Tartakovskiy
Doron Lipshitz

Email:
[*]
[*]
[*]

If to the Company, addressed to it at:
Hanger, Inc.
10910 Domain Drive, Suite 300
Austin, TX 78758
Attn:
Thomas E. Kiraly
Thomas E. Hartman

Email:
[*]
[*]

with copies to (for information purposes only);
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, WI 53202
Attn:
John K. Wilson
Mark T. Plichta

Email:
[*]
[*]

Foley & Lardner LLP
Washington Harbour
3000 K Street, N.W., Suite 600
Washington, DC 20007
Attn:
David S. Sanders

Email:
[*]

8.4   Definitions.
(a)   For purposes of this Agreement, the term:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided that the “standstill provision” of any such confidentiality agreement (a) need not include a prohibition on the counterparty requesting that the Company Board (or a committee thereof) or the Company’s Representatives amend or waive all or any portion of such standstill provision and (b) may include an exception for the counterparty submitting or amending an Acquisition Proposal on a confidential basis to the Company Board (or a committee thereof).
“Acquisition Proposal” means any offer or proposal from a Third Party concerning (a) a merger, consolidation or other business combination transaction with the Company, (b) a sale, lease or other disposition by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets of the Company (including Equity Interests of any Subsidiary of the Company) or its Subsidiaries representing 20% or more of the consolidated assets of the Company and its Subsidiaries, based on their fair market value as determined in good faith by the Company Board (or any duly authorized committee thereof), (c) an issuance (including by way of merger, consolidation, business combination or share exchange) of Equity Interests representing 20% or more of the voting power of the Company, or (d) any combination of the foregoing (in each case, other than the Merger); provided that, for the avoidance of doubt, all references to “Third Party” in this definition will include any “group” as defined pursuant to Section 13(d) of the Exchange Act.
“affiliate” means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.
“Ancillary Agreement” means this Agreement and the documents, agreements, exhibits, schedules, statements, contracts or certificates being executed and delivered in connection with this Agreement and the transactions contemplated hereby.
“Approvals” means the notices, consents, approvals, expirations or waivers specified in Section 6.1(d) of the Company Disclosure Schedule.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.
“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York, Austin, Texas or Menlo Park, California are authorized or obligated by applicable Law to close.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Commitment Letters” means the Debt Commitment Letter and the Equity Commitment Letter.
“Company Equity Plans” means the Company’s (a) 2010 Omnibus Incentive Plan, (b) 2016 Omnibus Incentive Plan, (c) 2017 Special Equity Plan, (d) 2019 Omnibus Incentive Plan, and (e) 2022 Omnibus Incentive Plan.
“Company Material Adverse Effect” means any change, effect, event, occurrence, circumstance, condition, fact, state of facts or development (an “Effect”) that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect on the business, financial condition, assets, liabilities, operations or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that adverse Effects arising out of, resulting from or attributable to the following shall not constitute or be deemed to contribute to a Company Material Adverse Effect, and shall not otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, except to the extent that Effects with respect to clauses (a), (b) and (c) of the below adversely disproportionately impact the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the industries or in the markets in which the Company and its Subsidiaries operate: (a) changes or proposed changes in applicable Laws, GAAP or the interpretation or enforcement thereof, (b) changes in general economic, business, labor or regulatory conditions, or changes in securities, credit or other financial markets, including inflation, monetary policy, commodity prices, interests rates or exchange rates, in the United States or globally, or changes generally affecting the industries (including seasonal fluctuations) in which the Company or its Subsidiaries operate in the United States or globally, (c) the continuation or worsening of supply chain disruptions affecting the industries, businesses or segments in which the Company and its Subsidiaries operate, (d) changes in global or national political conditions (including the outbreak or escalation of war (whether or not declared), military action or operation, sabotage, civil unrest, civil disobedience, national or international calamity, the outbreak of hostilities or acts of terrorism), changes due to natural disasters or changes in the weather or changes due to the outbreak or worsening of an epidemic, pandemic or other health crisis (including COVID-19, or the taking of any Permitted Actions or COVID-19 Measures, or changes in such COVID-19 Measures after the date of this Agreement), (e) actions or omissions required of the Company under this Agreement or taken or not taken at the request of, or with the consent of, Parent, (f) the negotiation, announcement, pendency or consummation of this Agreement and the Merger, (g) any Proceeding commenced by or involving any Governmental Entity or a current or former shareholder of the Company arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions, (h) changes in the trading price or trading volume of Shares or any suspension of trading, or any changes in the ratings or the ratings outlook for the Company by any applicable rating agency or changes in any analyst’s recommendations or ratings with respect to the Company (provided that for purposes of this clause (h) the underlying cause of such change may be taken into account in determining whether a Company Material Adverse Effect has occurred), or (i) any failure by the Company or any of its Subsidiaries to meet any revenue, earnings, adjusted EBITDA or other financial projections or forecasts (provided that for purposes of this clause (i) the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred).
“Company Intellectual Property” means the Intellectual Property that is owned by or licensed to the Company or any of its Subsidiaries, except for licenses of shrink-wrap, click-wrap or off-the-shelf software, or other software commercially available on reasonable terms to the public generally, in each case with annual license fees or a total replacement cost of less than $250,000.
“Company Owned Intellectual Property” means Company Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

“Contract” or “Contracts” means any of the written or oral agreements, arrangements, contracts, leases (whether for real or personal property), powers of attorney, notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of indebtedness, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, purchase and sale orders and other legal commitments to which in each case a Person is a party or to which any of the properties or assets of such Person or its Subsidiaries are subject.
“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of capital stock or other Equity Interests, as trustee or executor, by Contract or credit arrangement or otherwise.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions, variations or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or other Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act, Families First Act, the Payroll Tax Executive Order and IRS Notices 2020-22, 2020-65 and 2021-11.
“Debt Commitment Letter” means the debt commitment letter, dated as of the date hereof, together with any related fee letter, engagement letter or other agreement, in each case, as amended, supplemented or replaced in accordance with this Agreement, pursuant to which the Financing Sources party thereto have agreed to provide or cause to be provided the debt financing set forth therein for the purposes of financing the Transactions, including the Merger Consideration.
“Debt Fee Letter” means that certain fee letter relating to the Debt Financing.
“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter.
“Debt Financing Documents” means the agreements, documents and certificates contemplated by the Debt Financing, including without limitation: (a) all credit agreements, loan documents, purchase agreements, underwriting agreements, indentures, debentures, notes, intercreditor agreements, lease agreements, mortgages and other security documents pursuant to which the Debt Financing will be governed or otherwise contemplated by the Debt Commitment Letter; (b) officer, secretary, solvency (including a solvency certificate in the form attached to the Debt Commitment Letter) and perfection certificates, legal opinions, corporate organizational documents, good standing certificates, Lien searches, and resolutions contemplated by the Debt Commitment Letter or reasonably requested by Parent or its Financing Sources; (c) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, but not limited to, the Patriot Act; and (d) agreements, documents or certificates that facilitate the creation, perfection or enforcement of liens securing the Debt Financing (including original copies of all certificated securities (with transfer powers executed in blank), control agreements, surveys, title insurance, landlord consent and access letters) as are reasonably requested by Parent or its Financing Sources.
“DOJ” means the Antitrust Division of the United States Department of Justice.
“Environmental Claims” means any Proceeding, investigation, order, demand, allegation, accusation or notice (written or oral) by any Person or entity alleging actual or potential liability arising out of or relating to any Environmental Laws, Environmental Permits or the presence in, or Release into, the environment of, or exposure to, any Hazardous Materials, but shall not include any claims relating to products liability.
“Environmental Laws” means any and all applicable, federal, state, provincial, local or foreign Laws, and all rules or regulations promulgated thereunder, regulating or relating to Hazardous Materials, pollution, protection of the environment (including ambient air, surface water, ground water, land surface, subsurface strata, wildlife, plants or other natural resources), and/or the protection of health and safety of persons from exposures to Hazardous Materials in the environment.
“Environmental Permits” means any permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Environmental Law.
“Equity Commitment Letter” means the equity financing commitment letter, dated as of the date hereof, between Parent and the investment funds named therein, naming the Company as an express third party beneficiary and pursuant to which such investment funds have committed to invest or cause to be invested in the equity capital of Parent the amounts set forth therein for the purposes of financing the Transactions, including the Merger Consideration.
“Equity Financing” means the equity financing contemplated by the Equity Commitment Letter.
“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any Person that would be considered a single employer within the meaning of Section 4001(b)(1) of ERISA or Section 414 of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Party” means any Third Party (a) who submits a written offer or proposal that constitutes a bona fide Acquisition Proposal to the Company or any of its Representatives after the date of this Agreement and (b) whose Acquisition Proposal is determined by the Company Board (or a duly authorized committee thereof), in good faith (after consultation with its financial advisor and outside counsel), to constitute or could reasonably be expected to lead to, a Superior Proposal; provided, however, that a Third Party shall immediately cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties shall cease to apply with respect to such Person) if (i) such Acquisition Proposal is withdrawn by such Third Party or (ii) such Acquisition Proposal, in the good faith determination of the Company Board (or a duly authorized committee thereof), no longer constitutes and could no longer be reasonably expected to lead to a Superior Proposal.
“Financing” means the Equity Financing and the Debt Financing.
“Financing Conditions” means (a) with respect to the Debt Financing, the conditions precedent set forth in Exhibit C of the Debt Commitment Letter, and (b) with respect to the Equity Financing, the conditions precedent set forth in Section 2 of the Equity Commitment Letter.
“Financing Failure Event” means any of the following: (a) the commitments with respect to all or any portion of the Financing expiring or being terminated, such that the Financing Amounts shall not be able to be satisfied at the Closing; (b) for any reason, all or any portion of the Financing becoming unavailable, such that the Financing Amounts shall not be able to be satisfied at the Closing; or (c) a material breach or repudiation by any party to any of the Commitment Letters which Parent becomes aware of.
“Financing Information” means (i) historical financial statements of the Company and its Subsidiaries required pursuant to Section 7(ii) of Exhibit C of the Debt Commitment Letter (as in effect on the date of this Agreement) and (ii) such information and data reasonably requested by Parent with respect to the Company and its Subsidiaries that is necessary for Parent to prepare the pro forma financial statements identified in Section 7(iii) of Exhibit C of the Debt Commitment Letter, it being understood that such information shall include historical financial information regarding the Company and its Subsidiaries necessary to prepare such pro forma financial statements.
“Financing Sources” means entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing (other than the Equity Financing)

in connection with the Transactions, including the parties to any joinder agreements or credit agreements entered into pursuant thereto or relating thereto, and their affiliates and the former, current or future general or limited partners, shareholders, managers, members, directors, officers, employees, agents and representatives of the foregoing and their respective successors and assigns.
“FTC” means the Federal Trade Commission.
“GAAP” means generally accepted accounting principles, as applied in the United States.
“Governmental Entity” means any national, federal, state, county, municipal or provincial government, or other political subdivision thereof, whether domestic, local, foreign or supranational, and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative or prosecutorial functions of or pertaining to government.
“Hazardous Materials” means any pollutants, chemicals, contaminants or any other toxic, infectious, carcinogenic, reactive, corrosive, ignitable, flammable or otherwise hazardous substance or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, and per- and polyfluoroalkyl substances.
“Health Care Laws” means all applicable Laws relating to the regulation, provision, management, administration of, and payment for, healthcare services, items, and products, including: (a) 42 U.S.C. §§ 1320a-7, 7a, 7b and 7h; (b) 42 U.S.C. § 1395nn; (c) 31 U.S.C. §§ 3729-3733; (d) 18 U.S.C. §§ 286, 287, 666, 1035, 1347 and 1349; (e) 42 U.S.C. §§ 1320a through 7b(b); (f) the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 17921 et seq.) and state health information data breach notification, privacy and security laws; (g) the 21st Century Cures Act (Pub. L. 114-255); (h) the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.); (i) the Medicare statute (Title XVIII of the Social Security Act), the Medicaid statute (Title XIX of the Social Security Act) and any other Law governing a Health Care Program; (j) any federal, state or local Laws with respect to healthcare related fraud and abuse, false claims, self-referral, anti-kickback, billing, coding, documentation and submission of claims, the fitting, fabrication, manufacturing and distribution of orthotics, prosthetics and other durable medical equipment, healthcare professional credentialing and licensing, sales and marketing, healthcare quality and safety, the corporate practice of medicine, fee-splitting, and healthcare facility, clinic or agency licensing; and (k) in each case, all regulations promulgated under such Laws and any other similar federal, state or local Laws.
“Health Care Program” means any health care insurance and other similar programs under which the Company or any of its Subsidiaries are directly or indirectly receiving payments, including any federal or state healthcare program, Medicare, Medicaid, the Tricare program, the Veterans Health Administration, private or commercial insurance programs, third-party administrators, preferred provider organizations, managed care organizations, health maintenance organizations, health plans, self-insured health plans, and any fiscal intermediary or contractor of any of the foregoing.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009), and their implementing regulations.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
“Indebtedness” of any Person means, without duplication: (a) indebtedness of such Person for borrowed money (including the outstanding principal amount of such indebtedness and accrued and unpaid interest thereon); (b) obligations of such Person to pay the deferred purchase or acquisition price for any property, assets or business of any Person, including any earn-out, seller note or similar obligations and whether due and owing, contingent or otherwise; (c) reimbursement obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (d) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; (e) indebtedness evidenced by bonds, debentures, notes or other similar instruments or debt securities; (f) any unfunded deferred compensation obligations of the Company or any of its Subsidiaries, (g) liabilities arising out of interest rate, currency swap arrangements or any other arrangements designed to provide protection against fluctuations in interest or currency rates or any other hedging arrangements; and (h) indebtedness of others as described in clauses (a) through (g) above guaranteed or secured by such Person; but Indebtedness does not include accounts payable to trade creditors, or accrued expenses including payroll expenses arising in the ordinary course of business consistent with past practice, and the endorsement of negotiable instruments for collection in the ordinary course of business consistent with past practice.
“Information Privacy Laws” means any Laws pertaining to privacy, data protection or data transfer of Personal Data, including all privacy and security breach disclosure Laws that are applicable to the Company and its Subsidiaries.
“Intellectual Property” means all intellectual property and proprietary rights recognized under applicable Law, including all: (a) inventions (whether or not patentable or reduced to practice), all improvements thereto, patents and patent applications together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions and reexaminations in connection therewith; (b) trademarks, service marks, trade dress, trade names, and Internet domain names, whether or not the foregoing are registered and together with the goodwill associated therewith, and all applications and registrations in connection therewith; (c) all copyrights (whether or not published or registered), and all applications and registrations in connection therewith, and all other indicia of origin; and (d) all intellectual property rights in technologies, processes, techniques, protocols, methods, software, trade secrets, and know how, and confidential information (including non-public technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals).
“Intervening Event” means any event, change, effect, development, state of facts, condition or occurrence (including any acceleration or deceleration of existing changes or developments) that (a) is material to the Company and its Subsidiaries, (b) was not known or reasonably foreseeable to the Company Board as of or prior to the date of this Agreement, and (c) does not involve or relate to an Acquisition Proposal; provided, however, that (i) the mere fact that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof or (ii) any changes after the date hereof in the market price and/or trading volume of the Company Common Stock or the credit rating of the Company, in each case, shall not be deemed to be an Intervening Event.
“IRS” means the United States Internal Revenue Service.
“Knowledge” means (a) when used with respect to the Company, the actual knowledge of the individuals listed in Section 8.4 of the Company Disclosure Schedule (assuming reasonable investigation); and (b) when used with respect to Parent or Merger Sub, the actual knowledge of the officers and directors of Parent and Merger Sub (assuming reasonable investigation).
“Law” means any applicable national, provincial, state, municipal and local laws, codes, decrees, treaties, conventions, statutes, ordinances, decrees, rules, regulations or Orders of any Governmental Entity, in each case, having the force of law.
“Lien” means with respect to any property, equity interest or asset, any mortgage, deed of trust, hypothecation, lien, encumbrance, pledge, charge, security interest, right of first refusal, right of first offer, option, adverse claim, or restriction on transfer (except for any restrictions on transfer generally arising under any applicable federal or state securities Laws).
“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. § 1396 et seq.) and state and local Laws.
“Medicare” means the federal health insurance program established by Title XVIII of the Social Security Act.

“NYSE” means the New York Stock Exchange.
“Order” means any judgment, order, ruling, decision, writ, injunction, decree or arbitration award of any Governmental Entity.
“Outside Date” means the Initial Outside Date or the Extended Outside Date, as applicable.
“Parent Material Adverse Effect” means any Effect on Parent or any Parent Subsidiary that, individually or in the aggregate, (a) materially impairs or delays the ability of Parent or Merger Sub to perform its obligations under this Agreement or (b) would prevent Parent or Merger Sub from consummating the Merger.
“Permitted Action” means any such commercially reasonable action or inaction, whether or not in the ordinary course of business, that the Company reasonably believes is necessary or prudent for the Company or any of its Subsidiaries to take or abstain from taking, in order to carry on and preserve or protect their respective businesses, assets or properties or to protect the health or safety of natural Persons employed by the Company or any of its Subsidiaries, in each case, solely in connection with COVID-19 or the COVID-19 Measures.
“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate action and for which adequate reserves have been established on the Company’s financial statements in accordance with GAAP, (b) Liens in favor of landlords, vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or encumbrances arising by operation of Law in the ordinary course of business for amounts not yet due and payable or that are being contested in good faith by appropriate action and for which adequate reserves have been established on the Company’s financial statements, (c) non-exclusive licenses of Intellectual Property granted in the ordinary course of business consistent with past practice, (d) with respect to Company Real Property, (i) matters of record affecting the fee interest in the Company Real Property that do not and would not reasonably be expected to, individually or in the aggregate, materially detract from the use or occupancy of the Company Real Property to which they relate, (ii) applicable building, zoning and land use regulations, to the extent the same do not and would not be reasonably expected to, individually or in the aggregate, materially detract from the use or occupancy of the Company Real Property to which they relate, and, with respect to the Company Owned Real Property, do not constitute a Lien securing the payment of a sum of money, and (iii) other imperfections or irregularities in title, charges, restrictions and other Liens that do not and would not be expected to, individually or in the aggregate, materially detract from the use or occupancy of the Company Real Property to which they relate, (e) Liens relating to intercompany borrowings solely among the Company and its wholly owned Subsidiaries, (f) Liens incurred or deposits made in the ordinary course of business consistent with past practice in connection with workers compensation, unemployment insurance or other types of social security, (g) rights, terms or conditions of any leases, subleases, licenses or occupancy agreements affecting Company Real Property and made available to Parent, and (i) Liens arising from purchase money security interests in the ordinary course of business.
“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act), including a Governmental Entity.
“Personal Data” means any data or information that identifies, relates to, describes, is capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular natural person or household or that otherwise constitutes “personal data,” “personal information,” “protected health information,” or “personally identifiable information” under any Privacy Obligation.
“Privacy Obligation” means any applicable Law, including but not limited to HIPAA , contractual obligation, self-regulatory or binding industry standard (including the Payment Card Industry Data Security Standard), Privacy Policy, or any Consent obtained by the Company, any Subsidiaries of the Company that is related to privacy, security, data protection, transfer (including cross-border transfer), or other Processing of Personal Data.
“Privacy Policy” means all published, posted, and internal agreements and policies relating to the Company’s or any of its Subsidiaries’ Processing of Personal Data.

“Process” or “Processing” means any operation or set of operations which is performed on data, or on sets of data, including Personal Data, whether or not by automated means, such as the receipt, access, acquisition, arrangement, collection, copying, creation, maintenance, modification, recording, organization, processing, compilation, selection, structuring, storage, visualization, adaptation, alteration, retrieval, consultation, use, disclosure by transfer, transmission, dissemination or otherwise making available, alignment or combination, restriction, disposal, erasure or destruction, or instruction, training or other learning relating to such data or combination of such data.
“Proceeding” means any action, suit, claim, complaint, investigation, charge, arbitration, litigation or proceeding of any nature, civil, criminal or regulatory, in law or in equity, in each case, by or before any Governmental Entity, including judicial, arbitral, regulatory or administrative proceedings.
“Proxy Statement” means a proxy statement or similar disclosure document relating to the adoption and approval of this Agreement by the Company’s stockholders, as amended or supplemented.
“Regulatory Laws” means any applicable supranational, national, federal, state, county, local or foreign antitrust, competition, trade regulation, or foreign investment Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, the Sherman Act, the Clayton Act and the Federal Trade Commission Act, in each case, as amended, and other similar antitrust, competition or trade regulation laws of any jurisdiction other than the United States.
“Release” means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon the indoor or outdoor environment, including any soil, sediment, subsurface strata, surface water, groundwater, ambient air, the atmosphere or any other media.
“Representatives” means, with respect to a Person, such Person’s directors, officers, managers, members, partners, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents, Financing Sources and other representatives.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“SEC Clearance Date” means confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the end of the tenth (10th) calendar day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement.
“Subsidiary” of Parent, the Company or any other Person means any corporation, limited liability company, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the capital stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other Equity Interests that would confer control of any such corporation, limited liability company, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.
“Superior Proposal” means a bona fide written Acquisition Proposal (except the references therein to “20%” shall be replaced by “50%”) that the Company Board (or a duly authorized committee thereof) determines in good faith (after consultation with its financial advisor and outside counsel), taking into account such factors as the Company Board (or any duly authorized committee thereof) considers in good faith to be appropriate (including the conditionality, timing and likelihood of consummation of such proposals), is more favorable from a financial point of view to the Company’s stockholders than the Merger.

“Tax Return” means any report, return (including information return), claim for refund, estimated filing or declaration required to be filed or actually filed with a Governmental Entity in connection with the determination, assessment or collection of any Tax, including any schedule or attachment thereto, and including any amendments thereof.
“Taxes” means all taxes, fees, levies, duties, tariffs, imposts and other charges in the nature of a tax imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, real property, personal property, sales, use, goods and services, net worth, capital stock, business license, occupation, commercial activity, customs duties, alternative or add-on minimum, environmental, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, estimated, withholding, ad valorem, stamp, transfer, registration, escheat, abandoned or unclaimed property, value-added and gains tax, and any interest, penalties or additional amounts imposed in respect of any of the foregoing.
“Third Party” shall mean any Person other than Parent, Merger Sub and their respective affiliates.
“Treasury Regulations” means the final and temporary regulations promulgated under the Code by the U.S. Department of Treasury.
“Willful and Material Breach” means a material breach of a covenant or other agreement set forth in this Agreement that is a consequence of a deliberate act or omission that the breaching party took or omitted with the intent that such action or omission would cause the Transactions not to be consummated in accordance with this Agreement.
(b)   The following terms are defined elsewhere in this Agreement, as indicated below:
“Agreement”	Preamble
“Book-Entry Shares”	Section 2.2(b)(i)
“Certificate of Merger”	Section 1.2
“Certificates”	Section 2.2(b)(i)
“Change of Board Recommendation”	Section 5.3(a)
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“Company”	Preamble
“Company Benefit Plan”	Section 3.11(a)
“Company Board”	Recitals
“Company Board Recommendation”	Section 3.3(b)
“Company By-Laws”	Section 3.1
“Company Charter”	Section 3.1
“Company Common Stock”	Recitals
“Company Data”	Section 3.17(g)
“Company Disclosure Schedule”	ARTICLE 3
“Company Leased Real Property”	Section 3.14(b)
“Company Material Contracts”	Section 3.16(b)
“Company Meeting”	Section 5.4(g)
“Company Option”	Section 2.4(a)
“Company Owned Real Property”	Section 3.14(a)
“Company PRSU”	Section 2.4(b)
“Company Real Property”	Section 3.14(c)
“Company Registered Intellectual Property”	Section 3.17(a)
“Company RSU”	Section 2.4(b)
“Company SEC Documents”	Section 3.5(a)
“Company SEC Financial Statements”	Section 3.5(c)

“Company Stockholder Approval”	Section 3.3(c)
“Company Termination Fee”	Section 7.3(a)
“Confidentiality Agreement”	Section 5.2(b)
“Consent”	Section 3.4(a)
“Continuing Employee”	Section 5.8(a)
“D&O Insurance”	Section 5.9(c)
“Debt Replacement Financing”	Section 5.10(e)
“DGCL”	Recitals
“EAR”	Section 3.9(f)
“ECL Claims”	Section 7.5
“Effect”	Section 8.4
“Effective Time”	Section 1.2
“Employees”	Section 3.12(a)
“Extended Outside Date”	Section 7.1(d)
“FDA”	Section 3.9(d)
“Financing Amounts”	Section 4.5(c)
“IT Systems”	Section 3.17(f)
“Initial Outside Date”	Section 7.1(d)
“Guarantor”	Recitals
“Guaranty”	Recitals
“Indemnitee”	Section 5.9(a)
“Initial Outside Date”	Section 7.1(d)
“Lease”	Section 3.14(b)
“Lender Related Party”	Section 7.4(d)
“Merger”	Recitals
“Merger Consideration”	Section 2.1(a)
“Merger Sub”	Preamble
“Notice Period”	Section 5.3(d)
“Other Required Company Filing”	Section 5.4(b)
“Other Required Parent Filing”	Section 5.4(c)
“Parent”	Preamble
“Parent Subsidiary”	Section 4.3(a)
“Parent Termination Fee”	Section 7.4(a)
“Paying Agent”	Section 2.2(a)
“Payoff Letters”	Section 5.18
“Permits”	Section 3.10
“Proposed Changed Terms”	Section 5.3(d)(ii)
“Service Provider”	Section 3.11(a)
“Shares”	Recitals
“Stockholder Litigation”	Section 5.15
“Surviving Corporation”	Section 1.1
“Tax Sharing Agreement”	Section 3.15(h)
“Transaction Related Matters”	Section 7.4(d)
“Transactions”	Section 1.1

8.5   Headings.   The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
8.6   Severability.   If any term or other provision (or part thereof) of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement (or parts thereof) shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.
8.7   Entire Agreement.   This Agreement (together with the Exhibits, Company Disclosure Schedule, the Guaranty and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.
8.8   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of each of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that notwithstanding anything to the contrary contained herein, Parent and Merger Sub shall have the right, without the prior written consent of any of the other parties, to assign all or any portion of its rights, interests, and obligations under this Agreement to (a) in the case of Merger Sub, a direct or indirect wholly owned Subsidiary of Parent, so long as such assignment would not have a Parent Material Adverse Effect and no such assignment shall release Parent from any of its obligations hereunder, and (b) any agent for the Debt Financing Sources (so long as Parent remains fully liable for all of its obligations hereunder) for purposes of creating a security interest herein or otherwise assigning collateral in respect of any Debt Financing. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.
8.9   No Third Party Beneficiaries.   This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, other than pursuant to Section 5.9, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that the Financing Sources shall be express third party beneficiaries of and have the right to enforce Sections 7.5, 7.6(b), 8.9 and 8.11(d).
8.10   Mutual Drafting; Interpretation.   Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” As used in this Agreement, references to a “party” or the “parties” are intended to refer to a party to this Agreement or the parties to this Agreement. The words “made available to Parent” and words of similar import refer to documents (a) posted to the data room maintained by the Company or its Representatives in connection with the Transactions, (b) delivered in person or electronically to Parent, Merger Sub or any of their respective Representatives or (c) that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case, at least two Business Days prior to the date of this Agreement. Except as otherwise indicated, all references in this Agreement to “Articles,” “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Articles and Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement. All references in this Agreement to “$” are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall be disjunctive and shall not be deemed to be exclusive. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or a material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Company Material Adverse Effect. The information contained in the Company Disclosure Schedule is disclosed solely for purposes of this Agreement, and no information contained in the Company Disclosure Schedule shall be deemed to be an admission by the Company to any third party of any matter whatsoever (including any violation of Law or breach of Contract).
8.11   Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.
(a)   This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
(b)   Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery or any federal court sitting in the State of Delaware in any Proceeding arising out of or relating to this Agreement or the Transactions, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such courts, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such courts. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
(c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11(c).
(d)   Notwithstanding anything herein to the contrary, each party (in the case of the Company, other than with respect to clause (viii)) agrees (i) that any action of any kind or nature, whether at law or equity, in contract, in tort or otherwise, involving the Financing Sources, arising out of or in connection with this Agreement, the Debt Financing or any of the agreements (including the Debt Commitment Letter) entered into in connection with the Debt Financing or the transactions contemplated hereby or thereby shall be brought exclusively in any New York state or federal court and each party submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (ii) that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 8.3 shall be effective service of process against it for any such action brought in any such court, (iii) to waive and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Proceeding in any such court, (iv) that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, (v) that the Laws of the State of New York shall govern any such Proceeding (without giving effect to any conflicts of law principles that would result in the application of the Laws of another state), (vi) to irrevocably waive and hereby waives any right to a trial by jury in any such action to the same extent such rights are waived pursuant to Section 8.11(c), (vii) not to bring or support or permit any of its affiliates to bring or support any proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way arising out of or relating to, this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the State of New York and (viii) that the Financing Sources will not have any liability to the Company, its affiliates, directors, officers, employees, agents, partners, managers, members or stockholders relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise.
8.12   Counterparts.   This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.
8.13   Specific Performance.
(a)   The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and accordingly, (i) the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at Law or in equity, (ii) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (iii) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at Law. Subject to Section 7.4(e), the Company’s or Parent’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the other party in the case of a breach of this Agreement involving a Willful and Material Breach; provided, however, under no circumstances shall the Company or any of its affiliates be permitted or entitled to seek or receive both a grant of specific performance in accordance with this Section 8.13, on the one hand, and payment of all or a portion of the Parent Termination Fee or any other monetary damages (subject to the limitations set forth herein) from Parent or any Parent Related Party, on the other hand.
(b)   Notwithstanding the foregoing provisions of Section 8.13(a), it is explicitly agreed that the Company shall be entitled to specific performance to enforce Parent’s obligation to cause the Equity Financing to be funded in accordance with the Equity Commitment Letter (subject to the conditions and limitations set forth therein) and to consummate the Closing in accordance with Section 1.2 only if: (i) all of the conditions set forth in Sections 6.1 and 6.3 have been satisfied or waived (other than those conditions to Closing that by their terms are to be satisfied at the Closing, provided that such conditions would be satisfied if the Closing would occur as of such date), (ii) the Company has irrevocably confirmed in writing that (A) all of the conditions in Section 6.1 and Section 6.2 have been satisfied (other than those conditions to Closing that by their terms are to be satisfied at the Closing, all of which would be satisfied if the Closing would occur as of such date) or that the Company is willing to waive any such open conditions and (B) if specific performance is granted and the Financing is funded, the Closing will occur, (iii) the Debt Financing (or any Debt Replacement Financing in accordance with Section 5.10(e)) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, and (iv) Parent has failed to cause the Closing to occur by the date the Closing is required to have occurred pursuant to Section 1.2.
[Signature page follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.
PARENT:
HERO PARENT, INC.
By:
/s/ Alex Albert

Name: Alex Albert
Title: Vice President
MERGER SUB:
HERO MERGER SUB, INC.
By:
/s/ Alex Albert

Name: Alex Albert
Title: Vice President
[Signature Page to Agreement and Plan of Merger]

THE COMPANY:
HANGER, INC.
By:
/s/ Vinit K. Asar

Name: Vinit K. Asar
Title: President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Appendix B
DELAWARE GENERAL CORPORATION LAW
Section 262.   Appraisal Rights.
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either:
(i)   listed on a national securities exchange or
(ii)   held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed by 2020 Amendment.]

(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f)   Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)   The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Appendix C
Global Corporate & Investment Banking
BofA Securities, Inc.
One Bryant Park, New York, NY 10036
July 21, 2022
The Board of Directors
Hanger, Inc.
10910 Domain Drive, Suite 300
Austin, TX 78758
Members of the Board of Directors:
We understand that Hanger, Inc. (“Hanger”) proposes to enter into an Agreement and Plan of Merger, dated as of July 21, 2022 (the “Agreement”), among Hanger, Hero Parent, Inc. (“Parent”) and Hero Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Hanger (the “Merger”), and each outstanding share of the common stock, par value $0.01 per share, of Hanger (“Hanger Common Stock”) will be converted into the right to receive $18.75 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to the holders of Hanger Common Stock (other than Dissenting Shares, as defined in the Agreement) of the Consideration to be received by such holders in the Merger.
In connection with this opinion, we have, among other things:
(i)
reviewed certain publicly available business and financial information relating to Hanger;

(ii)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Hanger furnished to or discussed with us by the management of Hanger, including certain financial forecasts relating to Hanger prepared by the management of Hanger (such forecasts, the “Hanger Forecasts”);

(iii)
discussed the past and current business, operations, financial condition and prospects of Hanger with members of senior management of Hanger;

(iv)
reviewed the trading history for Hanger Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(v)
compared certain financial and stock market information of Hanger with similar information of other companies we deemed relevant;

(vi)
compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(vii)
considered the results of our efforts on behalf of Hanger to solicit, at the direction of Hanger, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Hanger;

(viii)
reviewed a draft, dated July 21, 2022, of the Agreement (the “Draft Agreement”); and

(ix)
performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of
BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Hanger that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Hanger Forecasts, we have been advised by Hanger, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Hanger as to the future financial performance of Hanger. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Hanger, nor have we made any physical inspection of the properties or assets of Hanger. We have not evaluated the solvency or fair value of Hanger, Parent or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Hanger, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Hanger or the contemplated benefits of the Merger. We also have assumed, at the direction of Hanger, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.
We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, any related transaction or any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Hanger Common Stock (other than Dissenting Shares) and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Hanger or in which Hanger might engage or as to the underlying business decision of Hanger to proceed with or effect the Merger. We also are not expressing any view or opinion with respect to, and we have relied, with your consent, upon the assessments of Hanger and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to Hanger or the Merger (including the contemplated benefits thereof), as to which matters we understand that Hanger obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.
We have acted as financial advisor to Hanger in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, Hanger has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of (i) Hanger and certain of its affiliates, and (ii) Parent and certain of its affiliates, including Patient Square Capital, L.P. (“PSC”) and certain of its affiliates and portfolio companies.
We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Hanger and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as an administrative agent, collateral agent, arranger, book-running manager and/or
BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation bookrunner for, and/or as a lender under, certain letters of credit, credit and leasing facilities and other credit arrangements of Hanger and/or certain of its affiliates, (ii) having provided or providing certain foreign exchange trading services to Hanger and/or certain of its affiliates, and (iii) having provided or providing certain treasury management products and services to Hanger and/or certain of its affiliates.
In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Parent and certain of its affiliates, including PSC and certain of its affiliates and portfolio companies, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as an arranger and/or bookrunner for, and/or as a lender under, certain term loans, credit facilities and other credit arrangements of Parent and/or certain of its affiliates, including PSC and/or certain of its affiliates and portfolio companies (including acquisition financing), and (ii) having provided or providing certain treasury management products and services to Parent and/or certain of its affiliates, including PSC and/or certain of its affiliates and portfolio companies.
It is understood that this letter is for the benefit and use of the Board of Directors of Hanger (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.
Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Hanger, Parent or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Hanger Common Stock (other than Dissenting Shares) is fair, from a financial point of view, to such holders.
Very truly yours,
/s/ BofA Securities, Inc.
BOFA SECURITIES, INC.
BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation

HANGER, INC.10910 DOMAIN DRIVE STE 300AUSTIN, TEXAS 78758 ATTN: TOM HARTMAN SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [TBD], 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [TBD], 2022. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D89875-S51468KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYHANGER, INC.The Board of Directors recommends you vote FOR proposals 1, 2 and 3.For Against Abstain 1.\ To adopt and approve the Agreement and Plan of Merger, dated July 21, 2022 (as it may be amended from time to time, the "Merger Agreement"), by and among Hero Parent, Inc., Hero Merger Sub, Inc. and Hanger, Inc., and the transactions contemplated thereby, including the merger.2.\ To approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the merger, at the time of the special meeting.3.\ To approve, on a non-binding, advisory basis, certain compensation that will or may become payable by Hanger to its named executive officers in connection with the merger. ! ! !! ! !! ! ! NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the special meeting. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D89876-S51468

HANGER, INC.
Special Meeting of Stockholders
September 30, 2022 10:00 A.M., Local Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Vinit K. Asar and Thomas E. Kiraly, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of HANGER, INC. that the undersigned is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 A.M., local time, on September 30, 2022, at The Westin Austin at The Domain, 11301 Domain Drive, Austin, Texas 78758 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side

Hanger
Empowering Human Potential
GO VOTE
YOUR VOTE IS IMPORTANT!
VOTE BY SEPTEMBER 29, 2022
P67679-EPB